 Filed Pursuant to Rule 424(b)(3)
 Registration Number 333-267959
PRINCIPAL® STRATEGIC OUTCOMES
INDEX-LINKED DEFERRED ANNUITY
Prospectus dated April 28, 2023
This prospectus describes the Principal® Strategic Outcomes, an individual, single premium, index-linked deferred annuity (the “Contract”), issued by Principal Life Insurance Company (“the Company,” “we,” “our” or “us”). The Contract is designed to help individuals accumulate part of their retirement savings and achieve other long-term investment goals, as well as provide retirement income through Annuitization. The Contract is a single premium product, which means that no additional Premium Payments can be made after the Contract Date.
This prospectus provides information about the Contract that you, as Owner (“you” or “your”), should know before investing. It describes all material rights and obligations under the Contract and any material differences due to state variations. The Contract or certain of its Segment Options and/or features may not be available in all states or with all broker-dealers. Please review this entire prospectus and talk with your financial professional to obtain specific information.
The Contract does not provide tax deferral benefits, beyond those already provided under the Internal Revenue Code, for Contracts purchased as a qualified contract. Amounts withdrawn from the Contract may also be subject to taxes and a 10% federal penalty if taken before age 59 1∕2.
These securities have not been approved or disapproved by the Securities and Exchange Commission (“SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
If you are a new investor in the Contract, you may cancel your Contract within 15 calendar days of receiving it. In some states, this cancellation period may be longer. Upon cancellation you will receive either a full refund of your Premium Payment or your Contract Accumulated Value. At the time of cancellation if you receive the Contract Accumulated Value and your Premium Payment is allocated to an Index-Linked Segment Option, you assume the risk of negative performance of the reference Index, which could result in negative adjustments to the Contract Accumulated Value. The Contract Accumulated Value will be subject to certain adjustments to reflect changes in the value of the reference Index at the time of cancellation. See 5. PURCHASING THE CONTRACT — Right to Examine the Contract (Free Look) and consult with your financial professional for additional information about the specific cancellation terms that apply.
The minimum Premium Payment is $20,000. Your Premium Payment will initially be held in the Initial Holding Account. After the limited period of time during which your Premium Payment (and any credited interest) is held in the Initial Holding Account, your Premium Payment and earnings, if any, will be allocated among the Contract’s investment options as specified by you. These include index-linked investment options (“Index-Linked Segment Options”) and a fixed interest investment option (“Fixed Segment Option”). Each investment option has an investment term of either one, two, or six years (“Segment Term”).
Each Index-Linked Segment Option is tied to the performance of a specific market index (“Index”) for a Segment Term. Each has either a floor or buffer feature providing limited protection against negative Index performance at the end of the Segment Term. Each also has a cap and participation rate feature that potentially limits gain from positive Index performance at the end of the Segment Term. The Fixed Segment Option credits interest at a fixed rate during the Segment Term and is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities.
We reserve the right to add and remove Index-Linked Segment Options as available investment options, which could also include adding or removing certain downside protection levels. There is no guarantee that any Index-Linked Segment Option will always be available in the future. However, we will always offer at least one Index-Linked Segment Option that is either currently offered or substantially similar to one that is currently offered. If you do not want to invest in any investment option under the Contract, your only option will be to surrender your Contract. Surrendering your Contract may cause you to incur Surrender Charges, negative adjustments to certain values under the Contract, taxes and tax penalties. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract.

Any obligations under this Contract are subject to the creditworthiness and overall claims-paying ability of the Company.
Index-linked deferred annuity contracts are complex insurance and investment vehicles. This Contract is a security and there is a risk of substantial loss of your principal and earnings. The risk of loss may be greater when early withdrawals (full or partial) are taken due to any charges and adjustments applied to such withdrawals. These charges and adjustments may result in loss even when the value of a Segment Option has increased. Withdrawals (both partial and full), Annuitizations and death benefits that occur on a date other than the Segment End Date could significantly reduce the values under the Contract and the amount of interest credited at the Segment End Date due to the Bond and Equity Adjustments and Surrender Charges.
Because of the adjustments and charges on these types of transactions, you may experience a loss even if the performance of the Index has been positive. Also, you could experience a loss even when Index performance has been positive and the transaction occurs on a Segment End Date because the Bond Adjustment applies on a Segment End Date. In addition, you or your beneficiaries (as applicable) will not receive the full protection of any buffer or floor feature when one of these transactions occurs on a date other than the Segment End Date because of these same adjustments.
For the above reasons, the Contract is not appropriate for investors who plan to take withdrawals or Surrender the Contract during the first six Contract Years.
Refer to the RISK FACTORS section beginning on page 15 of this prospectus for important information about the Contract’s investment risks.
You should talk with a financial professional about the Contract’s features, benefits, risks and fees, and whether the Contract is appropriate for you based on your financial situation and objectives.
An investment in the Contract is not a deposit or obligation of any bank and is not insured or guaranteed by any bank, the Federal Deposit Insurance Corporation or any other government agency.
The principal underwriter of the Contract is Principal Securities, Inc.
No person is authorized to give any information or to make any representation in connection with this Contract other than those contained in this prospectus.

1.   GLOSSARY
The terms defined below are used throughout this prospectus. These terms are capitalized throughout this prospectus with the exception of “we,” “our,” “us,” “you” and “your.”
Accumulated Value (Contract Accumulated Value) — the sum of the Segment Interim Values, Segment Values, and Fixed Segment Values, as applicable. Segment Interim Values include the Equity Adjustment, as applicable. The Bond Adjustment is not included in the Accumulated Value. In the period during which your Premium Payment (and any credited interest) is held in the Initial Holding Account, the Accumulated Value will equal the sum of the Premium Payment and the credited interest, if any.
Annuitant — the person, including any Joint Annuitant, whose life determines the annuity benefit under this Contract.
Annuitization (Annuitize) — the application of a portion or all of the Accumulated Value, adjusted for the Bond Adjustment, to an annuity benefit payment option to make annuity benefit payments. A Bond Adjustment applies regardless of when the Annuitization occurs, including on the Segment End Date. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.). The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities, which means the minimum amount available from the Fixed Segment Option on any Surrender will not be less than the minimum nonforfeiture amount.
Annuitization Date — the date all of the Owner’s Accumulated Value is applied to an annuity benefit payment option.
Bond Adjustment — an adjustment (which could be positive, negative, or equal to zero) to the amount Surrendered. A Bond Adjustment applies regardless of when the Surrender occurs, including on the Segment End Date. The Bond Adjustment applies to money allocated to the Index-Linked Segment Options and Fixed Segment Option but does not apply to money allocated to the Initial Holding Account. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.). The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities, which means the minimum amount available from the Fixed Segment Option on any Surrender will not be less than the minimum nonforfeiture amount.
Buffer Rate — for each Buffer Segment Option, the maximum amount of negative Index performance we will absorb at the end of the Segment Term. You will be responsible for any negative Index performance that exceeds the Buffer Rate, which could result in significant loss of principal and/or prior earnings.
Buffer Segment Option — any Index-Linked Segment Option that includes a Buffer Rate. If you select a Buffer Segment Option for investment, your investment will incur loss at the end of the Segment Term for any negative Index performance beyond the Buffer Rate. If negative Index performance does not go beyond the Buffer Rate, you will not incur loss as a result of negative Index performance. For example, if a particular Segment Option has a 10% Buffer Rate and the Index Change at the end of the Segment Term is -15%, your investment tied to that Segment Option will lose 5%. If the Index Change at the end of that Segment Term had been -8%, your investment would have lost 0%.
Cap Rate — if you select an Index-Linked Segment Option with a Cap Rate for investment, at the end of the Segment Term, you may participate in any positive Index performance up to the Cap Rate, but no positive Index performance beyond the Cap Rate. For example, if the Segment Option has a 15% Cap Rate and the Index Change at the end of the Segment Term is 12%, your investment tied to that Segment Option will gain 12%. If the Index Change at the end of that Segment Term had been 25%, your investment would only have gained 15% due to the Cap Rate limitation. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.
Contract Anniversary — the same day and month as the Contract Date in each Contract Year.
Contract Date — the date the Contract is issued and that is used to determine Contract Years.
Contract Year — the one-year period beginning on the Contract Date and ending one day before the Contract Anniversary and each subsequent one-year period beginning on a Contract Anniversary. For example, if the Contract Date is June 5, 2023, the first Contract Year ends on June 4, 2024, and the first Contract Anniversary falls on June 5, 2024.
Crediting Base — for each Index-Linked Segment Option selected for investment, the amount allocated to the Segment Option on the Segment Start Date, reduced by a negative adjustment upon any Surrender or deduction of charges or fees from that Segment Option prior to the Segment End Date. Generally, for each Surrender the Crediting Base will be reduced by the same proportion that the Segment Interim Value was reduced by the Surrender. A negative adjustment could be greater than the amount Surrendered or deducted. During the Segment Term, the Crediting Base is only a reference value to make sure transactions affecting amounts invested in a Segment Option are reflected to date, and it is not itself an indication of how much is available before the end of a Segment Term. On the Segment Start Date, the Crediting Base represents the amount contributed to a Segment Option. Please note that the Crediting Base is not the same as the Segment Interim Value. The Segment Interim Value is based on an estimate of the value of the amount in a particular Segment Option before the end of a Segment Term, which represents the Accumulated Value available for that Segment Option prior to the end of the Segment Term.
Data Page(s) — the portion of the Contract that contains information specific to your Contract. Current or revised Data Pages may be sent to you from time to time that reflect the current status of your Contract.
Equity Adjustment — for each Index-Linked Segment Option selected for investment, an adjustment (which could be positive, negative, or equal to zero) used to calculate the Segment Interim Value on each Valuation Day between the Segment Start Date and Segment End Date. The Equity Adjustment does not apply on the Segment End Date.
Fixed Segment Option — any investment option that credits interest at a fixed rate for a Segment Term and is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. Being subject to the Standard Nonforfeiture Law for Individual Deferred Annuities means the minimum amount available from the Fixed Segment Option on any Surrender will not be less than the minimum nonforfeiture amount.
Fixed Segment Value — for each Fixed Segment Option selected for investment, the Accumulated Value allocated to the Segment Option on the Segment Start Date, plus interest credited to that Segment Option during the Segment Term, less any amount deducted from that Segment Option during the Segment Term.
Floor Rate — for each Floor Segment Option, the maximum amount of negative Index performance you could absorb at the end of the Segment Term. We will absorb any negative Index performance that exceeds the Floor Rate.
Floor Segment Option — any Index-Linked Segment Option that includes a Floor Rate. If you select a Floor Segment Option for investment, your investment will incur loss at the end of the Segment Term for any negative Index performance up to the Floor Rate, but your investment will not incur loss for any negative Index performance beyond the Floor Rate. For example, if the Segment Option has a 10% Floor Rate and the Index Change at the end of the Segment Term is -5%, your investment will lose 5%. If the Index Change at the end of the Segment Term had been -15%, your investment would have only lost 10% because of the 10% Floor Rate.
Free Surrender Amount — the amount that may be Surrendered through a full or partial withdrawal from the Contract without a Surrender Charge. A Bond Adjustment will apply to the Free Surrender Amount regardless of when the withdrawal occurs, including on the Segment End Date. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.). An Equity Adjustment will apply to the Free Surrender Amount withdrawn on all dates other than the Segment End Date.
Good Order — when an instruction or request is received in our Home Office, or other place we may specify, and it has such clarity and completeness that we do not have to exercise any discretion to carry out the instruction or request. We may require that the instruction or request be given in a certain form.
Guaranteed Minimum Interest Rate — the guaranteed minimum annual interest rate for the Initial Holding Account and any Fixed Segment Option.
Home Office — Company’s corporate headquarters located at Principal Financial Group, Des Moines, Iowa 50392-1770.

Index (Indices) — the Index or Indices to which the Index-Linked Segment Options are linked and are used in the calculation of the Segment Credits.
Index Change — the net percentage change in the Index Value of an Index between the Segment Start Date and the Segment End Date.
Index Value — the closing value of an Index that is published on a Valuation Day. If on any specific day an Index Value is not published, the last-published Index Value will be used.
Index-Linked Segment Option — any Buffer Segment Option or Floor Segment Option.
Initial Holding Account — an account that holds the Premium Payment (including any credited interest) until it is transferred to the applicable Segment Option(s) selected for the initial Segment Term.
Internal Revenue Code (Code) — the Internal Revenue Code of 1986, as amended.
Joint Annuitant — an Annuitant whose life determines the annuity benefit under this Contract. Any reference to the death of the Annuitant means the death of the first Annuitant to die.
Joint Owner(s) — an Owner who has an undivided interest with the right of survivorship in this Contract with another Owner. Any reference to the death of the Owner means the death of the first Owner to die.
Lock-In Date — the Valuation Day we receive Notice in Good Order to lock in the Segment Option or, if there are Lock-In Threshold(s) established for the Segment Option, the Valuation Day where the Equity Adjustment reaches and/or crosses the threshold you set.
Lock-In Threshold — an upper and/or lower level (threshold) for a Segment Option and, if the performance of the Index during a Segment Term reaches and/or crosses that level, the Segment Lock-In is automatically triggered for that Segment Option. An upper threshold is a threshold that is above the current Equity Adjustment and a lower threshold is a threshold that is below the current Equity Adjustment. An upper threshold can be set to lock-in gains, and a lower threshold can be set to limit losses.
Non-qualified Contract — a Contract that does not qualify for favorable tax treatment as a Qualified Plan, Individual Retirement Annuity, Roth IRA, SEP IRA, Simple-IRA or Tax Sheltered Annuity.
Notice — any form of communication we receive in Home Office (e.g., U.S. mail, fax, email) providing the information we need, either in writing or another manner that we approve in advance. Contact information is as follows:
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Calling us at 1-800-852-4450 between the hours of 7 a.m. and 6 p.m. Central Time

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Mailing your instructions to us at the below address:

Principal Life Insurance Company
Attn: RIS Annuity Services
P O Box 9382
Des Moines, Iowa 50306-9382
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Faxing us at 1-866-894-2093

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Visiting www.principal.com using your secure login

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Emailing us at annuityprocessing@principal.com

Owner — the person who owns all rights and privileges of this Contract (includes a Joint Owner, if any). If the Owner is not a natural person, the Owner must be an entity with its own taxpayer identification number (TIN).
Participation Rate — if you select an Index-Linked Segment Option with a Participation Rate for investment, at the end of the Segment Term, you will participate in a percentage of any positive Index performance. That percentage will equal the Participation Rate. For example, if the Segment Option has a 90% Participation Rate and the Index Change at the end of the Segment Term is 10%, your investment will gain 9%.
Premium Payment — the gross amount you contributed to the Contract.

Qualified Plan(s) — retirement plans that receive favorable tax treatment under Section 401 or 403(a) of the Internal Revenue Code.
Required Minimum Distribution Amount (“RMD”) — the amount required to be distributed each calendar year for purposes of satisfying the RMD rules of Section 401(a)(9) of the Internal Revenue Code and related Code provisions.
Segment Allocation Percentage — the percentage of Accumulated Value allocated to a Segment Option.
Segment Anniversary — the same day and month as the first Segment Start Date in each Contract Year.
Segment Credit — the amount of gain or loss applied to your investment on the Segment End Date for each Index-Linked Segment Option selected for investment. The Segment Credit is calculated only on the Segment End Date. The Segment Credit is calculated by (i) multiplying the Crediting Base by the Index Change, and then (ii) applying the Index-Linked Segment Option’s Buffer Rate, Floor Rate, Cap Rate, and Participation Rate, as applicable. Segment Credits could be positive, negative, or equal to zero. If Segment Credits are negative, you will lose principal and/or prior earnings.
Segment End Date — the last day of a Segment Term. The day and month on which any Segment End Date falls will always be the same day and month for each applicable Segment Term. The Segment End Date coincides with the next Segment Start Date.
Segment Interim Value — the value of your investment in an Index-Linked Segment Option on any day between the Segment Start Date and the Segment End Date. Segment Interim Value is calculated at the beginning of each Valuation Date. Segment Interim Value will equal the Crediting Base adjusted for the Equity Adjustment on that Valuation Date.
Segment Lock-In — a feature of your Contract under which you are able to lock in an Index-Linked Segment Option’s Equity Adjustment prior to the Segment End Date. These lock-in features are available with all of the Index-Linked Segment Options under the Contract. For a particular Segment Option, you are only able to exercise one Segment Lock-In per Segment Term and the Segment Lock-In is not applied retroactively.
Segment Option — any Index-Linked or Fixed Segment Option.
Segment Return — is calculated by taking the Index Change, then applying the Index-Linked Segment Option’s Buffer Rate, Floor Rate, Cap Rate, and Participation Rate, as applicable.
Segment Start Date — the first day of the Segment Term. The day and month on which any Segment Start Date falls will always be the same day and month for each applicable Segment Term.
Segment Term — the duration of a Segment Option’s investment term, expressed in years. In addition, for Index-Linked Segment Options, the number of years that a Segment Option is linked to a particular Index’s performance. The Segment Term begins on the Segment Start Date and ends on the Segment End Date.
Segment Value — for each Index-Linked Segment Option selected for investment, the value of your allocation to that Segment Option on the Segment End Date after the application of Segment Credits and fees (if any).
Surrender — the removal of amount(s) from your Contract (unless otherwise specified), including a partial withdrawal, a full withdrawal, payment of a death benefit, or Annuitization. Deductions for Contract fees and charges are not Surrenders under the Contract. The Surrender amount is the amount of Accumulated Value surrendered, adjusted for any applicable Bond Adjustment, but prior to the deduction of any applicable Surrender Charges and other fees. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.).
Surrender Charge — the charge deducted upon certain Surrenders taken from the Contract before the Annuitization Date.
Surrender Value — the Accumulated Value adjusted for any applicable Bond Adjustment and minus any applicable Surrender Charges and other fees (if any). A Bond Adjustment applies regardless of when the Surrender Value is calculated, including on the Segment End Date. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.). In calculating the Surrender Value, there is not a direct adjustment for an Equity Adjustment. Instead, any applicable Equity Adjustment would be applied in calculating the Accumulated Value. The resulting Accumulated Value is then used in calculating the Surrender Value. See the definition of Accumulated Value above for more information. The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities, which means the minimum amount available from the Fixed Segment Option on any Surrender will not be less than the minimum nonforfeiture amount.
Transfer — moving all or a portion of your Accumulated Value from one Segment Option to one or more Segment Options on the transferring Segment Option’s Segment End Date.
Valuation Date (Valuation Days) — any day that the New York Stock Exchange (“NYSE”) is open for trading, and trading is not restricted. A Valuation Day begins at the close of normal trading of the NYSE, generally 4:00 p.m. E.T., and ends at the close of normal trading of the NYSE on the next day it is open.
we, our, us — Principal Life Insurance Company (also referred to throughout this prospectus as the Company).
you, your — the Owner of this Contract, including any Joint Owner.
2.   SUMMARY
The following Questions and Answers provide summary information about various features, purposes and restrictions of the Contract.
Q1: What are the primary purposes of the Contract and for whom may the Contract be appropriate?
The Principal® Strategic Outcomes single premium index-linked deferred annuity may help you with your long-term retirement planning and other long-term financial needs. The primary purposes of this Contract are to help you save money for retirement, on a tax deferred basis, and provide you with income through your retirement. The Contract offers multiple Segment Options from which you can choose.
Through the Annuitization feature, the Contract can supplement your retirement income by providing a stream of periodic payments. For additional information, see 14. ANNUITIZATION. The Contract also offers a death benefit to help financially protect your designated beneficiaries. For additional information, see 12. DEATH BENEFIT.
Any earnings under your Contract accumulate on a tax-deferred basis. Your earnings are not taxed until money is taken out of the Contract, such as when you make a withdrawal, you receive an income payment, or a death benefit is paid.
This Contract may be appropriate for you if you:
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Are looking for some level of downside protection with indirect exposure to equity markets;

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Have a long-term investment horizon or want to protect against the risk of you or your spouse outliving your income;

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Interested in potential for tax-deferred growth; and/or

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Want a potential death benefit.

This Contract is not intended for someone who is not comfortable taking on the risk of losses to the amount invested or someone who intends to take significant withdrawals or Surrender the Contract during the first six years of owning the Contract due to Surrender Charges. For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.
Q2: At a high level how does this product operate?
This single premium index-linked deferred annuity offers several Segment Options in which to allocate, including: Index-Linked Segment Options that provide a 10% buffer and some that provide a floor; and a Fixed Segment Option that provides a fixed interest rate. An Index-Linked Segment Option tracks performance of a linked Index. There are multiple Indices identified in this prospectus from which to choose and on which the returns/performance are based. In exchange for a specified amount of downside protection, the Segment Options provide a Participation Rate and Cap Rate that may limit upside gains. The initial Cap Rate(s) and Participation Rate(s) are determined when you purchase your Contract and are reset on each Segment Start Date. A Cap Rate serves as a maximum amount of gain you can be credited at the end of a Segment Term. A Participation Rate is the percentage of positive investment performance (for a Segment Option) in which you will participate for a Segment Term. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term. At the end of a Segment Term, you may choose to reject the new Participation Rate and Cap Rate by Transferring to another available Segment Option by providing us Notice at least two Valuation Days prior to the end of the Segment Term for a given Segment Option. You may select from the available Segment Terms, which are currently 1-year, 2-year and 6-year Segment Terms.
Q3: What are the available Segment Options*?
Segment Options Available			Segment Terms Available (Limits on Downside Loss)
Crediting Method	Indices	Limits of Upside Gain (Rates)	1-year Segment Term	2-year Segment Term	6-year Segment Term
Point-to-Point	S&P 500 (Price Return Index; SPX)	Participation Rate & Cap Rate*	10% Buffer 0% Floor 10% Floor	10% Buffer	10% Buffer
Point-to-Point	Russell 2000 (Price Return Index; RTY)	Participation Rate & Cap Rate*	10% Buffer	Not Available	10% Buffer
Point-to-Point	MSCI EAFE (Price Return Index; MXEA)	Participation Rate & Cap Rate*	10% Buffer	Not Available	10% Buffer
Point-to-Point	SG Smart Climate Index (SGIXSMAC)	Participation Rate & Cap Rate*	Not Available	Not Available	10% Buffer
Fixed	Fixed Segment	Fixed Rate	Guaranteed Minimum Interest Rate	Not Available	Not Available

*
If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

Note: The availability of Segment Options may vary by broker-dealer. You may obtain information about the Segment Options that are available to you by contacting your financial professional.
Q4: Where is my Premium Payment held before the initial Segment Term?
Beginning on the Contract Date, your Premium Payment will be held in the Initial Holding Account for no longer than twenty-one (21) calendar days. If we exercise the right to hold your Premium Payment in the Initial Holding Account until the end of the free look period, your Premium Payment could be held in the Initial Holding Account up to forty-five (45) additional days, which could extend the time your Premium Payment is held in the Initial Holding Account to a total of sixty-six (66) days. While in the Initial Holding Account the amount invested earns only a fixed interest rate. Interest will be credited on the amount held in the Initial Holding Account at a fixed rate determined at Contract issue. On the next Segment Start Date, the total amount in the Initial Holding Account will be transferred to the Segment Option(s) as described immediately below so long as we receive the Premium Payment at least two Valuation Days prior to the Segment Start Date. For additional information, see 6. PURCHASING THE CONTRACT.
Q5: How is interest applied to my investment in a Fixed Segment Option?
Amounts allocated to a Fixed Segment Option earn interest at the applicable annual interest rate for the Segment Term. The annual interest rate declared at the beginning of the Segment Term is guaranteed until the Segment End Date. Interest will be credited on a daily basis during the Segment Term. The daily rate is calculated as [(1+Annual Interest Rate) ^ (1/365)-1].
For each Fixed Segment Option that you select for investment, the Fixed Segment Value at any time will be equal to the Accumulated Value allocated to the Fixed Segment Option on the Segment Start Date, plus interest credited to that Segment Option during the Segment Term, less any amount deducted from that Segment Option during the Segment Term.
For the initial Segment Term, the annual interest rates for the Fixed Segment Options will be listed on your Data Page. We may declare different interest rates for subsequent Segment Terms. At least fifteen (15) days prior to the end of any Segment Term, we will provide notice of where to find the annual interest rates for the Fixed Segment Options that will be available for investment. This notice of the upcoming renewal will be in writing and the rates will be publicly available at least 7 calendar days prior to the Segment Start Date for the new Segment Terms on www.principal.com/individuals/invest-retire/annuities.
We determine the annual interest rates for the Fixed Segment Options at our discretion. In no event will we declare an annual interest rate lower than the Guaranteed Minimum Interest Rate of 0.05%. You bear the risk that we will not credit interest for a new Segment Term at a rate greater than the Guaranteed Minimum Interest Rate.
The Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. The minimum value of the Fixed Segment Option on any Surrender will never be less than the minimum nonforfeiture amount. The minimum nonforfeiture amount equals eighty-seven and a half percent (87.5%) of any allocation to the Fixed Segment Option, plus interest credited daily at the non-forfeiture interest rate, less any partial withdrawals and Transfers out of the Fixed Segment Option. The non-forfeiture interest rate used to calculate the minimum nonforfeiture amount is determined by us at issue according to the Standard Nonforfeiture Law for Individual Deferred Annuities.
For additional information, see 7. FIXED SEGMENT OPTION MECHANICS.
Q6: How is gain or loss applied to my investment in an Index-Linked Segment Option at the end of a Segment Term?
On the Segment Start Date, the Crediting Base represents the amount contributed into the Segment Option (subject to certain adjustments). The Segment Credit is calculated and applied to the Crediting Base only on the Segment End Date. The Segment Credit will change the respective Segment Option’s Crediting Base, which will then be used as the Crediting Base for the amounts invested in a new Segment Option (assuming no Surrenders or other deductions on the same day as the Segment Credit). Segment Credits could be negative, meaning you could lose principal and/or prior earnings.
On each applicable Segment End Date, a calculation is performed to determine the Segment Credit that will change the respective Segment Option’s Crediting Base. The calculation involves a review of the change in the Index Value for the particular Segment Option. The change in the Index Value is the difference between the Index Value on the Segment End Date and the Index Value on the Segment Start Date divided by the Index Value on the Segment Start Date. If the change in the Index Value is positive, the Segment Return on the Segment End Date will be as described below:
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When the Participation Rate is less than 100%, the Segment Return will be the change in the Index Value reduced by the Participation Rate up to the Cap Rate, if applicable.

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When the Participation Rate is greater than 100%, the Segment Return will be the change in the Index Value increased by the Participation Rate up to the Cap Rate, if applicable.

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When the Participation Rate is 100%, the Segment Return will be the change in the Index Value up to the Cap Rate, if applicable.

If the change in the Index Value is negative, the negative Segment Return will be subject to the Buffer or Floor Rate (as applicable). With the Buffer Segment Option, the Company will absorb losses for the applicable Segment Option up to the Buffer Rate and you will be responsible for any loss greater than the Buffer Rate. With the Floor Segment Option, the Company will absorb losses for the applicable Segment Option greater than the Floor Rate and you will be responsible for any loss up to the Floor Rate.

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.
Q7: How is the value of my investment in the Contract calculated before the end of a Segment Term?
The Contract Accumulated Value before the end of a Segment Term is the sum of the Segment Interim Values, Segment Values, and Fixed Segment Values, as applicable. The Segment Interim Value for a particular Segment Option reflects the Equity Adjustment that provides the current estimate of what the Segment Value would be at the end of the Segment Term based on the expected value of the reference Index. The Segment Interim Value is applicable on any day before the end of the Segment Term and assumes there are no Surrenders between the date the Segment Interim Value is calculated and the Segment End Date. In the period during which your Premium Payment (and any credited interest) is held in the Initial Holding Account, the Accumulated Value will equal the sum of the Premium Payment and the credited interest, if any.
For information on how Segment Interim Value is calculated and factors into Surrender Value, see the following Q&A below: What is the Segment Interim Value and how does it factor into a Surrender under the Contract?
For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.
Q8: At the end of a Segment Term for a Segment Option, what are my options under the Contract?
At the end of a Segment Term for any Segment Option, the following options are available to you:
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You may reinvest your Accumulated Value allocated to the ended Segment Option in the same Segment Option for another Segment Term if the Segment Option is still available. Please note, the Cap Rate, Participation Rate, or annual interest rate we declare for the new Segment Term may differ (higher or lower) from the previous Segment Term, subject to the guaranteed limits described in this prospectus. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

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You may Transfer your Accumulated Value allocated to the ended Segment Option to any other Segment Option that is available for investment. Transfers from a Segment Option are only allowed on the Segment End Date. As each Segment Term nears its Segment End Date, we will provide at least fifteen (15) calendar days advance notice of the Segment Options that will be available to you on the Segment End Date, including where to obtain the Cap Rates, Participation Rates, and annual interest rates for the new Segment Terms. Cap and Participation Rates will be made available to you at least 7 calendar days prior to the Segment Start Date. Your Transfer requests must be received by us at least two Valuation Days prior to the end of a Segment Term for the given Segment Option. If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re-invested as described in 9. OPTIONS AT END OF SEGMENT TERM. The Segment End Date counts as one of those two Valuation Days. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date is the end of that two-day period. For example, if the Segment End Date is a Saturday, the end of the two-day period is the preceding Friday, and your Transfer request must be received by us before the end of the Valuation Day on the preceding Wednesday. This example assumes no holidays during this period. If your Accumulated Value is automatically re-invested, it will generally be re-invested in the same Segment Option it was previously in. In circumstances where the same Segment Option is not available, it will be re-invested in a 1-year Segment Option with the same reference Index and Buffer Rate or Floor Rate. If a Segment Option meeting those requirements is also not available, it will be re-invested in the Fixed Segment Option.

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You may withdraw or Annuitize your Accumulated Value allocated to the ended Segment Option, subject to the terms and conditions described in this prospectus. Withdrawals and Annuitization are not restricted to Segment End Dates, but amounts withdrawn or Annuitized from a Segment Option on its Segment End Date will not be based on a Segment Interim Value and are not subject to an Equity Adjustment. However, such withdrawals will still be subject to the Bond Adjustment and may be subject to Surrender Charges (Surrender Charges do not apply upon Annuitization).

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A Bond Adjustment is an adjustment (which could be positive, negative, or equal to zero) to the amount Surrendered.

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A Bond Adjustment applies regardless of when the Surrender occurs, including on the Segment End Date.

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The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.).

For additional information, see 9. OPTIONS AT END OF SEGMENT TERM, 11. WITHDRAWALS and 14. ANNUITIZATION.
Q9: What is the Segment Interim Value and how does it factor into a Surrender under the Contract?
Surrender Value, Accumulated Value, and Segment Interim Value are important terms to know in better understanding how Surrenders are handled under your Contract. They are addressed in turn here:
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Surrender Value. The Surrender Value represents the amount that is available under the Contract as part of a Surrender and equals the Accumulated Value plus or minus the Bond Adjustment and minus any applicable Surrender Charges and other fees (if any). In calculating the Surrender Value, a Bond Adjustment is factored in, which could have a negative impact on the Surrender Value. A Bond Adjustment applies at all times due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. For additional information on the nonforfeiture amount, see 7. FIXED SEGMENT OPTION MECHANICS.

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Contract Accumulated Value. As mentioned in an earlier Q&A, the Contract Accumulated Value before the Segment End Date is the sum of the Segment Interim Values, Segment Values, and Fixed Segment Values, as applicable. In the period during which your Premium Payment (and any credited interest) is held in the Initial Holding Account, the Accumulated Value will equal the sum of the Premium Payment and the credited interest, if any.

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Segment Interim Value. As referenced above, the Contract Accumulated Value before the end of a Segment Term is the sum of the Segment Interim Values, Segment Values, and Fixed Segment Values, as applicable. The Segment Interim Value for a particular Segment Option reflects the Equity Adjustment that provides the current estimate of what the Segment Value would be at the end of the Segment Term based on the expected value of the reference Index. The Segment Interim Value is applicable on any day before the end of the Segment Term. In order to calculate your Segment Interim Value, an Equity Adjustment will be applied, which provides a current estimate of the value of the Segment Option at the end of the Segment Term and is not directly tied to the actual performance of the reference Index. An Equity Adjustment could have a negative impact on the Segment Interim Value. The Segment Interim Value may result in a loss even if the Index Value at the time the Segment Interim Value is calculated is higher than the Index Value on the Segment Start Date. Generally, the Segment Interim Value will be lower earlier in a Segment Term or if the Current Index Value is less than the Beginning Index Value. For the specific calculation to determine the Segment Interim Value, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Segment Interim Value.

Q10: Prior to the end of a Segment Term for a Segment Option, what are my options under the Contract?
You may withdraw all or a portion of the Contract at any time before the Annuitization Date. Types of Surrenders are full withdrawals of the Contract, partial withdrawals, payment of a death benefit and Annuitizations. The Surrender Value is: subject to a Bond Adjustment being applied, which could be negative; and reduced by any applicable Surrender Charge and fee(s) (Contract fees and/or prorated share of the charge(s) for optional rider(s)). Full and partial withdrawals may be subject to taxes and to a separate 10% federal tax penalty if made before the Owner is 59 1∕2 years old. For additional information, see 11. WITHDRAWALS.
There is a Free Surrender Amount under your Contract for Surrenders up to 10% of the Premium Payment decreased by any partial Surrenders and/or partial Annuitization made since the last Contract

Anniversary. Subject to these restrictions, you will not incur a Surrender Charge for any withdrawals less than or equal to the Free Surrender Amount but the withdrawal will be subject to the Equity Adjustment and Bond Adjustment. For additional information, see 5. FEES AND CHARGES — Deferred Sales Load (“Surrender Charges”) — Free Surrender Amount.
Q11: What are the Company’s rights, if any, to discontinue an Index?
The Indices available on the Contract Date are not guaranteed for the life of the Contract. We reserve the right to change or discontinue an Index, either at the end or in the middle of a Segment Term. The Company could discontinue an Index in the middle or at the end of a Segment Term due to factors such as the Index being discontinued by the Index provider or an unexpected increase in the cost to hedge obligations under the Contract. The Company will not discontinue an Index in the middle of a Segment Term unless it is due to factors beyond the Company’s control. The substitution of an Index will have no impact on an Index-Linked Segment Option’s Segment Term, Cap Rate, Participation Rate, Buffer Rate, or Floor Rate, as applicable.
When substituting an Index, we will attempt to select an alternative Index that, in our judgment, has an investment and risk profile similar to the original Index. We will notify you at least 30 days in advance of the substitution, and the notice will include the Index and Segment Option(s) involved. In the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable.
If the substitution of an Index occurs in the middle of a Segment Term, the point-to-point method will be used in measuring performance of the original Index from the Segment Start Date to the date of substitution and performance of the new Index from the day after substitution through the Segment End Date.
We reserve the right to add and remove Index-Linked Segment Options as available investment options, which could also include adding or removing certain downside protection levels. There is no guarantee that any Index-Linked Segment Option will always be available in the future. However, we will always offer at least one Index-Linked Segment Option that is either currently offered or substantially similar to one that is currently offered. At least one Index-Linked Segment Option will provide protection that is no less favorable than a 10% Buffer Rate. In the future, there may not be a Floor-based Index-Linked Segment Option.
Q12: What is the optional Rate Enhancement Rider?
The Rate Enhancement Rider is an optional benefit that can only be elected at the time the Contract is issued. The Rate Enhancement Rider effective date is the same as the Contract Date.
The Rate Enhancement Rider provides an increased Participation Rate and/or Cap Rate on the Index-Linked Segment Options to which you have amounts allocated. The increased Participation Rate and/or Cap Rate (as applicable) are publicly available prior to purchase of the Contract on www.principal.com/individuals/invest-retire/annuities and also shown on your Contract’s Data Page. While the purchase of the Rider ensures that your Participation Rate and/or Cap Rate (as applicable) will be higher than the standard rates, there is no guaranteed minimum increase to the standard rates that you will receive by purchasing the Rider. The increase may vary by Segment Option as well based on factors such as reference Index, Segment Term, and downside protection level.
The annual charge for the Rate Enhancement Rider is 0.95%, which is deducted daily. If the Rate Enhancement Rider is terminated, the charge for the Rate Enhancement Rider also is terminated. The Rate Enhancement Rider can only be terminated on a Segment Anniversary divisible by six.
For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Optional Rate Enhancement Rider.
Q13: What is the Bond Adjustment?
The Bond Adjustment is an adjustment (which could be positive, negative, or zero) to the amount Surrendered to account for changes in the value of longer-term assets that may have been used to support the Company’s financial obligations under the Contract. Generally, if interest rates have increased since the beginning of the current Bond Adjustment period, the Bond Adjustment will reduce the Surrender amount, and if interest rates have decreased since the beginning of the current Bond Adjustment period, the Bond Adjustment will increase the Surrender amount. A Bond Adjustment applies regardless of when the Surrender occurs, including on the Segment End Date, except as noted at the end of this paragraph. A Bond Adjustment applies at all times due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment applies to money allocated to the Index-Linked Segment Options and Fixed Segment Option but does not apply to money allocated to the Initial Holding Account. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.).
As stated above, the Bond Adjustment applies to the Index-Linked Segment Options and Fixed Segment Option. For the amount allocated to the Index-Linked Segment Options, you will receive the Surrender Value upon any Surrender. In contrast, for the amount allocated to the Fixed Segment Option, you will receive the greater of the following upon any Surrender:
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Surrender Value; and

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Nonforfeiture amount as required by the Standard Nonforfeiture Law for Individual Deferred Annuities.

For additional information on the following topics:
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Bond Adjustment, see 10. CONTRACT VALUES — Bond Adjustment;

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Surrender Value, see 11. WITHDRAWALS; and

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Nonforfeiture amount, see 7. FIXED SEGMENT OPTION MECHANICS

Q14: What are the Contract’s lock-in features?
The Contract’s lock-in features allow you to lock in an Index-Linked Segment Option’s Equity Adjustment prior to the Segment End Date. These lock-in features are available with all of the Index-Linked Segment Options under the Contract. There is no additional charge for these lock-in features.
The lock-in features may be of interest to people who:
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Are interested in eliminating some of the uncertainty regarding Index performance for the remainder of a Segment Term; or

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Are wanting to potentially limit the impact of a negative Segment Credit they may otherwise receive.

Upon exercising a lock-in, on the Segment End Date, the Owner will receive a Segment Credit equal to the locked-in Equity Adjustment. Between the date of lock-in and the Segment End Date, the Segment Interim Value will be calculated using the locked-in Equity Adjustment. If a lock-in has been exercised and the current Segment End Date is later than the next Segment Anniversary, the Segment End Date is moved up to the next Segment Anniversary. Under either method for exercising a lock-in, you will not know the locked-in Equity Adjustment in advance because the Equity Adjustment is calculated at the end of the Valuation Day after you exercise the lock-in. The Bond Adjustment will still apply to any Surrenders even after a lock-in has been exercised. Such a Bond Adjustment would apply in the same manner as to a Segment Option that has not been locked in.
For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Segment Lock-In Feature.
Q16: What fees and charges apply under the Contract?
Your Contract is subject to certain fees and charges. There is a charge (“Surrender Charge”) that applies if you withdraw money from your Contract during the first six Contract Years. The maximum Surrender charge is 8% of the amount withdrawn, declining down to 0% after the sixth Contract Anniversary. Unless you have the Rate Enhancement Rider as part of your Contract (see paragraph immediately below), there are no other Contract charges or administrative fees.

If you have the Rate Enhancement Rider as part of your Contract, there is a separate rider fee for having this benefit. This rider is an optional benefit under this Contract. The annual charge for this rider is 0.95%, which is deducted daily from the Crediting Base. The charge will only be charged for the Index-Linked Segment Options.
Other fees or charges that may apply are premium tax, Bond Adjustment, and Equity Adjustment, which could reduce amounts available upon Surrender before or on the Segment End Date. Other factors that could limit your investment performance include Participation Rates and Cap Rates, which are included in exchange for the downside protection provided by the Segment Options.
For additional information, see 5. FEES AND CHARGES.
Q17: What are the Contract’s Annuitization benefits?
Any time after the second Contract Year, you may Annuitize your Contract by electing to receive payments under an annuity benefit payment option. The amount you can apply to the annuity benefit payment option is the Accumulated Value, adjusted by the Bond Adjustment, which could be a negative adjustment. You may elect to Annuitize the entire Contract (full Annuitization) or a portion of your Contract (partial Annuitization). The Maximum Annuitization Date is shown on the Data Page and is generally the Contract Anniversary following the Annuitant’s age 95. If Joint Annuitants are named on the application, the Maximum Annuitization Date will be set based on the age of the older Joint Annuitant.
For additional information, see 14. ANNUITIZATION.
Q18: What are the Contract’s death benefits?
If the age of the oldest Owner on the date the application is signed is 79 or younger, the death benefit is equal to the greater of 1 or 2 where:
1.   Is the Accumulated Value, subject to the Bond Adjustment (which could be negative), on the date we receive the proof of death and all required documents in Good Order; and
2.   Is the Premium Payment minus an adjustment (as described below) for each partial Surrender (and any applicable Surrender Charges and fees) and an adjustment for each partial Annuitization made prior to the date we receive the poof of death and all required documents.
The adjustment for each partial Surrender (and any applicable Surrender Charges and fees) and for each partial Annuitization will reduce the death benefit in the same proportion that the Accumulated Value was reduced on the date of the partial Surrender or partial Annuitization. The adjustment for partial Surrenders is equal to (1 divided by 2) multiplied by 3, where:
1.   Is the amount of the partial Surrender (and any applicable Surrender Charges and fees) or the amount of the partial Annuitization; and
2.   Is the Accumulated Value immediately prior to the partial Surrender or partial Annuitization; and
3.   Is the Premium Payment adjusted for prior partial Surrenders and partial Annuitizations immediately prior to the current partial Surrender or partial Annuitization.
If the age of the oldest Owner on the date the application is signed is 80 or older, the death benefit is equal to the Accumulated Value, subject to the Bond Adjustment (which could be negative), on the date we receive the proof of death and all required documents in Good Order.
If the Owner or any Joint Owner dies prior to the Annuitization Date, we will pay the death benefit upon our receipt of required documents and Notice, in Good Order, including due proof of death. Proof of death includes a copy of a death certificate, a certified copy of a court order, a written statement by a medical doctor, or other proof satisfactory to us.
The Accumulated Value will remain invested in the Segment Options until the Valuation Day on which we receive the required documents in Good Order. If more than one beneficiary is named, each beneficiary’s portion of the death benefit will remain invested in the Segment Options until the Valuation Day on which we receive the required documents for that beneficiary.

We will pay interest on the death benefit from the first day the Accumulated Value is no longer invested in the Segment Options until payment is made. We will determine the rate of interest, which will not be less than the interest rate required by the applicable state’s law. Generally, the interest rate could range from 0.00% to 8.00%.
For additional information, see 12. DEATH BENEFIT.
Q19: How do investors provide reallocation instructions and other requests to Principal Life?
Ways to contact Principal Life Insurance Company:
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Calling us at 1-800-852-4450 between the hours of 7 a.m. and 6 p.m. Central Time

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Mailing your instructions to us at the below address:

Principal Life Insurance Company
Attn: RIS Annuity Services
P O Box 9382
Des Moines, Iowa 50306-9382
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Faxing us at 1-866-894-2093

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Visiting www.principal.com using your secure login.

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Emailing us at annuityprocessing@principal.com

3.   RISK FACTORS
Risk of Loss
An investment in this Contract is subject to the risk of poor investment performance of the Index-Linked Segment Options to which you have allocated Accumulated Value. You can lose money by investing in this Contract, including loss of principal and/or prior earnings. While limited protection from losses is provided under your Contract through either a Buffer Segment Option or Floor Segment Option, you bear some level of the risk of decline in your Contract’s Accumulated Value resulting from the performance of the Index-Linked Segment Options and the risk of losses may be significant. Because of the Equity Adjustment and/or Bond Adjustment, in extreme circumstances it is theoretically possible the total loss could be 100% (i.e., a complete loss of your Premium Payment and any prior earnings) even if your Contract is outside of the Surrender Charge period. While the Equity Adjustment only applies on dates other than the Segment End Date, the Bond Adjustment always applies, even on the Segment End Date. For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.
Risk of Loss in Exercising Free Look
Upon exercising your free look rights, the amount we will return to you will be based on the state law applicable to your Contract as follows:
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In the states that require us to return your Premium Payment, we will return your Premium Payment without any interest earned.

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In states where we return your Contract Accumulated Value, the free look amount will be the Contract Accumulated Value plus any premium tax charge deducted. If you have elected to have taxes withheld, we will subtract any applicable federal and state income tax withholding from the amount returned to you. For these states, the risk to you is that you may receive less money upon the exercise of your free look rights than you paid into the Contract in Premium Payment. This risk exists because your Contract Accumulated Value can decrease during the free look period.

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In states that require us to return the greater of your Premium Payment and your Contract Accumulated Value, the free look amount will be the greater of the values in the previous two bullets.

For additional information, see 6. PURCHASING THE CONTRACT — Right to Examine the Contract (Free Look).

Initial Holding Account Risk
When you first invest in the Contract, your Premium Payment will be held in the Initial Holding Account temporarily. While in the Initial Holding Account the amount invested earns only a fixed interest rate.
Index Performance Risk
The Accumulated Value of your Contract is dependent on the performance of the Index-Linked Segment Options to which you have allocated any of the Accumulated Value. Based on your investment objectives, you direct the allocation of the Accumulated Value, which takes effect at the applicable Segment Start Date. There can be no assurance that your investment objectives will be achieved.
Other considerations include the following:
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The performance of an Index is based on changes in the values of the securities or other investments that comprise or define the Index. The securities comprising or defining the Indices are subject to a variety of investment risks, many of which are complicated and interrelated.

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Because the Index-Linked Segment Options are each comprised of a collection of equity securities, the value of the component securities is subject to market risk and issuer risk. Market risk is the risk that the respective market ups and downs likely will cause the value of the securities to go up or down. The ups and downs can be because of disasters and other events, such as storms, earthquakes, fires, outbreaks of infectious diseases, terrorist attacks, political and social developments, and military and governmental actions. Equity markets also are subject to the risk that the value of the securities may fall due to general market and economic conditions.

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The value of equity securities also may go up or down for reasons directly related to the issuers of the securities. This issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.

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The performance fluctuations of the Indices can occur rapidly and unpredictably, and negative Index performance can cause you to have investment losses. While you will not be directly invested in the Index, if you allocate amounts to an Indexed-Linked Segment Option, you will have indirect exposure to the investment risks of the applicable Index. For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

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Investing in the Contract does not mean you are invested in the companies that comprise the Indexes. You will have no voting rights, no rights to receive cash dividends or other distributions, and no other rights with respect to the companies that make up the Indexes.

Each of the Indices available under this Contract has its own unique risks. They are discussed here.
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The S&P 500® Price Return Index

This Index is comprised of equity securities issued by large-capitalization (“large cap”) U.S. companies. Generally, it is more difficult for large-cap companies to pivot their strategies quickly in response to changes in their industry. In addition, because they typically are more well-established, it is rare to see large-cap companies have the high growth rates that can be seen with small-capitalization (“small cap”) companies.
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Russell 2000® Price Return Index

This Index is comprised of equity securities of small-cap U.S. companies. Generally, the securities of small-cap companies are more volatile and riskier than the securities of large-cap companies.
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MSCI EAFE Price Return Index

This Index is an equity Index that is designed to represent the performance of large and mid-cap securities across 21 developed markets around the world but excluding the U.S. and Canada. Unique to this Index (as compared to the other available Indices) are risks relating to political, social, and economic developments abroad, as well as risks resulting from differences between the regulations and reporting standards and practices to which U.S. and foreign issuers are subject. To the extent foreign securities are denominated in foreign currencies, their values may be adversely affected by changes in currency exchange rates. Shifts in these factors can result in this Index being more volatile than other Indices.
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SG Smart Climate Index

This Index provides investment exposure to the performance of large-capitalization U.S. stocks that are selected based on proprietary climate risk preparedness scores and certain environmental, social, and governance (ESG) filters. The Index provides exposure to such stocks through its underlying Index, the SG Climate Transition Risk Index (the “Underlying SGI Index”).
The Index is subject to several risks, such as the following:
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ESG Methodology Risk.   The Underlying SGI Index is composed of stocks that are selected based on an ESG methodology that includes climate risk scores and ESG exclusion filters. Investors’ views about ESG matters may differ from the Underlying SGI Index’s ESG methodology. As such, the ESG methodology may not reflect the beliefs or values of any particular investor. There is no guarantee that the ESG methodology will ultimately enhance the performance of the Index. The ESG methodology could detract from the performance of the Index, as companies with lower ESG ratings may perform better than companies with higher ESG ratings over the short or long term. Due to the inherent difficulty of forecasting within complex systems and the general unpredictability of future events, there is no guarantee that the predictive climate risk models used by the Underlying SGI Index will identify stocks that will perform well if climate events occur.

Amounts invested in a Segment Option that is linked to the Index are not invested in the Index, the Underlying SGI Index, or the underlying stocks. Amounts that you invest in the Contract become assets of the Company. The assets in the Company’s General Account and the Separate Account, which the Company invests to support its payment obligations under the Contract, are not invested based on ESG factors.
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Performance Drag Risk.   The performance of the Index will always be worse than the performance of the underlying index. The Index reflects deductions that reduce performance, including a negative performance adjustment equal to 1.50% and fixed replication costs equal to 0.50%, each as an annualized percentage of Index Value. In addition, the performance of the Index is reduced by assumed costs of borrowing equal to the U.S. Federal Funds Rate. Without these deductions, the performance of the Index over any one year period would be higher by approximately 2.00% plus the U.S. Federal Funds Rate. While these deductions are not charges under the Contract, they result in lower Index Values and may therefore negatively impact the performance of your Contract.

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Large-Cap Risk.   Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

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Index Disruption Risk.   Disruptive and extraordinary events could impair the operation of the Index or the Underlying SGI Index. For example, these events could relate to the unavailability of necessary data to apply the ESG methodology, an insufficient number of eligible stocks, or the termination or breach of a third-party licensing agreement. Should a disruptive or extraordinary event occur, the Index provider may take any actions permitted by the Index rules, such as postponing calculations or rebalances, adjusting the terms of an Index to preserve its economic characteristics, restating Index values, or discontinuing the Index.

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New Index Risk.   The Index and the Underlying SGI Index have limited performance histories. Generally, there is less publicly available information about the Index and the Underlying SGI Index compared to more established market indexes. Inquiries regarding the Index or the Underlying SGI Index should be directed to your financial professional or Principal Life Insurance Company either by:

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Calling us at 1-800-852-4450 between the hours of 7 a.m. and 6 p.m. Central Time

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Sending us your inquiry at the below address:

Principal Life Insurance Company
Attn: RIS Annuity Services
P O Box 9382
Des Moines, Iowa 50306-9382
For more detailed information about this and the other available Indices, see APPENDIX A — INDEX DISCLOSURES.
Liquidity Risk
Liquidity Risk Generally
This Contract is not suitable as a short-term savings vehicle and is not appropriate if you need ready access to cash. The benefits of tax deferral and allocation to Segment Options for the full Segment Terms are better for investors with long investment time horizons. Surrender charges apply for up to six years after the Premium Payment and these charges will reduce the value of your Contract if you withdraw money during that time. While the Contract provides for up to a 10% free surrender amount, such a Surrender still would be subject to a Bond Adjustment and Equity Adjustment. There also may be adverse tax consequences if you take early withdrawals from the Contract, including amounts withdrawn from the Contract being subject to a 10% federal penalty if taken before age 59 1∕2, which would be in addition to any other federal or state income taxes payable.
Limits on Transfers
The restrictions applicable to Transfers also creates liquidity risk. You are only able to make Transfers of Accumulated Value among the various Segment Options at the end of a Segment Term. This significantly limits your ability to react to changes in market conditions during Segment Terms. Your Transfer requests must be received by us at least two Valuation Days prior to the end of a Segment Term. If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re-invested as described in 9. OPTIONS AT END OF SEGMENT TERM. The Segment End Date counts as one of those two Valuation Days. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date is the end of that two-day period. For example, if the Segment End Date is a Saturday, the end of the two-day period is the preceding Friday, and your Transfer request must be received by us before the end of the Valuation Day on the preceding Wednesday. This example assumes no holidays during this period.
In the absence of instructions, your Accumulated Value in the Segment Option that is ending will be automatically re-invested in the same Segment Option for another Segment Term. If we no longer offer the same Segment Option, we will select a new Segment Option from those that we do offer. The Segment Option selected will be one with the same Index with a one-year Segment Term and the same Buffer Rate or Floor Rate as the Segment Option that just ended. If there is no such Segment Option, the Accumulated Value for the applicable Segment Option will be allocated to the one-year Fixed Segment Option. Please note, the Cap Rate, Participation Rate, or annual interest rate we declare for the new Segment Term may differ (higher or lower) from the previous Segment Term, subject to the guaranteed limits described in this prospectus. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.
Transfers from a Segment Option are only allowed on the Segment End Date. If you wish to Transfer, you must Notify us at least two Valuation Days prior to the end of the Segment Term for the given Segment Option. If you fail to Transfer Index-Linked Accumulated Value at the end of a Segment Term and do not wish to remain invested in a particular Index-Linked Segment Option for another Segment Term, you will need to take a full withdrawal of the related Accumulated Value. Withdrawing all or some of the Accumulated Value may cause you to incur Surrender Charges, negative adjustments to certain values under your Contract, taxes and tax penalties, as discussed in this section. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract. For additional information, see 9. OPTIONS AT END OF SEGMENT TERM.
See “Segment Interim Value Risk” below for information on how liquidity risks relate to our Interim Value calculation.

Consequences of Withdrawals/Surrenders Generally
There is a risk of loss of principal and/or prior earnings if you take a full or partial withdrawal from your Contract during the first six Contract Years where a Surrender Charge would be deducted. This risk also applies if you are invested in an Indexed-Linked Segment Option even where the Index is performing positively as of the date of your withdrawal. Because adjustments and charges are imposed when amounts are withdrawn before the end of a Surrender Charge period and/or the end of a Segment Term, these withdrawals can result in a loss of principal even if Index performance has been positive. If you set up scheduled withdrawals, your exposure to these risks will repeat as long as the scheduled withdrawals continue.
The only potential ongoing Contract charge with this Contract is the charge for the optional Rate Enhancement Rider. If you elected to include the Rate Enhancement Rider with your Contract, the ongoing charge for the rider could also cause amounts available for withdrawal under your Contract to be less than what has been invested in the Contract, even if Index performance has been positive.
Note. The limits on downside loss provided by the floor feature or buffer feature, as applicable, are for the entire Segment Term for a particular Segment Option and are not annual limits. As a result, the downside protection will be less if measured for any period of time that is less than the duration of the Segment Term.
Note. You also bear the risk that continued negative Index Changes may result in zero or negative Segment Credits being credited to your Accumulated Value over multiple Segment Terms. If an Index-Linked Segment Option is credited with negative Segment Credits for multiple Segment Terms, the cumulative loss may exceed the stated limit of the Buffer Rate or Floor Rate for any single Segment Term. For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.
We may defer payments under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.
For additional information, see 11. WITHDRAWALS.
Credit Risks
Our General Account assets support the obligations under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability. There is a risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus. Additionally, information concerning our business and operations is set forth under the section titled “Management’s Discussion and Analysis.” More information about the Company, including its financial strength ratings, can be found by visiting https://investors.principal.com/investor-relations/our-business/credit-ratings/default.aspx. The assets in Principal Life Insurance Company Separate Account R are not subject to our creditors.
The amount you invest is not placed in a registered separate account and your rights under the Contract to invested assets and the returns on those assets are subject to Company’s claims paying ability. The assets in the unregistered Separate Account are insulated, which means they are not subject to the claims of the creditors of the Company. This unregistered Separate Account is also non-unitized, which means neither an Owner nor amounts allocated to the Segment Options participate in the performance of the assets held in the Separate Account.
Segment Interim Value Risk
On each Valuation Day of the Segment Term, other than the first and last day, we determine the Segment Interim Value for each Indexed-Linked Segment Option. In order to calculate your Segment Interim Value, we apply a formula that is not directly tied to the actual performance of the applicable Index. Instead, we calculate it by determining the value of hypothetical investments and derivatives that we may or may not actually hold in order to provide a current estimate of the value of the Segment Option at the end of the Segment Term. This means that even if the Index has performed positively, it is possible that the Segment Interim Value may have decreased. For more information and to see how we calculate the Segment Interim Value, see APPENDIX C — SEGMENT INTERIM VALUE EXAMPLES.

If you allocate Accumulated Value to an Index-Linked Segment Option, Segment Credits will not be credited to your Accumulated Value in the particular Segment Option until the end of the Segment Term. Amounts withdrawn from an Index-Linked Segment Option prior to the end of a Segment Term will not have a Segment Credit applied to it. This includes Accumulated Value being applied to pay a death benefit or to an Annuitization option during a Segment Term. Except for the first and last Valuation Day of a Segment Term, your Segment Interim Value is the amount available for withdrawals, Annuitization and death benefits (collectively, “Surrenders”). There is risk that this Segment Interim Value could be less than your original Premium Payment even if the applicable Index has been performing positively.
The Crediting Base because of a Surrender generally will be reduced by the same proportion as the Segment Interim Value is reduced by the Surrender. As a result, application of a negative adjustment will result in a lower Segment Interim Value. Also, a negative adjustment will result in less gain or more loss, as applicable, at the end of a Segment Term. A negative adjustment could be greater than the amount Surrendered or deducted.
Buffer and Floor Rate Risk
The Buffer or Floor Rate that is applicable to a Segment Option only provides you with limited protection. In other words, you could lose a significant amount of your Premium Payment and/or prior earnings under the Contract. In extreme circumstances, for Index-Linked Segment Options it is theoretically possible the total loss could be 100% (i.e., a complete loss of your Premium Payment and/or any prior earnings).
You also bear the risk that continued negative Index Changes may result in zero or negative Segment Credits being credited to your Accumulated Value over multiple Segment Terms. Given that the Floor Rate and Buffer Rate (as applicable) are expressed as to a single Segment Term, if an Index-Linked Segment Option is credited with negative Segment Credits for multiple Segment Terms, the cumulative loss may exceed the stated limit of the Buffer Rate or Floor Rate for any single Segment Term. For the 0% Floor Rate Segment Option, Segment Credits will not be negative so long as the funds are held to the Segment End Date. In addition, the limits on downside loss provided by the floor feature or buffer feature, as applicable, are for the entire Segment Term for a particular Segment Option and are not annual limits. As a result, the downside protection will be less if measured for any period of time that is less than the duration of the full Segment Term. For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.
For withdrawals, Annuitizations and death benefits that occur during a Segment Term, you or your beneficiaries (as applicable) will not receive the full protection of the Buffer Rate or Floor Rate in the calculation of the Segment Interim Value. In order to receive the full protection, the particular transaction must occur on the Segment End Date.
Cap Rate and Participation Rate Risk
Amounts allocated to an Index-Linked Segment Option will be subject to a Cap Rate. The Cap Rate limits the positive Index Change, if any, that may be credited to your Contract for a given Segment Term. The Cap Rates do not guarantee a certain amount of Segment Return. The Segment Return for an Index-Linked Segment Option may be less than the positive return of the Index because any positive return of the respective Index is subject to a maximum in the form of a Cap Rate. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.
The Cap Rates benefit the Company when Index performance is positive at a rate that is higher than the applicable Cap Rate because the Cap Rate limits the amount of positive Segment Return that we may be obligated to credit for any Segment Term. We set the Cap Rates at our discretion. You bear the risk that we will not set the Cap Rates higher than 0.50%, which is the guaranteed minimum Cap Rate.
Amounts allocated to an Index-Linked Segment Option also will be subject to a Participation Rate. At the end of the Segment Term, your participation in any positive Index performance will be limited to a percentage of the positive Index performance. That percentage will equal the Participation Rate.

The Participation Rate limits the positive Index Change, if any, that may be credited to your Contract for a given Segment Term. The Segment Return for an Index-Linked Segment Option subject to a Participation Rate will be less than the positive return of the Index. We set the Participation Rates at our discretion. You bear the risk that we will not set the Participation Rates higher than 5.00%, which is the guaranteed minimum Participation Rate. Having a Cap Rate as part of your Index-Linked Segment Option means that you will not participate in any positive Index performance in excess of the Cap Rate. When the Index-Linked Segment Option has positive performance, the interest credited on the Segment End Date will typically equal the positive change in the Index Value multiplied by the Participation Rate up to the Cap Rate.
Segment Options can have different Buffer Rates or Floor Rates, which will impact the Cap Rate and Participation Rate offered on the Segment Options. The Buffer Rate or Floor Rate, as applicable, will never change for a specific Segment Option. If a different Buffer Rate or Floor Rate is introduced, it will be offered on a new Segment Option.
For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.
Segment Lock-In Risk
If you exercise a Segment Lock-In, the Segment Credit you receive may be lower than the Segment Credit you would have received on the Segment End Date if you hadn’t exercised the Segment Lock-In. You also may receive less than the full protection of the Buffer Rate or Floor Rate (as applicable). This is due to an Equity Adjustment being applied in calculating the Segment Credit instead of the point-to-point crediting method. If a lock-in is exercised, the Segment Option’s Floor Rate, Buffer Rate, Cap Rate, and Participation Rate (as applicable) will no longer be applied on the Segment End Date. In addition, the amount of the Equity Adjustment is unknown at the time the Segment Lock-In is exercised (as discussed immediately below).
At the time you exercise a Segment Lock-In, you will not know the locked-in Equity Adjustment in advance because the Equity Adjustment is calculated at the end of the Valuation Day. If you submit a Segment Lock-In request, the locked-in Equity Adjustment may be lower or higher than the Equity Adjustment that was last calculated before you submitted your request. If you establish Lock-In Thresholds, you will not know the locked-in Equity Adjustment in advance, although the locked-in Equity Adjustment will be at least equal to the upper threshold or lower threshold, as applicable. For additional information on how the Equity Adjustment is calculated, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Segment Interim Value — Calculation of Equity Adjustment.
We will not provide advice or notify you regarding whether you should exercise the Segment Lock-In features or the optimal time for doing so. We will not warn you if you exercise the Segment Lock-In features at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Segment Lock-In features.
Once a Segment Lock-In is executed, it is irrevocable for that Segment Term. A lock-in will not be applied retroactively and can only be exercised for the entire Segment Option. A Segment Lock-In may only be exercised once per Segment Term for each Index-Linked Segment Option.
For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Segment Lock-In Feature.
Segment Option and Index Availability Risk
There is no guarantee that any particular Segment Option or Index will be available during the entire period that you own your Contract. We may replace an Index if it is discontinued or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive.
Other considerations relating to this risk include:
•
In addition to the investment performance and risks of loss that already are part of your Contract, the returns you otherwise may have anticipated may not be available in situations where the Company reserves the right to discontinue an Index in the middle of a Segment Term. This is due in part to the fact that, if we substitute an Index, the performance of the new Index may differ from the original

Index. This may negatively affect the Segment Credit you earn during the Segment Term or the Segment Interim Values that you can lock-in under the Segment Lock-In feature.
•
We may replace an Index at any time during a Segment Term; however, we will notify you in writing at least 30 days prior to replacing an Index. If we replace an Index, this does not cause a change in the Cap, Participation, Floor or Buffer Rates, as applicable. You will have no right to reject the replacement of an Index, and you will not be permitted to Transfer Segment Interim Values until the end of the applicable Segment Term even if we replace the Index during such Segment Term. The new Index and the replaced Index (which you may have previously chosen) may not be similar with respect to their component securities or other instruments, although we will attempt to select a new Index that is similar to the old Index.

•
At the end of the Segment Term, you may Transfer your Segment Value to another Segment Option or to a Fixed Segment Option without charge. If you do not want to remain invested in the relevant Segment Option for the remainder of the Segment Term, your only option will be to withdraw the related Segment Interim Value, which may cause you to incur Surrender Charges, negative adjustments to certain values under your Contract, taxes and tax penalties, as discussed in this section. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract.

•
Changes to the Cap and Participation Rates, if any, occur at the beginning of the next Segment Term. We will provide written notice at least 15 calendar days prior to each Segment Start Date instructing you how to obtain the Cap and Participation Rates for the next Segment Term. Those Cap and Participation Rates will be made available to you at least 7 calendar days prior to the Segment Start Date. You are only able to make Transfers of Accumulated Value among the various Segment Options at the end of a Segment Term. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term. Your Transfer requests must be received by us at least two Valuation Days prior to the end of a Segment Term. If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re-invested as described in 9. OPTIONS AT END OF SEGMENT TERM. The Segment End Date counts as one of those two Valuation Days. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date is the end of that two-day period. For example, if the Segment End Date is a Saturday, the end of the two-day period is the preceding Friday, and your Transfer request must be received by us before the end of the Valuation Day on the preceding Wednesday. This example assumes no holidays during this period.

•
The Participation Rates and Cap Rates for the new Segment Term will be publicly available on www.principal.com/individuals/invest- retire/annuities at least 7 calendar days prior to the Segment Start Date of the Segment Term. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

•
If you do not like a new Cap or Participation Rate for a particular Segment Option, at the end of the current Segment Term, you may Transfer your Segment Value to another Segment Option or to Fixed Segment Option without charge.

•
We may also add or remove an Index or Index-Linked Segment Option during the time that you own the Contract. We reserve the right to add and remove Index-Linked Segment Options as available investment options. There is no guarantee that any Index-Linked Segment Option will always be available in the future. However, we will always offer at least one Index-Linked Segment Option that is either currently offered or is substantially similar to one that is currently offered. Such option will include an Index that is comparable to an Index currently offered under the Contract. If only one Index-Linked Segment Option is available, you will be limited to that Segment Option for investment.

•
If you do not want to invest in any investment option under the Contract, your only option will be to Surrender your Contract. Surrendering your Contract may cause you to incur Surrender Charges,

negative adjustments to certain values under the Contract, taxes and tax penalties, as discussed in this section. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract.
•
We will not substitute any Index until the new Index has received any necessary regulatory clearances. Any addition, substitution, or removal of an Index-Linked Segment Option or Index will be communicated to you in writing. If we add or remove an Index (as opposed to replacing an Index), the changes will not be effective for your Contract until the start of the next Segment Term. Adding or removing an Index does not cause a change in the Floor or Buffer Rates, as applicable. Any Index-Linked Segment Option based on the performance of the newly added Index may have a new Cap and Participation Rate. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

•
You should evaluate whether our ability to make the changes described above, and your ability to react to such changes, are appropriate based on your investment goals. When such changes occur, you should also evaluate whether those changes are appropriate based on your investment goals and, if not, you should evaluate your options under the Contract, which may be limited and may have negative consequences associated with them, as described in this section.

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Discontinuation or Substitution of an Index and 9. OPTIONS AT END OF SEGMENT TERM.
Risks Affecting Our Administration of Your Contract
Our operations and/or the activities and operations of our service providers and business partners are subject to certain risks that are beyond our control, including systems failures, cyber-attacks, and pandemics (and similar events). These risks are not unique to the Company and they could materially impact our ability to administer the Contract.
The Company is highly dependent upon its computer systems and those of its business partners. This makes the Company potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include direct risks, such as theft, misuse, corruption and destruction of data maintained by the Company, and indirect risks, such as denial of service attacks on service provider websites and other operational disruptions that impede our ability to electronically interact with service providers. Operational disruptions and system failures also could occur based on other natural or man-made events, which could have similar impacts on your Contract. Although we make substantial efforts to protect our computer systems from these security risks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that we or our service providers will avoid losses affecting contracts such as the security incidents described above.
If your Contract is adversely affected as a result of the failure of our cyber-security controls, we will take reasonable steps to restore your Contract.
Rider Reinstatement Risk
Following termination of your Contract and Rate Enhancement Rider, the Contract and Rate Enhancement Rider can both, in certain circumstances, be reinstated. If the Rate Enhancement Rider is reinstated when you reinstate your Contract, we will deduct Rate Enhancement Rider charges scheduled during the period between the termination and reinstatement and make any other adjustments necessary to reflect any change in the amount reinstated and the Contract Accumulated Value as of the date of termination.

4.   INFORMATION ABOUT THE INDICES
Index Volatility Generally
Generally, the securities of small-cap companies are more volatile and riskier than the securities of large-cap companies. Foreign securities can be more volatile than domestic securities because of the risks relating to political, social, and economic developments abroad, as well as risks resulting from differences between the regulations and reporting standards and practices to which U.S. and foreign issuers are subject. To the extent foreign securities are denominated in foreign currencies, their values may be adversely affected by changes in currency exchange rates.
Information Specific to Each Index
S&P 500® Price Return Index (SPX)
The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 large cap stocks from leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in this Index.
Russell 2000® Price Return Index (RTY)
The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing appropriately 10% of the total market capitalization of that Index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends declared by any of the companies included in this Index.
MSCI EAFE Price Return Index (MXEA)
The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index. International securities carry additional risks, including currency exchange fluctuation and different government regulations, economic conditions and accounting standards. The product referred to herein is not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such product or any index on which such product is based.
SG Smart Climate Index
The SG Smart Climate Index (Bloomberg Ticker: SGIXSMAC) is a rules-based index that aims to provide investment exposure to the performance of stocks of U.S. large-capitalization companies that are selected based on proprietary climate risk preparedness scores and certain environmental, social, and governance (ESG) exclusion filters. Climate risk generally refers to the risk of negative impacts on a company’s business or financial condition due to climate-related conditions around the globe or the transition to a lower carbon economy. The climate risk models used in connection with the Index seek to identify large U.S. companies that are more likely to perform well in future climate scenarios.
The Index is an “excess return” index. The Index’s return reflects the total return on an investment in the underlying component stocks (including reinvestment of all dividends, interest, and other income), less certain negative adjustments and deductions that reduce the performance of the Index. See “Performance Drags” below.
The sponsor of the Index and the Underlying SGI Index (as defined below) is Société Générale. The index calculator is S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC). The climate risk models used in connection with the Index are produced by Entelligent, Inc. On January 12, 2022, Societe Generale, through an indirect wholly owned subsidiary, acquired a passive ownership interest and a board seat in

Entelligent, Inc. Sustainalytics provides the data used to support the ESG exclusion filters. None of these companies are affiliated with Principal.
See APPENDIX A for the applicable Index disclosures.
5.   FEES AND CHARGES
Certain charges are deducted under the Contract. If the charge is not sufficient to cover our costs, we bear the loss. If the expense is more than our costs, the excess is profit to the Company. We expect a profit from all the fees and charges listed below, except Premium Tax.
Deferred Sales Load (“Surrender Charge”)
No sales charge is collected or deducted when the Premium Payment is applied under the Contract. A Surrender Charge is assessed on certain full or partial withdrawals. The Surrender Charge is calculated as follows:
1.
Apply the Bond Adjustment against the withdrawal amount requested (adjustment could be positive, negative or zero); then

2.
Multiply the Surrender Charge percentage by the amount from step 1, after subtracting the Free Surrender Amount.

The Surrender Charge is then deducted from the requested withdrawal amount after the Bond Adjustment. See the Surrender Charge Example below for more details. A Surrender Charge does not apply to Annuitizations, Death Benefits, or withdrawals equal to or less than the Free Surrender Amount.
If you specify the percentages to be withdrawn from each Segment Option as part of a partial withdrawal request, those allocation percentages will also apply to the Surrender Charges. If you do not provide us with specific percentages, the charge is deducted in the same proportion as the Accumulated Value in the Segment Options.
The amounts we receive from the Surrender Charge are used to cover some of the expenses of the sale of the Contract (primarily commissions, as well as other promotional or distribution expenses). If the Surrender Charge collected is not enough to cover the actual costs of distribution, the costs are paid from the Company’s General Account assets instead of charging you any additional amount.
The maximum Surrender Charge is 8% of the amount withdrawn, declining down to 0% after the sixth Contract Anniversary as follows:
SURRENDER CHARGE TABLE
Contract Year	Surrender Charge
1	8.00%
2	8.00%
3	7.00%
4	6.00%
5	5.00%
6	4.00%
7+	0.00%
Surrender Charge Example
The following example shows how the Surrender Charge is calculated and impacts values. For purposes of this example, the following assumptions were used:
•
Premium Payment = $100,000.00

•
Crediting Base = $100,000.00 (which is the same as the Premium Payment amount because there have been no prior Surrenders)

•
Equity Adjustment percentage = 0% (which assumes there is no adjustment for Index performance up to the partial withdrawal)

•
The Equity Adjustment percentage is set to 0% to simplify the example and make the Surrender Charge the focus of the example

•
Equity Adjustment amount = $0.00

•
The example assumes the Equity Adjustment is 0% and that there have been no prior Surrenders or Segment Credits that could affect the Crediting Base differently than the Accumulated Value. For this reason, the Accumulated Value prior to the withdrawal equals the Crediting Base in this example.

•
Partial withdrawal occurs during first Contract Year

Crediting Base		$100,000.00
Accumulated Value prior to withdrawal		$100,000.00
Free Surrender Amount		$10,000.00(1)
Withdrawal Amount		$20,000.00
Portion of Crediting Base Surrendered		$20,000.00(2)
Bond Adjustment Percentage		-2.50%
Bond Adjustment Amount	-$	500.00(3)
Withdrawal Amount after Bond Adjustment		$19,500.00(4)
Surrender Charge Percentage		8.00%
Surrender Charge		$760.00(5)
Withdrawal Amount after Surrender Charge (excluding any tax withholding)		$18,740.00(6)
Accumulated Value after Withdrawal		$80,000.00(7)

(1)
The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by allowed Free Surrender Amount (10%).

(2)
Under the simplified assumptions noted above, since the Crediting Base equals the Accumulated Value prior to the withdrawal, the portion of the Crediting Base surrendered is equal to the Withdrawal Amount. The portion of the Crediting Base surrendered would not be equal to the Withdrawal Amount if the Crediting Base did not equal the Accumulated Value prior to withdrawal. For other examples see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Negative Adjustments to Crediting Base Examples.

(3)
The Bond Adjustment amount is negative $500.00. For this example, we assumed the Bond Adjustment percentage was negative 2.50%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base surrendered ($20,000.00) times the Bond Adjustment percentage (negative 2.50%).

(4)
The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($20,000.00) minus the Bond Adjustment amount ($500.00), which is $19,500.00.

(5)
The Surrender Charge amount is $760.00. For this example, we assumed a Surrender Charge percentage of 8.00%, which would be the case if the partial withdrawal occurred during the first or second Contract Year. The Surrender Charge amount is calculated by subtracting the Free Surrender Amount ($10,000.00) from the withdrawal amount after Bond Adjustment ($19,500.00) and multiplying the difference by the Surrender Charge percentage (8.00%).

6)
The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($20,000.00) minus the Bond Adjustment Amount ($500.00) minus the Surrender Charge ($760.00), which is $20,000.00 - $500.00 - $760.00 = $18,740.00.

(7)
The Accumulated Value after Withdrawal is the Accumulated Value prior to Withdrawal ($100,000.00) minus the Withdrawal Amount ($20,000.00), which is $100,000.00 - $20,000.00 = $80,000.00.

Free Surrender Amount
There is a free surrender amount available under your Contract. Subject to the limitations set forth below, you will not incur a Surrender Charge for any withdrawals less than or equal to the free surrender amount, but the withdrawal will still be subject to the Bond Adjustment, which could be a negative adjustment. The Bond Adjustment applies regardless of when the withdrawal is taken, including on the Segment End Date.
The free surrender amount may be withdrawn without a Surrender Charge. This amount is the greater of (1) and (2) where:
(1)   is 10% of the Premium Payment decreased by any partial withdrawals and/or partial Annuitizations made since the last Contract Anniversary; and
(2)   is any amount distributed as a result of the Required Minimum Distribution (“RMD”) of the then current Federal Income Tax Regulation for this Contract minus any partial Surrenders and/or partial Annuitization.
Any free surrender amount not taken in a Contract Year is not added to the amount available under the free surrender amount for any following Contract Year(s).
When Surrender Charges Do Not Apply
The Surrender Charge does not apply to:
•
amounts applied under an annuity benefit payment option; or

•
a withdrawal amount up to the free surrender amount; or

•
payment of any death benefit; or

•
amounts distributed to satisfy the RMD, provided that the amount withdrawn does not exceed the minimum distribution amount that would have been calculated based on the value of this Contract alone; or

•
an amount transferred from a Contract used to fund an IRA to another annuity contract issued by the Company to fund an IRA of the participant’s spouse when the distribution is made pursuant to a divorce decree.

Free Surrender Example
The following example shows you how the free surrender feature works.
For purposes of the example, the following assumptions were used:
Premium Payment	$100,000.00
Crediting Base	$100,000.00
Equity Adjustment Percentage	0.00%
Equity Adjustment Amount	$0.00
Accumulated Value prior to withdrawal	$100,000.00

Based on the above assumptions, the below numbers are calculated as described in the footnotes below the table.
Free Withdrawal Amount		$10,000.00(1)
Withdrawal Amount		$10,000.00
Portion of Crediting Base Surrendered		$10,000(2)
Bond Adjustment Percentage		-1.56%
Bond Adjustment Amount	-$	156.00(3)
Withdrawal Amount after Bond Adjustment		$9,844.00(4)
Surrender Charge Percentage		8.00%
Surrender Charge		$0.00(5)
Withdrawal Amount after Surrender Charges		$9,844.00(6)
Accumulated Value after Withdrawal		$90,000.00(7)(4)

(1)
The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by allowed Free Surrender Amount (10%).

(2)
For purposes of providing a simplified example, the portion of the Crediting Base Surrendered is equal to the Withdrawal Amount. For other examples see 8. INDEX-LINKED SEGMENT OPTION MECHANICS Negative Adjustments to Crediting Base Examples.

(3)
The Bond Adjustment amount is negative $156.00. For this example, we assumed the Bond Adjustment percentage was negative 1.56%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($10,000.00) times the Bond Adjustment percentage (negative 1.56%).

(4)
The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($10,000.00) minus the Bond Adjustment amount ($156.00), which is $9,844.00.

(5)
The Surrender Charge amount is $0.00 because the withdrawal is within the Free Surrender Amount.

(6)
The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($10,000.00) minus the Bond Adjustment Amount ($156.00) minus the Surrender Charge ($0.00), which is $10,000.00 – $156.00  – $0.00 = $9,844.00.

(7)
The Accumulated Value after Withdrawal is the Accumulated Value prior to Withdrawal ($100,000.00) minus the Withdrawal Amount ($10,000.00), which is $100,000.00 – $10,000.00 = $90,000.00.

Waiver of Surrender Charge Rider
This rider is automatically added to the Contract at issue (subject to state approval and state variations may apply). There is no charge for this benefit.
This rider waives the Surrender Charge on withdrawals made after the first Contract Anniversary if the Owner or Annuitant has a critical need. The Segment Interim Value calculations, Bond Adjustments and negative adjustments to Crediting Base discussed in other sections of the prospectus (including Equity Adjustments) will still apply to amounts deducted under this waiver.
A critical need is limited to confinement to a health care facility, terminal illness diagnosis, or total and permanent disability. The benefits are available for a critical need if the following conditions are met:
•
the Owner or Annuitant has a critical need; and

•
the critical need did not exist before the Contract Date.

For purposes of this rider, the following definitions apply:
•
health care facility — a licensed hospital or inpatient nursing facility providing daily medical treatment and keeping daily medical records for each patient (not primarily providing just residency or retirement care). This does not include a facility owned or operated by the Owner, Annuitant or a member of their immediate family. If the critical need is confinement to a health care facility, the confinement must continue for at least 60 consecutive days after the Contract Date and the Surrender must occur within 90 days of the confinement’s end. Notice must be provided within 90 days after confinement ends.
•
terminal illness — sickness or injury that results in the Owner’s or Annuitant’s life expectancy being 12 months or less from the date notice to receive a distribution from the Contract is received by the Company.

•
total and permanent disability — the Owner or Annuitant is unable to engage in any occupation for pay or profit due to sickness or injury.

Maximum Potential Loss Due to Equity Adjustment and Bond Adjustment
Before the end of a Segment Term for an Index-Linked Segment Option, if any of the following transactions occurs, the transaction will be based on the Segment Interim Value of your investment in that Index-Linked Segment Option:
•
you take a full or partial withdrawal,

•
you exercise the Lock-In feature,

•
you Annuitize the Contract,

•
the Contract’s death benefit is paid, or

•
a fee or charge is deducted from that Index-Linked Segment Option.

The Equity Adjustment applies to all the above transactions and could result in a loss beyond the downside protection for the Index-Linked Segment Option. The Bond Adjustment only applies to full or partial withdrawals, Annuitization, and death benefits and could also result in a loss beyond the downside protection for the Index-Linked Segment Options. In extreme circumstances, for any Index-Linked Segment Option, the total loss could be 100% (i.e., a complete loss of your principal and/or any prior earnings).
Premium Taxes
We do not currently assess premium taxes for any Contract at issue. We reserve the right to deduct an amount to cover any premium taxes imposed by states or other jurisdictions. If we elect to begin deducting any premium taxes, we will provide you with 30 days advance written notice. Any deduction is made from either the Premium Payment when we receive it, or the Accumulated Value when you request a withdrawal (full or partial) or you request application of the Accumulated Value (full or partial) to an annuity benefit payment option. Premium taxes generally range from 0% in most states to as high as 3.50%.
Optional Benefit — Rate Enhancement Rider
The Rate Enhancement Rider is an optional benefit that can only be elected at the time the Contract is issued. The Rate Enhancement Rider provides an increased Participation Rate and/or Cap Rate on the Index-Linked Segment Options.
The annual charge for this rider is 0.95%, which is deducted daily. The charge will only be charged for the Index-Linked Segment Options. The rider charge is intended to reimburse us for the cost of providing the enhanced rates.
The charge is reflected in Segment Interim Value because it is deducted from the Crediting Base. The charge is applied against and deducted daily from the Crediting Base prior to other Contract activity (e.g., Surrender, Segment Credits) on a particular day. If you exercise a Segment Lock-In, this charge continues to be applied against and deducted from the Crediting Base.
Rate Enhancement Rider Charge Example
If your Crediting Base is $100,000.00 at the start of your Segment Term, the daily charge deducted from your Crediting Base for the rider would be $2.60 ($100,000.00 * 0.95% / 365). In that example, on the 100th day after the Segment Start Date, the Crediting Base would be $100,000.00 – ($2.60 * 100) = $99,740.00.

For more information on the Rate Enhancement Rider, please see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Optional Rate Enhancement Rider.
6.   PURCHASING THE CONTRACT
How to Buy a Contract
If you want to buy a Contract, you must submit an application and make a Premium Payment. If the application is complete, received in Good Order and meets all other regulatory and Company requirements, the Contract is issued after we receive the Premium Payment. We reserve the right to reject a Premium Payment that is comprised of multiple payments paid to us over a period of time. If we permit you to make multiple payments as part of your Premium Payment, the Contract will not be issued until all such payments are received. We reserve the right to hold such multiple payments in a non-interest bearing account until the date of Contract issuance.
The date the Contract is issued is the Contract Date. The Contract Date is the date used to determine Contract Years, regardless of when the Contract is delivered.
Premium Payment
•
The Premium Payment for a Contract may not be less than $20,000 without our prior approval.

•
The Premium Payment is subject to a Surrender Charge period that begins upon issuance of the Contract.

•
The Premium Payment is to be made by personal or financial institution check (for example, a cashier’s check). We reserve the right to refuse a Premium Payment that we feel presents a fraud or money laundering risk. Examples of the types of Premium Payments we will not accept are cash, money orders, starter checks, travelers checks, credit card checks, and foreign checks.

•
The Premium Payment for a Contract may not be greater than $2,000,000 (maximum premium limit) without our prior approval. For further information, please call 1-800-852-4450.

•
We reserve the right to treat all of your and/or your spouse’s Principal index-linked deferred annuity contracts as one contract for purposes of determining whether you have exceeded the maximum premium limit (without Home Office approval).

•
This Contract is a single premium index-linked deferred annuity. After the Premium Payment is added to the Contract at Contract issuance, no additional Premium Payments will be accepted.

Initial Holding Account
Beginning on the Contract Date, your Premium Payment will be held in the Initial Holding Account for no longer than twenty-one (21) calendar days. If we exercise the right to hold your Premium Payment in the Initial Holding Account until the end of the free look period, your Premium Payment could be held in the Initial Holding Account up to forty-five (45) additional days. In that situation, the Premium Payment could be held in the Initial Holding Account up to a total of sixty-six (66) days. Interest will be credited on the amount held in the Initial Holding Account at a fixed rate determined at Contract issue. The Guaranteed Minimum Interest Rate for the Initial Holding Account will be 0.05%. The Initial Holding Account is only used when the Contract is initially purchased. Once money transfers out of the Initial Holding Account on the initial Segment Start Date, the Initial Holding Account is no longer available.
The Segment Start Dates will be the 9th and the 23rd of each month. On the next Segment Start Date, the total amount in the Initial Holding Account will be transferred to the Segment Option(s) as described immediately below so long as we receive the Premium Payment at least two Valuation Days prior to the Segment Start Date. If the Premium Payment is not received at least two Valuation Days prior to a Segment Start Date, the Premium Payment will remain in the Initial Holding Account until the following Segment Start Date. For example, if we receive your application in Good Order and your Premium Payment on the 8th of the month, your Segment Start Date will be the 23rd of that month because your application and Premium Payment were not received two or more Valuation Days prior to the 9th. In that situation the Premium Payment would remain in the Initial Holding Account until the 23rd of that month.

Allocation to the Segment Options
•
On your application, you direct how the amount transferred out of the Initial Holding Account will be allocated to the Segment Option(s).

•
A complete list of the Segment Options and available Segment Terms may be found in 2. SUMMARY.

•
Allocations must be in percentages.

•
Percentages must be in whole numbers and total 100%.

•
Once an amount is allocated to a particular Segment Option, the amount cannot be transferred until the end of the Segment Term for that particular Segment Option.

Contract Owner Rights
During the accumulation period, you have all rights to the benefits under the Contract. The Annuitant and any Joint Annuitant (if not the Owner or Joint Owner, respectively) do not have any rights to the Contract. All of your rights of ownership cease upon your death. At that point the death benefit will become payable according to your benefit instructions.
During the Annuitization period you are still the only person with material rights to the Contract. For more details on the Annuitization period, see 14. ANNUITIZATION. After the death of the Owner the primary beneficiary(ies) have the rights to the death benefit, if any.
If your Contract is part of a qualified plan, IRA, SEP, or SIMPLE-IRA, you may not change either the Owner or the Annuitant.
You may change the Owner and/or Annuitant of your Non-qualified Contract at any time. Your request must be in writing and approved by us. After approval, the change is effective as of the date you signed the request for change.
If an Annuitant who is not an Owner dies while the Contract is in force, a new Annuitant may be named unless the Owner is a corporation, trust or other entity.
While this Contract is in force, you have the right to name or change a beneficiary. This may be done as part of the application process or by sending us a written request. Unless you have named an irrevocable beneficiary, you may change your beneficiary designation by sending us Notice.
Right to Examine the Contract (Free Look)
It is important to us that you are satisfied with the purchase of your Contract. Under state law, you have the right to return the Contract for any reason during the examination offer period (a “free look period”). The free look period is the later of 15 days after the Contract is delivered to you, or such later date as specified by applicable state law. For a state-by-state description of material variations of this Contract, see Appendix D.
Upon exercising your free look rights, the amount we will return to you will be based on the state law applicable to your Contract as follows:
•
In the states that require us to return your Premium Payment, we will return your Premium Payment without any interest earned.

•
In states where we return your Contract Accumulated Value, the free look amount will be the Contract Accumulated Value plus any premium tax charge deducted, and minus any applicable federal and state income tax withholding. For these states, the risk to you is that you may receive less money upon the exercise of your free look rights than you paid into the Contract in Premium Payment. This risk exists because your Contract Accumulated Value can decrease during the free look period.

•
In states that require us to return the greater of your Premium Payment and your Contract Accumulated Value, the free look amount will be the greater of the values in the previous two bullets.

The Contract Accumulated Value would be subject to the Segment Interim Value calculation (which includes an Equity Adjustment) if your Premium Payment is allocated to a Segment Option. If you receive the Contract Accumulated Value, you assume the risk of any drop in Segment Interim Value on Premium Payment allocated to the Index-Linked Segment Options. If your Contract is issued in a state that requires a refund of your Premium Payment upon cancellation of your Contract during the free look period, you will not receive any interest earned while in the Initial Holding Account.
Although we currently allocate to the Segment Options prior to the end of the free look period (after holding the money in the Initial Holding Account), during times of economic uncertainty and with prior notice to you, we may exercise our right to keep the Premium Payment in the Initial Holding Account during the entire free look period, which varies by state and whether your Contract is a replacement or not. The maximum duration of the free look period is 45 days in replacement scenarios (e.g., replacing an existing life insurance policy or annuity) in certain states, subject to changes in state law. If we exercise this right, the Premium Payment could be held in the Initial Holding Account up to a total of sixty-six (66) days. See Appendix D for state variations.
If your Premium Payment remains in the Initial Holding Account for the entire free look period and you don’t cancel the Contract during that time, after the free look period ends your Accumulated Value will be allocated to the Segment Options you select on the next Segment Start Date.
The amount of your refund and the length of the free look period may depend on whether your Contract is a replacement of another insurance or annuity contract. Generally, for Contracts issued as a replacement, this period is 30 days. If your Contract is an IRA or Roth IRA and you cancel within the first 7 days, you will receive the greater of:
•
The Premium Payment made, plus any prior earnings; or

•
Your Accumulated Value, plus any premium tax charge deducted, less any applicable federal and state income tax withholding and, depending on the state in which the Contract was issued, any applicable fees and charges.

After the first 7 days, your state’s law will determine the amount you will receive (as described earlier in this provision).
To exercise your free look, you must send the Contract and a written request to us postmarked before the close of business on the last day of the free look period. If you properly exercise your free look, we will cancel the Contract.
You may obtain more specific information regarding the free look from your registered representative or by calling us at 1-800-852-4450.
Distribution of the Contract
Principal Securities, Inc. (the “principal underwriter”) serves as principal underwriter for the contracts. We have entered into an underwriting agreement with the principal underwriter that covers distribution of the contracts. The principal underwriter is registered as a broker-dealer with the SEC under the 1934 Act, and with the securities commissions in the states in which it operates and is a member of the Financial Industry Regulatory Authority (“FINRA”). The principal underwriter is a member of the Securities Investors Protection Corporation. You may contact FINRA by calling 1-800-289-9999 or online at www.finra.org for information about the principal underwriter as well as your broker-dealer and their respective financial professional. Principal underwriter will use its best efforts to perform its distribution services, but is not required to sell any number or dollar amount of Contracts.
With the exception of New York, the Company intends to offer the Contract in all jurisdictions where it is licensed to do business and where the Contract is approved. We may stop offering the contracts at any time.
The principal underwriter may perform various administrative services on our behalf. We may fund certain of the principal underwriter’s operating and other expenses, including overhead, legal and accounting fees, training, compensation and other expenses associated with the contracts. Financial professionals associated with the principal underwriter and their managers are also eligible for various benefits.
We offer the contracts on a continuous basis. Contracts are sold only by licensed financial professionals in those states where the Contracts may be lawfully sold. The principal underwriter and the Company enter into selling agreements with unaffiliated broker-dealer firms (the “selling broker-dealers”) for the sale of the contracts through those firms and their financial professionals. The financial professionals will be registered representatives of the selling broker-dealers that are registered as broker-dealers under the 1934 Act and members of FINRA.
The Company and/or the principal underwriter pay compensation to broker-dealers, financial institutions, and other parties (“Financial Intermediaries”) for the sale of contracts according to schedules in the selling agreements and other agreements reached between the Company, the principal underwriter and the Financial Intermediaries. Such compensation generally consists of commissions on premiums paid on the Contract.
The amount and timing of commissions paid to selling broker-dealers may vary depending on the selling agreements and the contract sold but will not be more than 6.5% of the Premium Payment. Some selling broker-dealers may elect to receive a smaller amount of commission at the time of the sale and an ongoing trail commission for as long as the Contract remains in effect or as agreed in the selling agreement. We may pay or allow other promotional incentives or payments to selling broker-dealers in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.
The financial professionals who solicit sales of the contracts typically receive a portion of the compensation paid to the selling broker-dealers in the form of commissions or other compensation, depending on the agreement between the selling broker-dealer and the financial professional. The financial professionals may also be eligible for various cash benefits, such as bonuses, insurance benefits, and financing arrangements, and non-cash items. Non-cash items include conferences seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise, priority operations support, preferred programs, and other similar items. Sales of the contracts may help financial professionals qualify for such benefits.
Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup commission and other expenses through fees and charges deducted under the Contract.
7.   FIXED SEGMENT OPTION MECHANICS
There is only one Fixed Segment Option for this Contract. This Fixed Segment Option has a one-year Segment Term.
Amounts allocated to a Fixed Segment Option earn interest at the applicable annual interest rate for the Segment Term. The annual interest rate declared at the beginning of the Segment Term is guaranteed until the Segment End Date. Interest will be credited on a daily basis during the Segment Term. The daily rate is calculated as [(1+Annual Interest Rate) ^ (1/365)-1].
If you allocate Accumulated Value to the Fixed Segment Option, the Fixed Segment Value at any time will be equal to the Accumulated Value allocated to the Segment Option on the Segment Start Date, plus interest credited to that Segment Option during the Segment Term, less any amount deducted from that Segment Option during the Segment Term.
For the initial Segment Term, the annual interest rates for the Fixed Segment Options will be listed on your Data Page. We may declare different interest rates for subsequent Segment Terms. At least fifteen (15) days prior to the end of any Segment Term, we will provide notice of where to find the annual interest rates for the Fixed Segment Options that will be available for investment. This notice of the upcoming renewal will be in writing and the rates will be publicly available at least 7 calendar days prior to the Segment Start Date for the new Segment Terms on www.principal.com/individuals/invest-retire/annuities.
We determine the annual interest rates for the Fixed Segment Options at our discretion. In no event will we declare an annual interest rate lower than the Guaranteed Minimum Interest Rate of 0.05%. You bear the risk that we will not credit interest for a new Segment Term at a rate greater than the Guaranteed Minimum Interest Rate.
The Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. The minimum value of the Fixed Segment Option on any Surrender will never be less than the minimum nonforfeiture amount. The minimum nonforfeiture amount equals eighty-seven and a half percent (87.5%) of any allocation to the Fixed Segment Option, plus interest credited daily at the non-forfeiture interest rate, less any partial withdrawals and transfers out of the Fixed Segment Option. The non-forfeiture interest rate used to calculate the minimum nonforfeiture amount is determined by us at issue according to the Standard Nonforfeiture Law for Individual Deferred Annuities.
For the amount allocated to the Fixed Segment Option, you will receive the greater of the following upon any Surrender:
•
Surrender Value; and

•
Nonforfeiture amount as required by the Standard Nonforfeiture Law for Individual Deferred Annuities.

We reserve the right to add and remove Fixed Segment Options as available investment options. There is no guarantee that any Fixed Segment Option will always be available for investment in the future. If we remove a Fixed Segment Option, it will be closed such that no reinvestments or Transfers will be allowed into that Segment Option. If you are currently invested in a Fixed Segment Option that has been removed, you may remain in that Segment Option until the end of the Fixed Segment Term.
8. INDEX-LINKED SEGMENT OPTION MECHANICS
General Information
This single premium index-linked deferred annuity offers several Segment Options in which to allocate, including Index-Linked Segment Options that provide a 10% buffer and some that provide a floor, and a Fixed Segment Option that provides a fixed interest rate. An Index-Linked Segment Option tracks performance of a linked Index. There are four Indices from which to choose and on which the returns/performance are based. The available Index-Linked Segment Options for this Contract are shown in the table below.
Segment Options Available			Segment Terms Available (Limits on Downside Loss)
Crediting Method	Indices	Limits of Upside Gain (Rates)	1-year Segment Term	2-year Segment Term	6-year Segment Term
Point-to- Point	S&P 500 (Price Return Index; SPX)	Participation Rate & Cap Rate*	10% Buffer 0% Floor 10% Floor	10% Buffer	10% Buffer
Point-to-Point	Russell 2000 (Price Return Index; RTY)	Participation Rate & Cap Rate*	10% Buffer	Not Available	10% Buffer
Point-to-Point	MSCI EAFE (Price Return Index; MXEA)	Participation Rate & Cap Rate*	10% Buffer	Not Available	10% Buffer
Point-to-Point	SG Smart Climate Index (SGIXSMAC)	Participation Rate & Cap Rate*	Not Available	Not Available	10% Buffer
Fixed	Fixed Segment	Fixed Rate	Guaranteed Minimum Interest Rate	Not Available	Not Available

*
If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

Note: The availability of Segment Options may vary by broker-dealer. You may obtain information about the Segment Options that are available to you by contacting your financial professional.
The Index-Linked Segment Options provide a Participation Rate and Cap Rate that may limit upside gains. The initial Cap Rate(s) and Participation Rate(s) are determined when you purchase your Contract and are reset on segment renewals. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term. For additional information on Cap and Participation Rates, see Segment Credits on Segment End Date within this section. At the end of a Segment Term, you may choose to reject the new Participation Rate and Cap Rate by Transferring to another available Segment Option by providing us Notice at least two Valuation Days prior to the end of the Segment Term. For additional information, see 9. OPTIONS AT END OF SEGMENT TERM.
You may select from the available Segment Terms, which are currently 1-year, 2-year and 6-year Segment Terms. The minimum amount you can allocate to any single Segment Option is $1,000.00. Other than a maximum Premium Payment at the Contract level, there is no maximum amount that can be allocated to a Segment Option.
Index-Linked Segment Options are Buffer Segment Options and Floor Segment Options. These investment options receive Segment Credits based on the performance of a linked Index and applying a Buffer Rate, Floor Rate, Cap Rate and Participation Rate, as applicable. Segment Terms range from one to six years and are linked to one of the following Indices: S&P 500® Price Return Index (SPX); Russell 2000® Price Return Index (RTY); MSCI EAFE Price Return Index (MXEA); and SG Smart Climate Index (SGIXSMAC).
Segment Credits on Segment End Date
Point-to-Point Crediting Method
For each Index-Linked Segment Option, its Segment Term is not only the potential duration of your investment in that Segment Option, but also the length of time that the Segment Option is linked to the performance of its Index.
The Index-Linked Segment Options are linked to the performance of their Indices based on the point-to-point crediting method. Under this approach, the amounts you allocate to one or more Segment Options that are linked to certain Indices will change in values during defined periods of time (i.e., the Segment Term). In other words, a specific Index’s performance rate, whether positive or negative, is generally measured on a point-to-point basis from the Index’s value on the first day of the Segment Term to the Index’s value on the last day of the Segment Term. The Index performance from the Segment Start Date to the Segment End Date is the percentage change in the value of the applicable Index between those dates.
Certain of the following rates will apply to the Index-Linked Segment Options that are currently offered under the Contract:
•
Cap Rate  — When the Index-Linked Segment Option has positive performance, the interest credited on the Segment End Date will typically equal the positive change in the Index Value multiplied by the Participation Rate up to the Cap Rate. The Cap Rate represents the total limit on upside performance on the Segment End Date as measured from the Segment Start Date. For Segment Terms longer than one year, your Segment Option’s Cap Rate would be lower if measured on an annual basis. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

•
Participation Rate  — When the Index-Linked Segment Option has positive performance, the interest credited on the Segment End Date will typically equal the positive change in the Index Value multiplied by the Participation Rate (subject to any Cap Rate that may apply). Please see the bullet point immediately above for information on how the Participation Rate and Cap Rate operate together.

•
Buffer Rate  — When negative performance is subject to a Buffer Rate, we will absorb any loss up to the maximum Buffer Rate. Any negative Index Value change in excess of the Buffer Rate will be your responsibility. The Buffer Rate represents the maximum negative performance the Company will absorb on the Segment End Date as measured from the Segment Start Date. For Segment Terms longer than one year, your Segment Option’s Buffer Rate would be lower if measured on an annual basis.
•
Floor Rate  — When negative performance is subject to a Floor Rate, we will absorb any loss in excess of the Floor Rate. Any negative Index Value change less than the Floor Rate will be your responsibility. The Floor Rate represents the maximum negative performance for which you will be responsible on the Segment End Date as measured from the Segment Start Date. For Segment Terms longer than one year, your Segment Option’s Floor Rate would provide less protection if measured on an annual basis.

Point-to-Point Crediting Method Examples
For each scenario below, assume a 1-year Segment Term with a 0% Floor Rate, a 5% Cap Rate, and a 75% Participation Rate.
Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage
1	100	125	25%	5%
2	100	105	5%	3.75%
3	100	100	0%	0%
4	100	95	-5%	0%
5	100	85	-15%	0%
For each scenario below, assume a 1-year Segment Term with a 10% Floor Rate, a 15% Cap Rate, and a 100% Participation Rate.
Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage
1	100	125	25%	15%
2	100	105	5%	5%
3	100	100	0%	0%
4	100	95	-5%	-5%
5	100	85	-15%	-10%
For each scenario below, assume a 6-year Segment Term with a 10% Buffer Rate, no declared Cap Rate, and a 110% Participation Rate.
Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage
1	100	200	100%	110%
2	100	125	25%	27.5%
3	100	100	0%	0%
4	100	95	-5%	0%
5	100	75	-25%	-15%
Because we only calculate Segment Credits on the Segment End Date, the Segment Credit typically does not reflect the highest or lowest Index Value that occurred during the Segment Term. The Index Change is subject to further adjustment(s) in arriving at a Segment Credit for the Segment Option. The adjustment(s) are based on any Cap Rate, Participation Rate, Buffer Rate or Floor Rate that may apply.
Segment Interim Value
Segment Interim Values only apply on dates other than the Segment Start Date and Segment End Date.
Before the end of a Segment Term for an Index-Linked Segment Option, if any of the following transactions occurs, the transaction will be based on the Segment Interim Value of your investment in that Index-Linked Segment Option:

•
you take a full or partial withdrawal,

•
you exercise the Lock-In feature,

•
you Annuitize the Contract,

•
the Contract’s death benefit is paid, or

•
a fee or charge is deducted from that Index-Linked Segment Option.

The Equity Adjustment applies to all the above transactions and could result in a loss beyond the downside protection for the Index-Linked Segment Option. The Bond Adjustment only applies to full or partial withdrawals, Annuitization, and death benefits and could also result in a loss beyond the downside protection for the Index-Linked Segment Options. In extreme circumstances, for any Index-Linked Segment Option, the total loss could be 100% (i.e., a complete loss of your principal and/or any prior earnings).
The Segment Interim Value is the Crediting Base adjusted for the Equity Adjustment for each Index-Linked Segment Option. The Crediting Base is the amount allocated to the Segment Option on the Segment Start Date, reduced by a negative adjustment upon any Surrender or deduction of charges or fees from that Segment Option prior to the Segment End Date. The calculation for the Segment Interim Value is:
Segment Crediting Base * (1 + Equity Adjustment percentage)
Generally, the Segment Interim Value will tend to reflect less gain and more loss (as applicable) than would apply at the end of a Segment Term. This means that you might not receive the full protection of a Buffer or Floor Rate reflected in your Segment Interim Value. The Segment Interim Value may result in a loss even if the Index Value at the time the Segment Interim Value is calculated is higher than the Index Value on the Segment Start Date. Generally, the Segment Interim Value will be lower earlier in a Segment Term or if the Current Index Value is less than the Beginning Index Value.
Note: even for a Segment Option that offers a 0% Floor, please be aware the Segment Interim Value could be negative due to the Equity Adjustment calculation. As a result, any Surrender prior to the Segment End Date could result in loss of principal and/or prior earnings.
Calculation of Equity Adjustment
The Equity Adjustment is intended to be close to the change in the market value of derivative instruments that hedge risks associated with our obligation to apply Segment Credits to the Index-Linked Segment Options. The Equity Adjustment accounts for changes in the then current estimate of the Company’s obligations to provide the promised performance at the end of the Segment Term. The adjustment takes into account the applicable Buffer Rate, Floor Rate, Cap Rate, and Participation Rate through the use of the Black-Scholes pricing model to track the market value of the hypothetical derivative instruments on days other than the Segment End Date. The Equity Adjustment is the adjustment to the Crediting Base, expressed as a percentage, based on the change in the value of the hypothetical derivative assets which are designed to replicate credits provided by a Segment Option at the end of a Segment Term. It does not apply to either the Initial Holding Account or the Fixed Segment Option. On the Segment Start Date and Segment End Date, the Equity Adjustment is zero.
See Appendix B for more details on the calculation of the Equity Adjustment.
Negative Adjustments to Crediting Base
Crediting Base
The Crediting Base is a reference value that includes the amount initially allocated to the Segment Option adjusted by any transactions. Transactions that could affect the Crediting Base include but are not limited to Surrenders, death benefits, Transfers and Segment Credits. The Crediting Base itself is not an indication of how much is available before the end of a Segment Term. Please note that the Crediting Base is not the same as the Segment Interim Value. On the initial Segment Start Date, the Crediting Base for any Segment Option is the amount from the Initial Holding Account that gets allocated to the specific Segment Option. On any other date, the Crediting Base for any Segment Option is the amount allocated to the Segment Option on the Segment Start Date, reduced by a negative adjustment upon any Surrender, deduction of charges or fees, or an adjustment for any Segment Credits and Transfers. The calculation for the Crediting Base is as follows:
Cred BasePrev — Seg Fee + Seg Credit + TransfersIn — TransfersOut — Surrenders
Where:
• Cred BasePrev	is the Segment Crediting Base on the previous day
• Seg Fee	is the Segment Fee amount applied to the Segment Option on this date
• Seg Credit	is the amount of Segment Credits credited to the Segment Option on this date
• TransfersIn	is the amount transferred from other Segment Options to this Segment Option on this date
• TransfersOut	is the amount transferred to other Segment Options from this Segment Option on this date
• Surrenders	is the Surrender amount deducted from this Segment Option on this date
Segment Fees (arising from the optional Rate Enhancement Rider) and Surrenders may be applied on any day in the Segment Term. Segment Credits and Transfers are only applied on the Segment End Date.
Impact of Negative Adjustments
The three areas in which negative adjustments to your Crediting Base will occur are Rate Enhancement Rider fees, Surrenders and negative Segment Credits. The Crediting Base will be reduced daily for the Rate Enhancement Rider fees if that rider is selected.
Surrenders that occur before the Segment End Date:   the Crediting Base will be reduced by the same proportion that the Segment Interim Value was reduced by the Surrender unless the Surrender is a partial withdrawal satisfying the Required Minimum Distribution requirement for your Contract. If the Segment Interim Value is greater than the Crediting Base at the time of a withdrawal, the Crediting Base will be reduced by less than the withdrawal amount (i.e., on less than a dollar-for-dollar basis). If the Segment Interim Value is less than the Crediting Base at the time of a withdrawal, the Crediting Base will be reduced by more than the withdrawal amount (i.e., on more than a dollar-for-dollar basis). If the Surrender is a partial withdrawal satisfying the Required Minimum Distribution requirement for your Contract, the negative adjustment to your Crediting Base will be no greater than the amount of the Segment Interim Value withdrawn. The Surrender amount equals the Segment Interim Value withdrawn plus or minus the Bond Adjustment and minus any applicable Surrender Charges and other fees (if any). In calculating the Surrender amount, a Bond Adjustment is factored in, which could have a negative impact on the Surrender amount. The Segment Interim Value is the Crediting Base adjusted for the Equity Adjustment.
Surrenders that occur on the Segment End Date:   the Crediting Base will be reduced by the amount of the Accumulated Value withdrawn. The Surrender amount equals the Accumulated Value withdrawn plus or minus the Bond Adjustment and minus any applicable Surrender Charges and other fees (if any). In calculating the Surrender amount, a Bond Adjustment is factored in, which could have a negative impact on the Surrender amount. The Equity Adjustment does not apply since the Surrender occurs on the Segment End Date.
If you receive a negative Segment Credit on the Segment End Date, the Crediting Base will be reduced by the entire amount of the negative Segment Credit.
Negative Adjustments to Crediting Base Negative Segment Credits (End of Segment Term and No Surrenders)
Below is an example of how a negative Segment Credit causes a negative adjustment to the Crediting Base. This example shows how Segment Credits decrease (or increase) the Crediting Base on a dollar-for-dollar basis. Assume this is a 1-year Segment Option with a Premium Payment of $100,000.00. At the end of the first Segment Term, the Segment Option received a positive $5,000 Segment Credit, which increases the Segment Option’s Crediting Base. In the second Segment Term, the Segment Option received a negative $15,000, which decreased the Segment Option’s Crediting Base below the Premium Payment to $90,000. In the third Segment Term (and final year of this example), the Segment Option received a positive $2,000 Segment Credit, which increases the Segment Option’s Crediting Base to $92,000. In this example the Bond Adjustment would not apply because there is not a Surrender occurring. Segment Credits only occur on Segment End Dates. This example also assumes no Surrenders.
Contract Year	Beginning Crediting Base	Segment Credit		Crediting Base After Segment Credit
1	$100,000.00		$5,000.00	$105,000.00
2	$105,000.00	-$	15,000.00	$90,000.00
3	$90,000.00		$2,000.00	$92,000.00
Negative Adjustments to Crediting Base — Rate Enhancement Rider Fees (Middle of Segment Term and No Surrenders)
This example displays how the Rate Enhancement Rider fee reduces the Segment Option’s Crediting Base assuming all funds are allocated to an Index-Linked Segment Option and there are no Surrenders. If your Crediting Base is $100,000.00 at the start of your Segment Term, the daily charge deducted from your Crediting Base for the rider would be $2.60, which is calculated as follows: ($100,000.00 * 0.95% / 365). In that example, on the 100th day after the Segment Start Date, the Crediting Base would be $100,000.00 – ($2.60 * 100) = $99,740.00. In this example the Bond Adjustment would not apply because there is not a Surrender occurring.
Negative Adjustments to Crediting Base — Partial Withdrawal at End of Segment Term (Dollar-for-Dollar Reduction to Crediting Base)
Below is an example of how a partial withdrawal at the end of a Segment Term causes a negative adjustment to the Crediting Base. The example displays how a partial withdrawal at the end of a Segment Term causes a dollar-for-dollar reduction to the Crediting Base. In this example, the Equity Adjustment is $0 because the Equity Adjustment does not apply on Segment End Dates. The Bond Adjustment does still apply on Segment End Dates due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment is applied to the portion of the Crediting Base that is being Surrendered. The Accumulated Value represents the sum of the Segment Values because the withdrawal occurs on the Segment End Date.
Premium Payment		$100,000.00
Crediting Base		$100,000.00
Equity Adjustment Percentage		0.00%
Equity Adjustment Amount		$0.00
Accumulated Value prior to Withdrawal		$100,000.00
Required Minimum Distribution		$0.00
Free Surrender Amount		$10,000.00(1)
Withdrawal Amount		$20,000.00
Portion of Crediting Base Surrendered		$20,000.00(2)
Bond Adjustment Percentage		-2.05%
Bond Adjustment Amount	-$	410.00(3)
Withdrawal Amount after Bond Adjustment		$19,590.00(4)
Surrender Charge Percentage		8.00%
Surrender Charge		$767.20(5)
Withdrawal Amount after Surrender Charges		$18,822.80(6)
Crediting Base after Withdrawal		$80,000.00(7)
Accumulated Value after Withdrawal		$80,000.00(8)

(1)
The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by allowed Free Surrender Amount (10%).

(2)
The portion of the Crediting Base Surrendered is $20,000.00. At the end of a Segment Term the Equity Adjustment is equal to $0, so the portion of Crediting Base Surrendered is equal to the Withdrawal Amount.

(3)
The Bond Adjustment amount is negative $410.00. For this example, we assumed the Bond Adjustment percentage was negative 2.05%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($20,000.00) times the Bond Adjustment percentage (negative 2.05%).

(4)
The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($20,000.00) minus the Bond Adjustment amount ($410.00), which is $19,590.00.

(5)
The Surrender Charge amount is $767.20. For this example, we assumed a Surrender Charge percentage of 8.00%, which would be the case if the partial withdrawal occurred during the first or second Contract Year. The Surrender Charge amount is calculated by subtracting the Free Surrender Amount ($10,000.00) from the withdrawal amount after Bond Adjustment ($19,590.00) and multiplying the difference by the Surrender Charge percentage (8.00%).

(6)
The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($20,000.00) minus the Bond Adjustment Amount ($410.00) minus the Surrender Charge ($767.20), which is $20,000.00 – $410.00 – $767.20 = $18,822.80.

(7)
The Crediting Base after Withdrawal is $80,000.00. This amount is calculated by subtracting the portion of the Crediting Base Surrendered (20,000.00) from the initial Crediting Base ($100,000.00).

(8)
Accumulated Value after Withdrawal is same as Crediting Base after Withdrawal because there is no Equity Adjustment on the Segment End Date. The Accumulated Value after Withdrawal is the Crediting Base after Withdrawal ($80,000.00) multiplied by the Equity Adjustment percentage (0.00%) plus one (1), which is $80,000.00 * (0.00% + 1) = $80,000.00.

Negative Adjustments to Crediting Base — Partial Withdrawal in Middle of Segment Term (Proportional Reduction to the Crediting Base)
Below is an example of how a partial withdrawal in the middle of a Segment Term causes a negative adjustment to the Crediting Base. The example displays how a partial withdrawal in the middle of a Segment Term causes a proportional reduction to the Crediting Base, which is demonstrated in footnote 3 below. In this example, the Equity Adjustment applies because the partial withdrawal occurs in the middle of the Segment Term. The reference Index Value has increased causing a positive Equity Adjustment, which results in the Crediting Base being reduced on less than a dollar-for-dollar basis. The Bond Adjustment applies as well due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment is applied to the portion of the Crediting Base that is being Surrendered. The Accumulated Value represents the sum of the Segment Interim Values because the withdrawal occurs in the middle of the Segment Term.

Premium Payment		$100,000.00
Crediting Base		$100,000.00
Equity Adjustment Percentage		5.22%
Equity Adjustment Amount		$5,220.00
Accumulated Value (Segment Interim Value)(1) prior to Withdrawal		$105,220.00
Required Minimum Distribution		$0.00
Free Surrender Amount		$10,000.00(2)
Withdrawal Amount		$20,000.00
Portion of Crediting Base Surrendered		$19,007.79(3)
Bond Adjustment Percentage		-1.56%
Bond Adjustment Amount	-$	296.52(4)
Withdrawal Amount after Bond Adjustment		$19,703.48(5)
Surrender Charge Percentage		8.00%
Surrender Charge		$776.28(6)
Withdrawal Amount after Surrender Charges		$18,927.20(7)
Crediting Base after Withdrawal		$80,992.21(8)
Accumulated Value after Withdrawal		$85,220.00(9)

(1)
In this example, the Accumulated Value equals the Segment Interim Value because the partial withdrawal occurs in the middle of the Segment Term, and there is only one Segment Option.

(2)
The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by allowed Free Surrender Amount (10%).

(3)
The portion of the Crediting Base Surrendered is $19,007.79, which represents the proportion by which the Crediting Base is reduced. This was calculated by dividing the partial withdrawal amount ($20,000.00) by the Accumulated Value immediately prior to the partial withdrawal ($105,220.00) and multiplying the result by the Crediting Base immediately prior to the partial withdrawal ($100,000.00).

(4)
The Bond Adjustment amount is negative $296.52. For this example, we assumed the Bond Adjustment percentage was negative 1.56%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($19,007.79) times the Bond Adjustment percentage (negative 1.56%).

(5)
The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($20,000.00) minus the Bond Adjustment amount ($296.52), which is $19,703.48.

(6)
The Surrender Charge amount is $776.28. For this example, we assumed a Surrender Charge percentage of 8.00%, which would be the case if the partial withdrawal occurred during the first or second Contract Year. The Surrender Charge amount is calculated by subtracting the Free Surrender Amount ($10,000.00) from the withdrawal amount after Bond Adjustment ($19,703.48) and multiplying the difference by the Surrender Charge percentage (8.00%).

(7)
The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($20,000.00) minus the Bond Adjustment Amount ($296.52) minus the Surrender Charge ($776.28), which is $20,000.00 – $296.52 – $776.28 = $18,927.20.

(8)
The Crediting Base after Withdrawal is $80,992.21. This amount is calculated by subtracting the portion of the Crediting Base Surrendered (19,007.79) from the initial Crediting Base ($100,000.00).

(9)
The Accumulated Value after Withdrawal is the Crediting Base after Withdrawal ($80,992.21) multiplied by the Equity Adjustment percentage (5.22%) plus one (1), which is $80,992.21* (5.22% + 1) = $85,220.00.

Negative Adjustments to Crediting Base — Required Minimum Distribution in Middle of Segment Term (Dollar-for-Dollar Reduction to Crediting Base)

Below is an example of how a Required Minimum Distribution (RMD) withdrawal causes a negative adjustment to the Crediting Base. This is an example where the Accumulated Value immediately prior to the RMD withdrawal is less than the Crediting Base. If the Accumulated Value immediately prior to the RMD withdrawal is equal to or greater than the Crediting Base or occurs on a Segment End Date, the RMD withdrawal will follow the calculations in the two examples immediately above. When the partial withdrawal is satisfying the RMD requirement for your Contract, the Crediting Base is reduced for the RMD portion of the withdrawal by the lesser of the RMD amount for your Contract and the portion of the Crediting Base Surrendered, which is shown in footnote 8 of this example. In this example, the Equity Adjustment applies because the partial withdrawal occurs in the middle of the Segment Term. The Bond Adjustment applies as well due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment is applied to the portion of the Crediting Base that is being Surrendered. The Accumulated Value represents the sum of the Segment Interim Values because the withdrawal occurs in the middle of the Segment Term.
Premium Payment		$100,000.00
Crediting Base		$100,000.00
Equity Adjustment Percentage		-12.83%
Equity Adjustment Amount	-$	12,830.00
Accumulated Value (Segment Interim Value)(1) prior to withdrawal		$87,170.00
Required Minimum Distribution		$4,500.00
Free Surrender Amount		$10,000.00(2)
Withdrawal Amount		$4,500.00
Portion of Crediting Base Surrendered		$5,162.33(3)
Bond Adjustment Percentage		2.34%
Bond Adjustment Amount		$120.80(4)
Withdrawal Amount after Bond Adjustment		$4,620.80(5)
Surrender Charge Percentage		8.00%
Surrender Charge		$0.00(6)
Withdrawal Amount after Surrender Charges		$4,620.80(7)
Reduction to Crediting Base		$4,500.00(8)
Crediting Base after Withdrawal		$95,500.00(9)
Accumulated Value after Withdrawal		$83,247.35(10)

(1)
In this example, the Accumulated Value equals the Segment Interim Value because the partial withdrawal occurs in the middle of the Segment Term, and there is only one Segment Option.

(2)
The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by allowed Free Surrender Amount (10%).

(3)
The portion of the Crediting Base Surrendered is $5,162.33, which represents the proportion by which the Crediting Base is reduced. This was calculated by dividing the partial withdrawal amount ($4,500.00) by the Accumulated Value immediately prior to the partial withdrawal ($87,170.00) and multiplying the result by the Crediting Base immediately prior to the partial withdrawal ($100,000.00).

(4)
The Bond Adjustment amount is positive $120.80. For this example, we assumed the Bond Adjustment percentage was positive 2.34%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($5,162.33) times the Bond Adjustment percentage (positive 2.34%).

(5)
The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($4,500.00) plus the Bond Adjustment amount ($120.80), which is $4,620.80.

(6)
The Surrender Charge amount is $0.00 because the withdrawal is within the Free Surrender Amount.

(7)
The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($4,500.00) plus the Bond Adjustment Amount ($120.80) minus the Surrender Charge ($0.00), which is $4,500.00 + $120.80 – $0.00 = $4,620.80.

(8)
The Reduction to Crediting Base is $4,500.00, which is calculated by taking the lesser of the RMD amount for your Contract ($4,500.00) and the portion of the Crediting Base Surrendered ($5,162.33) since the withdrawal is for the RMD amount for your Contract.

(9)
The Crediting Base after Withdrawal is $95,500.00. This amount is calculated by subtracting the Reduction to Crediting Base ($4,500.00) from the initial Crediting Base ($100,000.00).

(10)
The Accumulated Value after Withdrawal is the Crediting Base after Withdrawal ($95,500.00) multiplied by the Equity Adjustment percentage (-12.83%) plus one (1), which is $95,500.00* (-12.83% + 1) = $83,247.35.

Optional Rate Enhancement Rider
The Rate Enhancement Rider is an optional benefit that can only be elected at the time the Contract is issued. The Rate Enhancement Rider effective date is the same as the Contract Date unless a different rider effective date is shown on your Contract’s Data Page. The Rate Enhancement Rider is available for all Index-Linked Segment Options.
Rider Benefit
The Rate Enhancement Rider provides an increased Participation Rate and/or Cap Rate on the Index-Linked Segment Options. While the purchase of the Rider ensures that your Participation Rate and/or Cap Rate (as applicable) will be higher than the standard rates, there is no guaranteed minimum increase to the standard rates that you will receive by purchasing the Rider. The increased Participation Rate and/or Cap Rate (as applicable) are shown on your Contract’s Data Page.
Rider Risk
The risk in purchasing this rider is that you may not receive additional Segment Credits in excess of the Rate Enhancement Rider fee. For example, one situation where no benefit is provided for a Segment Term would be if the additional positive Segment Credit received is less than the Rate Enhancement Rider fee. Also, if performance of the applicable Segment Option is negative for a Segment Term, you will not receive additional Segment Credits under this rider for that Segment Term.
Rider Charge
The annual charge for the Rate Enhancement Rider is 0.95%, which is deducted daily. If the Rate Enhancement Rider is terminated (as discussed below), the charge for the Rate Enhancement Rider ends.
Rider Termination
The Rate Enhancement Rider terminates on the earliest of the following:
1.
The Contract is terminated; or

2.
A Segment Anniversary divisible by six, in which we receive your request to terminate the Rate Enhancement Rider (for example, if your initial Segment Start Date was 9/1/2022, you could only terminate the Rate Enhancement Rider on 9/1/2028, 9/1/2034, 9/1/2040, etc.).

If the Rate Enhancement Rider terminates for any reason other than your full Surrender of your Contract, the Rate Enhancement Rider may not be reinstated. If you Surrender your Contract with the Rate Enhancement Rider attached and the Contract is later reinstated, the Rate Enhancement Rider also must be reinstated. If the Contract and the Rate Enhancement Rider are reinstated, the Rate Enhancement Rider will be reinstated as of the termination date. At the time the Rate Enhancement Rider is reinstated, we will deduct Rate Enhancement Rider charges scheduled during the period between the termination and reinstatement and make any other adjustments necessary to reflect any change in the amount reinstated and the Contract Accumulated Value as of the date of termination.
Discontinuation or Substitution of an Index
The Indices available on the Contract Date are not guaranteed for the life of the Contract. For any Index-Linked Segment Option, we will substitute an existing Index if the Index is discontinued or when there is a substantial change in the calculation of the Index that materially modifies the performance or values of the Index. We may also substitute an Index should Index Values become unavailable for any reason. The substitution of an Index will have no impact on an Index-Linked Segment Option’s Segment Term, Cap Rate, Participation Rate, Buffer Rate, or Floor Rate, as applicable.
When substituting an Index, we will attempt to select an alternative Index that, in our judgment, has an investment and risk profile similar to the original Index. We will notify you at least 30 days in advance of the substitution, and the notice will include the Index and Segment Option(s) involved. In the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable. If required by law, any substitution of an Index is subject to approval by the state insurance authorities where the Contract was issued.
If the substitution of an Index occurs in the middle of a Segment Term, the point-to-point method will be used in measuring performance of the original Index from the Segment Start Date to the date of substitution and performance of the new Index from the day after substitution through the Segment End Date. An example of how the change in the Index Value would be calculated if a substitution of an Index occurs in the middle of a Segment Term is as follows:
•
Assume the following:

•
Substitution happens halfway through the Segment Term

•
Performance of the original Index is 5% from the Segment Start Date to the date of substitution

•
Performance of the new Index is -2% from the day after substitution through the Segment End Date

•
The change in the Index Value for the full Segment Term would be 3%, which is the performance of the original Index from the Segment Start Date to the date of the substitution (5%) reduced by the negative performance of the new Index from the day after substitution through the Segment End Date (–2%).

We reserve the right to add and remove Index-Linked Segment Options as available investment options. There is no guarantee that any Index-Linked Segment Option will always be available in the future. However, we will always offer at least one Index-Linked Segment Option that is either currently available or substantially similar to one that is currently offered. Such option will include an Index that is comparable to an Index currently offered under the Contract. If only one Index-Linked Segment Option is available, you will be limited to that Segment Option for investment.
If we remove an Index-Linked Segment Option, it will be closed such that no reinvestments or Transfers will be allowed into that Segment Option. If you are currently invested in an Index-Linked Segment Option that is being removed, you may remain in that Segment Option until the end of the Segment Term.
Segment Lock-In Feature
The Contract’s lock-in features allow you to lock in an Index-Linked Segment Option’s Equity Adjustment prior to the Segment End Date. These lock-in features are available with all of the Index-Linked Segment Options under the Contract. There is no additional charge for these lock-in features.
The lock-in features may be of interest to people who:
•
Are interested in eliminating some of the uncertainty regarding future Index performance; or

•
Are wanting to potentially limit the impact of a negative Segment Credit they may otherwise receive if they don’t lock-in.

Upon exercising a lock-in, the Owner will receive a Segment Credit on the Segment End Date where the Index Change is equal to the locked-in Equity Adjustment instead of being calculated using the point-to-point crediting method. The Segment Credit you receive may be lower than the Segment Credit you would have received on the Segment End Date if you hadn’t exercised the Segment Lock-In. You also may receive less than the full protection of the Buffer Rate or Floor Rate (as applicable). This is due to an Equity Adjustment being applied in calculating the Segment Credit instead of the point-to-point crediting method. If a lock-in is exercised, the Segment Option’s Floor Rate, Buffer Rate, Cap Rate, and Participation Rate (as applicable) will no longer be applied on the Segment End Date. Between the date of lock-in and the Segment End Date, the Segment Interim Value will be calculated using the locked-in Equity Adjustment. If a lock-in has been exercised and the current Segment End Date is later than the next Segment Anniversary, Segment Term is shortened, and the Segment End Date is moved up to the next Segment Anniversary. For example, if the Segment Start Date is 9/1/2022 for a 6-year Segment Option (Segment End Date is 9/1/2028 before lock-in) and you exercise a lock-in on 6/22/2025, the Segment End Date will move to 9/1/2025 at the time of exercising the lock-in.
There are two ways to exercise a lock-in for an Index-Linked Segment Option: Manual Segment Lock-In and Automatic Segment Lock-In.
Manual Segment Lock-In.   Under this method, you exercise a lock-in by submitting a request directing us to lock in the Equity Adjustment for an Index-Linked Segment Option. We will lock in the Equity Adjustment on the Valuation Day we receive your request in Good Order. For example, if you submit a request in Good Order prior to the end of the Valuation Day (generally 4:00 p.m. E.T.) to lock in a Segment Option, the lock-in will be effective on that day (Lock-In Date). If your request is received in Good Order after the end of the Valuation Day (generally 4:00 p.m. E.T.), or on a weekend or on a holiday, the lock-in will be effective on the next Valuation Day (Lock-In Date). You can provide such a request through any of the forms of communication specifically listed in the definition of “Notice” in the GLOSSARY.
Automatic Segment Lock-In.   Under this method, if a lock-in has not yet occurred, you may contact us to set an upper Lock-In Threshold and/or lower Lock-In Threshold. An upper Lock-In Threshold may be set to lock in gains and a lower Lock-In Threshold may be set to limit losses. If you set an upper Lock-In Threshold, we will automatically lock in the Equity Adjustment during the remainder of the Segment Term if the Equity Adjustment reaches and/or crosses the upper Lock-In Threshold. Conversely, if you set a lower Lock-In Threshold, we will lock in the Equity Adjustment during the remainder of the Segment Term if the Equity Adjustment reaches and/or crosses the lower Lock-In Threshold. For example, if an upper threshold of 10% is set, the Segment Option will not lock in until the Equity Adjustment is at least 10%. This means the locked in Equity Adjustment will be 10% or greater. If a lower threshold of -5% is set, the Segment Option will not lock in until the Equity Adjustment is less than or equal to -5%. This means the locked in Equity Adjustment will be -5% or lower. Please note, we will not accept a request to establish an upper or lower Lock-In Threshold unless the requested Lock-In Threshold is higher or lower, respectively, than the last-calculated Equity Adjustment. Lock-In Threshold(s) may be removed or changed if you provide us with Notice in Good Order at least two Valuation Days prior to the Segment End Date, provided a lock-in has not yet occurred for the specified Segment Option during the Segment Term.
You can request a Segment Lock-In or set Lock-In Threshold(s) on any Valuation Day up to two Valuation Days prior to the applicable Segment End Date. In order to request a Segment Lock-In or set Lock-In Threshold(s) you must provide us with Notice. If you submit a Segment Lock-In request, the Lock-In Date will be the Valuation Day we receive Notice in Good Order to lock the Segment Option. If you establish a Lock-In Threshold, the Lock-In Date will be the Valuation Day where the Equity Adjustment triggers the threshold you set.
Under either method for exercising a lock-in, you will not know the locked-in Equity Adjustment in advance because the Equity Adjustment is calculated at the end of the Valuation Day after you exercise the lock-in. If you submit a Segment Lock-In request, the locked-in Equity Adjustment may be lower or higher than the Equity Adjustment that was last calculated before you submitted your request. If you establish Lock-In Thresholds, the locked-in Equity Adjustment will be at least equal to the upper threshold or lower threshold, as applicable. For example, if an upper threshold of 10% is set, the Segment Option will not lock in until the Equity Adjustment is at least 10%. This means the locked in Equity Adjustment will be 10% or greater. If a lower threshold of -5% is set, the Segment Option will not lock in until the Equity Adjustment is less than or equal to -5%. This means the locked in Equity Adjustment will be -5% or lower.

We will not provide advice or notify you regarding whether you should exercise the lock-in features or the optimal time for doing so. We will not warn you if you exercise the lock-in features at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the lock-in features.
A potential advantage of setting a higher/positive threshold is that you can capture positive Index performance (through a positive Segment Credit) even if the Index’s performance later turns negative. A potential disadvantage of setting a higher/positive threshold is that the positive Index performance beyond the threshold could move even higher, i.e., more positive, in which case you would miss out on a more positive Segment Credit than the one resulting from your lock-in.
A potential advantage of setting a lower/negative threshold is that you can limit the impact of a negative Segment Credit you may otherwise receive if you don’t lock-in. This would be a situation where the performance of the particular Index goes further negative beyond the negative threshold you set. A potential disadvantage of setting a lower/negative threshold is that the negative Index performance could turn positive after your lock-in is triggered, in which case you may miss out on a positive Segment Credit or a less-negative Segment Credit.
Once a lock-in is executed, it is irrevocable for that Segment Term. A lock-in will not be applied retroactively and can only be exercised for the entire Segment Option. A lock-in may only be exercised once per Segment Term for each Index-Linked Segment Option.
We reserve the right to limit the availability of the lock-in features to only certain Index-Linked Segment Options in the future.
9.   OPTIONS AT END OF SEGMENT TERM
At the end of a Segment Term for any Segment Option, the following options are available to you:
•
You may reinvest your Accumulated Value allocated to the ended Segment Option in the same Segment Option for another Segment Term if that Segment Option is still available. Please note, the Cap Rate, Participation Rate, or annual interest rate we declare for the new Segment Term may differ (higher or lower) from the previous Segment Term, subject to the guaranteed limits described in this prospectus. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.

•
You may Transfer your Accumulated Value allocated to the ended Segment Option to any other Segment Option that is available for investment. Transfers from a Segment Option are only allowed on the Segment End Date. If you wish to Transfer, you must Notify us at least two Valuation Days prior to the end of the Segment Term for the given Segment Option. For information about the acceptable ways to provide us Notice, see 2. SUMMARY – Q19: How do investors provide reallocation instructions and other requests to Principal Life? If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re-invested as described in the paragraph below. The Segment End Date counts as one of those two Valuation Days. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date is the end of that two-day period. For example, if the Segment End Date is a Saturday, the end of the two-day period is the preceding Friday, and your Transfer request must be received by us before the end of the Valuation Day on the preceding Wednesday. This example assumes no holidays during this period. No Notice is required if you want to be automatically re-invested.

•
You may withdraw or Annuitize your Accumulated Value allocated to the ended Segment Option, subject to the terms and conditions described in this prospectus. Withdrawals and Annuitization are not restricted to Segment End Dates, but amounts withdrawn or Annuitized from a Segment Option on its Segment End Date will not be based on a Segment Interim Value. However, such withdrawals may be subject to Surrender Charges (Surrender Charges do not apply upon Annuitization). See 5. FEES AND CHARGES - Deferred Sales Load ("Surrender Charge"). In addition, such withdrawals and Annuitizations on a Segment End Date will be subject to the Bond Adjustment but not an Equity Adjustment. See 10. CONTRACT VALUES - Bond Adjustment.

In the absence of instructions, your Accumulated Value in the ended Segment Option will be automatically re-invested in the same Segment Option for another Segment Term, as described above. If we no longer offer the same Segment Option, we will select a new Segment Option from those that we do offer. The Segment Option selected will be one with the same Index with a one-year Segment Term and the same Buffer Rate or Floor Rate as the Segment Option that just ended. If there is no such Segment Option, the Accumulated Value for the applicable Segment Option will be allocated to the one-year Fixed Segment Option. Cap Rates, Participation Rates, and annual interest rates will be declared as described immediately below. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.
As each Segment Term nears its Segment End Date, we will provide at least fifteen (15) calendar days advance notice of the Segment Options that will be available to you on the Segment End Date, including where to obtain the Cap Rates, Participation Rates, and annual interest rates for the new Segment Terms. This notice of the upcoming renewal will be in writing and the rates will be publicly available at least seven (7) calendar days prior to the Segment Start Date for the new Segment Terms on www.principal.com/individuals/invest-retire/annuities. Any or all of these Cap Rates, Participation Rates, and annual interest rates may be different (higher or lower) from the Cap Rates, Participation Rates, and annual interest rates that we declared for previous Segment Terms, subject to the guaranteed limits described in this prospectus. We may offer different rates (higher or lower) to new investors or classes of investors that purchased the Contract at different times. The Accumulated Value automatically re-invested, as described above, will be subject to the declared Cap Rates, Participation Rates, and annual interest rates, as applicable, on the Segment Start Date.

10.   CONTRACT VALUES
Accumulated Value
The Accumulated Value is the sum of the Segment Interim Values, Segment Values, and Fixed Segment Values, as applicable. Segment Interim Values include the Equity Adjustment, as applicable. The Bond Adjustment is not included in the Accumulated Value. In the period during which your Premium Payment (and any credited interest) is held in the Initial Holding Account, the Accumulated Value will equal the sum of the Premium Payment and the credited interest, if any.
Bond Adjustment
The Bond Adjustment is an adjustment (which could be positive, negative, or zero) to the amount Surrendered to account for changes in the value of longer-term assets that may have been used to support the Company’s financial obligations under the Contract. Generally, if interest rates have increased since the beginning of the current Bond Adjustment period, the Bond Adjustment will reduce the Surrender amount, and if interest rates have decreased since the beginning of the current Bond Adjustment period, the Bond Adjustment will increase the Surrender amount. The Bond Adjustment is the adjustment based on the change in value of the hypothetical fixed income assets supporting the Company’s financial obligations under the Contract. The Company invests in fixed income assets to support the value of the Segment Options. The Bond Adjustment is intended to be close to the change in value of the fixed income assets that are sold to cover any distribution from the Contract. It applies to all Segment Options on any full and partial withdrawals, Annuitizations and death benefits (including those taken on a Segment End Date). A Bond Adjustment applies at all times due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment only applies to money allocated to the Segment Options and does not apply to money allocated to the Initial Holding Account. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.).
The Bond Adjustment applies to the Index-Linked Segment Options and Fixed Segment Option. For the amount allocated to the Index-Linked Segment Options, you will receive the Surrender Value upon any Surrender. In contrast, for the amount allocated to the Fixed Segment Option, you will receive the greater of the following upon any Surrender:
•
Surrender Value; and

•
Nonforfeiture amount as required by the Standard Nonforfeiture Law for Individual Deferred Annuities.

The Bond Adjustment is calculated as:
Cred Base * {[(1+ Index ValBeg) / (1+ Index ValCur)]Time Rem. – 1}
Where:
• Cred Base
is the Crediting Base immediately prior to any Surrender

• Index ValBeg
is the Beginning Bond Adjustment Index Value

• Index ValCur
is the Current Bond Adjustment Index Value

• Time Rem
is the number of whole months remaining until the end of the current Bond Adjustment Period, divided by 12.

The Bond Adjustment Index is the 6 Year Point on the A Rated US Bloomberg Fair Value Curve. If this Index becomes unavailable for the Company to utilize or the calculation of the values substantially changes, the Company may choose another Bond Adjustment Index and you will be made aware of the change. The initial Beginning Bond Adjustment Index Value is equal to the closing price of this Index on the Contract Date. Each Beginning Bond Adjustment Index Value after the initial one is equal to the closing price of this Index on the Segment Anniversary divisible by six (i.e., 6, 12, 18, etc.). The Current Bond Adjustment Index Value is equal to the most recent closing price of this Index on the day the adjustment is calculated. The first Bond Adjustment period begins on the first Segment Start Date, and it restarts on each Segment Anniversary divisible by six.
The risk with the Bond Adjustment is that you could receive a lower amount on withdrawals, Annuitization or death benefits because the Bond Adjustment could be negative based on interest rate movements. Generally, a Bond Adjustment will be negative when the Current Bond Adjustment Index Value is greater than the Beginning Bond Adjustment Index Value.
11.   WITHDRAWALS
This section describes full and partial withdrawals under your Contract. For information about the risks in taking withdrawals, see 3. RISK FACTORS — Liquidity Risk — Consequences of Withdrawals/Surrenders Generally. For examples showing the interaction between withdrawals and Index-Linked Segment Options, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Negative Adjustments to Crediting Base Examples.
Withdrawals Generally
You may make full or partial withdrawals under this Contract at any time prior to the Annuitization Date provided the Owner and Joint Owner, if any, are living and provided that you give us Notice in Good Order at our Home Office. Withdrawal requests may be sent to us at the following address (or as otherwise set forth in 16. ADDITIONAL INFORMATION ABOUT THE CONTRACT — Telephone and Internet Services):
Principal Life Insurance Company
PO Box 9382
Des Moines, Iowa 50306-9382
When you request a withdrawal, the amount provided to you is the Surrender Value, which includes the Segment Interim Value if the withdrawal is not on a Segment Start Date or Segment End Date of the Segment Option being withdrawn from. In arriving at the Surrender Value, we will apply a Bond Adjustment to the Accumulated Value and subtract any applicable Surrender Charge and other applicable fees (see 5. FEES AND CHARGES, and 9. CONTRACT VALUES — Bond Adjustment). A Bond Adjustment applies regardless of when the withdrawal is taken, including on the Segment End Date. The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. For additional information on the nonforfeiture amount, see 7. FIXED SEGMENT OPTION MECHANICS. Full and partial withdrawals may be subject to taxes and to a separate 10% federal tax penalty if made before the Owner is 59 1∕2 years old (see 15. TAXES).
Withdrawals are generally paid within seven days of the effective date of the request for Surrender (or earlier if required by law). However, certain delays in payment are permitted (see 16. ADDITIONAL INFORMATION ABOUT THE CONTRACT — Delay of Payments and Other Transactions).
Full Withdrawal
You may take a full withdrawal under this Contract for the Surrender Value. The following provisions apply to full withdrawals:
•
You may take the withdrawal under the Contract at any time before the Annuitization Date.

•
The Surrender Value at any time is the Accumulated Value (on the date we receive your Notice in Good Order) adjusted for the Bond Adjustment, less any applicable Surrender Charge and other fees and charges.

•
We reserve the right to require you to return the Contract.

•
The written consent of all collateral assignees and irrevocable beneficiaries must be obtained prior to a full withdrawal. A collateral assignment is an agreement under which you assign the annuity benefits to a lender as collateral for a loan. An irrevocable beneficiary is someone whose name cannot be removed from this annuity Contract without his or her consent.

For additional information on the risks involved in taking a full withdrawal, see 3. RISK FACTORS — Liquidity Risk.
Partial Withdrawals
You may take unscheduled and scheduled partial withdrawals from this Contract by providing us Notice. Partial withdrawals reduce the Accumulated Value and Crediting Base of the Contract and are deducted proportionately from the Segment Options unless you direct otherwise. The deductions are based on the values as of the end of day of the effective date of the withdrawal.
Unscheduled Partial Withdrawal
•
You may withdraw a part of your Accumulated Value at any time before the Annuitization Date.

•
You must specify the dollar amount of the withdrawal (which must be at least $100).

•
If you specify withdrawal allocation percentages as part of a partial withdrawal request, the withdrawal is deducted from the Segment Options according to the withdrawal allocation percentages you provide to us.

•
If you do not provide us with specific withdrawal allocation percentages, the withdrawal is deducted in the same proportion as the Accumulated Value is spread throughout the Segment Options at that point in time.

•
Your Accumulated Value after the unscheduled partial withdrawal must be equal to or greater than $5,000; we reserve the right to increase this amount up to and including $10,000. If your Accumulated Value is less than the minimum threshold, we will treat the request as a request for a full withdrawal.

•
The written consent of all collateral assignees and irrevocable beneficiaries must be obtained prior to withdrawal.

For additional information on the risks involved in taking an unscheduled partial withdrawal, see 3. RISK FACTORS — Liquidity Risk.
Scheduled Partial Withdrawal
•
You may request partial withdrawals from any of the Segment Options (to which you are allocated) on a scheduled basis.

•
Your Accumulated Value must be at least $5,000 when the scheduled partial withdrawals begin.

•
You may specify monthly, quarterly, semi-annually or annually and choose a withdrawal date (other than the 29th, 30th or 31st of any month).

•
If the selected date is not a Valuation Date, the partial withdrawal is completed on the next Valuation Date.

•
We take amounts from your Segment Option(s) to equal, in total, the dollar amount of the partial withdrawal request plus or minus the Bond Adjustment (as applicable) and plus any applicable Surrender Charge.

•
Scheduled partial withdrawals will end on the earliest of:

•
the date we receive Notice in Good Order to end the payments;

•
the date you take a full withdrawal from the Contract;

•
the date all or a portion of the Accumulated Value is applied to an annuity benefit payment option;

•
the date the death benefit is distributed;

•
the Annuitization Date; and

•
the Accumulated Value is zero.

•
For additional information on the risks involved in taking a scheduled partial withdrawal, see 3. RISK FACTORS — Liquidity Risk.

•
The written consent of all collateral assignees and irrevocable beneficiaries must be obtained prior to a partial withdrawal.

12.   DEATH BENEFIT
General Death Benefit Provisions
If the Owner or any Joint Owner dies prior to the Annuitization Date, we will pay the death benefit upon our receipt of required documents and Notice, in Good Order, including due proof of death. Proof of death includes a copy of a death certificate, a certified copy of a court order, a written statement by a medical doctor, or other proof satisfactory to us.
The Accumulated Value will remain invested in the Segment Options until the Valuation Day on which we receive the required documents in Good Order. If more than one beneficiary is named, each beneficiary’s portion of the death benefit will remain invested in the Segment Options until the Valuation Day on which we receive the required documents for that beneficiary. The death benefit is subject to the Segment Interim Value (which will include an Equity Adjustment) and a Bond Adjustment, which factors in market performance. See 3. RISK FACTORS — Segment Interim Value and 10. CONTRACT VALUES — Bond Adjustment.
We will pay interest on the death benefit from the first day the Accumulated Value is no longer invested in the Segment Options until payment is made. We will determine the rate of interest, which will not be less than the interest rate required by the applicable state’s law.
If the Owner or any Joint Owner dies prior to the Annuitization Date, the death benefit may be distributed in a lump sum or within five years of the date of death or distributed over a time period not extending beyond the life expectancy of the beneficiary as provided for in Internal Revenue Code (“IRC”) section 72(s), as may be amended from time to time. If payments are made over the life expectancy of the beneficiary, they must begin not later than one year after the date of death of the Owner or Joint Owner.
If the Owner or Joint Owner dies on or after the Annuitization Date and before the entire interest in this Contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as required under applicable federal tax laws, including, particularly, IRC section 72(s), as may be amended from time to time. This approach will apply to the Annuity Benefit Options other than the Life Income and Joint and Survivor options.
Notwithstanding any provision to the contrary in this Contract, any payment of death benefits must comply with all applicable laws, including IRC section 72(s), as may be amended from time to time.
Death of Owner(s)
The following provisions apply upon an Owner’s death if a Contract is not jointly owned:
1.   If the surviving spouse is the only primary beneficiary, the surviving spouse may elect to become the Owner and continue the Contract or elect to receive the death benefit.
2.   If the primary beneficiary is not the surviving spouse, the primary beneficiary will receive the death benefit.
The following provisions apply upon the death of the first Joint Owner to die when a Contract is jointly owned:
1.   The surviving Joint Owner will be treated as the primary beneficiary. Any other beneficiary designation on record will be treated as contingent beneficiary.
2.   If the surviving Joint Owner is the spouse of the deceased Joint Owner, the surviving spouse may elect to become the Owner and continue the Contract or elect to receive the death benefit.

Death of Annuitant(s)
If an Annuitant who is not an Owner dies while this Contract is in force, a new Annuitant may be named unless the Owner is a corporation, trust, or other entity.
If the Owner is a corporation, trust or other entity, the death benefit will be payable upon the death of the Annuitant, or, in the case of Joint Annuitants, upon the death of the first Joint Annuitant to die.
Death Benefit
If the age of the oldest Owner on the date the application is signed is 79 or younger, the death benefit is equal to the greater of 1 or 2 where:
1.   Is the Accumulated Value, subject to the Bond Adjustment, on the date we receive the proof of death and all required documents in Good Order; and
2.   Is the Premium Payment minus a proportional adjustment (as described below) for each partial withdrawal (and any applicable Surrender Charge and fees) and proportional adjustment for each partial Annuitization made prior to the date we receive the poof of death and all required documents.
The proportional adjustment for each partial Surrender (and any applicable Surrender Charges and fees) and for each partial Annuitization will reduce the death benefit in the same proportion that the Accumulated Value was reduced on the date of the partial Surrender or partial Annuitization. The proportional adjustment for partial Surrenders is equal to (1 divided by 2) multiplied by 3, where:
1.   Is the amount of the partial Surrender (and any applicable Surrender Charges and fees) or the amount of the partial Annuitization; and
2.   Is the Accumulated Value immediately prior to the partial Surrender or partial Annuitization; and
3.   Is the Premium Payment adjusted for prior partial Surrenders and partial Annuitizations immediately prior to the current partial Surrender or partial Annuitization.
If the age of the oldest Owner on the date the application is signed is 80 or older, the death benefit is equal to the Accumulated Value, subject to the Bond Adjustment, on the date we receive the proof of death and all required documents in Good Order.
The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. For additional information on the nonforfeiture amount, see 7. FIXED SEGMENT OPTION MECHANICS.
Assumptions for the following examples:
•
The Accumulated Value accounts for the Segment Interim Value calculations.

•
The Accumulated Value is the sum of the Segment Interim Values for all Segment Options. These examples could be allocated to one or many Segment Options, and the examples would be the same.

•
Any charges taken prior to the date of the example are accounted for in the Accumulated Value already.

•
There have been no prior Surrenders.

Death Benefit Example 1
This example is intended to demonstrate that when the Accumulated Value is greater than the Premium Payment, the Bond Adjustment could reduce the Death Benefit to lower than the Premium Payment. Assuming the age of the oldest owner on the date the application was signed was less than 80, the Death Benefit would equal the Premium Payment since the Accumulated Value adjusted for the Bond Adjustment is less than the Premium Payment.

Contract Issue date = August 31
Age of the oldest Owner on the date the application was signed = 65
Premium Payment = $100,000
On November 3 of the same calendar year, assume the Accumulated Value is $101,000 and the Bond Adjustment is -$3,000.
The Death Benefit on November 3 is the greater of 1 or 2 below:
1.
$98,000 = $101,000 – $3,000

2.
$100,000 = Premium Payment

The Death Benefit on November 3 is $100,000.
In this example, the age of the oldest Owner on the date the application was signed was 79 or younger. However, if the age of the oldest Owner on the date the application was signed was 80 or older, the Death Benefit would be $98,000 (which is lower than the Premium Payment) because the Death Benefit would be the Accumulated Value adjusted for the Bond Adjustment.
Death Benefit Example 2
This example is intended to demonstrate that when the Accumulated Value is less than the Premium Payment, the Bond Adjustment could increase the Death Benefit to greater than the Premium Payment. Assuming the age of the oldest owner on the date the application was signed was less than 80, the Death Benefit would equal the Accumulated Value adjusted for the Bond Adjustment since that is greater than the Premium Payment.
Contract Issue date = August 31
Age of the oldest Owner on the date the application was signed = 65
Premium Payment = $100,000
On November 3 of the same calendar year, assume the Accumulated Value is $99,000 and the Bond Adjustment is $2,000.
The Death Benefit on November 3 is the greater of 1 or 2 below:
1.
$101,000 = $99,000 + $2,000

2.
$100,000 = Premium Payment

The Death Benefit on November 3 is $101,000.
In this example, the age of the oldest Owner on the date the application was signed was 79 or younger. If the age of the oldest Owner on the date the application was signed was 80 or older, the Death Benefit would still be $101,000. The Death Benefit is the same regardless of the age on the date the application was signed because the Accumulated Value adjusted for the Bond Adjustment is greater than the Premium Payment.
Death Benefit Example 3
This example is intended to demonstrate where the Accumulated Value is less than the Premium Payment and where the Bond Adjustment reduces the Death Benefit. Assuming the age of the oldest owner on the date the application was signed was less than 80, the Death Benefit would equal the Premium Payment since the Accumulated Value adjusted for the Bond Adjustment is less than the Premium Payment.
Contract Issue date = August 31
Age of the oldest Owner on the date the application was signed = 65
Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $90,000 and the Bond Adjustment is –$4,000.
The Death Benefit on November 3 is the greater of 1 or 2 below:
1.
$86,000 = $90,000 – $4,000

2.
$100,000 = Premium Payment

The Death Benefit on November 3 is $100,000.
Death Benefit Example 4
This example is intended to demonstrate how a partial withdrawal impacts the Premium Payment portion of the Death Benefit calculation. Assuming the age of the oldest owner on the date the application was signed was less than 80, the Death Benefit would equal the Premium Payment proportionally adjusted for the partial withdrawal since the Accumulated Value adjusted for the Bond Adjustment is less than the Premium Payment proportionally adjusted for the partial withdrawal.
The proportional adjustment for the partial withdrawal will reduce the premium portion of the death benefit in the same proportion that the Accumulated Value was reduced on the date of the partial withdrawal. The proportional adjustment for partial withdrawal is equal to (1 divided by 2) multiplied by 3, where:
1.
Is the amount of the partial withdrawal; and

2.
Is the Accumulated Value immediately prior to the partial withdrawal; and

3.
Is the Premium Payment.

Contract Issue date = August 31
Age of the oldest Owner on the date the application was signed = 65
Premium Payment = $100,000
On November 3 of the same calendar year, assume the Accumulated Value is $90,000 and the Bond Adjustment is -$4,000 and a partial withdrawal of $5,000
The Death Benefit on November 3 is the greater of 1 or 2 below:
1.
$81,000 = ($90,000 – $5,000) – $4,000

2.
$94,444.44 = Premium Payment proportionately adjusted for the partial withdrawal is the Premium Payment ($100,000) reduced by the proportional adjustment ($5,555.56)

•
The amount of the proportional adjustment ($5,555.56) is the partial withdrawal ($5,000) divided by the Accumulated Value immediately prior to the partial withdrawal ($90,000) multiplied by the Premium Payment ($100,000).

The Death Benefit on November 3 is $94,444.44.
13.   STATEMENTS
We will mail to you a statement, along with any reports required by state law, of your current Accumulated Value at least once per year prior to the Annuitization Date. After the Annuitization Date, any reports will be mailed to the person receiving the annuity benefit payments.
14.   ANNUITIZATION
Annuitization Date
You may specify an Annuitization Date in your application. If you do not specify an Annuitization Date, the Annuitization Date is the Maximum Annuitization Date shown on the Data Page. You may change the Annuitization Date with our prior approval. The request must be in writing. You may not select an Annuitization Date that falls prior to the second Contract Anniversary or after the Maximum Annuitization Date. Generally, the Maximum Annuitization Date is the Contract Anniversary following the Annuitant’s attainment of age 95. The Maximum Annuitization Date can be found on the Data Page. Annuitizations are subject to the Segment Interim Value (which includes an Equity Adjustment) and a Bond Adjustment. An Equity Adjustment does not apply if the Annuitization occurs on a Segment End Date for the particular Segment Option. A Bond Adjustment applies regardless of when the Annuitization occurs, including on the Segment End Date. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.). The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. For additional information on the nonforfeiture amount, see 7. FIXED SEGMENT OPTION MECHANICS. For additional information about the Bond Adjustment, see 3. RISK FACTORS — Segment Interim Value and 9. CONTRACT VALUES — Bond Adjustment.
If Joint Annuitants are named in the application, the Maximum Annuitization Date will be set based on the age of the older Joint Annuitant.
Full Annuitization
Any time after the second Contract Year, you may Annuitize your Contract by electing to receive payments under an annuity benefit payment option. If the Accumulated Value on the Annuitization Date is less than $2,000, we may pay out the entire amount in a single payment. The Contract would then be canceled. You may select when you want the payments to begin (within the period that begins the Valuation Day following our receipt of your instruction and ends one year after our receipt of your instructions).
Once payments begin under the annuity benefit payment option you choose, the option may not be changed. In addition, once payments begin, you may not surrender, withdraw or otherwise liquidate or commute any of the portion of your Accumulated Value that has been Annuitized.
Depending on the type of annuity benefit payment option selected, payments that are initiated either before or after the Annuitization Date may be subject to penalty taxes (see 15. TAXES). You should consider this carefully when you select or change the annuity benefit payment commencement date.
Partial Annuitization
You have the right to Annuitize a portion of your Accumulated Value. After the second Contract Year and prior to the Annuitization Date, you may Annuitize a portion of your Accumulated Value by sending us a Notice in Good Order.
If you specify annuitization allocation percentages as part of a partial annuitization request, the amount annuitized is deducted from the Segment Options according to the annuitization allocation percentages you provide to us. If you do not provide us with specific annuitization allocation percentages, the amount annuitized is deducted in the same proportion as the Accumulated Value is spread throughout the Segment Options at that point in time.
The minimum partial Annuitization amount is $2,000. Any partial Annuitization request that reduces the Accumulated Value to less than $5,000 will be treated as a request for full Annuitization. We reserve the right to limit the number of partial Annuitizations that may be requested in a Contract Year, but it will never be less than one per Contract Year.
Annuity Benefit Payment Options
You may select one of the annuity benefit payment options listed below. Once payments begin under the option you select, the option may not be changed. In addition, once payments begin you may not surrender or otherwise liquidate or commute any portion of your Accumulated Value that has been Annuitized.
We offer fixed annuity benefit payments only. No Surrender Charge is imposed on any portion of your Accumulated Value that has been Annuitized.

You may choose from several fixed annuity benefit payment options. Payments will be made on the frequency you choose. You may elect to have your annuity benefit payments made on a monthly, quarterly, semiannual or annual basis. The dollar amount of the payments is specified for the entire payment period according to the option selected. There is no right to take any full or partial withdrawals after the Annuitization Date. The fixed annuity benefit payment must begin within one year of the annuity benefit election.
The amount of the fixed annuity benefit payment depends on the:
•
amount of Accumulated Value (adjusted by the Bond Adjustment) applied to the annuity benefit payment option;

•
annuity benefit payment option selected;

•
age and gender of the Annuitant (unless fixed period income option is selected);

•
frequency of the annuity benefit payments; and

•
duration of the annuity benefit payments.

The amount of the initial payment is determined by applying all or a portion of the Accumulated Value, plus or minus the Bond Adjustment (as applicable), less any applicable premium tax and other expenses, as of the date of the application to the annuity table for the Annuitant’s annuity benefit payment option, gender, and age. Minimum annuity benefit payment amounts will be based on the Annuity 2012 Individual Annuity Mortality Period Life Table as stated in the Contract. This basis is guaranteed for the life of the Contract for the following fixed annuity benefit payment options: Life Income, Life Income with Period Certain, Joint and Survivor Life Income, and Joint and Survivor Life Income Period Certain. With our written approval, other annuity benefit payment options may be available without this guaranteed basis.
Annuity benefit payments generally are higher for male annuitants than for female annuitants with an otherwise identical Contract. This is because statistically females have longer life expectancies than males. In certain states, this difference may not be taken into consideration in determining the payment amount. Additionally, Contracts with no gender distinctions are made available for certain employer-sponsored plans because, under most such plans, gender discrimination is prohibited by law.
The frequency and duration of the annuity benefit payments affect the income amount received. The annuity benefit payments generally are lower if you receive payments more frequently. For example, monthly payments generally will be lower than quarterly payments. Generally, all other factors being equal, the longer the duration of annuity benefit payments, the lower the annuity benefit payment amounts and the shorter the duration, the higher the annuity benefit payment amounts.
You may select an annuity benefit payment option by written request only. Your selection of an annuity benefit payment option for a partial Annuitization must be in writing and may not be changed after payments begin. Your selection of an annuity benefit payment option for any portion not previously Annuitized may be changed by written request prior to the Annuitization Date.
If an annuity benefit payment option is not selected, we will automatically apply:
•
for Contracts with one Annuitant — Life Income with payments guaranteed for a period of 10 years.

•
for Contracts with Joint Annuitants — Joint and Full Survivor Life Income with payments guaranteed for a period of 10 years.

The available annuity benefit payment options for both full and partial Annuitizations include:
•
Life Income — Level payments continue for the Annuitant’s lifetime. If you defer the first payment date, it is possible that you will receive no payments if the Annuitant dies before the first payment date. NOTE: There is no death benefit value remaining and there are no further payments when the Annuitant dies.

•
Life Income with Period Certain — Level payments continue during the Annuitant’s lifetime with a guaranteed payment period of 5 to 30 years. If the Annuitant dies before all of the guaranteed payments have been made, the guaranteed payments continue to you or the person(s) you designate until the end of the guaranteed payment period. If a shorter period is required by law, we will pay a commuted value at the end of that shorter period.

•
Joint and Survivor — Payments continue as long as either the Annuitant or the Joint Annuitant is alive. You may also choose an option that lowers the amount of income after the death of a Joint Annuitant. It is possible that you will only receive one payment under this option if both Annuitants die before the second payment is due. If you defer the first payment date, it is possible that you will receive no payments if both Annuitants die before the first payment date. NOTE: There is no death benefit value remaining and there are no further payments after both Annuitants die.

•
Joint and Survivor with Period Certain — Payments continue as long as either the Annuitant or the Joint Annuitant is alive with a guaranteed payment period of 5 to 30 years. You may choose an option that lowers the amount of income after the death of a Joint Annuitant. If both Annuitants die before all guaranteed payments have been made, the guaranteed payments continue to you or the person(s) you designate until the end of the guaranteed payment period. If a shorter period is required by law, we will pay a commuted value at the end of that shorter period.

With our written approval, other annuity benefit payment options may be available without the minimum annuity benefit payment amount guarantees described in the Contract. The annuity benefit payment for these other options will be based on the then-current interest rates and mortality table. These options may include:
•
Fixed Period Income — Level payments continue for a fixed period. You may select a range from 5 to 30 years (state variations may apply). If the Annuitant dies before the selected period expires, payments continue to you or the person(s) you designate until the end of the fixed period. Payments stop after all guaranteed payments are received. If a shorter period is required by law, we will pay a commuted value at the end of that shorter period.

•
Life with Cash Refund — Level payments continue for the Annuitant’s lifetime. If the Annuitant dies and the total of all payments received is less than the amount of the Accumulated Value applied, the balance is paid to you or the person(s) you designate.

•
Life with Installment Refund — Level payments continue for the Annuitant’s lifetime. If the Annuitant dies and the total of all payments received is less than the amount of the Accumulated Value applied, payments continue to you or the person(s) you designate until they equal the amount of the Accumulated Value applied. If the period required to make these payments is longer than allowed by law, we will pay a commuted value at the end of that shorter period.

Tax Considerations Regarding Annuity Benefit Payment Options
If you own one or more tax qualified annuity contracts, you generally may avoid tax penalties if payments from at least one of your tax qualified contracts begin no later than April 1 following the calendar year in which you turn age 73 (see 15. TAXES). The required minimum distribution payment must be in equal (or substantially equal) amounts over your life or over the joint lives of you and your designated beneficiary. These required minimum distribution payments must be made at least once a year. Tax penalties may apply at your death on certain excess accumulations. You should confer with your tax advisor about any potential tax penalties before you select an annuity benefit payment option or take other distributions from the Contract. Additional rules apply to distributions under Non-qualified Contracts (see 15. TAXES).
Death of Annuitant (During the Annuitization Period)
If the Annuitant dies during the annuity benefit payment period, remaining payments are made to the Owner throughout the guaranteed payment period, if any, or for the life of any Joint Annuitant, if any. If the Owner is the Annuitant, remaining payments are made to the Joint Owner, if any, or the named beneficiaries. In all cases the person entitled to receive payments also receives any rights and privileges under the annuity benefit payment option.

15.   TAXES
The following description is a general summary of the tax rules, primarily related to federal income taxes, which in our opinion are currently in effect. These rules are based on laws, regulations and interpretations which are subject to change at any time. This summary is not comprehensive and is not intended as tax advice. Federal estate and gift tax considerations, as well as state and local taxes, may also be material. You should consult a tax advisor about the tax implications of taking action under a Contract or related retirement plan.
Taxation of Non-Qualified Contracts
Non-Qualified Contracts
Section 72 of the Internal Revenue Code (Code) governs the income taxation of annuities in general.
•
Premium Payment made under Non-qualified Contracts are not excludable or deductible from your gross income or any other person’s gross income.

•
An increase in the Accumulated Value of a Non-qualified Contract owned by a natural person is generally not taxable until paid out as Surrender proceeds, death benefit proceeds, or otherwise.

•
Generally, owners who are non-natural persons (such as a trust, partnership or corporation) are immediately taxed on any increase in the Accumulated Value unless the non-natural person is acting as an agent for a natural person.

The following discussion applies generally to Contracts owned by natural persons.
•
Full or partial withdrawals are taxed as ordinary income to the extent of the accumulated income or gain under the Contract.

•
The value of the Contract pledged or assigned is taxed as ordinary income to the same extent as a partial Surrender.

•
Annuity benefit payments:

•
The basic rule for taxing annuity benefit payments is that part of each annuity benefit payment is considered a nontaxable return of the investment in the Contract and part is considered taxable income. An “exclusion ratio” is applied to each annuity benefit payment to determine how much of the payment is excludable from gross income. The remainder of the annuity benefit payment is includable in gross income for the year received.

•
The “investment in the Contract” is generally the total of the premium payments made less any tax-free return of premiums.

•
After the investment in the Contract is paid out, the full amount of any annuity benefit payment is taxable.

For purposes of determining the amount of taxable income resulting from distributions, all Contracts and other annuity contracts issued by us or our affiliates to the same owner within the same calendar year are treated as if they are a single contract.
Transfer of ownership may have tax consequences to the Owner. For Owners who are non-natural persons changing the Annuitant may have tax consequences to the Owner. Please consult with your tax advisor before changing the Owner or Annuitant on your Contract.
Required Distributions for Non-Qualified Contracts
In order for a Non-qualified Contract to be treated as an annuity contract for federal income tax purposes, the Code requires:
•
If the person receiving payments dies on or after the Annuitization Date but prior to the time the entire interest in the Contract has been distributed, the remaining portion of the interest is distributed at least as rapidly as under the method of distribution being used as of the date of that person’s death.

•
If you die prior to the Annuitization Date, the entire interest in the Contract will be distributed:

•
within five years after the date of your death; or

•
as annuity benefit payments (or similar periodic payments) which begin within one year of your death and which are made over the life of your designated beneficiary or over a period not extending beyond the life expectancy of that beneficiary.

•
If the Contract is owned by a trust, corporation or other non-natural person, then the death of the Annuitant will be treated as the death of the Owner.

Generally, unless the beneficiary elects otherwise, the above requirements are satisfied prior to the Annuitization Date by paying the death benefit in a single payment, subject to proof of your death. The beneficiary may elect, by written request, to receive an annuity benefit payment option instead of a single payment.
If your designated beneficiary is your surviving spouse, the Contract may be continued with your spouse deemed to be the new Owner for purposes of the Code. When the Owner receiving payments is not a natural person, the required distributions provided for in the Code apply upon the death of the Annuitant.
Early Distribution Penalty
If you take a premature distribution from the Contract, you may incur a 10% income tax penalty on the taxable portion of the distribution, unless the distribution is:
•
made on or after you reach age 59 1∕2;

•
made to a beneficiary on or after your death;

•
made upon your disability as defined in the Internal Revenue Code;

•
part of a series of substantially equal periodic payments for the life or life expectancy of you or you and your designated beneficiary;

•
made under an immediate annuity contract; or

•
allocable to contributions made prior to August 14, 1982.

Tax reporting distributions from an annuity contract that is owned by a trust: The Internal Revenue Service (IRS) determined in Private Letter Ruling 202031008 that a non-grantor trust cannot attain age 59 1∕2, become disabled, or have a life expectancy. Thus, the IRS held that those three exceptions to the 10% penalty are not applicable to distributions from a deferred annuity contract that is owned by a non-grantor trust. Alternatively, the IRS held that a deferred annuity contract owned by a grantor trust can utilize those three exceptions if the grantor qualifies for the exception (for example, the grantor attained age 59 1∕2 at the time of the distribution). Consult a tax advisor for further information.
Tax-Free Exchanges
Under Section 1035 of the Code, the exchange of one annuity contract for another is not a taxable transaction if the same owner is on each contract in the exchange, but may be reportable to the IRS.
Net Investment Income Tax
The Net Investment Income Tax is imposed at a rate of 3.8% on net investment income for higher tax bracket individuals.
This tax may apply to an individual’s net investment income if the individual’s modified Adjustable Gross Income exceeds $200,000 for a single filer or $250,000 for a married filing jointly filer. The tax applies to income from interest, dividends, annuities, royalties and rents not obtained in a normal trade of business. The tax may also apply to certain trusts and estates with net investment income.
Income from annuities that are part of a qualified retirement plan (as described in the following section) are not treated as investment income for the purpose of this new tax and thus are not subject to the new 3.8% rate but may be includible for purposes of determining whether the applicable Net Investment Income Tax income limits are exceeded.
Taxation of Qualified Contracts
Tax-Qualified Contracts: IRA, SEP, and SIMPLE-IRA
The Contract may be used to fund IRAs, SEPs, and SIMPLE-IRAs.
•
IRA — An Individual Retirement Annuity (IRA) is a retirement savings annuity. Contributions grow tax deferred.

•
SEP-IRA — SEP stands for Simplified Employee Pension and is a form of IRA. A SEP allows you, as an employer, to provide retirement benefits for your employees by contributing to their IRAs.

•
SIMPLE-IRA — SIMPLE stands for Savings Incentive Match Plan for Employees. A SIMPLE-IRA allows employees to save for retirement by deferring salary on a pre-tax basis and receiving predetermined company contributions.

The tax rules applicable to owners, annuitants and other payees vary according to the type of plan and the terms and conditions of the plan itself. In general, premium payments made under a retirement program recognized under the Code are excluded from the participant’s gross income for tax purposes prior to the annuity benefit payment date (subject to applicable state law). The portion, if any, of any premium payment made that is not excluded from their gross income is their investment in the Contract. Aggregate deferrals under all plans at the employee’s option may be subject to limitations.
Tax-qualified retirement arrangements, such as IRAs, SEPs, and SIMPLE-IRAs, are tax-deferred. You derive no additional benefit from the tax deferral feature of the annuity. Consequently, an annuity should be used to fund an IRA, or other tax qualified retirement arrangement to benefit from the annuity’s features other than tax deferral. These features may include guaranteed lifetime income, death benefits without Surrender Charges, guaranteed caps on fees, and the ability to Transfer among investment options without sales or withdrawal charges. Check with your tax advisor for the rules which apply to your specific situation.
Premature Distributions
There is a 10% additional penalty tax under the Code on the taxable portion of a “premature distribution” from IRAs, IRA rollovers, SEP-IRAs and SIMPLE-IRAs. The tax penalty is increased to 25% in the case of distributions from SIMPLE-IRAs during the first two years of participation in the SIMPLE IRA. Generally, an amount is a “premature distribution” unless the distribution is:
•
made on or after you reach age 59 1∕2;

•
made to a beneficiary on or after your death;

•
made upon your disability as defined in the Internal Revenue Code;

•
part of a series of substantially equal periodic payments for the life or life expectancy of you or you and your designated beneficiary;

•
made to pay certain deductible medical expenses;

•
for health insurance premiums while unemployed;

•
for first home purchases (up to $10,000);

•
for qualified higher education expenses;

•
for qualified disaster tax relief distributions (up to $22,000);

•
for qualified reservist distributions;

•
for amounts levied by the IRS directly against your IRA;

•
a qualified birth or adoption distribution (up to $5,000); or

•
for distributions to terminally ill individuals.

For more information regarding premature distributions, please reference IRS Publication 590-B and consult your tax advisor.
Rollover IRAs
If you receive a lump-sum distribution from a qualified retirement plan, tax-sheltered annuity or governmental 457(b) plan, you may maintain the tax-deferred status of the distribution by rolling it over into an eligible retirement plan or IRA. You can accomplish this by electing a direct rollover from the plan, or you can receive the distribution and roll it over into an eligible retirement plan or IRA within 60 days. However, if you do not elect a direct rollover from the plan, the plan is required to withhold 20% of the taxable portion of the distribution. This amount is sent to the IRS as income tax withholding to be credited against your taxes. Amounts received prior to age 59 1∕2 and not rolled over may be subject to an additional 10% penalty tax. You may roll over amounts from a Qualified Plan directly to a Roth IRA. As part of this rollover, previously taxed deferred funds from the Qualified Plan are converted to after-tax funds under a Roth IRA. Generally, the entire rollover is taxable (unless it includes after-tax dollars) and is included in gross income in the year of the rollover/conversion. For more information, please consult your tax advisor.
In addition, not more frequently than once every twelve months, an Owner may execute one tax-free indirect rollover from one IRA to another, subject to the 60-day limitation. The once-per-year limitation on rollovers does not apply to direct transfers of funds between IRA providers or to Roth IRA conversions. For more information, please consult your tax advisor.
Roth IRAs
The Contract may be purchased to fund a Roth IRA. Contributions to a Roth IRA are not deductible from taxable income. Subject to certain limitations, a traditional IRA, SEP-IRA or SIMPLE-IRA may be converted into a Roth IRA or a distribution from such an arrangement may be rolled over to a Roth IRA. However, a conversion or a rollover to a Roth IRA is not excludable from gross income. If certain conditions are met, qualified distributions from a Roth IRA are tax-free. For more information, please contact your tax advisor.
Required Minimum Distributions for IRAs
The Required Minimum Distribution (RMD) regulations dictate when individuals must start taking payments from their IRA. Generally speaking, RMDs for IRAs must begin no later than April 1 following the close of the calendar year in which you turn 73 for individuals attaining age 72 after 2022, and age 73 before 2033. In 2033 the applicable age will increase to age 75. Thereafter, the RMD is required no later than December 31 of each calendar year.
The RMD rules apply to traditional IRAs, as well as SEP-IRAs and SIMPLE-IRAs, during the lifetime and after the death of IRA owners. They do not, however, apply to Roth IRAs during the lifetime of the Roth IRA Owner. If an individual owns more than one IRA, the RMD amount must be determined for each, but the actual distribution can be satisfied from a combination of one or more of the owner’s IRAs. Roth IRAs may not be aggregated with other IRAs, but may be aggregated with other Roth IRAs.
NOTE:
Contractual limitations exist that may limit the ability to satisfy an individual’s multiple RMD obligations via this annuity.

Failure to comply with the RMD rules can result in tax penalty of 25% on the amount by which the RMD in any year exceeds the amount actually distributed in that year. If corrected within a specified correction window the tax penalty is reduced to 10%.
Withholding
Annuity benefit payments and other amounts received under the Contract are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Notwithstanding the recipient’s election, withholding may be required on payments delivered outside the United States. Moreover, special withholding rules may require us to disregard the recipient’s election if the recipient fails to supply us with a taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies us that the taxpayer identification number provided by the recipient is incorrect.
16.   ADDITIONAL INFORMATION ABOUT THE CONTRACT
The Contract
The entire Contract is made up of the Contract, amendments, riders and endorsements and Data Page. Only our corporate officers can agree to change or waive any provisions of a Contract. Any change or waiver must be in writing and signed by an officer of the Company.
Reliance on Rule 12h-7
The Company relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.
The Separate Account
Most assets supporting the Contract are held in an insulated, non-unitized Separate Account established under Iowa law. These assets are not subject to the claims of the creditors of Principal Life Insurance Company. Any guarantees provided under the Contract are subject to the claims paying ability of Principal Life Insurance Company.
An Owner does not have any interest in or claim on the assets in the Separate Account. In addition, neither an Owner nor amounts allocated to the Segment Options participate in the performance of the assets held in the Separate Account. We are not obligated to invest assets in the Separate Account according to specific guidelines or strategies except as may be required by Iowa or other state insurance laws.
The Separate Account is not registered under the Investment Company Act of 1940.
The General Account
Our general obligations and any guaranteed benefits under this Contract are supported by our General Account and are subject to Principal Life Insurance Company’s creditworthiness and claims paying ability. In the Annuitization phase, assets supporting annuity payments are held in the General Account. Assets in the General Account are not segregated for the exclusive benefit of any particular contract or obligation. General Account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The General Account is subject to regulation and supervision by the Iowa Insurance Division and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.
Delay of Payments and Other Transactions
In general, we make payment of any amount due under the Contract within seven (7) days from the date we receive a request for payment in Good Order (or earlier if required by law). We generally process other transaction requests as of the close of the Valuation Day on which we receive them in Good Order. We reserve the right to delay payments for up to six months, as permitted by state law.
We also reserve the right to suspend or delay payment or processing of transactions under the following circumstances:
(i)
the NYSE is closed (other than customary weekend and holiday closings);

(ii)
trading on the NYSE is restricted;

(iii)
an emergency exists such that we cannot calculate the Accumulated Value; or

(iv)
during any other period when a regulator by order, so permits.

In addition, we reserve the right to defer payment of that portion of your Accumulated Value that is attributable to a Premium Payment made by check for a reasonable period of time (not to exceed 15 business days) to allow the check to clear the banking system.
Setting Cap Rates, Participation Rates and Annual Interest Rates
The Company retains the right to change the Cap Rate, Participation Rate, and Annual Interest Rate for each applicable Segment Option for each new Segment Term at its discretion, subject to the minimum Cap Rate, minimum Participation Rate, and minimum crediting rate for each applicable Segment Option. The Company considers a number of factors when determining whether to make these changes. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.
We manage the market risk associated with our obligation to provide Segment Credits for Index-Linked Segment Options in part by trading call and put options and other derivative instruments on the available indices.
The costs of the call and put options and other derivative instruments vary based on market conditions, and we may adjust future Cap Rates and Participation Rates based on these changes. You bear the risk that we may reduce the Cap Rates and Participation Rates for future Segment Terms, which will reduce the amount of positive Segment Credit that you may receive. We determine the applicable Cap Rate and Participation Rate for each Segment Option at our sole discretion. Rates offered on Segment Option renewals may be different from those offered to new investors or offered to you at Contract issuance. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not have a maximum limit on positive Index performance for that Segment Term.
We also consider various factors in determining the Buffer Rates and Floor Rates, including available investment returns, the cost of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Buffer Rates and Floor Rates at our sole discretion, and the Buffer Rate or Floor Rate is guaranteed to never change on a particular Segment Option as long as the Segment Option is available.
Misstatement of Age or Gender
If the age or, where applicable, gender of the Annuitant has been misstated, we adjust the annuity benefit payment under your Contract to reflect the amount that would have been payable at the correct age and gender. If we make any overpayment because of incorrect information about age or gender, or any error or miscalculation, we deduct the overpayment from the next annuity benefit payment(s) due. Underpayments are added to the annuity benefit payment.
With regard to the Accumulation Phase of the Contract, we reserve the right to correct the Contract features to what they would have been based on the correct age and gender. We also reserve the right to take corrective action with respect to benefits that were paid out that shouldn’t have been.
Such a correction could include a change to the calculation of the death benefit or the Required Minimum Distribution amount for your Contract based on the correct age. If an overpayment of death benefits has already occurred based on the incorrect age, we may request return of the overpayment. If an underpayment of death benefits has already occurred based on the incorrect age, we will correct the underpayment. If a partial withdrawal to satisfy the Required Minimum Distribution amount of your Contract has already been taken, we will correct Contract values based on the partial withdrawal being taken based on the correct age.
Assignment
If your Contract is part of your qualified plan, IRA, SEP, or SIMPLE-IRA, you may not assign ownership.

You may assign ownership of your Non-qualified Contract. Each assignment is subject to any payments made or action taken by the Company prior to our notification of the assignment. We assume no responsibility for the validity of any assignment. An assignment or pledge of a Contract may have adverse tax consequences.
An assignment must be made in writing and filed with us at our Home Office. The irrevocable beneficiary(ies), if any, must authorize any assignment in writing. Your rights, as well as those of the Annuitant and beneficiary, are subject to any assignment on file with us. Any amount paid to an assignee is treated as a partial Surrender and is paid in a single payment.
The Company may refuse any assignment or transfer at any time on a non-discriminatory basis.
Contract Termination
We reserve the right to terminate the Contract and make a single payment (without imposing any charges) to you if your Accumulated Value at the end of the accumulation period is less than $2,000. Termination of the Contract will not unfairly discriminate against the Owner.
Reinstatement
Reinstatement is only available for full withdrawal of your Contract. You cannot reinstate a partial withdrawal or partial Annuitization.
If you have requested to replace this Contract with an annuity contract from another company and want to reinstate this Contract, the following apply:
•
we reinstate the Contract effective on the original Surrender date;

•
we apply the amount received from the other company (“reinstatement amount”) and the amount of the Surrender Charge you paid when you Surrendered the Contract;

•
the reinstatement amount is placed into an account with a fixed interest rate on the Valuation Day;

•
the reinstatement amount and any interest credited to it will be held in the fixed interest rate account until the next Segment Anniversary, at which point you can elect to transfer the amount to any available Segment Option(s), subject to any restrictions that were applicable under your original Contract;

•
commissions are not paid on the reinstated amounts; and

•
a new Data Page is sent to your address of record.

Telephone and Internet Services
If you elect telephone services or you elect internet services and satisfy our internet service requirements (which are designed to ensure compliance with federal UETA and E-SIGN laws), instructions for the following transactions may be given to us via the telephone or internet:
•
make Segment Option allocation changes prior to the initial Segment Start Date;

•
make Segment Option transfers;

•
address changes;

•
Segment lock-ins; and

•
make withdrawals from your Contract in accordance with the Company's current withdrawal guidelines.

Neither the Company nor the Separate Account is responsible for the authenticity of telephone service or internet transaction requests. We reserve the right to refuse telephone service or internet transaction requests. You are liable for a loss resulting from a fraudulent telephone or internet order that we reasonably believe is genuine. We follow procedures in an attempt to assure genuine telephone service and internet transactions. If these procedures are not followed, we may be liable for loss caused by unauthorized or fraudulent transactions. The procedures may include recording telephone service transactions, requesting personal identification (for example, name, address, security phrase, password, daytime telephone number, or birth date) and sending written confirmation to your address of record.
Instructions received via our telephone services and/or the internet are binding on both Owners if the Contract is jointly owned.
If the Contract is owned by a business entity or a trust, an authorized individual (with the proper password) may use telephone and/or internet services. Instructions provided by the authorized individual are binding on the Owner.
We reserve the right to modify or terminate telephone service or internet transaction procedures at any time. Whenever reasonably feasible, we will provide you with prior notice (by mail or by email, if previously authorized by you) if we modify or terminate telephone service or internet transaction procedures. In some instances, it may not be reasonably feasible to provide prior notice if we modify or terminate telephone service or internet transaction procedures; however, any modification or termination will apply to all contract owners in a non-discriminatory fashion.
Telephone Services
Telephone services are available to you. Telephone services may be declined on the application or at any later date by providing us with written Notice. You may also elect telephone authorization for your registered representative by providing us written Notice.
If you elect telephone privileges, instructions
•
may be given by calling us at 1-800-852-4450 while we are open for business (generally, between 8 a.m. and 6 p.m. Eastern Time on any day that the NYSE is open).

•
that are in Good Order and received by us before the close of a Valuation Day will be effective as of the close of that Valuation Day.

•
that are in Good Order and received by us after the close of a Valuation Day will be effective as of the close of the next Valuation Day.

•
that are not in Good Order when received by us will not be effective until we receive Good Order instructions.

Internet
Internet services are available to you if you register for a secure login on the Principal Financial Group web site, www.principal.com. You may also elect internet authorization for your registered representative by providing us written Notice.
If you register for internet privileges, instructions
•
that are in Good Order and received by us before the close of a Valuation Day will be effective as of the close of that Valuation Day.

•
that are in Good Order and received by us after the close of a Valuation Day will be effective as of the close of the next Valuation Day.

•
that are not in Good Order when received by us will not be effective until we receive Good Order instructions.

Important Information About Customer Identification Procedures
To help the government fight the funding of terrorism and money laundering activities, Federal law requires financial institutions to obtain, verify, and record information that identifies each person who applies for a Contract. When you apply for a Contract, we will ask for your name, address, date of birth, and other information that will allow us to verify your identity. We may also ask to see your driver’s license or other identifying documents.

If concerns arise with verification of your identification, no transactions will be permitted while we attempt to reconcile the concerns. If we are unable to verify your identity within 30 days of our receipt of your Premium Payment, the Contract will be terminated and any value surrendered in accordance with normal procedures.
We do not knowingly sell annuities that are for the benefit of a business/organization that is illegal under Federal and/or State law (such as a marijuana clinic), or a person who owns or receives income from such an entity or whose source of funds is illegal.
State Regulation
The Company is subject to the laws of the State of Iowa governing insurance companies and to regulation by the Iowa Insurance Division. An annual statement in a prescribed form must be filed by March 1 in each year covering our operations for the preceding year and our financial condition on December 31 of the prior Contract Year. Our books and assets are subject to examination by the Commissioner of Insurance of the State of Iowa, or the Commissioner’s representatives, at all times. A full examination of our operations is conducted periodically by the National Association of Insurance Commissioners. Iowa law and regulations also prescribe permissible investments, but this does not involve supervision of the investment management or policy of the Company.
In addition, we are subject to the insurance laws and regulations of other states and jurisdictions where we are licensed to operate. Generally, the insurance departments of these states and jurisdictions apply the laws of the state of domicile in determining the field of permissible investments.
Financial Statements and Independent Registered Public Accounting Firm
The consolidated financial statements of Principal Life Insurance Company are included in this prospectus. See 19. FINANCIAL STATEMENTS. The audited financial statements included herein have been audited by Ernst & Young LLP, independent registered public accounting firm, 801 Grand Avenue, Suite 3100, Des Moines, Iowa 50309, for the periods indicated in their reports. The financial statements should be considered only as they relate to our ability to meet our obligations under the Contract. They do not relate to the performance of the Segment Options.
Legal Proceedings
We are regularly a party to litigation, arbitration proceedings and governmental examinations in the ordinary course of our business. While we cannot predict the outcome of any pending or future litigation or examination, we do not believe that any pending matter, individually or in the aggregate, will have a material adverse effect on our or principal underwriter’s business. Additional disclosure concerning legal proceedings can be found in 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 14, Contingencies, Guarantees, Indemnifications and Leases under the caption, “Litigation and Regulatory Contingencies” and 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes under the caption, “Other Tax Information,” which are incorporated here by this reference.
Householding
To avoid sending duplicate copies of materials to Owners, only one copy of the applicable prospectus will be mailed to Owners having the same name and address on our records. The consolidation of these mailings, called householding, benefits us through reduced mailing expense. If you want to receive multiple copies of these materials, you may call us at 1-800-852-4450. You may also notify us in writing. Individual copies of prospectuses and reports will be sent to you within thirty (30) days after we receive your request to stop householding.
Disclosure of Commission Position on Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “1933 Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
17.   STATE VARIATIONS
APPENDIX D describes modifications to the information in this prospectus based on specific requirements by one or more state insurance departments as of the date of this prospectus.
18.   INFORMATION ABOUT THE COMPANY
Company’s History
The Company is a stock life insurance company with authority to transact life and annuity business in all states of the United States and the District of Columbia. The Company’s home office is located at: Principal Financial Group, Des Moines, Iowa 50392. The Company is a wholly owned subsidiary of Principal Financial Services, Inc., which in turn, is a wholly owned direct subsidiary of Principal Financial Group, Inc., a publicly-traded company. On June 24, 1879, the Company was incorporated under Iowa law as a mutual assessment life insurance company named Bankers Life Association. The Company became a legal reserve life insurance company and changed its name to Bankers Life Company in 1911. In 1986, the Company changed its name to Principal Mutual Life Insurance Company. In 1998, the Company became Principal Life Insurance Company, a subsidiary stock life insurance company of Principal Mutual Holding Company, as part of a reorganization into a mutual insurance holding company structure. In 2001, Principal Mutual Holding Company converted to a stock company through a process called demutualization, resulting in the current organizational structure.
The direct subsidiaries of the Company are: Principal Real Estate Holding Company, LLC; Principal Reinsurance Company of Vermont; Principal Reinsurance Company of Vermont II; Principal Reinsurance Company of Delaware II; Principal Reinsurance Company of Delaware; and Principal Holding Company, LLC.
Company’s Business
Principal Life Insurance Company (“PLIC”) along with its consolidated subsidiaries is a diversified financial services organization offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and insurance in the U.S. We are a direct wholly owned subsidiary of Principal Financial Services, Inc. (“PFS”), which in turn is a direct wholly owned subsidiary of Principal Financial Group, Inc. (“PFG”).
We offer a broad array of retirement and employee benefit solutions and individual insurance solutions to meet the needs of the business owners and their employees. We are a leading provider of defined contribution plans. We are also a leading employee stock ownership plan (“ESOP”) consultant. In addition, we are a leading provider of nonqualified plans, defined benefit plans and pension risk transfer services. We are also one of the largest providers of specialty benefits insurance product solutions. We believe small and medium-sized businesses are an underserved market, offering attractive growth opportunities in the retirement and employee benefit markets.
Our Reportable Segments
We organize our businesses into the following reportable segments:
•
Retirement and Income Solutions and

•
U.S. Insurance Solutions.

We also have a Corporate segment, which consists of the assets and activities that have not been allocated to any other segment.
See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 18, Segment Information for financial results of our segments.
On February 28, 2023, we announced that we will report the results of the Retirement and Income Solutions segment in total and not separated into Fee and Spread components. In addition, the U.S. Insurance Solutions segment name has been updated to Benefits and Protection. We will continue to report the results of Specialty Benefits and Life Insurance within the Benefits and Protection segment. We plan to implement these changes during 2023.
Reinsurance Transaction
During the second quarter of 2022, we closed a coinsurance with funds withheld reinsurance transaction with Talcott Life & Annuity Re, Ltd. (“Talcott Life & Annuity Re”), a limited liability company organized under the laws of the Cayman Islands and an affiliate of Talcott Resolution Life, Inc., a subsidiary of Sixth Street, pursuant to which we ceded our in-force U.S. retail fixed annuity and universal life insurance with secondary guarantee (“ULSG”) blocks of business (the “Reinsurance Transaction”). The economics of the Reinsurance Transaction were effective as of January 1, 2022. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 10, Reinsurance, for further details.
Retirement and Income Solutions Segment
Our asset accumulation activities in the U.S. date back to the 1940s when we first began providing pension plan products and services. We offer a comprehensive portfolio of products and services for retirement savings along with select products for retirement income:
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To businesses of all sizes, we offer products and services for defined contribution plans, including 401(k) and 403(b) plans; defined benefit plans; nonqualified executive benefit plans; stock services, including ESOPs and equity compensation; and pension risk transfer services;

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To large institutional clients, we also offer investment only products, including guaranteed investment contracts (“GICs”);

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To employees of businesses and other individuals, we offer the ability to accumulate savings and provide an income stream for retirement and other purposes through mutual funds, individual variable annuities and bank products; and

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To non-retirement businesses, we offer trust and custody services.

We organize our Retirement and Income Solutions operations into two business groupings:
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Retirement and Income Solutions — Fee: includes workplace savings and retirement solutions (“WSRS”, formerly known as “full service accumulation”), trust and custody services and individual variable annuities; and

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Retirement and Income Solutions — Spread: includes investment only, pension risk transfer, banking services and individual fixed annuities. As of September 30, 2021, we ceased sales of our individual fixed annuity products and the block of business existing as of January 1, 2022, was reinsured as part of the Reinsurance Transaction.

Retirement and Income Solutions — Fee
(i)   Workplace Savings and Retirement Solutions
We offer a wide variety of investment and administrative products and services for defined contribution plans, including 401(k) and 403(b) plans; defined benefit plans; nonqualified executive benefit plans and stock services, including ESOPs and equity compensation.

(a)   Products
WSRS products respond to the needs of plan sponsors seeking both administrative and investment services for defined contribution plans or defined benefit plans. The investment component of both the defined contribution and defined benefit plans may be in the form of a guaranteed account, separate account, a mutual fund offering or a collective investment trust. In addition, defined contribution plan sponsors may also offer their own employer securities as an investment option under the plan.
We deliver both administrative and investment services to our defined contribution plan and defined benefit plan customers through annuity contracts, collective investment trusts and mutual funds. Group annuity contracts and collective investment trusts used to fund qualified plans are not required to be registered with the United States Securities and Exchange Commission (“SEC”). Our mutual fund service platform is called Principal Advantage. It is a qualified plan service package based on a series mutual fund, Principal Funds, Inc. We offer investments covering the full range of stable value, equity, fixed income, real estate and international investment options. In addition, WSRS offers plan sponsors trust services through an affiliated trust company.
(b)   Markets and Distribution
We offer our WSRS products and services to plans, including qualified and nonqualified defined contribution plans and defined benefit plans. These products and services are offered to businesses of all sizes including plans sponsored by small and mid-sized businesses, which we believe remains underpenetrated, and large institutional clients. We distribute our WSRS products and services nationally, primarily through a captive retirement services sales force. Retirement services sales representatives are an integral part of the sales process alongside the referring consultant or independent advisor. We compensate retirement services sales representatives through a blend of salary and production-based incentives. We administer, on behalf of the plan, commission or fee payments to independent advisors, consultants and agents.
We have a staff of service and education specialists located across the U.S. These specialists play a key role in the ongoing servicing of plans by providing local services to our customers, such as reviewing plan performance, investment options and plan design; communicating the customers’ needs and feedback to us and helping employees understand the benefits of their plans. The following summarizes our distribution channels:
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We distribute our annuity-based products through intermediaries who are primarily state licensed individuals.

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Principal Advantage platform is targeted at defined contribution plans through broker-dealer distribution channels. Principal Advantage gives us access to Financial Industry Regulatory Authority registered distributors who are not traditional sellers of annuity-based products and broadens opportunities for us in the investment advisor and broker-dealer distribution channels.

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Through our Retire Secure strategy we provide financial education and other assistance to individual investors who are participants/members of employer-based accumulation solutions to help them achieve financial security.

We believe our approach to WSRS plan services distribution, which gives us a targeted sales and service presence, along with our offering of Principal® Total Retirement Solutions differentiates us from many of our competitors. We have also established a number of marketing and distribution relationships to increase the sales of our products and services.
(ii)   Individual Variable Annuities
Individual variable annuities, which are savings vehicles through which the customer makes one or more deposits of varying amounts and intervals, are offered to individuals.
(a)   Products
Our individual variable deferred annuities provide customers with the flexibility to allocate their deposits to mutual funds with variable and guaranteed options. Generally speaking, the customers bear the investment risk for the variable options and have the right to allocate their assets among various separate mutual funds. The value of the annuity fluctuates in accordance with the experience of the mutual funds chosen by the customer. For certain of our variable annuity products, customers have the option to allocate all or a portion of their account to our guaranteed option, in which case we credit interest at rates we determine, subject to contractual minimums.
For certain of our variable annuity products, customers may elect a living benefit guarantee (commonly known in the industry as a guaranteed minimum withdrawal benefit, or “GMWB”). We bear the GMWB investment risk. Our goal is to hedge the GMWB investment risk through the use of sophisticated risk management techniques. Our major source of revenue from individual variable annuities is mortality and expense fees we charge to the customer, generally determined as a percentage of the market value of the assets held in a separate investment sub-account.
(b)   Markets and Distribution
Our target markets for individual variable annuities include owners, executives and employees of small and medium-sized businesses and individuals seeking to accumulate and/or eventually receive distributions of assets for retirement. We market variable annuities to individuals for both qualified and nonqualified retirement savings.
We sell our individual variable annuity products primarily through our affiliated financial representatives and unaffiliated broker-dealer firms.
Retirement and Income Solutions — Spread
(i)   Investment Only
(a)   Products
The two primary products for which we provide investment only services are GICs and funding agreements.
GICs and funding agreements pay a specified rate of return. The rate of return can be a floating rate based on an external market index or a fixed rate. Our investment only products contain provisions disallowing or limiting early surrenders, including penalties for early surrenders and minimum notice requirements.
Deposits to investment only products are predominantly in the form of single payments. As a result, the level of new deposits can fluctuate from one fiscal quarter to another. The amounts earned by us are derived in part from the difference between the investment income earned by us and the amount credited to the customer.
(b)   Markets and Distribution
Funding agreements are issued directly to non-qualified institutions, the Federal Home Loan Bank of Des Moines (“FHLB Des Moines”) and unconsolidated special purpose entities. As part of our funding agreement-backed note programs, U.S. and foreign institutional investors purchase debt obligations from the special purpose entity which, in turn, purchases the funding agreement from us with terms similar to those of the debt obligations. The strength of this market is dependent on debt capital market conditions. As a result, our sales through this channel can vary widely from one quarter to another.
(ii)   Pension Risk Transfer
(a)   Products
Pension risk transfer products respond primarily to the needs of pension plan sponsors in the form of single premium group annuities, which are immediate or deferred annuities that provide a current or future specific income amount, fully guaranteed by us. The majority of our business originates from defined benefit plans that are being terminated. In these situations, the plan sponsor transfers all its obligations under the plan to an insurer by paying a single premium. Generally, plan sponsors restrict their purchases to insurance companies with superior or excellent financial quality ratings because the Department of Labor (“DOL”) has mandated that annuities be purchased only from the “safest available” insurers.
Since premium received from pension risk transfer products is generally in the form of single payments, the level of premiums can fluctuate depending on the number of large-scale annuity sales in a particular quarter.
(b)   Markets and Distribution
Our primary distribution channel for pension risk transfer products is comprised of several specialized home office sales consultants working through consultants and brokers that specialize in this type of business. Our sales consultants also make sales directly to institutions. Our nationally dispersed retirement services sales representatives act as a secondary distribution channel for these products.
(iii)   Banking Services
Principal Bank is a U.S. federal savings bank that was formed in February 1998. Principal Bank operates under a limited purpose charter and may only accept deposits held in a fiduciary capacity; however, it may not hold demand deposits. It also may not own commercial loans or originate loans.
(a)   Products
Individual retirement accounts are provided by Principal Bank, primarily funded by retirement savings rolled over from qualified retirement plans. Principal Bank offers Federal Deposit Insurance Corporation (“FDIC”) insured cash solutions for customers in the form of savings accounts, money market accounts and certificates of deposit. The deposit products provide a relatively stable source of funding and liquidity for Principal Bank and are backed by purchases of investment securities and residential mortgage loans.
(b)   Markets and Distribution
Principal Bank offers products and services primarily to participants rolling out of qualified retirement plans largely serviced by affiliates of PFG. Principal Bank services customers by telephone, mail and internet and offers digital advice services through its subsidiary, Principal Advised Services, LLC.
(iv)   Individual Fixed Annuities
In 2021, we ceased sales of individual fixed annuity products, and in 2022, we reinsured the block of business existing as of January 1, 2022, with Talcott Life & Annuity Re as part of the Reinsurance Transaction. Annuitizations from existing products occurring after this date are not reinsured.
U.S. Insurance Solutions Segment
Our U.S. Insurance Solutions segment activities date back to 1879 when we first began selling individual life insurance products. We expanded our offering to include group insurance products in the 1940s and have continued to expand our product portfolio over time. We are uniquely positioned to protect businesses through our broad set of solutions, our expertise and the experiences we offer.
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We protect their employees by offering a comprehensive set of employee benefits that helps recruit and retain talent including nonqualified deferred compensation, employer paid and voluntary group benefits, and guaranteed standard issue life and individual disability insurance.

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We protect their business in the event of a death, disability or resignation of a key employee or future change in management through business owner solutions and disability solutions.

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We protect business owners and their personal needs by helping maintain their lifestyle through life or disability insurance and building and protecting their retirement savings.

We organize our operations into two divisions: Specialty Benefits insurance and Individual Life insurance. However, we share key resources in our core areas such as strategic leadership, distribution, operations and marketing.

Specialty Benefits Insurance
Specialty Benefits insurance, which includes group dental, vision, life, critical illness, accident, paid family and medical leave (“PFML”), disability insurance and individual disability insurance, is an important component of the employee benefit offering at small and medium-sized businesses.
(i)   Products and Services
Group Dental and Vision Insurance.   Our plans provide partial reimbursement for dental and vision expenses. In addition to indemnity and preferred provider organization dental offered on both an employer paid and voluntary basis, we offer a prepaid dental plan in Arizona through our Employers Dental Services, Inc. subsidiary. We also offer a discount dental product nationally. Our indemnity vision and our managed care vision products are offered on both an employer paid and voluntary basis.
Group Life and Other Insurance.   Our group life insurance provides coverage to employees and their dependents for a specified period. We currently sell traditional group life insurance that does not provide for accumulation of cash values on both an employer paid and voluntary basis. Our group life insurance business remains focused on the traditional, annually renewable term product.
Group Disability Insurance.   Our group disability insurance provides a benefit to insured employees who become disabled. In most instances, this benefit is in the form of a monthly income. Our group disability products include both short-term and long-term disability, offered on both an employer paid and voluntary basis. We also provide disability management services, called rehabilitation services, to assist individuals in returning to work as quickly as possible following disability. We work with disability claimants to improve the approval rate of Social Security benefits, thereby reducing payment of benefits by the amount of Social Security payments received. We also offer voluntary critical illness insurance, which provides a lump-sum cash benefit to pay for additional expenses associated with the five most common critical illnesses, and voluntary accident insurance, which pays a lump sum when covered injuries occur because of an accident. In 2021, we began selling PFML on a limited basis, which provides paid time off to care for specified family needs or an employee’s own serious health condition.
Individual Disability Insurance.   Individual disability insurance has been sold since the early 1950s. Our individual disability insurance products provide income protection to the insured member and/or business in the event of disability. In most instances, this benefit is in the form of a monthly income. In addition to income replacement, we offer products to pay business-related costs such as overhead expenses for a disabled business owner, buy-out costs for business owners purchasing a disabled owner’s interest in the business, expenditures for replacement of a key person and business loan payments. We also offer a product to protect retirement savings in the event of disability.
Fee-for-Service.   We offer administration of group dental, disability and vision benefits on a fee-for-service basis.
Individual Life Insurance
We specialize in providing solutions for small to medium-sized businesses to protect against risk and loss, assist with succession planning and wealth transfer and to build and protect wealth for retirement. We also provide solutions to meet the personal needs of business owners, executives and key employees. As of September 30, 2021, we narrowed our focus to the business market and ceased sales to the retail consumer market. In 2022, we reinsured our ULSG block of business with Talcott Life & Annuity Re as part of the Reinsurance Transaction.
(i)   Products and Services
Our Business Owner Solutions platform as well as our nonqualified deferred compensation offering combines administration and consulting to service our clients’ needs. We focus on the business and personal insurance needs of owners, executives and key employees of small and medium-sized businesses with an emphasis on providing insurance solutions for nonqualified executive benefits. We no longer market our products to retail customers. We offer a variety of individual life insurance products, both interest sensitive (including universal life, variable universal life and indexed universal life insurance) and traditional.

Interest Sensitive.   We offer universal life, variable universal life and indexed universal life insurance products. These products offer the policyholder the option of adjusting both the premium and the death benefit amounts of the insurance contract. Universal life insurance typically includes a cash value account that accumulates at a credited interest rate based on the investment returns of the block of business. Variable universal life insurance is credited with the investment returns of the various investment options selected by the policyholder. Indexed universal life is credited with investment returns tied to an external index, subject to a contractual minimum and maximum.
After a deduction for policy level expenses, we credit net deposits to an account maintained for the policyholder. For universal life contracts, the entire account balance is invested in the general account. Interest is credited to the policyholder’s account based on the earnings on general account investments, subject to contractual minimums. For variable universal life contracts, the policyholder may allocate the account balance among our general account and a variety of mutual funds underlying the contract. Interest is credited on amounts allocated to the general account in the same manner as for universal life. Net investment performance on mutual funds is allocated directly to the policyholder accounts; the policyholder bears the investment risk. For indexed universal life, the policyholder may allocate the account balance among our general account and two index accounts. Interest is credited on amounts allocated to the general account in the same manner as for universal life. Net investment performance on the index accounts is allocated directly to the policyholder accounts, subject to the contractual minimum and maximum. Some of our interest sensitive contracts contain what are commonly referred to as “secondary” or “no-lapse” guarantee provisions. These no-lapse guarantees keep the contract in force, even if the policyholder’s account balance is insufficient to cover all of the contract charges, provided that the policyholder has continually paid a specified minimum premium. Starting in January 2021, we no longer market universal life insurance with lifetime secondary guarantee provisions.
Traditional Life Insurance.   Traditional life insurance includes term, whole and adjustable life insurance products. Term insurance products provide a guaranteed death benefit for a specified period of time in return for the payment of a fixed premium. Whole life policies provide a guaranteed death benefit and a cash surrender value in return for payment of fixed premiums. Adjustable life insurance products provide a guaranteed benefit in return for the payment of a fixed premium while allowing the policyholder to set the coverage period, premium and face amount combination.
U.S. Insurance Solutions Markets and Distribution
For each of our products, administration and distribution channels are customized to meet customer needs and expectations for that product.
We market our group insurance products to small and medium-sized businesses, through brokers and consultants. We sell our group insurance products in all 50 states and the District of Columbia. We continually adapt our products and pricing to meet local market conditions and to comply with state and federal legislation. We market our fee-for-service capabilities to employers that self-insure their employees’ dental, disability and vision benefits. We market our fee-for-service businesses in all 50 states and the District of Columbia.
The group insurance market continues to see a shift to voluntary/worksite products due to various pressures on employers. In keeping with this market change, which shifts the funding of such products from the employer to the employee, we continue to place an enhanced focus on our voluntary benefits platform. We believe the voluntary/worksite market presents growth opportunities and we will continue to develop strategies to capitalize on this expanding market.
Service representatives play a key role in servicing the case by providing local, responsive services to our customers and their brokers, such as renewing contracts, revising plans, solving administrative issues and communicating the customers’ needs and feedback to us.
We sell our individual life and individual disability insurance products in all 50 states and the District of Columbia, primarily targeting owners, executives and key employees of small and medium-sized businesses. Our life insurance sales efforts focus on the Nonqualified Deferred Compensation and the Business Solutions market. This strategy offers solutions to address business owner financial challenges such as exiting the business, business transition, retaining key employees and retirement planning. Key employees also have needs to supplement retirement income, survivor income and business protection. We believe the Business Owner Solutions segment offers growth opportunities and we will continue to develop strategies to capitalize on this expanding market.
We distribute our individual life and individual disability insurance products through our affiliated financial representatives and independent brokers, as well as other marketing and distribution alliances. To meet the needs of the various marketing channels, particularly the independent brokers, we employ wholesale distributors — Regional Vice Presidents for nonqualified, business solutions and individual disability.
Corporate Segment
Our Corporate segment manages the assets representing capital that has not been allocated to any other segment. Financial results of the Corporate segment primarily reflect our financing activities (including financing costs), income on capital not allocated to other segments, inter-segment eliminations, income tax risks and certain income, expenses and other adjustments not allocated to the segments based on the nature of such items. Results of our exited group medical and long-term care insurance businesses are reported in this segment.
Competition
Competition is based on a number of factors including: customer segments, types of solutions, product features, service, go-to-market strategies, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. We compete with a large number of financial services companies such as banks, mutual funds, institutional trust companies, broker-dealers, insurers and retirement providers. Some of these companies may offer a broader array of products, more competitive pricing, greater diversity of distribution sources, better brand recognition or, with respect to insurers, higher financial strength ratings. Some may also have greater financial resources with which to compete or may have better investment performance at various times. We believe we distinguish ourselves from our competitors through:
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the synergistic value of our diversified portfolio;

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our ability to integrate solutions and services;

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our focus on high growth markets;

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our retirement expertise;

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our expertise in targeted customer segments (i.e., small and medium-sized businesses) and

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the power of our distribution relationships.

Regulation
Our businesses are subject to regulation and supervision by U.S. federal and state regulatory authorities, which can have a significant effect on our business. Our businesses are also affected by U.S. federal, state and local tax laws.
U.S. Insurance Laws and Regulations
We are subject to the insurance holding company laws in the states where our insurance companies are domiciled. We are domiciled in Iowa and our principal insurance regulatory authority is the Insurance Division of the Department of Commerce of the State of Iowa. Our other U.S. insurance companies are principally regulated by the insurance departments of the states in which they are domiciled. These laws generally require each insurance company directly or indirectly owned by the holding company to register with the insurance department in the insurance company’s state of domicile and to furnish financial and other information about the operations of the companies within the holding company system. Most states have insurance laws that require regulatory approval of a direct or indirect change in control of an insurer or an insurer’s holding company and laws that require prior notification to state insurance departments of a change in control of a non-domiciliary insurance company doing business in that state.

Annually, our U.S. insurance companies must submit an opinion from a board-appointed qualified actuary to state insurance regulators, where licensed, on whether the statutory assets held backing statutory reserves are sufficient to meet contractual obligations and related expenses of the insurer. If such an opinion cannot be rendered noting the sufficiency of assets, the insurance company must set up additional statutory reserves drawing from available statutory surplus until such an opinion can be given.
State insurance departments have broad administrative powers over the insurance business, including insurance company licensing and examination, agent licensing, establishment of reserve requirements and solvency standards, premium rate regulation, admittance of assets to statutory surplus, policy form approval, unfair trade and claims practices regulation and other matters. State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies. See Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources in this section for further details.
In order to enhance the regulation of insurer solvency, the National Association of Insurance Commissioners (“NAIC”) has established risk-based capital (“RBC”) standards. The standards require life insurers to submit a report to state regulators on an annual basis regarding their RBC based upon categories of risk including the following: asset risk, insurance risk, interest rate risk and business and operational risk. As of December 31, 2022, the statutory surplus of each of our U.S. life insurance companies exceeded the minimum RBC requirements.
The following authorities regularly make inquiries and conduct examinations or investigations regarding our compliance with applicable laws and regulations:
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state and federal insurance regulatory authorities;

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state and federal securities regulatory authorities;

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federal agencies, such as the DOL;

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state law enforcement agencies and

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state attorneys general.

Each state has insurance guaranty association laws under which insurers doing business in a state can be assessed, up to prescribed limits, in order to cover contractual benefit obligations of insolvent insurance companies. The guaranty associations levy assessments on each member insurer in a jurisdiction on the basis of the proportionate share of the premiums written by such insurer in the lines of business in which the insolvent insurer is engaged. Some jurisdictions permit the member insurers to recover the assessments paid through full or partial premium tax offsets.
U.S. Executive Orders
The President of the United States manages the operations of the Executive branch of Government through Executive orders. As a U.S.-based business, we are subject to certain Executive orders that could affect our business, operations, regional footprint, risk management strategies and investments and increase our costs of compliance.
Securities Regulation
Insurance and investment products that require registration with the SEC, such as variable annuities, variable life insurance, registered index-linked annuities and some funding agreements that constitute securities are subject to securities laws and regulations, including U.S. state securities regulation as well as U.S. federal regulation under the SEC and other regulatory authorities. These regulations affect investment advice, sales and related activities for these products and the compliance oversight construct.
Employee Retirement Income Security Act
As we provide products and services for U.S. and Puerto Rico employee benefit plans, we are subject to regulation under the Employee Retirement Income Security Act (“ERISA”). ERISA provisions include reporting and disclosure requirements and standards of conduct.

Banking Regulation
Principal Bank, a wholly owned subsidiary, is a U.S. federal savings bank regulated by the Office of the Comptroller of the Currency. Principal Bank’s depositors are insured by the FDIC up to specified limits, making Principal Bank subject to certain of the FDIC’s regulations.
Trust Regulation
Delaware Charter Guarantee & Trust Company conducting business as Principal Trust Company, a wholly owned subsidiary, is a Delaware state chartered trust company regulated by the State of Delaware Office of the State Bank Commissioner. Principal Trust Company is subject to Delaware banking and trust law.
Environmental Regulation
As we own and operate real property, we are subject to U.S. federal, state and local environmental laws and could be subject to environmental liabilities and costs associated with required remediation of our properties. We routinely have environmental assessments performed for real estate being acquired or used as collateral for commercial mortgages we use for investment.
Risk Management
Like all financial services companies, we are exposed to a wide variety of financial, operational and other risks, as described in “Risk Factors.” We have formalized our enterprise risk management approach to enable us to have the right people, culture, tools, knowledge, information, processes and controls in place to effectively identify, measure, monitor, communicate and manage risks within established limits and risk tolerances. Enterprise Risk Management is a key component of our business model. It helps us:
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Identify and successfully manage those risks that present profitable growth opportunities and avoid those that don’t.

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Balance the sometimes-competing demands of our various constituencies; meet our customer obligations and satisfy regulatory requirements.

We utilize an integrated risk management framework to help us identify, assess, monitor, report, manage and aggregate our material risks within established risk appetites and risk tolerances. The framework delivers important perspective that is used in strategic and tactical decision making and is adaptable to changes in our businesses and in the external environments in which we operate. Our approach also requires a commitment to continuous improvement and ongoing validation.
Our governance structure includes Board of Directors oversight, internal risk committees, an enterprise risk management function and embedded risk professionals in our business units and functional areas.
Our internal risk committees meet on a regular and frequent basis to discuss various issues and review profile status. Each business unit has its own committee that is responsible for oversight of the material risks within the unit or area. These committees may include corporate leaders. We also have internal committees that provide oversight around a certain risk or group of related risks across the organization. This matrix approach helps us maintain comprehensive risk coverage and preserve an integrated view of risks. The Enterprise Risk Management Committee, comprised of members from the Executive Management Group, exercises enterprise-wide oversight for our most significant risk profiles.
The business units and functional areas have primary responsibility for identifying, assessing, monitoring, reporting and managing their own risks. Chief Risk Officers dedicated to each business unit, and the enterprise Chief Risk Officer and supporting staff are independent of the business areas and work closely with the objective and dedicated risk professionals in the business areas to provide objective oversight, framework enablement and aggregated risk analysis. This results in a model where risk management can be closer to actual risks while also facilitating effective oversight and consolidation at the enterprise level.
Internal Audit provides independent, risk-based and objective assurance and advice designed to add value and improve our operations. It helps us accomplish our objectives by bringing a systematic, disciplined approach to evaluate and improve the effectiveness of risk management, internal control and governance processes; and by promoting continuous improvement. The Chief Internal Auditor reports functionally to the Board Audit Committee and administratively to the enterprise Senior Vice President and Chief Risk Officer.
Risk appetites, tolerances and limits have been established from an enterprise-wide and business unit perspective for specific risk categories, where appropriate. We monitor a variety of risk metrics on an ongoing basis and take the appropriate steps to manage our established risk appetites and tolerances. Quarterly risk reporting provides a feedback loop between business units, functional areas, our internal risk committees and the enterprise risk management function. This reporting also includes perspectives on emerging risk. To the extent potentially significant business activities or operational initiatives are considered, analysis of the possible impact on our risk profile takes place. This analysis includes, but is not limited to, the capital implications; the impact on near term and long-term earnings; the ability to meet our targets with respect to return on equity, liquidity, debt/capital, cash coverage, business risk and operational risk; and the impact to our reputation.
Human Capital
We do not have employees of our own, but rather are provided our personnel by an affiliate, Principal Workforce, LLC (“Principal Workforce”). As of December 31, 2022, Principal Workforce employed approximately 11,900 people. These employees work from many locations across multiple businesses and are united behind a common purpose: to help more people and businesses gain greater access to financial security. We start by listening to our customers to understand their needs, goals and barriers. From there, we leverage our expertise to provide the guidance, products and experiences to create opportunities for more people to save, invest and protect their financial futures. Our purpose serves as a foundation for attracting, retaining and developing a workforce motivated by quality employment and purposeful work.
In 2022 we continued to acquire top talent amid a tight labor market. Our flexible work arrangements allowed leaders access to diverse talent. We have a long history of supporting employees’ work arrangement needs; and, as we emerge from the COVID-19 pandemic, we continue to offer flexibility to our teams. We are clear that our top priorities remain the needs of our customers and our business, and we rely on our leadership community to manage the flexibility and work arrangements of our workforce while effectively enabling these top priorities.
We invest in the growth and development of our employees in a variety of ways, including through experiential learning, relationships with colleagues, formal programming and just-in-time resources. We curate learning content that aligns with enterprise priorities to ensure employees have the skills necessary to contribute to our success now and into the future. These investments also make certain that our employees can develop the skills most critical to their current and future career aspirations. We continue to pilot new programs that help onboard new hires and enable all our employees to navigate their career. Additional targeted development opportunities exist for leaders and employees identified as high potential talent.
We know a diverse workforce and inclusive culture make us stronger, which is why we strive to provide a work environment where every employee feels welcomed, respected and has an opportunity to thrive. We are committed to providing our leaders with regular implicit bias and inclusive leadership training, with the goal of establishing better-connected teams and enabling thoughtful decision-making.
Internally, we measure the progress of our diversity, equity and inclusion efforts in multiple ways, including through a Diversity Index comprised of predominantly objective metrics. We also survey employees about their sense of belonging and report the results through our Global People Inclusion Index. The results of our Diversity Index and Global People Inclusion Index help us to measure company-wide performance. In 2022, we continued to partner with an external consultant to conduct an annual pay equity study; we believe the results of this study place us in a best-in-class category as compared to financial services industry peers.
We continuously strive to evolve our human capital policies and processes. To better understand and improve upon talent trends, in 2022 we implemented a single, people scorecard, where we report employee data on retention, learning, hiring, engagement and productivity. We also piloted company-wide exit surveys for employees and leaders, enabling us to better understand turnover trends and rationale. Leaders conducted proactive employee stay conversations and quarterly performance check-ins. In addition, we actively monitored our Engagement Index, which is a clear indicator of employee engagement across the organization. These tools allowed us to gather insights and create actions to manage turnover, including through tailored development opportunities and compensation increases for roles in high demand. Our customer focus, commitment to ethical practices, continuous learning opportunities and inclusive environment drive a strong culture where employees can thrive.
Our competitive total rewards offerings are also critical components of our Principal Workforce employee value proposition. The programs for the broader employee population include our employee stock purchase plan and our annual incentive program. For select roles, we offer a long-term incentive plan, which is a stock-based compensation plan. Critical talent and high performing employees are eligible to receive stock awards under our discretionary stock program. Retirement programming for U.S. employees includes eligibility for our 401(k) plan, with a robust company match. Additionally, employees are eligible to participate in a cash balance defined benefit plan. We also offer our Principal Workforce employees a comprehensive suite of health and welfare benefits, designed to support them through all stages of their career and life. We put a special emphasis on employee wellbeing by offering a wide range of programming aimed at improving overall health, including a state-of-the-art wellness center at our headquarters and gym reimbursement at other locations.
In addition to providing competitive total rewards, we provide our global workforce a myriad of opportunities to support their communities and causes that are important to them. We encourage in-person and virtual volunteerism through our volunteer time off policy. As an example of this, in 2022, Principal Workforce employees helped map areas most vulnerable to natural disasters to improve and increase humanitarian aid at times of crisis. In addition, our teams logged significant miles walking, running and rolling to raise money for global disaster relief organizations. At the Community Learning Center housed at our headquarters in Des Moines, Iowa, employees have ready access to a variety of volunteer opportunities, including the ability to mentor students, provide professional development coaching and teach technology and coding skills. A generous Dollars for Doers program provides employees a microgrant credit based on annual volunteer hours recorded, enabling employees to contribute earned credits to any nonprofit they choose. We also offer a giving program through which the company provides a 50% match on employee monetary contributions, with the company match going directly to the organization to which a Principal Workforce employee has donated.
Properties
As of December 31, 2022, we owned properties in our home office complex in Des Moines, Iowa and leased space for various offices located throughout the U.S. We believe that our owned and leased properties are suitable and adequate for our current business operations.

Directors and Executive Officers
Directors of the Company
Proposal One — Election of Directors
The Board of Directors has three classes of Directors, each having a three-year term. All of the nominees are currently Directors of the Company. We expect that all the nominees will be able and willing to serve if elected. In addition to the five Class I Directors being nominated for a new term, H. Elizabeth Mitchell, a Class III Director who joined the Board shortly following the 2022 Annual Shareholders Meeting, is standing for election for the first time at the 2023 Annual Meeting. Ms. Mitchell was identified as a potential candidate for Board service with the assistance of a professional search firm.
NOMINEES FOR CLASS I DIRECTORS WITH TERMS EXPIRING IN 2026
Jonathan S. Auerbach, 60, Independent Director — Director Since 2019
Committee:   Nominating and Governance
Public Directorships/Past 5 Years (Currently on Board):   Principal Financial Group (Member of Finance and Nominating and Governance Committees)
Business Experience/Past 5 Years:   Mr. Auerbach has been Executive Vice President, Chief Strategy, Growth and Data Officer of PayPal Holdings, Inc., a financial technology company, since 2015. In this capacity, he leads PayPal’s global strategy, acquisitions, partnerships, advanced analytics and data science, growth marketing, and corporate affairs teams. In addition, Mr. Auerbach serves as a strategic advisor to PayPal’s operations in China and is responsible for the company’s Blockchain, Crypto and Digital Currencies business unit and chairs PayPal’s Operating Group. He is also on the Board of the National Committee of U.S.-China Relations and a member of the Council of Foreign Relations.
Skills and Qualifications:   Mr. Auerbach has executive level experience in consumer, executive compensation, financial services, human resources and talent management, international, marketing, mergers & acquisitions, retail consumer, strategic planning, sustainability/ESG and technology.
Education:   Bachelor’s degree from Dartmouth College, and a B.A. and M.A. from Oxford University.
Mary E. Beams, 67, Independent Director — Director Since 2021
Committee:   Audit
Public Directorships/Past 5 Years (Currently on Board):   Principal Financial Group (Member of Audit and Finance Committees), Advisory Board Member for Americas at Salesforce, Inc.
Public Directorships/Past 5 Years (Formerly on Board):   BrightSphere Investment Group (Audit and Compensation Committees), Aretec, Inc. (Parent of Cetera Advisors) (Chair of Audit Committee, Member of Risk and Compensation Committees), FNZ Trust U.S. Board (Board Chair), Long Term Stock Exchange Group, and Mount Auburn Hospital — the Beth Israel Lahey System (Finance Committee).
Business Experience/Past 5 Years:   Ms. Beams is the current CEO of the Long Term Stock Exchange.
Skills and Qualifications:   Ms. Beams has executive level experience in accounting and finance, asset and investment management, retail consumer, institutional, executive compensation, financial services, human resources and talent management, international, marketing, distribution, mergers and acquisitions, product development, risk management, strategic planning, sustainability/ESG, and technology.
Education:   Bachelor’s degree in English from Boston College, a Certificate of Special Studies in Strategic Planning from Harvard University, and an M.B.A. in Marketing and Finance from Columbia University.

Jocelyn Carter-Miller, 65, Independent Director — Director Since 2001
Committees:   Human Resources (Chair), Nominating and Governance, and Executive
Public Directorships/Past 5 Years (Currently on Board):   Principal Financial Group (Member of Human Resources (Chair), Nominating and Governance, and Executive Committees), Arlo Technologies, Inc. (Audit Committee, Chair of Compensation Committee); The Interpublic Group of Companies, Inc. (Audit and Executive Committees, Corporate Governance and Social Responsibility Chair), Backblaze, Inc. (Compensation Committee Chair, Audit Committee member, and Nomination and Governance Committee member)
Public Directorships/Past 5 Years (Formerly on Board):   Netgear, Inc. (Audit and Compensation Committees)
Business Experience/Past 5 Years:   Ms. Carter-Miller has been President of TechEd Ventures since 2005, which specializes in the development and marketing of high performance educational and personal empowerment programming. Ms. Carter-Miller also leads Jocelyn Carter-Miller, LLC, a business consulting firm.
Skills and Qualifications:   In addition to her marketing leadership background, Ms. Carter-Miller has executive level experience in accounting and finance, brand management, retail consumer, executive compensation, advertising, sales, multinational companies, international operations, human resources and talent management, marketing, mergers and acquisitions, product development, project management, strategic planning, sustainability/ESG, technology and leadership development and training. She also has passed the certified public accountant exam.
Education:   Bachelor’s degree in Accounting from the University of Illinois and an M.B.A. in Finance and Marketing from the University of Chicago.
Scott M. Mills, 55, Lead Independent Director — Director Since 2016
Committees:   Audit, Human Resources, and Executive
Public Directorships/Past 5 Years (Currently on Board):    Principal Financial Group (Audit, Human Resources, and Executive Committees). Mr. Mills has been Lead Director since January 2020.
Business Experience/Past 5 Years:   Mr. Mills has been President and Chief Executive Officer of BET Networks since September 2021. Prior to that, he was President of BET Networks from 2018 through September 2021. He is on the Board of Principal Financial Group and serves on the Audit, Human Resources, and Executive Committees.
Skills and Qualifications:   Mr. Mills has executive level experience in accounting and finance, asset and investment management, executive compensation, financial services, human resources and talent management marketing, product development, strategic planning and technology.
Education:   Bachelor’s degree in economics from the Wharton School of the University of Pennsylvania.
Claudio N. Muruzabal, 62, Independent Director — Director Since 2021
Committees:    Human Resources, and Nominating and Governance
Public Directorships/Past 5 Years (Currently on Board):    Principal Financial Group (Human Resources, and Nominating and Governance Committees), and Council of the Americas
Business Experience/Past 5 Years:    Mr. Muruzabal is President of SAP, Cloud Success Services. With over 25 years of experience heading large technology organizations, he joined SAP in August 2015.
Skills and Qualifications:   Mr. Muruzabal has executive level experience in accounting & finance, retail consumer, executive compensation, human resources and talent management, international, marketing, mergers & acquisitions, product development, strategic planning, sustainability/ESG and technology.

Education:   Bachelor’s degree from the Catholic University of Argentina with double major in Business Administration and Accounting and Global Executive M.B.A. from The Fuqua School of Business at Duke University.
NOMINEE FOR CLASS III DIRECTOR WITH A TERM EXPIRING IN 2025
H. Elizabeth Mitchell, 61, Independent Director — Director Since 2022
Committee:   Audit
Public Directorships/Past 5 Years (Currently on Board):   Principal Financial Group (Audit and Finance Committees), Selective Insurance Group (Chair of Audit Committee, member of Corporate Governance & Nominating Committee).
Public Directorships/Past 5 Years (Formerly on Board):   StanCorp Financial Corp (Audit and Nominating and Governance committees).
Business Experience/Past 5 Years:   Advisor to Hudson Structured Capital Management Ltd since 2018. Non-executive chair of Weston Insurance Holdings Corporation from 2020-2022.
Skills and Qualifications:   Ms. Mitchell has executive level experience in accounting and finance, executive compensation, financial services, human resources and talent management, international, mergers and acquisitions, risk management, strategic planning, sustainability/ESG, and technology.
Education:   Bachelor’s degree from the College of the Holy Cross and CERT Certificate in Cyber Security Oversight from Carnegie Mellon University.
CONTINUING CLASS II DIRECTORS WITH TERMS EXPIRING IN 2024
Roger C. Hochschild, 58, Independent Director — Director Since 2015
Committee:    Nominating and Governance (Chair)
Public Directorships/Past 5 Years (Currently on Board):    Principal Financial Group (Finance and Nominating and Governance (Chair)), Discover Financial Services
Business Experience/Past 5 Years:    Mr. Hochschild has been Chief Executive Officer and President of Discover Financial Services since October 1, 2018. He has been a Director for Chicago Public Media since October of 2016.
Skills and Qualifications:    Mr. Hochschild has executive level experience in asset and investment management, retail consumer services, executive compensation, financial services, human resources and talent management, marketing, mergers & acquisitions, product development, risk management, strategic planning. and Sustainability/ESG.
Education:    Bachelor’s degree in economics from Georgetown University, and an M.B.A. from the Amos Tuck School at Dartmouth College.
Daniel J. Houston, 61, Chairman, President and CEO — Principal Life Insurance Company and Principal Financial Group — Director Since 2014
Committee:    Executive (Chair)
Public Directorships/Past 5 Years (Currently on Board):    Principal Financial Group (Executive Committee (Chair)).
Business Experience/Past 5 Years:   Mr. Houston has been Chairman, President and Chief Executive Officer of the Company and Principal Life Insurance Company (“Principal Life”) since 2016. Serves on the boards of the Iowa Business Council, Greater Des Moines Partnership, Employee Benefits Research Institute, Iowa State University Business School Dean’s Advisory Council, Partnership for a Healthier America and Community Foundation of Greater Des Moines.

Skills and Qualifications:    Mr. Houston has operational expertise, global awareness, and deep talent leadership skills. During his career with the Company, he has worked in sales, managed numerous businesses, and helped lead the transformation of the Company to a global investment management leader. He has extensive operational experience, as well as expertise in risk management, executive compensation, talent management marketing and sales, and mergers and acquisitions.
Education:    Bachelor of Science degree from Iowa State University.
Diane C. Nordin, 64, Independent Director — Director Since 2017
Committee:   Audit (Chair)
Public Directorships/Past 5 Years (Currently on Board):   Principal Financial Group (Audit (Chair) and Finance Committees), Fannie Mae (Vice Chair of the Board, member Audit, Risk Policy and Executive Committees, Chair of the Compensation Committee)
Business Experience/Past 5 Years:    Ms. Nordin was a governor of the CFA Institute from 2016 – 2022 where she was also past Chair of the Board of Governors as well as the Audit, Risk and Nominations Committee and served as a member of the Risk, Executive and People and Culture Committees and as Chair of the Governance Committee. Also, she is a director of Antares Capital, where she is Chair of the Compensation Committee (since 2016). Ms. Nordin is an Emeritus Trustee of Wheaton College (2010 present) where she chaired the Investment Committee and served on the Audit Committee and was appointed Trustee of Financial Analysts Foundation (2022). Ms. Nordin also serves on the NY State Common Fund Investment Advisory Committee in a pro bono capacity.
Skills and Qualifications:   In addition to her extensive experience in the asset management business, Ms. Nordin has executive level experience in accounting and finance, asset and investment management, executive compensation, financial services, human resources and talent management, international operations, marketing, product development, risk management and strategic planning.
Education:   Bachelor’s degree from Wheaton College (MA). Ms. Nordin is a Chartered Financial Analyst.
Blair C. Pickerell, 66, Independent Director — Director Since 2015
Committee:   Nominating and Governance
Public Directorships/Past 5 Years (Currently on Board):   Principal Financial Group (Member of Finance, and Nominating and Governance Committees), Link Real Estate Investment Trust (Nomination Committee and Chair of the Remuneration Committee); Dah Sing Banking Group Limited (Chair of the Risk Management, Compliance, and Audit Committee); First Pacific Company Limited (Finance and Corporate Governance Committees)
Public Directorships/Past 5 Years (Formerly on Board):   Dah Sing Financial Holdings Limited
Business Experience/Past 5 Years:   Mr. Pickerell’s current international service includes memberships on the Supervisory Committee for the Tracker Fund of Hong Kong; on the International Advisory Council of the Faculty of Business and Economics of The University of Hong Kong; and Chairman of the Harvard Business School Association of Hong Kong.
Skills and Qualifications:   In addition to his extensive leadership record in the investment and asset management and financial services industries, Mr. Pickerell has executive level experience in accounting and finance, asset and investment management, retail consumer, executive compensation, financial services, human resources and talent management, international, marketing, mergers & acquisitions, product development, risk management, strategic planning and sustainability/ESG. He is fluent in Mandarin Chinese.
Education:   Bachelor’s and master’s degrees from Stanford University and an M.B.A. from Harvard Business School.

Clare S. Richer, 64, Independent Director — Director Since 2020
Committees:   Audit, and Executive
Public Directorships/Past 5 Years (Currently on Board):   Principal Financial Group (Member of Audit, Finance (Chair), and Executive Committees), Bain Capital Specialty Finance Co. (member of the Audit, Compensation and Nominating/Governance Committees), State Street Global Advisors SPDR ETF Mutual Funds (member of the Audit Committee).
Business Experience/Past 5 Years:    Current trustee of the University of Notre Dame (member of the Compensation, Investment, Finance and Executive Committee), and the Alzheimer’s Association, MA/NH.
Skills and Qualifications:   In addition to having deep experience in governance, compliance and risk in highly volatile, heavily scrutinized environments, Ms. Richer has executive level experience in accounting and finance, asset and investment management, executive compensation, financial services, human resources and talent management, product development, risk management, strategic planning and technology.
Education:   B.B.A. from University of Notre Dame.
Alfredo Rivera, 62, Independent Director — Director Since 2020
Committees:   Audit and Human Resources
Public Directorships/Past 5 Years (Currently on Board):   Principal Financial Group (Audit and Human Resources Committees).
Business Experience/Past 5 Years:   Mr. Rivera was a Senior Advisor at the Coca-Cola Company until he retired in March 2023 after serving as President of the North America Operating Unit of The Coca Cola Company from 2020 until December 31, 2022. In his previous role, he helped lead the company’s transformation to emerge stronger as a total beverage company, enabled by a globally networked organization. Mr. Rivera has been a veteran of the global Coca Cola system for 38. Prior to his current role he served as President, Latin America from 2016 – 2020.
Skills and Qualifications:   Mr. Rivera has executive level experience in accounting and finance, retail consumer, executive compensation, human resources and talent management, international, marketing, strategic planning, sustainability/ESG, and technology.
Education:   Bachelor’s degree and MBA from the University of Southern Mississippi and completed the Advanced Management Program at Harvard Business School.
THE FOLLOWING DIRECTOR’S TERM WILL END MAY 16, 2023
Michael T. Dan, 72, Independent Director — Director Since 2006
Committees:    Human Resources, and Nominating and Governance
Public Directorship/Past 5 Years (Currently on Board):    Principal Financial Group (Human Resources, and Nominating and Governance Committees)
Business Experience/Past 5 Years (or material business experience beyond 5 years):    Currently retired. Also, Mr. Dan was Chairman, President and Chief Executive Officer of The Brink’s Company, a global provider of secure transportation and cash management services, from 1999 until 2011. The Brink’s Company had 70,000 employees worldwide, operations in over 100 countries and $3.8 billion in revenue in 2011.
Skills and Qualifications:    In addition to leading and being responsible for financial management of Brink’s, Mr. Dan has executive level experience in accounting and finance, executive compensation, financial services, human resources and talent management, international operations, marketing, mergers and acquisitions, product development, risk management, and strategic planning.
Education:    Studied business and accounting at Morton College in Cicero, Illinois, and completed the advanced management program at Harvard Business School.

Director Compensation
The Company does not pay any compensation to its directors specific to their services as directors of the Company.
Executive Officers and Other Key Members of Senior Management
The following information is furnished with respect to the Company’s executive officers, each of whom is elected by and serves at the pleasure of the Board of Directors, as well as other members of senior management. Terms are indefinite. The business experience information provided for the executive officers only covers the past five years.
Thomas W. Y. Cheong, 55, has been Executive Vice President of the Company since January 2021 and President, Principal Asia of the Company since March 2019. Thomas is from Singapore and is located in the Company’s Hong Kong office. Previously, he was Senior Vice President of the Company from March 2019 to December 2020 and served as Vice President, Head of North Asia of the Company from January 2015 to February 2019.
Amy C. Friedrich, 52, has been a division President of the Company since May 2017. The division for which she is President is U.S. Insurance Solutions.
Patrick G. Halter, 64, has been the president of Asset Management for the Company since 2018.
Daniel J. Houston, 61, has been a director of the Company and President and Chief Executive Officer of the Company since August 2015.
Kathy B. Kay, 61, has been Senior Vice President and Chief Information Officer of the Company since May 2020. Prior to that date, she was Senior Vice President and Chief Information Officer of Pacific Gas & Electric Company from 2015 to 2020.
Christopher J. Littlefield, 56, has been a division President of the Company since April 1, 2022. The division for which he is President is Retirement and Income Solutions. Prior to that date, he was Executive Vice President and General Counsel of the Company since January 2020. Prior to that date, he was President and Chief Executive Officer of Fidelity & Guaranty Life Insurance Holdings from October 2014 to December 2018.
Kenneth A. McCullum, 58, has been Senior Vice President and Chief Risk Officer of the Company since September 2020. Prior to that date, he was Vice President and Chief Actuary since April 2015.
Deanna D. Strable-Soethout, 54, has been Executive Vice President and Chief Financial Officer of the Company since February 2017.
Roberto A. Walker, 57, has been Executive Vice President of the Company since January 2021 and President, Principal Latin America since January 2011.
Jon N. Couture, 57, has been Executive Vice President and Chief Human Resources Officer (CHRO) of the Company since June 4, 2018. He oversees all aspects of human resources for more than 18,500 employees worldwide. Couture has more than 25 years of experience in human resources.
Natalie Lamarque, 46, has been Executive Vice President, General Counsel and Secretary of the Company since July 18, 2022. Prior to this role, she was employed by New York Life Insurance Company, where she held various positions, including senior vice president and general counsel.
Bethany A. Wood, 59, has been Executive Vice President and Chief Marketing Officer of the Company since July 2019. In her role, she also serves as Chair of the Company’s ESG (Environmental, Social and Governance) Task Force and Chair of the Principal® Foundation. Prior to joining the Company, she was Vice President and Chief Marketing Officer of the individual businesses for Guardian Life Insurance in New York City. Her responsibilities included leading digital marketing transformation across the life, disability, annuity, and wealth management businesses in support of the company’s general agency system, its 3,000 financial representatives and their respective clients. She held this role since 2016.

Noreen M. Fierro, 58, has been Senior Vice President and Chief Compliance Officer of the Company since February 21, 2022. Prior to joining the Company, she was Chief Compliance Officer for BetMGM. Before serving in that role Fierro spent five years as Chief Ethics and Compliance Officer at Guardian Life from 2016 to 2021, where she also served as co-executive sponsor of Guardian’s Women’s Leadership Network and was an advisory member of their Enterprise Inclusion and Diversity Council.
Teresa Hassara, 60, has been a Senior Vice President of the Company since August 1, 2022. Her formal title is Senior Vice President — Workplace Savings and Retirement Solutions. Prior to joining the Company she held significant leadership roles in the retirement industry, most recently as President of FuturePlan by Ascensus from April 2021 to August 2022. Prior to that, she was head of Workplace Solutions for MassMutual from 2017 to 2020.
Kara M. Hoogensen, 49, has been a Senior Vice President of the Company since March 2020, where she is in charge of Specialty Benefits for U.S. Insurance Solutions (USIS). Her formal title is Senior Vice President — Specialty Benefits. Prior to that role she was Vice President of Group Benefits in USIS since August 2017.
In 2018, she was named to the board of directors for Limelight Health, Inc., a quoting, underwriting, and proposal platform for the employee benefits industry, and served from 2018 until the company was acquired in August 2020.
Dennis J. Menken, 59, has been Senior Vice President and Chief Investment Officer of the Company’s general account since March 7, 2015. He joined the Company in 1994.
Srinivas D. (Sri) Reddy, 46, has been a Senior Vice President of the Company since September 4, 2018. His formal title is Senior Vice President — Retirement and Income Solutions. He is responsible for the Income Solutions businesses, which includes Pension Risk Transfer, Retail Annuities, Principal Bank® and Principal® Custody Solutions.
Prior to joining Principal®, he was the head of the investments and retirement income businesses for Prudential Retirement.
He has served on various industry and regulatory groups including as the chair, vice-chair and council member of the Employee Retirement Income Security Act (ERISA) Advisory Council at the United States Department of Labor from 2017 to 2019 and currently is on the board of directors of the Insured Retirement Institute.
Nate Schelhaas, 48, has been a Senior Vice President and Actuary of the Company since October 9, 2021. His title is Senior Vice President and Actuary — Head of Life Protection Solutions. He has been with Principal for 25 years and has held multiple roles. Prior to his current role he had served as VP and Actuary, Individual Life for the Company since March 2017. His designations include FSA and MAAA.
Anthony Shea Treadway, 44, has been Senior Vice President of the distributions for U.S. Insurance Solutions Distribution at the Company since November 2022. He is a 20-year veteran of the insurance industry, with significant experience as a strategic distribution leader focused on technology solutions, small business, and key client management. Prior to joining the Company, he spent his career with Unum serving in various distribution and leadership roles, including most recently as Senior Vice President of Field and Market Development at Colonial Life, Vice President of Unum small business, and Regional Vice President of sales and client management.
Joel M. Pitz, 50, has been senior vice president and controller of the Company since November 2021. Prior to serving in that role, he served as vice president and chief financial officer for Principal International, where he was responsible for overseeing global finance and strategy for our emerging market operations across Asia and Latin America.
Executive Compensation Discussion and Analysis (CD&A)
This CD&A describes Principal Financial Group, Inc.’s (“PFG”) and Principal Life Insurance Company’s (the “Company”) Executive compensation objectives and philosophy. It also describes our 2022 compensation program and reviews the outcomes, including Principal’s financial performance in 2022

(“Principal” encompasses PFG, the Company, their affiliates and subsidiaries). Our Named Executive Officers (“Executives”) in 2022 are listed in the below table.
Name	Title	Allocation Percentage*
Daniel Houston	President and Chief Executive Officer	100%
Deanna D. Strable-Soethout	Executive Vice President and Chief Financial Officer	100%
Christopher J. Littlefield	President – Retirement and Income Solutions	65%
Amy C. Friedrich	President-U.S. Insurance Solutions	59%
Teresa Hassara	Senior Vice President – Workplace Savings and Retirement Solutions	96%

*
The compensation and benefit expense percentages allocated to the Company during the year ended December 31, 2022, for Ms. Friedrich, Mr. Littlefield and Ms. Hassara, respectively, are set forth in the above table. In Principal’s records, Mr. Houston and Ms. Strable-Soethout have 100% of their compensation and benefit expenses allocated to the Company’s parent, Principal Financial Services, Inc. For that reason, and solely for purposes of this CD&A, the Allocation Percentage attributed to the Company for each of them is 100%. The Allocation Percentages set forth in the table are used throughout this CD&A for each type of compensation and benefit.

The Company does not have any employees of its own, but rather is provided its Executives and other personnel by an affiliate, Principal Workforce, LLC (“Principal Workforce”). All personnel providing services to the Company, including Executives, are employees of Principal Workforce (or, in very limited cases, affiliates) and Principal Workforce has ultimate legal responsibility for paying compensation earned by, or otherwise paid to, the Executives. As is the case with other affiliates of the Company and Principal Workforce, the Company is allocated a certain amount of the costs associated with Principal Workforce’s employees, including the Executives, and the Company is responsible for funding the employee costs allocated to the Company.
2022 Company Performance Highlights:
2022 was a transformative year for Principal. In January, we announced an agreement to reinsure our U.S. retail fixed annuity and universal life insurance with secondary guarantees blocks of business. The transaction closed in May and was a key milestone, reinforcing our strategic focus on continuing to evolve into a higher growth, higher return, more capital efficient portfolio while improving our overall risk profile. We delivered on our strengthened capital deployment strategy and our commitment to right-size and return the excess capital that we had built up during the pandemic, with 2.3 billion dollars returned to shareholders in 2022 through share repurchases and common stock dividends. Despite a challenging macroeconomic environment in 2022, we have made meaningful progress toward our goals and continued to invest in our long-term growth drivers of Retirement, Global Asset Management, and Benefits and Protection.
In 2022, Principal reported $4.8 billion of net income attributable to Principal Financial Group and $1.7 billion of non-GAAP operating earnings1, or $6.66 per diluted share (EPS) — a 2% decrease in EPS compared to 2021. At the end of the year, we reported $635 billion of AUM managed by Principal, an 11% decrease from 2021, and nearly $1.5 trillion of assets under administration (AUA), which includes AUM.
Our 1-year, 3-year and 5-year total shareholder return (TSR) performance was positioned well ahead of our asset management and Company’s insurance peers.

1
Non-GAAP operating earnings is defined as Net income attributable to PFG less Net realized capital gains (losses), as adjusted less Income (loss) from exited business. See non-GAAP financial measure reconciliations in Addendum B to this section.

1-, 3- and 5-Year Total Shareholder Return(1): PFG vs. Peers

(1)
Our total shareholder return methodology includes the share price return and cash dividends paid during the time period December 31, 2021, through December 31, 2022 (1-year TSR), December 31, 2019, through December 31, 2022 (3-year TSR) and December 31, 2017, through December 31, 2022 (5-year TSR).

Insurance and Asset Manager Peers are listed on page 93. Equitable Holdings was added to our peer group as part of PFG’s 2020 executive compensation review. The 5-year TSR number above reflects data for Equitable Holdings since May 2018 when their stock began trading.
2022 Compensation Highlights
In 2022, PFG’s shareholders voted to approve the Company’s Executive compensation program. Of the votes cast, 94.95% supported the Executive compensation program. PFG and the Company considered the strong shareholder support of the compensation program to be approval of PFG’s (including the Company’s) compensation philosophy, which has not changed since that vote.
•
Based on Principal’s 2022 annual performance achievements, many of which are outlined above, our 2022 PrinPay score in the annual incentive program was earned at 84% of target and the individual modifiers for our Named Executive Officers ranged between 95% and 110%.

•
Based on the PFG’s three-year average non-GAAP return on equity (“ROE”)2 and three-year average non-GAAP book value per share3 performance, the 2020-2022 Performance Based RSUs (“PSUs”) vested on December 31, 2022, and 87% of the target number of shares were paid out in February 2023, according to the established performance scale, and approved by the PFG Human Resources Committee (the “Committee”).

•
PFG’s stock plan (approved by shareholders in May 2021) provides equity governance enhancements including a new minimum one-year vesting requirement on equity awards and a prohibition on share recycling (i.e., shares withheld for tax purposes will not be added back into the share reserve).

Highlights of 2023 Compensation Program Changes
As Principal continues to update and refine our critical business and financial metrics, we’ve identified an opportunity to better align our PrinPay Plan, our broad-based annual incentive compensation plan for

2
Non-GAAP return on equity (“ROE”) is defined as non-GAAP operating earnings divided by average stockholders’ equity available to common stockholders excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income other than foreign currency translation adjustment. See non-GAAP financial measure reconciliations in Addendum B to this section.

3
Non-GAAP book value (“Book Value”) per share is defined as total ending common equity excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income divided by the number of common shares outstanding end of year. See non-GAAP financial measure reconciliations in Addendum B to this section.

Principal Workforce LLC’s employees and Named Executive Officers, with an expanded set of metrics that more accurately reflect the success of our businesses going forward. In addition to non-GAAP operating earnings1, metrics related to revenue growth, net cash flow, free cash flow, and diversity and inclusion were added for 2023.
Compensation Program Philosophy and Policies
Compensation Philosophy — Our executive compensation program is designed to align the interests of Executives and shareholders. Our objective is to attract and retain high-caliber executive officers to deliver sustained high performance for our customers and shareholders. The philosophy underlying our program is to provide market-driven, performance-based total compensation.
Our executive compensation philosophy is based on the principles outlined below:
Attract and retain talented Executives and motivate them to perform at the highest level and contribute significantly to the Company’s long-term success.
Reinforce the Company’s pay for performance culture by making a significant portion of total compensation variable and by differentiating awards based on Company and individual performance in achieving short and long-term financial and strategic objectives.
Have a greater percentage of compensation at risk for Executives who bear higher levels of responsibility for the Company’s performance.
Align the interests of Executives and other stakeholders, including shareholders, customers, and employees, by having a significant portion of the Executives’ compensation in stock and requiring Executives to hold stock.
Support important corporate governance principles and established best practices.
Compensation Policies — Our Executive compensation program, which applies to the Company’s Executives, incorporates the following best practices:
Independent Consultant.   Compensation Advisory Partners is selected and retained by the Committee to advise on the Executive compensation program.
Risk Review.   Reviews and analyses of the employee incentive compensation plans are conducted on a regular basis to determine whether the plans are reasonably likely to have a material adverse effect on the Company.
Emphasis on Variable Compensation.   Most compensation paid to our Named Executive Officers is variable and at risk, linked to meeting our short-term and long-term financial and strategic goals and to the performance of PFG’s stock over time.
Executive Ownership.   Executives are required to own a meaningful amount of PFG stock to ensure their interests are aligned with the PFG shareholders’ interests and with Principal’s long-term performance.
Prohibition on Hedging.   Principal prohibits all employees, including Named Executive Officers, from purchasing any Principal securities on margin (except for exercising stock options); engaging in short sales or trading in any put or call options; and purchasing, directly or indirectly, any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that is designed to hedge or offset any decrease in the market value of Principal securities.
Clawback Policy.   The Committee has adopted a compensation recovery policy that applies to Executives.
Market Severance Protection.   Executives are eligible for market-based severance protection under The Principal Financial Group, Inc. Executive Severance Plan if they are terminated because of layoffs, position elimination, or similar reasons.

1
See non-GAAP financial measure reconciliations in Addendum B to this section.

Limited Perquisites.   Modest additional benefits to help attract and retain Executive talent and enable Executives to focus on Principal’s business with minimal disruption are offered.
No Repricing of Stock Options.   Principal has not repriced underwater stock options and will not do so without shareholder approval.
Tax and Accounting Efficiency.   The Committee considers the tax and accounting consequences of each element of compensation.
No Gross Ups.   Executives do not receive any income tax gross-ups, except that all Principal Workforce employees, including Executives, receive an income tax gross-up in connection with benefits provided with relocation.
Summary of Compensation Elements:
Compensation Component	Objective	Description and 2022 Highlights
Base Salary	Provides fixed income based on the size, scope, and complexity of the Named Executive Officers’ role, performance, and relative position compared to market pay information.	In 2022, the Committee increased Executives’ base salaries, as detailed on page 94.
Annual Incentive Compensation	Motivates and rewards overall corporate objectives as well as the Named Executive Officers’ contribution to achieving our annual objectives.
A range of earnings opportunity, expressed as a percentage of base salary, is established for each Named Executive Officer. Actual bonuses depend on individual employee results and overall PFG (inclusive of Company) performance and profitability, as outlined on page 95.
Based on the Committee’s assessment of our 2022 PrinPay score, bonuses were earned at 84% of target and the individual modifiers for our Named Executive Officers ranged between 95% and 110%, as detailed on pages 96-97.

Long-Term Incentive Compensation	Motivates and rewards long-term corporate performance as well as the Named Executive Officers’ contribution to achieving our long-term objectives. Reinforces the link between the interests of the Named Executive Officers and shareholders. Encourages retention.
Each year, the Committee establishes the long-term award opportunity for each Named Executive Officer. Through 2021, one half of the award was granted in stock options and the other half in PSUs. Commencing in 2022, awards are granted 70% in PSUs and 30% in time-based RSUs. Using a mix of PSUs and time-based RSUs creates a balance between achieving operating performance objectives and increasing retention aspects of the LTI program.
PSUs are intended to incentivize participants to deliver on the Company’s defined financial goals. The value to participants varies based on the degree of achievement against those goals. PSUs typically have a 3-year performance period and are measured on 50% average non-GAAP ROE(1) and 50% Operating Margin. Through 2021 the non-GAAP ROE portion of the award was also subject to a non-GAAP Book Value per Share(1) threshold. Commencing in 2022 PSUs are subject

Compensation Component	Objective	Description and 2022 Highlights

to a Relative Total Shareholder Return Factor with a range of 80% to 120%. We believe these are important metrics because Operating Margin measures profitability across our businesses and non-GAAP ROE measures our efficiency in managing capital. Non-GAAP ROE is also a key measure for our shareholders.
Time-based RSUs are intended to align participants with the Company’s long term value appreciation. RSUs have a 3-year cliff vesting.
The performance periods for the 2020 – 2022 and 2021 – 2023 PSUs were modified from three years to two years due to a change in accounting rules for publicly traded companies with significant life insurance and annuity businesses that was intended to take effect on January 1, 2022, but the implementation was delayed by the Financial Accounting Standards Board (FASB) until 2023. As a result, for the 2020 – 2022 and 2021 – 2023 Performance Cycle, PSUs will continue to vest at the end of the three-year cycle. The change may result in significant variability of reported earnings each year for companies with significant life insurance and annuity businesses such as PFG and the Company.
As stated above, the PSUs granted in 2020 for the 2020 – 2022 Performance Cycle were based on two-year average non-GAAP ROE and Operating Margin, each weighted 50%. Payout on the non-GAAP ROE metric is modified based on two-year non-GAAP Book Value per Share compared to certain threshold goals. For the 2020 – 2022 Performance Cycle, the awards vested at 87% of the target number of PSUs based on PFG’s non-GAAP ROE performance of 12.6%, Operating Margin of 28.7%, and non-GAAP Book Value per Share of $53.70. The PSUs granted in 2020 are subject to an additional year of service-based vesting.
As stated above, the PSUs granted in 2021 for the 2021 – 2023 Performance Cycle were based on two-year average non-GAAP ROE and Operating Margin, each weighted 50%. Payout on the non-GAAP ROE metric is modified based on two-year non-GAAP Book Value per Share compared to certain threshold goals. For the 2021 – 2023 Performance Cycle, the awards vested at 114% of the target number of PSUs based on our non-GAAP ROE performance of 13.9%, Operating Margin of 30.5%, and non-GAAP Book Value per Share of $51.96. The PSUs

Compensation Component	Objective	Description and 2022 Highlights
granted in 2021 are subject to an additional year of service-based vesting. Details of the program are outlined on pages 98-99.
Benefits	Protects against catastrophic expenses and provides retirement savings opportunities.	Named Executive Officers participate in most of the same benefit plans as Principal Workforce’s other U.S.-based employees, including health, life, disability income, vision and dental insurance, an employee stock purchase plan, 401(k) plan, and pension plan. Certain of the Named Executive Officers also participate in non-qualified retirement plans (defined benefit and defined contribution).
Perquisites	Modest additional benefits to help attract and retain Executive talent and enable Named Executive Officers to focus on Principal’s business with minimal disruption.	Named Executive Officers are eligible for one physical examination per year, business spousal travel, and gifts of nominal value given to all sales conference attendees. The Committee approved the ability of Named Executive Officers to participate in Principal Asset Management investment products on a reduced or no-fee basis. The Committee also approved our CEO’s use of our corporate aircraft for limited personal travel.
Termination Benefits	Provides temporary income following a Named Executive Officer’s involuntary termination of employment, and, in the case of a change of control, helps ensure the continuity of management through the transition.	Refer to page 115 for a discussion of our change of control and separation benefits. These benefits do not include excise tax gross ups.

(1)
See non-GAAP financial measure reconciliations in Addendum B to this section

How We Make Compensation Decisions
Human Resources Committee Involvement
The Human Resources Committee
•
Oversees the development and administration of compensation and benefits policies and programs;

•
Sets and approves CEO goals;

•
Evaluates CEO performance results;

•
Makes the compensation decisions for the CEO;

•
Approves the compensation program and compensation for the Company’s Executives;

•
Reviews and approves corporate incentive goals and objectives relevant to compensation; and

•
Evaluates the competitiveness of each Executive’s total compensation.

Compensation Advisory Partners is selected and retained by the Committee to advise on the Executive compensation program. Compensation Advisory Partners also advises the Nominating and Governance

Committee on compensation for PFG’s non-employee Directors (see pages 79-83). Compensation Advisory Partners receives compensation from the Company only for its work in advising these Committees. Compensation Advisory Partners does not and would not be allowed to perform services for management. The Committee assessed the independence factors in applicable SEC rules and Nasdaq Listing Standards and other facts and circumstances and concluded that the services performed by Compensation Advisory Partners did not raise any conflict of interest.
No member of management, including the CEO, has a role in determining his or her own compensation; and the CEO is not present when the Committee determines his compensation. The Committee consults with the independent Directors regarding the CEO’s performance and then determines the compensation earned by the CEO for the current year and the CEO’s compensation opportunity for the following year.
Each year the CEO, with input from the Human Resources Department and the compensation consultant, recommends the amount of base salary increase (if any), annual incentive award, and long-term incentive award for Named Executive Officers other than himself. These recommendations are based on the Executive’s performance, performance of the business areas for which the Executive is responsible (if applicable), and other considerations such as retention. The Committee reviews these recommendations and approves compensation decisions for Executives.
The role of the Independent Compensation Consultant and Interaction with Management
The Committee has the sole authority to hire, approve the compensation of and terminate the engagement of the compensation consultant.
The compensation consultant usually conducts a comprehensive review of PFG’s (inclusive of the Company) Executive compensation program every other year. In the years in which the compensation consultant does not conduct a compensation study, the Committee makes compensation decisions, in part, on survey data provided by the Human Resources Department and input provided by the compensation consultant. The last review of executive compensation was conducted in 2022. That review covered all aspects of the incentive program design and structure of PFG’s (inclusive of the Company) total Executive compensation program, including:
•
A competitive review of compensation opportunities for each of the Named Executive Officers compared to the pay opportunities of similarly situated executives at the Peer Group companies;

•
An analysis to ensure that total share dilution and the economic costs of long-term incentives are reasonable and affordable for PFG; and

•
A comprehensive market analysis of termination-related benefits related to cash severance and equity termination provisions.

The compensation consultant:
•
Attended nine meetings of the Committee in 2022, as requested by the Committee Chair; and

•
Reviewed and commented on drafts of the Compensation Discussion & Analysis and related compensation tables for PFG’s proxy statement.

Use of Compensation Data
The Committee determines the Peer Group of companies it uses to compare Executive compensation as part of the compensation consultant’s biennial study. The compensation consultant recommends an appropriate Peer Group of public, similarly sized, diversified financial services, insurance and asset management companies, considering Principal’s and the competitors’ strategy, mix of business and size, as measured primarily by annual revenues, market capitalization, and total assets. These companies are the major competitors in one or more of Principal’s businesses, but none represent the exact business mix of Principal. Principal targets compensation for the Named Executive Officers at the median compensation of the named executive officers at the Peer Group companies. The companies in the Peer Group were reviewed in 2022 as part of our biennial compensation review and Bank of New York Mellon and State Street were added based on the size of their revenue, market capitalization, operating profit, and significant global operations relative to Principal. Manulife and SunLife were removed based on differing pay practices of Canadian companies. The Peer Group used for 2022 compensation decisions included the following companies:
Financial Service and Insurance		Asset Managers
• Ameriprise Financial • Equitable Holdings • Lincoln National • MetLife	• Prudential Financial • Unum Group • Voya Financial	• Affiliated Managers Group • Bank of New York Mellon • Franklin Resources • Invesco	• State Street • T. Rowe Price
The Committee also uses annual data from third-party industry surveys for its compensation decisions4.
Our Executives participate in the same broad-based employee benefit programs as other Principal Workforce employees. Every two to three years, the Principal’s non-cash employee benefit programs are compared to a custom peer group representing both proxy peer group members and select employers with which we believe we compete for talent, including several local employers.
Each year, the Committee reviews the total compensation paid to the Named Executive Officers by reviewing tally sheets, which include base salaries, annual and long-term incentive awards earned, deferred compensation, outstanding equity awards, benefits, perquisites, and potential payments under various termination scenarios.
The Committee uses this information to analyze the value of compensation actually delivered versus the compensation opportunities established by the Committee. The information is also used in making compensation and compensation plan design decisions.
2022 Executive Compensation Decisions
In general, the Company’s pay philosophy is to target the market median of the Peer Group for an Executive’s total compensation, with actual compensation varying based on performance and tenure.
The Committee made compensation decisions for the Named Executive Officers based on:
•
The Company’s strategic and human resources objectives;

•
Competitive data for the Peer Group and for a broader group of diversified financial services companies (see Addendum A to this section for a complete list of these companies);

•
Corporate and individual performance on key initiatives;

•
Corporate performance compared to our competitors;

•
Economic conditions;

•
Retirement benefits;

•
The CEO’s compensation recommendations for Named Executive Officers;

•
Advice of the Committee’s compensation consultant; and

•
How the elements of compensation contribute to and interrelate with total compensation.

The Committee also considers the tax and accounting consequences of each element of compensation. Following changes in the tax laws in 2017, Principal generally cannot deduct annual compensation paid to certain covered employees in excess of $1 million for each such employee, subject to limited grandfathered arrangements. While the Committee considers the tax consequences of compensation decisions, the

4
The surveys used were the McLagan Investment Management survey, Towers Watson U.S. Financial Services Studies Executive Database and the Towers Watson Diversified Insurance Study of Executive Compensation. The names of the companies participating in these surveys are included in Addendum A to this section.

Committee’s primary focus is designing competitive and effective compensation programs. Accordingly, these and other factors often result in compensation opportunities that will not be fully tax deductible.
The charts below show the 2022 target total compensation for our Named Executive Officers as well as the proportion of their compensation tied to Principal’s performance. Most compensation paid to our Named Executive Officers is variable and at risk, linked to meeting our short-term and long-term financial and strategic goals and to the performance of the Company’s stock over time.
Base Salary
When determining base salary for each Executive, the Committee considers the Peer Group median for comparable executive positions as well as the survey data referenced above, the Executive’s performance and work experience, the importance of the position to Principal and how difficult it would be to replace the Executive. The table below provides the historical base salaries1 of the Named Executive Officers.
Named Executive Officer	2020 Attributed to Company	2021 Attributed to Company	2022 Attributed to Company	Percent increase 2021 – 2022
Houston	$1,000,000	$1,000,000	$1,000,000	0%
Strable	$645,000	$661,000	$694,000	5%
Littlefield			$406,250	NA
Friedrich		$341,610	$375,830	10%
Hassara			$508,800	NA

(1)
Salaries displayed in the table are as of December 31 of the year noted. This information differs from salary information in the Summary Compensation Table which includes salary earned and paid in the year noted. Changes in base salary are effective in March of the year noted.

Annual Incentive Compensation
Named Executive Officers participate in the PrinPay Plan, Principal’s broad-based annual incentive compensation plan for employees. Awards are calculated based on eligible earnings during the plan year. The PrinPay Plan links annual incentive pay to individual employee results and overall Principal performance and profitability. After establishing the Principal score, an employee’s individual performance is assessed to determine the individual performance score. The Principal performance component emphasizes the importance of overall corporate results and includes non-GAAP operating earnings1 and a variety of other financial and non-financial metrics. The Committee may also consider factors that could not have been anticipated when corporate goals were established and adjust the corporate score up or down.

The Committee set and approved the following target awards for Named Executive Officers in 2022:
Target Annual Incentive Percentages (as a percentage of base salary)
Named Executive Officer	2022
Houston	375%
Strable	175%
Littlefield	150%
Friedrich	150%
Hassara	125%
In establishing the target award opportunity the Committee considered the median incentive targets for comparable executive positions in the Peer Group companies, as well as the survey data referenced above.

(1)
See non-GAAP financial measure reconciliations in Addendum B to this section.

Performance Goal Setting
September:    The Board meets to review Principal’s long-term strategy.
November:    The CEO, CFO and Division Presidents recommend preliminary financial goals for Principal and business units and strategic initiatives for the next year. The PFG Board Finance Committee reviews the proposed goals, underlying assumptions of the goals and initiatives, key drivers of financial performance, trends and business opportunities and advises the Board and Human Resources Committee on the appropriateness of the financial goals.
February:    The Committee reviews and approves the final goals for Principal, the CEO, and reviews the goals for the other Executives, each with input from the PFG Finance Committee and Board based on prior year-end financial results. All Principal Workforce employees develop individual performance goals with their leaders that support Principal’s goals.
Final Annual Incentive Pay Award Determination
In determining final awards for PrinPay participants, the Committee uses the following approach:
Step 1: Review non-GAAP Operating Earnings1 results compared to PrinPay Plan goals to determine initial award payout.
	Threshold	Target	Maximum	Actual 2022 Performance
Non-GAAP Operating Earnings1 ($Mil.)	$1,328	$1,770	$2,213	$1,633
Payout	50%	100%	200%	84%
Step 2: Determine final PrinPay Company score based on a review of performance against goals across multiple dimensions included in Principal’s annual Balanced Scorecard (e.g., Financial Measures, Customer Measures, Internal Measures, and Learning and Growth Measures, etc.)
Step 3: Determine the individual performance modifier as shown below:
Individual Performance Modifier
The Individual Performance Modifier in the PrinPay Plan is used as a multiplier and is based on performance compared to 2022 goals. The Committee assessed each Named Executive Officer’s performance

1
Non-GAAP operating earnings is defined as Net income attributable to PFG less Net realized capital gains (losses), as adjusted less Income (loss) from exited business. See non-GAAP financial measure reconciliations in Addendum B to this section.

against the individual performance objectives identified and approved individual performance modifier payouts as shown below:
Named Executive Officer	Individual Performance Modifier	Individual Performance Objectives
Houston	100%
•
Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue, and others);

•
Enterprise operational effectiveness and efficiency goals;

•
Capital efficiency and re-allocation objectives;

•
Business Unit earnings growth strategies;

•
Enterprise digitalization capabilities with specific digital modernization and optimization targets, among other measures;

•
Diversity and inclusion objectives; and

•
Other Company-wide strategic priorities.

Strable	100%
•
Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue, and others);

•
Enterprise operational effectiveness and efficiency goals;

•
Capital efficiency and re-allocation objectives;

•
Enterprise strategy objectives;

•
Business Unit earnings growth strategies; and

•
Other Company wide strategic priorities.

Littlefield	95%
•
Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue, and others);

•
Retirement and Income Solutions financial goals (including business operating earnings, non-GAAP ROE1, margin, cash flow, investment performance, and others);

•
Retirement and Income Solutions operating model objectives;

•
Capital efficiency objectives;

•
Business unit technology and agility solutions;

•
Enhancement of core performance of Retirement and Income Solutions; and

•
Other Company wide strategic priorities.

Named Executive Officer	Individual Performance Modifier	Individual Performance Objectives
Friedrich	110%
•
Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue, and others);

•
U.S. Insurance Solutions financial goals (including business operating earnings, non-GAAP ROE1, margin, cash flow, investment performance, and others);

•
U.S. Insurance Solutions operating model transformation strategies;

•
Capital efficiency objectives;

•
Business unit technology and agility solutions;

•
Enhancement of core performance of USIS; and

•
Other Company wide strategic priorities.

Hassara	95%
Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue, and others);
•
Workplace Savings and Retirement Solutions financial goals (including business operating earnings, non-GAAP ROE1, margin, cash flow, investment performance, and others);

•
Workplace Savings and Retirement Solutions operating model transformation strategies;

•
Enhancement of core performance of Workplace Savings and Retirement Solutions; and

•
Other Company wide strategic priorities.

Step 4: Calculate final award amounts
Name	2022 Eligible Earnings Attributed to Company	2022 Target Attributed to Company	PrinPay Score	Individual Modifier	Final Award Attributed to Company
Houston	$1,000,000	375%	84%	100%	$3,150,000
Strable	$686,385	175%	84%	100%	$1,008,985
Littlefield	$397,250	150%	84%	95%	$431,127
Friedrich	$367,933	150%	84%	110%	$509,955
Hassara	$195,692	125%	84%	95%	$507,528
Executives may defer annual awards into the Excess Plan, as illustrated in the footnote to the Non-Equity Incentive Compensation column of the Summary Compensation Table, on page 103.
Long-Term Incentive Compensation
The long-term incentive compensation program is designed to align the interests of Executives and PFG’s shareholders. The compensation the Executives receive reflects the degree to which multiyear financial objectives are achieved and PFG shareholder value is increased. PFG’s retirement, life insurance and asset management products support our clients’ needs throughout different phases of their lifetimes which is why the long-term focus of the compensation programs is particularly important. The long-term incentive compensation program also encourages collaboration among Executives in pursuing Principal-wide goals.
When determining long-term incentive awards to be granted to Named Executive Officers, the Committee primarily considers competitive market levels based on Peer Group and survey data, and the advice of its independent compensation consultant. The Committee also uses the following factors in determining the award to be granted to each Named Executive Officer (“Award Granted”):
•
The Named Executive Officer’s performance;

•
The importance of the Named Executive Officer to Principal over the long term;

•
The potential impact the Named Executive Officer could have on the Principal’s results;

•
The Named Executive Officer’s performance relative to their peers within Principal;

•
Principal performance compared to our competitors;

•
Retention concerns; and

•
Tenure in role.

The compensation ultimately received by Named Executive Officers may vary considerably from the grant date fair value of the Award Granted, due to Principal’s performance and changes in PFG’s share price that occur after the grant.
2022 Long-Term Incentive Grant
Named Executive Officer	Award Granted Attributed to Company
Houston	$8,287,330
Strable	$2,255,500
Littlefield	$1,218,750
Friedrich	$1,127,490
Hassara	$1,920,000
In 2022, Executives’ long-term compensation was granted in the form of 70% PSUs and 30% time-based RSUs. The awards granted were based on the Executive’s performance and compensation compared to pay opportunities of similarly situated executives at the Peer Group companies. PSUs entitle the Executive to earn shares of PFG Common Stock if certain performance levels are achieved. The Committee uses time-based RSUs to increase retention aspects of the long-term incentive program. The weighting is not based on a specific formula or algorithm and is intended to create a balance between the achievement of specific operating objectives and retention.
Time-based RSUs have a 3-year cliff vesting. Dividend equivalents become additional RSUs, which vest and are converted to Common Stock at the same time and to the same extent as the underlying RSU.
After a threshold non-GAAP ROE or operating income goal is achieved or exceeded2, PSUs vest based on continued service and achieving an average PFG’s (inclusive of the Company) non-GAAP ROE and Operating Margin3, each weighted 50%, typically over a three-year period (with each three-year period treated as a “Performance Cycle”). For the 2020 – 2022 and 2021 – 2023 performance cycles, a two-year

2
For the 2022 PSUs, the performance threshold is met if either of the following goals is met:

•
Three-year average non-GAAP ROE of 7.5%; or

•
$2 billion cumulative non-GAAP pre-tax operating income (“OI”)

3
Operating Margin is defined as non-GAAP pre-tax operating earnings, divided by non-GAAP gross profit. Non-GAAP gross profit is defined as total non-GAAP operating revenues less benefits, claims, and settlement expenses less dividends to policyholders. See non-GAAP financial measure reconciliations in Addendum B to this section.

performance period was approved by the Committee due to accounting changes that may have significant impact on our reported results. The accounting change was originally going to impact our 2022 results, but the implementation was delayed by the FASB until 2023. As a result we have reverted to a full three-year performance cycle for awards in 2022 and beyond.
Executives may defer the receipt of PSUs.
Non-GAAP ROE is defined as non-GAAP operating earnings divided by average stockholders’ equity available to common stockholders excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income, other than foreign currency translation adjustment.
Non-GAAP pre-tax operating income is defined as income from continuing operations before income taxes per the audited Consolidated Statements of Operations less net realized capital gains (losses).
Average non-GAAP ROE was selected because it reflects the efficient use of Principal’s capital in generating profits. Average operating margin was selected as a measure because it is common among asset management peers and reflects the efficient use of Principal’s expenditures in generating profits.
See non-GAAP financial measure reconciliations in Addendum B to this section.
2022 – 2024 PSU Performance Cycle
Performance Level	Threshold Award	Target Award	Maximum Award (150% of Target)
Payout (% of Target)(4)	50%	100%	150%
Average Non-GAAP ROE(5)	7.6%	15.2%	19.8%
Operating Margin	15.8%	31.5%	41.0%

(4)
Straight line interpolation is used to determine awards for performance between threshold and target and between target and maximum.

(5)
See non-GAAP financial measure reconciliations in Addendum B to this section

Relative Total Shareholder Return6 (RTSR) metric:
If PFG’s RTSR is in the top quartile, then the result will be multiplied by 1.2.
If PFG’s RTSR is in the bottom quartile, the result will be multiplied by 0.8.
If PFG’s RTSR is between the 25th and 75th percentiles, the result will be multiplied by 1.0.
The PSUs granted in 2022 for the 2022 – 2024 Performance Cycle will vest based on performance scales for three-year average non-GAAP ROE and Operating Margin over the performance period, each weighted 50%. Payout will be modified based on a three-year relative Total Shareholder Return metric. This change was driven to align our long-term incentive programming with the strategic objectives of the Company. For the 2022 – 2024 Performance Cycle, PSUs will vest at the end of the three-year Performance Cycle, subject to continued employment or service.
Timing of Stock Awards and Other Equity Incentives
Annual grants of PSUs and time-based RSUs for Executives are determined by the Committee at its February meeting which occurs following the release of the prior year’s results. The Committee’s equity grant policy proves that the grant date for all time-based RSUs and other stock-based awards will never be earlier than the date of approval, and shall be:
•
For all annual awards to Executives, the date of approval by the Committee;

6
Relative Total Shareholder Return is defined as PFG’s Total Shareholder Return during the Performance Period as compared to the Total Shareholder Return of the companies in the Comparator Group during the Performance Period.

•
For new employees and promotions, the later of the date of approval or the employee’s hire/promotion date;

•
In the event of an award connected with an established stock program for non-Executives, the later of the date of approval or the grant date established by the stock program; and

•
For any other awards, the date of approval.

Benefits
The Named Executive Officers participate in the Principal’s broad-based employee benefits program, including:
•
A qualified pension plan;

•
A 401(k) plan;

•
Group health, dental, vision and disability coverage, and life insurance;

•
A discounted employee stock purchase plan;

•
Flexible time off; and

•
Flexible spending account plans.

Principal also offers all Named Executive Officers a non-qualified defined contribution plan (“Excess Plan”) and a defined benefit non-qualified retirement plan (“NQDB”). These benefits are offered to attract and retain talent and provide long-term financial security to employees. The NQDB helps Principal attract midcareer Executives and retain Executives by providing competitive retirement benefits. The NQDB is coordinated with the qualified pension plan and is designed to restore benefits that otherwise would accrue to Executives in the absence of Tax Code limitations on the qualified pension plan. The narrative to the Pension Benefits Table on pages 108-111 provides additional information about the NQDB and the qualified pension plan. Principal maintains the Excess Plan to help attract and retain Executives by allowing Executives to save for retirement and to provide matching contributions on those savings, without regard to the limitations imposed by the Tax Code on 401(k) plans. The narrative to the Non-Qualified Deferred Compensation Table on page 111 provides additional information about the Excess Plan.
The value of the retirement and savings plans for Non-Grandfathered Participants (see page 109) is targeted to be, in the aggregate, slightly above the median of diversified financial services companies because a large portion of the Principal’s business centers on the sale of retirement products. The defined benefit pension plan for Grandfathered Choice Participants (see page 108) has a market value above the median and the 401(k) plan match for Grandfathered Choice Participants is below market median. These benefits were also originally designed to be slightly above market median to attract and retain employees. Effective January 1, 2023, all participants under the qualified pension and NQDB plans earn benefits solely under the cash balance formula.
All other benefits are targeted at market median in the aggregate, which supports Principal’s benefit strategy and aids in attracting and retaining talent.
Change of Control and Separation Pay
The Committee believes it is in the best interests of Principal and PFG’s shareholders to:
•
Assure that Principal will have the continued service of its Executives;

•
Reduce the distraction of the Executives that would result from the personal uncertainties caused by a pending or threatened Change of Control;

•
Encourage the Executives’ full attention and dedication to Principal; and

•
Provide the Executives with compensation and benefits upon a termination related to a Change of Control that are competitive with those of similar businesses.

For these reasons, Principal has entered into Change of Control Employment Agreements with each of the Executives. These agreements help align the financial interests of management with Principal’s, particularly when an acquisition would result in termination of the Executive’s employment. These Change of Control Employment Agreements are based on market practice and do not affect other components of the Executives’ compensation. When entering into these agreements, the Committee reviewed survey data and practices of other public insurance and financial services companies. The Committee continues to review market practices in this area for potential changes in these agreements.
All benefits provided to the Executives upon a Change of Control are paid after both a Change of Control and Qualifying Termination of employment have occurred (sometimes referred to as a double trigger), except that the then current value of the Executive’s Excess Plan and NQDB will be paid upon a Change of Control to ensure that the value of those plans is not reduced if Principal is sold. These agreements do not provide excise tax gross ups. See pages 115-117 for details.
As noted on page 92, the Committee worked with the independent compensation consultant on a comprehensive market analysis of termination-related benefits related to our Executive Severance Plan, which provides benefits to Executives whose employment is terminated due to a reorganization or reduction in the workforce. Additional payments may be permitted in some circumstances as a result of negotiations with Executives, particularly when Principal requests additional covenants from the Executives. See pages 113-115 for details regarding benefits under the Executive Severance Plan.
Stock Ownership Guidelines
Executives are required to own a meaningful amount of PFG stock to ensure their interests are aligned with PFG’s shareholders’ interests and with Principal’s long-term performance. Once the Executive achieves the required stock ownership level based on market value, the ownership requirement remains at the number of shares owned at the time, regardless of subsequent changes in stock price or salary. Upon promotion, the Executive is required to meet the next level of PFG stock ownership.
Until the ownership guideline is met, Executives are required to retain a portion of the “net profit shares” resulting from equity-based long-term incentive plan grants. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed at time of exercise, vesting of RSUs and PSUs, or earn out of performance shares.
The percentage of net profit shares that must be retained until ownership requirements are met are shown below:
Executive Level	Retention Ratio	Multiple of Base Salary
Chairman	75%	7 times
Division Presidents and Executive Vice Presidents	50%	4 times
All Named Executive Officers comply with these guidelines.
Hedging and Pledging Policy
Principal prohibits all employees, including Named Executive Officers, from purchasing any Principal securities on margin (except for exercising stock options); engaging in short sales or trading in any put or call options; and purchasing, directly or indirectly, any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that is designed to hedge or offset any decrease in the market value of Principal securities.
Principal prohibits PFG’s board of directors (the directors of which mirror the Company’s board of directors) and those employees subject to Section 16 reporting requirements, including Named Executive Officers, from directly or indirectly pledging, hypothecating, or otherwise encumbering Principal securities as collateral for indebtedness. This includes, but is not limited to, holding Principal securities in a margin account and pledging Principal securities as collateral for a loan. This does not apply to the exercise of employee stock options.
Repricing Policy
Principal has not repriced underwater stock options and we will not do so without shareholder approval.

Clawback Policy
The Committee has adopted a compensation recovery policy that applies to Executives. Principal can recover any incentive compensation if the amount of the compensation was based on achievement of financial results that were subsequently restated if the Committee decides that the Executive engaged in fraud or intentional misconduct that caused the restatement of PFG’s (or the Company’s) financial statements, and if the amount of the Executive’s incentive compensation or equity award would have been lower had the financial results been properly reported. Principal can also cancel or recover incentive compensation, received in the event of either reputational or financial harm to Principal that arises directly or indirectly from an Executive’s misconduct, gross negligence, misfeasance or nonfeasance.
Gross-Up Policy
Executives do not receive any income tax gross-ups, except that all employees, including Executives, receive an income tax gross-up in connection with benefits provided with relocation.
Risk Assessment of Employee Incentive Plans
The Human Resources Compensation Department and the chief risk officers in the business units annually conduct a review and analysis of Principal’s employee incentive compensation plans to determine whether the plans are reasonably likely to have a material adverse effect on Principal and review their processes and conclusions with the Chief Risk Officer. The following factors, among others, are assessed:
•
Plan design;

•
Performance metrics and quality of goal setting;

•
Administrative procedures, including governance practices;

•
Plan compliance, communications and disclosures;

•
Potential risks created by the plans;

•
Risk control factors and their effectiveness; and

•
Inherent and residual risk ratings.

Some key factors that mitigate risks to Principal related to its incentive plans are the Principal’s stock ownership guidelines for Executives, the compensation recovery policy, the anti-hedging policy and the Committee’s ability to exercise its judgment in evaluating the quality of performance achievements when determining earned compensation.
A summary of the assessment process and conclusions is reviewed annually with the Committee. Based on this review, Principal has determined each year that its employee incentive compensation plans are designed to encourage behaviors that create and maintain shareholder value, do not encourage excessive risk, and are not reasonably likely to have a material adverse effect on Principal.
Summary Compensation Table
The following table sets forth the compensation paid to the Named Executive Officers for services provided to the Company and its subsidiaries during 2020, 2021 and 2022.

Name and Principal Position	Year	Salary Attributed to Company(1)	Bonus Attrib. to Co.	Stock Awards Attributed to Company(2)(3)	Option Awards Attributed to Company(2)	Non Equity Incentive Plan Compensation Attributed to Company(4)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings Attributed to Company(5)	All Other Compensation Attributed to Company(6)	Total Attributed to Company(7)
Daniel J. Houston, Chairmen, President and Chief Executive Officer	2022	$1,000,000	$0	$8,540,764	$0	$3,150,000	$598,475	$514,910	$13,804,149
	2021	$1,000,000	$0	$4,275,014	$4,275,011	$6,075,000	$1,699,323	$241,815	$17,566,163
	2020	$890,385	$0	$3,874,991	$3,874,991	$2,671,154	$4,010,196	292,701	$15,614,418
Deanna D. Strable-Soethout, Executive Vice President and Chief Financial Officer	2022	$686,385	$0	$2,323,577	$0	$1,008,985	$0	$196,651	$4,215,598
	2021	$657,308	$0	$1,008,005	$1,008,051	$2,236,161	$670,792	$110,389	$5,690,706
	2020	$588,923	$0	$886,859	$886,880	$824,492	$1,944,503	$102,767	$5,234,424
Christopher J. Littlefield, President – Retirement Income Solutions	2022	$397,250	$0	$1,255,527	$0	$431,127	$36,869	$52,693	$2,173,467
Amy C. Friedrich, President U.S. Insurance Solutions	2022	$367,933	$0	$1,161,498	$0	$509,955	$0	$27,688	$2,067,074
	2021	$339,704	$0	$418,466	$418,489	$605,352	$301,950	$33,318	$2,117,279
Teresa Hassara, Senior Vice President, Workplace Savings and Retirement Solutions	2022	$195,692	$0	$1,920,000	$0	$507,528	$11,758	$9,231	$2,644,209

(1)
Includes 2022 salary deferred into the qualified 401(k) Plan and the Excess Plan that we’re attributing to the Company, as shown below (information on deferrals for 2021 was included in last year’s proxy statement):

Named Executive Officer	401(k) Employee Contribution Attributed to Company	Excess Plan Employee Contributions Attributed to Company	Total Employee Contributions Attributed to Company
Houston	$21,385	$80,000	$101,385
Strable	$32,407	$68,639	$101,046
Littlefield	$16,164	$31,780	$47,944
Friedrich	$8,943	$29,435	$38,378
Hassara	$12,309	$0	$12,309

(2)
Amounts represent the grant-date fair value of Option awards granted in 2020, 2021, and 2022 under the ICP. Values in respect of Options, PSUs and RSUs were determined in accordance with Topic 718, and the assumptions made in calculating them can be found in Note 19 of the Notes to the Consolidated Financial Statements in Item 8 of our 2022 Form 10-K.

(3)
PSUs will be earned and paid in shares of Common Stock only if performance requirements are met or exceeded. The PSUs are eligible for dividend equivalents, and the dividend equivalents are subject to the same performance requirements as the corresponding PSUs and are only earned if the performance measures are met or exceeded. The maximum payout for the 2020, and 2021 PSUs is 150% of the target number of PSUs. The maximum payout for the 2022 PSUs is 180% of the target number of PSUs. If the PSUs granted in 2022 are earned at the maximum payout, the grant date value of such PSUs would be increased by the amount shown in the following table. The table below shows the maximum payouts for the 2022 Performance Awards included in this column of the “Summary Compensation Table.”

Named Executive Officer	Grant Date Values Attributed to Company Assuming Payout at Maximum
Houston	$4,704,005
Strable	$1,263,094
Littlefield	$682,502
Friedrich	$631,382
Hassara	$0

(4)
The amounts shown represent annual incentive compensation awards earned in 2022 and paid in 2023 and include the following amounts deferred into the qualified 401(k) Plan and Excess Plan that we’re attributing to the Company:

Named Executive Officer	Employee Contributions on Incentive Pay Attributed to Company
Houston	$259,615
Strable	$308,194
Littlefield	$43,076
Friedrich	$7,663
Hassara	$624

(5)
The amounts accrued each year differs from the amount accrued in prior years due to increases in age, service and pay. The change in pension value is also highly sensitive to changes in the interest rate used to determine the present value of the payments to be made to the executive. Assumptions underlying the determination of the amount of increase in actuarial value for both the qualified and non-qualified pension plans are disclosed on pages 110-111. Changes in these assumptions and compensation changes will impact this value annually. There are no above market earnings on deferred compensation.

(6)
All Other Compensation for the Named Executive Officers we’re attributing to the Company consists of the following:

Named Executive Officer	Perquisites & Other Personal Benefits Attributed to Company(a)	Principal Contributions to Defined Contribution Plans Attributed to Company(b)	Total Attributed to Company
Houston	$90,410	$424,500	$514,910
Strable	$21,298	$175,353	$196,651
Littlefield	$300	$52,393	$52,693
Friedrich	$483	$27,205	$27,688
Hassara	$0	$9,231	$9,231

(a)
Represents the incremental aggregate cost we’re attributing to the Company for all perquisites provided during the year, including the value of an annual physical examination, business spousal travel, and gifts given to all sales conference attendees.

(b)
The amounts shown below are matching contributions to the 401(k) Plan and the Excess Plan that we’re attributing to the Company. The Excess Plan’s matching contributions are also included in the Company’s contributions in the Non-Qualified Deferred Compensation table on page 111.

Named Executive Officer	401(k)Matching Contribution Made by Principal (Attributed to Company)	Excess Plan Matching Contribution Made by Principal (Attributed to Company)	Total
Houston	$15,375	$409,125	$424,500
Strable	$15,375	$159,978	$175,353
Littlefield	$9,994	$42,399	$52,393
Friedrich	$9,071	$18,134	$27,205
Hassara	$9,231	$0	$9,231

(7)
Sum of the total dollar value of the other columns in this table.

Grants of Plan-Based Awards for Fiscal Year End December 31, 2022
		Estimated Future Payouts Attributed to Company Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Attributed to Company Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Attrib. to Co.	All Other Option Awards: Number of Securities Underlying Options Attributed to Company(3)	Exercise Price or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards Attributed to Company(5)
Name	Grant Date	Threshold	Target	Maximum(1)	Threshold	Target	Maximum
Houston		n/a	$3,750,000	$11,250,000
	03/07/2022				18,269	91,347	164,425				$8,287,336
	03/01/2022							35,680	0	$0	$0
Strable		n/a	$1,201,173	$3,603,520
	03/07/2022				4,906	24,528	44,150				$2,255,528
	02/28/2022							9,579	0	$0	$0
Littlefield		n/a	$595,875	$1,787,625
	03/07/2022				2,651	13,254	23,856				$1,218,757
	02/28/2022							5,176	0	$0	$0
Friedrich		n/a	$551,900	$1,655,699
	03/07/2022				2,452	12,261	22,069				$1,127,482
	02/28/2022							4,788	0	$0	$0
Hassara		n/a	$636,000	$1,908,000
	03/07/2022				0	0	0	24,778			$1,549,343

(1)
The maximum award shown is the maximum aggregate award payable under the PrinPay Plan for the Named Executive Officers.

(2)
These columns reflect PSUs granted on March 7, 2022. These PSUs will vest, if at all, according to the 2022 – 2024 PSU performance scale outlined on page 99, subject to continued employment through the end of the performance period. The maximum payout for the 2022 PSUs is 180% of the target number of PSUs.

(3)
Amounts represent the grant date fair value of the award determined in accordance with Topic 718.

(4)
The per-share option exercise price is the closing price of PFG’s Common Stock on the date of grant.

(5)
Represents the grant date fair value of the award at target.

Outstanding Equity Awards at Fiscal Year End December 31, 2022
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable Attributed to Company(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable Attributed to Company	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested Attrib. to Co.(2)	Market Value of Shares or Units of Stock That Have Not Vested Attributed to Company	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested Attributed to Company(3)	Equity Incentive Plan Awards: Market or payout value of Unearned Shares, Units, or Other Rights That Have Not Vested Attributed to Company(4)
Houston	227,275	0	$63.98	02/26/2028
	0	133,990	$51.73	02/24/2030			74,151	$6,222,780
	90,938	181,877	$58.68	03/05/2031			88,415	$7,419,747
	—	—	—	—	36,927	$3,098,889	94,539	$7,933,694
Strable	21,780	0	$51.33	02/23/2025
	68,040	0	$37.38	02/22/2026
	50,475	0	$62.78	02/27/2027
	55,140	0	$63.98	02/26/2028
	81,880	0	$53.09	02/25/2029
	61,333	30,667	$51.73	02/24/2030			16,971	$1,424,192
	21,443	42,887	$58.68	03/05/2031			20,847	$1,749,501
	—	—	—	—	9,914	$831,958	25,385	$2,130,312
Littlefield	22,224	11,112	$51.73	02/24/2030			6,149	$516,049
	6,836	13,671	$58.68	03/05/2031			6,646	$557,731
	—	—	—	—	5,357	$449,543	13,717	$1,151,097
Friedrich	3,770	0	$51.33	02/23/2025
	7,000	0	$37.38	02/22/2026
	6,909	0	$62.78	02/27/2027
	21,051	0	$63.98	02/26/2028
	38,203	0	$53.09	02/25/2029
	28,816	14,408	$51.73	02/24/2030			7,974	$669,170
	8,902	17,804	$58.68	03/05/2031			8,655	$726,294
	—	—	—	—	4,956	$415,887	12,689	$1,064,877
Hassara	—	—	—	—	25,187	$2,113,705	—	$0

(1)
All options vest in three equal installments on the first, second and third anniversaries of the grant date. Each of these options is also subject to accelerated vesting in certain events, such as the Named Executive Officer’s death, disability, or retirement (awards granted prior to January 1, 2016), or upon the occurrence of a Change of Control.

(2)
All RSUs vest on the third anniversary of the grant date.

(3)
The PSUs granted in 2020 vested on December 31, 2022 and are disclosed at 87% of target in accordance with ASC Topic 718. The PSUs granted in 2021 are disclosed at 114% of target in accordance with ASC Topic 718 and are subject to an additional year of service-based vesting. PSUs granted in 2022 have a three-year performance period and are subject to continued performance through December 31, 2024. They will pay out based on performance against certain non-GAAP ROE and OM with an RTSR modifier, but only if either the non-GAAP ROE or operating income threshold performance measure is met as approved by the Human Resources Committee.

(4)
Assumes a stock price of $83.92 per share, the closing price of a share of PFG’s Common Stock on the last trading day of the year, December 31, 2022, reported for the Nasdaq.

Named Executive Officers may defer PSUs that are earned and would otherwise be paid shortly after the performance period. Annual cash incentive awards, as shown in the Non-Equity Incentive Compensation column of the Summary Compensation Table, may also be deferred into the Excess Plan.
Option Exercises and Stock Vested
The following table provides information concerning the exercise of stock options and the vesting of RSUs and PSUs during calendar year 2022 for each Named Executive Officer on an aggregated basis.
Name	Option Awards Number of Shares Acquired on Exercise Attributed to Company	Value Realized on Exercise Attributed to Company(1)	Stock Awards Number of Shares Acquired on Vesting Attributed to Company	Value Realized on Vesting Attributed to Company(2)
Houston	1,132,125	$38,178,876	74,151	$6,575,741
Strable	26,800	$1,147,445	16,971	$1,504,973
Littlefield	156,513	$3,136,477	6,149	$545,320
Friedrich	0	$0	7,974	$707,121
Hassara	0	$0	0	$0

(1)
Represents the difference between the market price of the underlying shares of PFG Common Stock on the date of exercise and the exercise price of the exercised option.

(2)
Represents the market value of PSUs granted in 2020 that settled on February 27, 2023, at $88.68 upon Committee approval of the final performance modifier of 87%. The actual payout was determined applying negative discretion.

Pension Plan Information
Participant Group	Pension Benefit Formula

Grandfathered Participants
Grandfathered Participants were age 47 or older with at least ten years of service on December 31, 2005 and elected to retain the prior benefit provisions under the Defined Benefit (“DB”) Plan and the NQDB and to forego receipt of the additional matching contributions offered under the 401(k) and Excess Plans.
•
Currently, no Named Executive Officer is a Grandfathered Participant.

Defined Benefit Plan (Traditional Formula)
39.2% of Average Compensation (the highest five consecutive years’ total Payout of the past ten years of Pay. “Pay” is the Named Executive Officer’s base salary and annual incentive bonus up to the Tax Code limits) below the Integration Level(1) plus 61.25% of Average Compensation above the Integration Level.
Cash Balance Plan — The Annual Pay Credits are calculated using the table below.

		Annual Pay Credit
	Age+ Service Years (Points)	Contribution on All Pay	Contribution on Pay Above Taxable Wage Base(2)
	< 40	4.00%	2.00%
	40 – 49	5.50%	2.75%
	50 – 59	7.00%	3.50%
	60 – 69	9.00%	4.50%
	70 – 79	11.50%	5.75%
	80 or more	14.00%	7.00%

NQ Defined Benefit
The NQDB benefit formula for Grandfathered Participants hired before January 1, 2002, is the greater of:
•
65% of Average Compensation, offset by Social Security and DB Plan benefits; or

•
The greater of the traditional or cash balance DB Plan benefit for Grandfathered Participants without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

Participant Group	Pension Benefit Formula

Non-Grandfathered
Participants
Non-Grandfathered Participants will receive the greater of the benefit provided under the Traditional Benefit Formula or the Cash Balance Formula through December 31, 2022. Effective January 1, 2023, will earn benefits under only the Cash Balance Formula.

Defined Benefit Plan
Traditional Formula — 35% of Average Compensation below the Integration Level plus 55% of Average Compensation above the Integration Level.
Cash Balance Formula — The Annual Pay Credits are calculated using the table below

		Annual Pay Credit
	Age+ Service Years (Points)	Contribution on All Pay	Contribution on Pay Above Taxable Wage Base(2)
	< 40	3.00%	1.50%
	40 – 59	4.00%	2.00%
	60 – 79	5.50%	2.75%
	80 or more	7.00%	3.50%

Non-Qualified Defined Benefit
The NQDB benefit formula for Non-Grandfathered Participants hired before January 1, 2002, is:
•
The traditional or cash balance pension plan benefit for Non-Grandfathered Choice Participants (whichever is greater) without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

For employees who were active participants in the plan on December 31, 2005, their accrued benefit will not be less than their accrued benefit determined as of that date.
There is a reduction for benefits paid under the Traditional Formula that begin prior to the Named Executive Officers attaining Normal Retirement Age:
•
Principal subsidizes early retirement if the Named Executive Officer remains employed until Early Retirement Age (age 57 with 10 years of service), which is the earliest date an employee may begin receiving retirement benefits.

•
The early retirement benefits for Grandfathered Choice Participants (and Non-Grandfathered Choice Participants for benefits accrued prior to January 1, 2006) range from 75% at age 57 to 100% at age 62. The early retirement benefits for Non-Grandfathered Choice Participants for benefits accrued after December 31, 2005, range from 75% at age 57 to 97% at age 64.

•
If the Named Executive Officer terminates employment before reaching Early Retirement Age, Principal does not subsidize early retirement. The early retirement benefits range from 58.6% at age 57 to 92.8% at age 64.

•
Benefits under the Traditional Formula are eligible for a Cost-of-Living Adjustment (COLA) after retirement benefits begin. For Non-Grandfathered Participants, only benefits accrued as of December 31, 2005, receive this adjustment. The COLA is based on the Consumer Price Index.

Participant Group	Pension Benefit Formula
Changes Effective January 1, 2023	Principal has announced participant benefit accruals under the Grandfathered and Non-Grandfathered Traditional Formulas in the Defined Benefit and Non-Qualified Defined Benefit Plans will stop effective December 31, 2022. Effective January 1, 2023, participants will begin accruing benefits solely under the Non-Grandfathered Cash Balance Formula. For participants impacted by this change, benefits earned prior to January 1, 2023, will continue to be paid based on the greater of the Traditional or Cash Balance benefit. Benefits earned after December 31, 2022, will be payable as an additional Cash Balance benefit.

(1)
The Covered Compensation Table in the Tax Code.

(2)
The Social Security Taxable Wage Base.

Pension Distributions
Participants receive an annuity under the traditional benefit formula in the DB Plan. The qualified cash balance benefit formula in the DB Plan allows for benefits as an annuity or lump sum. NQDB benefits may be paid as a lump sum at termination/retirement, or as an annuity. Distributions may also be allowed at death or a change of control. For participants in the plan prior to January 1, 2010, a mandatory payment occurs at age 65, and they may elect for payments on a specified date between age 60 and 65.
Pension Benefits
Named Executive Officer	Plan Name	Number of years Credited Service(1)	Present Value of Accumulated Benefit at Normal Retirement Age Attributed to Company(2)	Payments During Last Fiscal Year Attributed to Company
Houston	Qualified Plan NQDB Plan	38	$1,394,083 $17,536,040	$0
Strable	Qualified Plan NQDB Plan	32	$810,054 $4,681,986	$0
Littlefield	Qualified Plan NQDB Plan	2	$27,201 $65,678	$0
Friedrich	Qualified Plan NQDB Plan	22	$349,387 $1,183,997	$0
Hassara	Qualified Plan NQDB Plan	<1	$11,758 $0	$0

(1)
As of December 31, 2022.

(2)
Benefit calculations have been made using the following assumptions:

•
Annuity Basis Discount Rate (for Traditional Benefit): 2.75% for December 31, 2021, and 5.10% for December 31, 2022.

Cost of Living 1.6875% for December 31, 2021, and 1.6875% for December 31, 2022.
Mortality: PRI-12 White Collar for December 31, 2021, and December 31, 2022.
Improvement: For December 31, 2021, RPEC-2014-v2021 model using historical data through 2019 (graduated from 2017). For December 31, 2022, SOA MIM2021-v3 model using historical data through 2019 (graduated from 2017).

Convergence: For December 31, 2021, 10-year to SSA 2010-2088 improvement scale (SSA Trustees Report 2021) with no special COVID impacts. For December 31, 2022, 11-year convergence to SSA Trustees Report 2022 Intermediate (Alternative II) scenario with no special COVID Impacts.
Traditional benefits under the qualified DB Plan must be paid as annuity. Under the NQDB Plan, Named Executive Officers may elect whether benefits will be paid as an annuity or in a single sum payment.
•
Lump Sum Basis Discount Rate (for Traditional Benefit): for those Named Executive Officers who have elected to receive their traditional NQDB benefits in a single lump sum payment, the present value of their Traditional NQDB benefits has been determined using a discount rate as follows: For December 31, 2021, 6.85%. For December 31, 2022, 7.90%.

•
Lump Sum Mortality: For December 31, 2021, and December 31, 2022, IRS 417(e)(3) mortality at decrement.

•
Cost of living increase: 1.6875% for December 31, 2021, and 1.6875% for December 31, 2022.

•
Retirement age of 65; and

•
Cash balance interest for participants crediting rate of 5.0% for December 31, 2021, and December 31, 2022 if hired before July 1, 2019. If hired on or after July 1, 2019, the plan provides a fixed 4% interest credit.

Non-Qualified Deferred Compensation
Named Executive Officer	Executive Contributions in Last Fiscal Year Attributed to Company(1)	Principal Contributions in Last Fiscal Year Attributed to Company(2)	Aggregate Earnings in Last Fiscal Year Attributed to Company	Aggregate Withdrawals/ Distributions Attributed to Company	Aggregate Balance at Last Fiscal Year End Attributed to Company(3)
Houston	$566,000	$409,125	$(1,957,789)	$0	$8,596,874
Strable	$1,186,719	$159,978	$(1,196,596)	$0	$5,235,237
Littlefield	$69,857	$42,399	$(32,965)	$0	$201,503
Friedrich	$29,435	$18,134	$(64,696)	$0	$312,030
Hassara	$0	$0	$0	$0	$0

(1)
The amounts shown as “Executive Contributions” have either been included in the Salary column of the Summary Compensation Table on page 103 or represent annual incentive payment deferrals earned in 2021and credited to the Named Executive Officers’ accounts during 2022.

(2)
The amounts shown as “Principal Contributions” are included in the “All Other Compensation Column” of the Summary Compensation table on page 103.

(3)
The end of year 2022 aggregate balances include the following deferrals and matching contributions from years prior to 2022:

Named Executive Officer	Employee Deferral Attributed to the Company Prior to 1/1/2022	Principal Match Attributed to the Company Prior to 1/1/2022	Total Attributed to Company
Houston	$2,608,202	$1,763,980	$4,372,182
Strable	$2,647,106	$637,227	$3,284,333
Littlefield	$66,740	$34,094	$100,834
Friedrich	$129,884	$87,573	$217,457
Hassara	$0	$0	$0

Qualified 401(k) Plan and Excess Plan
Plan Feature	Qualified 401(k) Plan	Excess Plan
Deferrals	1-50% of base salary and up to 100% of annual incentive compensation awards (1-100% of base pay if not contributing to the Excess Plan) up to the limits imposed by the Tax Code. Additionally, up to $20,000 in voluntary after-tax contributions can be contributed in each calendar year.	1-50% of base salary and up to 100% of annual incentive compensation awards.
Investment Options	There are numerous investment options. Investment and investment returns are based on the participant’s direction.	The investment options represent “phantom” units tied to the results of the reference funds listed on page 113. Investment and investment return is based on the participant’s direction.
Distributions	Allowed at various times including termination, death, and disability.	Allowed at various times including termination, death, specified date, change of control, unforeseen emergency, and mandatory payment at age 65.
Vesting	3-year cliff	Immediate

The following are the investment options available to all participants in the Excess Plan; each option represents “phantom” units tied to the listed funds (parenthesized information indicates share class):
Investment Option	1 Year Rate Of Return (12/31/2022)
Principal Blue Chip Fund (R6)	-31.08%
Principal Equity Income Fund (Institutional)	-10.42%
Principal LargeCap S&P 500 Index Fund (Institutional)	-18.46%
Principal LargeCap Growth Fund I (R6)	-34.41%
Principal MidCap Fund (R6)	-23.04%
Principal MidCap S&P 400 Index Fund (R6)	-13.10%
Principal SmallCap Value II Fund (R6)	-9.07%
Principal SmallCap S&P 600 Index Fund (R6)	-16.33%
Principal SmallCap Growth I Fund (R6)	-28.56%
Principal Real Estate Securities Fund (R6)	-25.14%
Principal Origin Emerging Markets Fund (R6)	-29.72%
Principal Diversified International Fund (R6)	-19.56%
Principal International Equity Index Fund (R6)	-14.25%
Principal LifeTime Hybrid 2015 Fund (R6)	-13.66%
Principal LifeTime Hybrid 2020 Fund (R6)	-14.37%
Principal LifeTime Hybrid 2025 Fund (R6)	-15.24%
Principal LifeTime Hybrid 2030 Fund (R6)	-16.77%
Principal LifeTime Hybrid 2035 Fund (R6)	-17.34%
Principal LifeTime Hybrid 2040 Fund (R6)	-17.95%
Principal LifeTime Hybrid 2045 Fund (R6)	-18.32%
Principal LifeTime Hybrid 2050 Fund (R6)	-18.53%
Principal LifeTime Hybrid 2055 Fund (R6)	-18.53%
Principal LifeTime Hybrid 2060 Fund (R6)	-18.54%
Principal LifeTime Hybrid 2065 Fund (R6)	-18.53%
Principal LifeTime Hybrid Income Fund (R6)	-13.17%
Principal Core Plus Bond Fund (Institutional)	-14.16%
Principal Inflation Protection Fund (Institutional)	-12.08%
Principal Government & High-Quality Bond Fund (Institutional)	-11.87%
Principal Bond Market Index Fund (Institutional)	-13.27%
Principal Financial Group, Inc. Employer Stock Fund	19.56%
Principal Diversified Real Asset Fund (R6)	-5.96%
Principal Select Stable Value Fund	1.48%
Severance Plans
All Named Executive Officers are eligible for severance under the Principal’s executive severance plan if they are terminated because of layoffs, position elimination or similar reasons. They are not eligible for severance benefits if they take a comparable job with Principal (including with the Company), fail to sign a release of claims against Principal (including the Company), and/or for other specified reasons. The benefit payable under the severance plan is as follows:

Named Executive Officer	Lump sum severance payment calculated as follows:
Houston	The sum of the following three components: an amount equal to two times annual base salary; an amount equal to two times the average amount of the bonuses paid for the last three complete calendar years; and an amount equal to two years of health benefits premiums, intended to compensate the CEO for COBRA premiums.
Strable	The sum of the following three components: an amount equal to one and a half times the participant’s annual base salary; an amount equal to one and a half times the average amount of the bonuses paid the participant for the last three complete calendar years; and an amount equal to one and a half years of health benefits premiums, intended to compensate for COBRA premiums.
Littlefield	The sum of the following three components: an amount equal to one and a half times the participant’s annual base salary; an amount equal to one and a half times the average amount of the bonuses paid the participant for the last three complete calendar years; and an amount equal to one and a half years of health benefits premiums, intended to compensate for COBRA premiums.
Friedrich	The sum of the following three components: an amount equal to one and a half times the participant’s annual base salary; an amount equal to one and a half times the average amount of the bonuses paid the participant for the last three complete calendar years; and an amount equal to one and a half years of health benefits premiums, intended to compensate for COBRA premiums.
Hassara	The sum of the following three components: an amount equal to one times the participant’s annual base salary; an amount equal to one times the average amount of the bonuses paid the participant for the last three complete calendar years; and an amount equal to one year of health benefits premiums, intended to compensate for COBRA premiums.
In circumstances in which the severance plan does not apply, the Committee would determine whether any severance benefits would be paid.
The following table illustrates the severance or contractual benefits that the Named Executive Officers would have received had they qualified for such benefits on December 31, 2022.

Named Executive Officer	Severance Attributed to Company	Outplacement Services Attributed to Company	COBRA Reimbursement Attributed to Company	Total Attributed to Company
Houston	$10,080,769	$40,000	$34,124	$10,154,893
Strable	$3,066,336	$40,000	$21,779	$3,128,115
Littlefield	$1,113,197	$26,000	$23,649	$1,162,846
Friedrich	$1,165,283	$23,600	$21,466	$1,210,349
Hassara	$1,144,800	$38,400	$21,149	$1,204,349
Change of Control Employment Agreements
Principal has Change of Control Employment Agreements with each of the Named Executive Officers. These Agreements provide market-based protections and do not provide excess tax gross ups. The Agreements have an initial term of two years and will automatically renew for successive one-year periods unless Principal provides a notice electing not to extend the term. If during the term of these agreements a Pre-Change of Control Event or a Change of Control occurs (each term as defined below), the term of the agreements will extend until the second anniversary of a Change of Control. These agreements provide that if payments upon termination of employment related to a Change of Control would be subjected to the excise tax imposed by Section 4999 of the Tax Code, and if reducing the amount of the payments would result in greater benefits to the Named Executive Officer (after taking into consideration the payment of all income and excise taxes that would be owed as a result of the Change of Control payments), Principal will reduce the Change of Control payments by the amount necessary to maximize the benefits received, determined on an after tax basis.
The benefits provided under these agreements will be available to Named Executive Officers upon a Change of Control if their employment is terminated following or in connection with a Pre-Change of Control Event, or if any third party ends or adversely changes the terms and conditions of their employment. For a termination or change in employment prior to a Change of Control, such termination or change in employment is deemed to have occurred immediately following the date on which a Change of Control occurs, rather than at the time the termination or change in employment actually occurs.
Under these Agreements, a Pre-Change of Control Event means:
•
An offer that would result in a third party owning 40% or more of the Principal’s voting securities;

•
A proxy solicitation or contest for the election of one or more members of PFG’s Board; or

•
An agreement that would result in a Change of Control.

Under these Agreements, a Change of Control means:
•
Any person becoming an owner of 40% or more of PFG’s Common Stock;

•
Directors on the Board on the date of the Agreements (or those thereafter nominated for election, or elected to replace such Directors by certain incumbent Directors) are no longer a majority of the Board;

•
A merger, reorganization, consolidation or similar transaction in which PFG shareholders do not continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or

•
Approval by the shareholders of Principal of a sale of its assets or a plan of liquidation.

These Agreements also provide:
•
That the Named Executive Officers receive specified salary, annual incentive compensation and benefits for two years following a Change of Control if their employment continues after the Change of Control;

•
That if the successor company (“Successor”) to Principal agrees to issue equity to replace the equity awards they received from Principal, the outstanding equity awards will continue or will become equity related to the common stock of the Successor. Any outstanding performance-based equity awards will be converted into time vesting restricted stock or RSUs for Principal stock (or the stock of the Successor). If the Successor does not or cannot agree to such substitution, then any such awards that are not converted will become fully vested, exercisable and/or distributable upon the Change of Control. In addition, the Agreements and equity award agreements specify that the Committee (as made up immediately prior to the Change of Control) determines whether awards will be settled in cash;
•
For severance and other benefits if their employment is terminated without “Cause” or by the Named Executive Officer voluntarily for Good Reason. Termination without Cause or by the Named Executive Officer for Good Reason is referred to as a Qualifying Termination; and

•
That all benefits previously accrued under the NQDB and Excess Plans will vest, and these benefits will be paid in accordance with these plans.

The benefits received upon a Change of Control without termination of employment include the current vested account balance in the Excess Plan and the current vested benefit in the NQDB, according to change of control distribution elections on file for these plans.
For purposes of the Agreements, Good Reason means negative changes in the terms and conditions of the Named Executive Officer’s employment, consisting of:
•
Failure to pay base salary;

•
Failure to pay the annual bonus or a reduction in annual bonus opportunity;

•
Material adverse change in position, authority or duties;

•
Material reduction in the aggregate compensation and benefits;

•
Relocation to any office or location more than 50 miles from where the Named Executive Officer worked immediately before the Change of Control;

•
Any material breach of the Change of Control Employment Agreement;

•
Any purported termination Principal claims is for Cause, but fails to satisfy the requirements for a Cause termination; or

•
The failure of the Successor to be bound by the Agreements.

Cause means any one or more of the following:
•
Commission of certain crimes;

•
Misconduct or habitual neglect of duties; or

•
Willful or intentional breach of the Change of Control Employment Agreement.

The benefits to be paid or provided under the Agreements if termination occurs for Good Reason or without Cause consist of:
•
Lump sum severance benefits equal to two times the sum of the annual base salary and target annual bonus;

•
Immediate vesting of all stock options, stock appreciation rights, shares of restricted stock, PSAs, PSUs, RSUs, and deferred stock units;

•
A prorated annual bonus for the year of termination minus the amount paid for the bonus at the time of the Change of Control; and

•
The reimbursement for legal fees and other related expenses to enforce the Agreements.

In addition, until the third anniversary of the date of the Named Executive Officer’s termination, he or she and his or her eligible family members will receive medical, prescription drug, dental, vision, group term life insurance, and accidental death and dismemberment coverages comparable to those received by Executives whose employment continues.

Pursuant to these Agreements, the Named Executive Officers agreed that for one year following a termination of employment that results in the Named Executive Officer receiving the benefits described above, he or she will not work for a competing business, solicit employees or customers, or interfere with the relationships of PFG, its affiliates and subsidiaries with their employees or customers.
Potential Payments Upon Termination Related to a Change of Control
The following table describes the potential payments upon involuntary termination without Cause or voluntary termination for Good Reason following a Change of Control. The calculations provided in the table assume:
•
the Change of Control and termination of employment occurred on December 31, 2022;

•
per share price of PFG’s Common Stock was $83.92, the closing price as of December 31, 2022, the last trading day of the year.

Named Executive Officer	Cash Severance Attributed to Company(1)	Spread on Previously Unvested Options	Value of Previously Unvested Restricted Stock & Performance Shares Attributed to Company(2)	Benefits Continuation Attributed to Company(3)	Accelerated Pension Benefit Attributed to Company(4)	Total Termination Benefits Attributed to Company (before taxes)
Houston	$9,500,000	$8,903,705	$21,576,222	$79,631	$0	$40,059,557
Strable	$3,817,000	$2,069,619	$5,304,005	$76,312	$0	$11,266,937
Littlefield	$2,031,250	$702,760	$2,224,877	$62,001	$92,879	$5,113,767
Friedrich	$1,879,150	$913,166	$2,460,341	$56,278	$0	$5,308,935
Hassara	$2,289,600	$0	$0	$71,366	$11,758	$2,372,724

(1)
Cash severance varies by executive and is described on page 114.

(2)
Equals the full value of unvested restricted shares and unearned performance shares as of December 31, 2022, where vesting would be accelerated, at a stock price of $83.92. Performance shares granted in 2019 and 2020 are valued at target, based on Principal’s performance to date as of December 31, 2022.

(3)
Includes the estimated cost of continued medical, dental, vision, and life insurance coverage for three years after the Named Executive Officer’s termination and outplacement services attributed to the Company.

(4)
Represents the lump sum present value of the accelerated vesting of unvested retirement benefits attributed to the Company.

Addendum A to this Section
Executive Compensation Benchmarking Study Participants
Willis Towers Watson
2022 Financial Services Executive Compensation Survey Participants
Participant List — Standard Analysis
Advisor Group	Capital One Financial	Federal Reserve Bank of Chicago
AFLAC	CardWorks	Federal Reserve Bank of Minneapolis
AgFirst	CareFirst BlueCross BlueShield	Federal Reserve Bank of Richmond
AIG	Caterpillar Financial Services	Federal Reserve Bank of
Alerus Financial Allianz Global Corporate & Specialty North America	CBOE Global Markets CBRE Group CFA Institute	San Francisco Federal Reserve Bank of St. Louis Federal Reserve Board
Allianz Life Insurance	Chubb	Fifth Third Bancorp
Allianz Worldwide Partners	Cigna	FINRA
Allied Solutions	Citigroup	First American
Allstate	Citizens Property Insurance	First Citizens Bank
Ally Financial	City National Bank	First Financial Bancorp
Alter Domus	CME Group	First National of Nebraska
American Enterprise	CNA Financial Corporation	Fiserv
American Express	CNO Financial	Florida Credit Union
American National Insurance	Cobank	Fortitude Re
American Property Casualty Insurance	Coface	GATX
Association	Comerica	Genworth Financial
Ameritas Life	Commerce Bancshares	Global Payments
AmTrust	Compeer Financial	GM Financial
Anthem	Computershare	GNY Insurance
Aon	Country Financial	Great American Insurance
Arthur J Gallagher & Company	Coverys	GreenStone
Ascot Group	CPP Investment Board	Guardian Life
Aspen Insurance Associated Banc-Corp	CTBC Bank Cullen Frost Bankers	Hartford Financial Services Group HealthEquity
Assurant	Delta Dental of California	Hiscox
Athene	Deutsche Bank	Horace Mann Educators
Atradius	Discover Financial Services	Horizon Blue Cross Blue Shield of
Auto Club Group	Donnelley Financial Solutions	New Jersey
AXA XL AXIS Specialty U.S. Services	DWS Investments East West Bank	HSBC Bank Hub International

Banco Itau S.A.	Eaton Vance	Huntington Bancshares
Bar Plan Mutual Insurance Company	Edelman Financial Engines	ICW Group
Barclays	Edward Jones	IMT Insurance
BECU	Element Fleet Management	Independence Blue Cross
Blue Cross Blue Shield of Florida Blue Cross Blue Shield of Louisiana Blue Cross Blue Shield of North Carolina Blue Shield of California Bread Financial Bremer Financial	Emblem Health Employers Mutual Casualty Company Empower Encore Capital Enova International Equitable Erie Insurance	Intact Insurance IQ-EQ Irvine Jackson National Life Kemper Services Group KeyCorp Legal & General America
Brighthouse Financial	Experian Americas	Liberty Mutual Insurance
Brookfield Asset Management Brotherhood Mutual Insurance	Farm Credit Bank of Texas Farm Credit Foundations	Lincoln Financial London Stock Exchange Group
Caliber Home Loans	Farmers Group	LPL Financial
California Casualty Management Cambridge Associates Canadian Imperial Bank of Commerce	FCCI Insurance Federal Reserve Bank of Atlanta Federal Reserve Bank of Boston	M&T Bank Manulife Asset Management Manulife Financial
MAPFRE U.S.A. Marsh Massachusetts Mutual	Pacific Premier Bancorp PartnerRe Pinnacol Assurance	State Teachers Retirement System of Ohio Sun Life Financial
MasterCard	Plymouth Rock Assurance	SVB Financial
Medical Mutual of Ohio Mercury Insurance	PMA Companies Popular	SWBC Symetra Financial
MetLife	PRA Group	Synchrony
MidFirst Bank	Primerica Life	Synovus Financial Corporation
Mitsubishi International	Principal Financial Group	T. Rowe Price Group
Mitsui Sumitomo Marine Management (U.S.A.), Inc Moody’s Morgan Stanley Investment	Progressive Progressive Leasing Protective Life Prudential Financial	Teacher Retirement System of Texas Texas Life Thrivent Financial for Lutherans Tokio Marine HCC
Management	Putnam Investments	Transamerica
Mortgage Guaranty Insurance Mr. Cooper Munich American Reassurance	QBE Insurance Group R&Q Insurance Services Rabobank	Transatlantic Holdings TransUnion Travelers
Company	Radian Group	Two Harbors Investment Corp
Munich Re Group	Realogy	Unite Here Health

Mutual of Omaha Nasdaq	Regions Financial Reinsurance Group of America (RGA)	Unum USAA
Nationwide	Reliance Standard Life	Visa
Navient	Ryan LLC	Voya Financial Services
Navy Federal Credit Union	SchoolsFirst FCU	Voya Investment Management
NCCI Holdings	Schroders	Webster Bank
NCMIC	SCOR SE	Wellington Management
New York Life	Securian Financial Group	Wellmark BlueCross BlueShield
NJM Insurance Group	Society Insurance	Western Alliance Bancorporation
Northern Trust	Sompo International Holdings	Western Asset Management
Northwestern Mutual	Southern Farm Bureau Life	Western Union
Ohio National Financial Services	Standard Insurance	Westfield
OneAmerica Financial Partners	State Farm Insurance	Wintrust Financial Corporation
Pacific Life	State Street	Zurich North America
Towers Watson
2022 Diversified Insurance Compensation Survey Participants
AFLAC	New York Life
AIG	Northwestern Mutual
Allianz Life Insurance	OneAmerica Financial Partners
Allstate	Pacific Life
Brighthouse Financial	Principal Financial Group
Cigna	Protective Life
CNO Financial	Prudential Financial
Equitable	Securian Financial Group
Genworth Financial	Sun Life Financial
Guardian Life	Symetra Financial
Hartford Financial Services Group	Thrivent Financial for Lutherans
John Hancock	Transamerica
Lincoln Financial	Unum
Massachusetts Mutual	USAA
Met Life	Voya Financial Services
Nationwide
McLagan
2022 U.S. Asset Management — Traditional Investments & Leadership Survey Participants
abrdn plc	DuPont Capital Management
Acadian Asset Management	DWS
Adams Funds	Eagle Capital Management, LLC
Advisor Group	Edelman Financial Engines
AGF Management	Empower Retirement
AllianceBernstein	Federated Hermes, Inc.
Allianz Global Investors	Fidelity Investments

American Century Investments	Fiera Capital Corporation
Ameriprise Financial	First Eagle Investment Management
AMG Funds	First Sentier Investors
Amherst Capital	Fort Washington Investment Advisors
Amundi Pioneer	Franklin Templeton Investments
Annaly Capital Management	Fred Alger Management
Apollo Global Management	Fund Evaluation Group
Ares Management	GAM
Artisan Partners Limited Partnership	Geode Capital Management
AssetMark	Glenmede Trust Company
Bank of New York Mellon	GMO
Barings	Goldman Sachs & Co.
Bessemer Trust Company	Gresham Investment Management LLC
BlackRock	Harding Loevner
BlueBay Asset Management	Hardman Johnston Global Advisors LLC
BNP Paribas Asset Management Holding	Hennessy Advisors
Brandes Investment Partners	IFM Investors
Brandywine Global Investment Management	Impax Group
Bridgewater Associates	Insight Investment
Bridgeway Capital Management	Intact
Brown Advisory	Invesco
Brown Brothers Harriman	J O Hambro Capital Management
Calamos Investments	Jacobs Levy Equity Management
Capital Group	Janus Henderson Investors
Cardinal Capital Management	Jefferies
Causeway Capital Management	Jennison Associates
Ceredex Value Advisors LLC	Jensen Investment Management
Chandler Asset Management	JPMorgan Asset & Wealth Management
Clark Capital Management Group	Jupiter Asset Management
ClearBridge Investments	Kayne Anderson Rudnick Investment Mgmt
Cohen & Steers	KKR & Co.
Coho Partners Ltd.	LaSalle Investment Management
Conning and Company	Lazard Asset Management
Credit Suisse	Loomis, Sayles & Company
Diamond Hill Capital Management	Lord, Abbett & Co.
Dimensional Fund Advisors	M&G Investments
Direxion	MacKay Shields
DoubleLine Group	Mackenzie Financial Corporation
Duff & Phelps Investment Management Co.	Macquarie Bank
Makena Capital	Seix Investment Advisors LLC
Manning & Napier Advisors	Silvant Capital Management LLC
Manulife	State Street Corporation
Mariner Wealth Advisors	Stone Harbor Investment Partners LP
Mercer	Sustainable Growth Advisers, LP

MFS Investment Management	Symphony Asset Management
Morgan Stanley	T. Rowe Price Associates
Natixis Investment Managers	TCW Group
Neuberger Berman Group	TD Securities
Newfleet Asset Management	Thornburg Investment Management
NFJ Investment Group L.P.	Thrivent Financial
Nikko Asset Management	UBS Asset Management
Ninety One	Van Eck Associates
NN Investment Partners	Vanguard Group, Inc.
Nomura Securities	Vaughan Nelson Investment Management
Northern Trust Corporation	Virtus Investment Partners
Numeric Investors LLC	Voya Financial
Nuveen Investments	Wellington Management Company
NWQ Investment Management Company	Westchester Capital Management
Oaktree Capital Management	Western Asset Management Company
Orbis Investment Management	Westwood Holdings Group
Pacific Investment Management Company	William Blair & Company
PanAgora Asset Management	WisdomTree Investments
Parametric Portfolio Associates
Parnassus Investments
Performance Trust Investment Advisors, L
Perpetual Limited
PineBridge Investments
Polar Capital
Polen Capital
PPM America
Principal Financial Group
ProFund Advisors LLC
Prudential Financial
Putnam Investments
Pzena Investment Management
Quantitative Management Associates
Raymond, James & Associates
Resolute Investment Managers, Inc.
Robeco Group
Rockefeller Capital Management L.P.
Rothschild & Co.
Russell Investments
Sands Capital Management
Santa Barbara Asset Management
Schroder Investment Management

Addendum B to this Section
Non-GAAP Financial Measure Reconciliations
Principal Financial Group, Inc.
	For the year ended Dec. 31
(in millions, except as indicated)	2022	2021	2020	2019	2018
Net income attributable to PFG
Net income attributable to PFG	$4,811.6	$1,710.6	$1,395.8	$1,394.2	$1,546.5
Net realized capital (gains) losses, as adjusted(1)	193.3	137.0	(29.4)	174.9	51.0
(Income) loss from exited business	(3,304.0)	—	—	—	—
Non-GAAP operating earnings	$1,700.9	$1,847.6	$1,366.4	$1,569.1	$1,597.5
Net realized capital gains (losses)
GAAP net realized capital gains (losses)	$(258.4)	$2.5	$302.6	$(52.8)	$(75.4)
Recognition of front-end fee revenues	(4.7)	(2.9)	11.4	8.5	0.4
Market value adjustments to fee revenues	0.7	(0.6)	(1.6)	—	0.1
Net realized capital gains (losses) related to equity method investments	(15.0)	(24.0)	(1.5)	2.6	(5.4)
Derivative and hedging-related revenue adjustments	(126.3)	(160.3)	(132.9)	(80.4)	(64.9)
Sponsored investment fund adjustments	22.2	21.3	17.3	23.6	12.9
Amortization of deferred acquisition costs	6.5	(0.2)	(0.5)	(15.7)	(25.6)
Capital gains distributed – operating expenses	102.9	(69.4)	(41.7)	(31.6)	15.7
Amortization of other actuarial balances	(4.0)	11.3	(26.3)	(25.1)	(1.4)
Market value adjustments of embedded derivatives	(44.1)	79.8	(55.0)	66.6	18.5
Capital gains distributed – cost of interest credited	33.5	(37.3)	(8.2)	(36.6)	(1.3)
Net realized capital gains (losses) tax adjustments	64.2	56.2	(28.2)	(1.3)	71.4
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	29.2	(13.4)	(6.0)	(32.7)	4.0
Total net realized capital gains (losses) after-tax adjustments	65.1	(139.5)	(273.2)	(122.1)	24.4
Net realized capital gains (losses), as adjusted	$(193.3)	$(137.0)	$29.4	$(174.9)	$(51.0)
Diluted earnings per common share
Net income	$18.85	$6.27	$5.05	$4.96	$5.36
Net realized capital (gains) losses, as adjusted	0.76	0.50	(0.11)	0.62	0.17
(Income) loss from exited business	(12.95)	—	—	—	—
Non-GAAP operating earnings	$6.66	$6.77	$4.94	$5.58	$5.53
Stockholders’ equity
Stockholders’ equity	$10,042.8	$16,125.8	$16,617.3	$14,685.8	$11,456.0
Noncontrolling interest	(41.1)	(56.4)	(58.4)	(67.8)	(66.0)
Stockholders’ equity attributable to Principal Financial Group, Inc.	10,001.7	16,069.4	16,558.9	14,618.0	11,390.0
Net unrealized capital (gains) losses	5,357.6	(3,519.2)	(4,156.5)	(2,815.3)	(207.3)
Net unrecognized postretirement benefit obligation	254.1	344.7	460.5	435.6	512.9
Cumulative change in fair value of funds withheld embedded derivative	(2,885.7)	—	—	—	—

	For the year ended Dec. 31
(in millions, except as indicated)	2022	2021	2020	2019	2018
Stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment (FCTA)	$12,727.7	$12,894.9	$12,862.9	$12,238.3	$11,695.6
Net income ROE available to common stockholders (including AOCI)
Net income ROE available to common stockholders (including AOCI)	36.9%	10.5%	9.0%	10.7%	12.8%
Cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA	0.7%	2.8%	2.1%	1.0%	0.4%
Net income ROE available to common stockholders (x-cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA)	37.6%	13.3%	11.1%	11.7%	13.2%
Net realized capital (gains) losses	1.5%	1.0%	-0.2%	1.4%	0.4%
(Income) loss from exited business	-25.8%	0.0%	0.0%	0.0%	0.0%
Non-GAAP operating earnings ROE (x-cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA)	13.3%	14.3%	10.9%	13.1%	13.6%
Book value per common share including AOCI
Book value per common share including AOCI	$41.07	$61.40	$60.59	$52.85	$40.75
Cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA	11.20	(12.13)	(13.52)	(8.60)	1.09
Book value excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA	52.27	49.27	47.07	44.25	41.84
Foreign currency translation	6.52	5.98	4.80	4.85	4.51
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI	$58.79	$55.25	$51.87	$49.10	$46.35
Total revenues
Total revenues	$17,491.6	$14,262.7	$14,741.7	$16,222.1	$14,237.2
Net realized capital (gains) losses, net of related revenue adjustments	381.5	164.0	(195.3)	98.5	132.3
Revenues from exited business	(4,447.2)	—	—	—	—
Adjustments related to equity method investments	49.1	31.5	33.5	72.5	55.3
Operating revenues	$13,475.0	$14,458.2	$14,579.9	$16,393.1	$14,424.8
Gross profit
Income before income taxes	$6,060.1	$2,083.6	$1,693.5	$1,693.3	$1,784.4
Operating expenses	4,825.4	4,917.7	4,604.3	4,456.6	4,126.8
Non-GAAP pre-tax operating earnings (losses) attributable to noncontrolling interest(1)	70.1	33.5	26.5	17.4	11.6
Pre-tax net realized capital (gains) losses	286.7	179.8	(63.6)	140.9	126.4
Pre-tax (income) loss from exited business	(4,260.5)	—	—	—	—

	For the year ended Dec. 31
(in millions, except as indicated)	2022	2021	2020	2019	2018
Certain adjustments related to equity method investments and noncontrolling interest	(21.0)	(2.0)	7.0	55.1	43.7
Non-GAAP gross profit	$6,960.8	$7,212.6	$6,267.7	$6,363.3	$6,092.9
Income before income taxes
Income before income taxes	$6,060.1	$2,083.6	$1,693.5	$1,693.3	$1,784.4
Net realized capital (gains) losses	258.4	(2.5)	(302.6)	52.8	75.4
Net realized capital (gains) losses pre-tax adjustments	28.3	182.3	239.0	88.1	51.0
Non-GAAP pre-tax operating (earnings) losses attributable to noncontrolling interest(1)	(70.1)	(33.5)	(26.5)	(17.4)	(11.6)
Income taxes related to equity method investments	49.1	31.5	33.5	72.5	55.3
Pre-tax (income) loss from exited business	(4,260.5)	—	—	—	—
Non-GAAP pre-tax operating earnings	$2,065.3	$2,261.4	$1,636.9	$1,889.3	$1,954.5
Income from continuing operations before income taxes
Income from continuing operations before income taxes	$6,060.1	$2,083.6	$1,693.5	$1,693.3	$1,784.4
Net realized capital (gains) losses	258.4	(2.5)	(302.6)	52.8	75.4
Non-GAAP pre-tax operating income	$6,318.5	$2,081.1	$1,390.9	$1,746.1	$1,859.8
Net income attributable to noncontrolling interest
Net income attributable to noncontrolling interest	$40.6	$46.8	$32.7	$49.9	$7.2
Income taxes attributable to noncontrolling interest	0.3	0.1	(0.2)	0.2	0.4
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	29.2	(13.4)	(6.0)	(32.7)	4.0
Non-GAAP pre-tax operating earnings losses attributable to noncontrolling interest	$70.1	$33.5	$26.5	$17.4	$11.6
Income (loss) from exited business
Strategic review costs and impacts	$(91.0)	$—	$—	$—	$—
Amortization of reinsurance losses	(82.5)	—	—	—	—
Impacts to actuarial balances of reinsured business	31.8	—	—	—	—
Net realized capital gains (losses) on funds withheld assets	749.4	—	—	—	—
Change in fair value of funds withheld embedded derivative	3,652.8	—	—	—	—
Pre-tax income (loss) from exited business	4,260.5	—	—	—	—
Tax impacts of exited business	(956.5)	—	—	—	—
Income (loss) from exited business	$3,304.0	$—	$—	$—	$—

(1)
This is a non-GAAP financial measure. See reconciliation below.

Securities Ownership of Certain Beneficial Owners and Management
Except as otherwise indicated below, the following table shows, as of March 1, 2023, beneficial ownership of shares of Principal Financial Group, Inc. (“PFG”) Common Stock by the following of Company (i) each Director, (ii) each Named Executive Officer, and (iii) all current Directors and Executive

Officers as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his or her spouse, for the shares set forth opposite his or her name.
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding
Jonathan S. Auerbach	10,127	*
Mary E. “Maliz” Beams	3,364	*
Jocelyn Carter-Miller	69,154	*
Michael T. Dan	52,223	*
H Elizabeth Mitchell	0	*
Roger C. Hochschild	25,044	*
Scott M. Mills	20,323	*
Claudio N. Muruzabal	2,407	*
Diane C. Nordin	16,095	*
Blair C. Pickerell	23,583	*
Clare S. Richer	7,300	*
Alfredo Rivera	4,323	*
Amy C. Friedrich	258,105	*
Patrick G. Halter	115,926	*
Daniel J. Houston	462,509	*
Natalie Lamarque	0	*
Deanna D. Strable-Soethout(2)	517,256	*
All Directors and Executive Officers as a group (23 persons)	1,968,130	0.81

*
The number of shares represents less than one percent of the number of shares of PFG Common Stock outstanding.

(1)
Includes beneficial ownership of shares which each person named in this table has the right to acquire on or before May 17, 2023, pursuant to previously awarded stock options, RSUs, and performance units that, although scheduled to be paid in shares in more than 60 days, would be paid immediately upon termination of service, as follows: Mr. Auerbach, 10,127; Ms. Beams, 3,364; Ms. Carter Miller, 68,984; Mr. Dan, 38,963; Mr. Hochschild, 25,044; Mr. Mills, 20,323; Ms. Mitchell 0; Mr. Muruzabal, 2,407; Ms. Nordin, 16,095; Mr. Pickerell, 23,583; Ms. Richer, 7,300; Mr. Rivera, 4,323; Ms. Friedrich, 212,353; Mr. Halter, 30,818; Mr. Houston, 452,203; Ms. Lamarque, 0; Ms. Strable-Soethout, 390,758; and all other executive officers as a group, 267,778.

(2)
Includes shares owned by Ms. Strable-Soethout’s spouse.

In addition to beneficial ownership of PFG Common Stock, the Company’s Directors and Executive Officers also hold different forms of “stock units” that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risk as PFG Common Stock. These units include shares that may be acquired after May 17, 2022, pursuant to previously awarded stock options, RSUs, performance share units and nontransferable accounting entry units such as phantom stock units issued pursuant to Company stock-based compensation and benefit plans. The value of such units is the same as the value of the corresponding number of shares of PFG Common Stock.
As of March 1, 2023, the Directors and Executive Officers named in the security ownership table hold a pecuniary interest in the following number of units: Mr. Auerbach, 2,397 Ms. Beams, 2,397; Ms. Carter-Miller, 2,397; Mr. Dan, 2,397; Ms. Mitchell 2,435 ; Mr. Hochschild, 2,397; Mr. Mills, 2,397; Mr. Muruzabal, 2,397; Ms. Nordin, 2,397; Mr. Pickerell, 2,397; Ms. Richer, 2,397; Mr. Rivera, 2,397; Ms. Friedrich, 38,577; Mr. Halter, 63,356; Mr. Houston, 220,552; Ms. Lamarque, 77,632; and Ms. Strable-Soethout, 52,801.

Transactions with Related Persons
Pursuant to a Personnel Utilization and Administrative Services Agreement dated December 17, 2021, between Principal Life Insurance Company (the Company) and Principal Workforce, LLC (Principal Workforce), Principal Workforce furnishes the Company with personnel as requested by the Company. As is the case with other affiliates of the Company and Principal Workforce, the Company is allocated a certain amount of the costs associated with Principal Workforce’s employees, including the Company’s executive officers, and the Company is responsible for funding the employee costs allocated to the Company. For 2022, the amount the Company funded in connection with the allocation attributed to the Company was approximately $1,244,666,560.
The Company maintains robust policies and procedures for the identification and monitoring of arrangements with related parties. The Nominating and Governance Committee or its Chair must approve or ratify all transactions with related parties that are not preapproved by or exempted from the Company’s Related Party Transaction Policy (the “Policy”). At each quarterly meeting, the Committee reviews transactions with related parties and ratifies any transaction that is subject to the Policy if it determines it is appropriate and may attach conditions to that approval. Transactions involving employment of a relative of an executive officer or Director must be approved by the Human Resources Committee. The Company’s Related Party Transaction Policy is publicly available at www.principal.com.
Company Related Risk Factors
Summary of Risk Factors
This section provides a summary of the risks that may impact our performance in the future. For details of our various risk factors and their impacts, see Risk Factors Discussion in this section.
Our risk factors are organized into the following categories: 1) Risks relating to economic conditions, market conditions and investments, 2) Risks relating to estimates, assumptions and valuations, 3) Risks relating to laws, regulations and taxation, 4) Risks relating to our business and 5) General risks.
Risks relating to economic conditions, market conditions and investments
In general, economic and market conditions can cause variability in the following factors: demand for our products and services, short-term and long-term interest rates, inflation and deflation, equity returns, credit spreads, liquidity of investments, level of premiums and deposits, level of delinquencies and defaults, level of claims, level of surrenders and withdrawals, and foreign exchange rates. The net effect of this variability can include reductions in business volumes, reductions in revenues, additional operating expenses, reductions or volatility in net income, inability to meet liquidity needs, inability to access capital and increased cost of capital.
Risks relating to estimates, assumptions and valuations
We use financial models to price our products, calculate reserves and other actuarial balances, value our investments and determine the amount of allowances or impairments taken on our investments. These models include the use of methodologies, assumptions and estimates. If actual experience is different than our models, our financial results could be impacted. This could impact the timing of our net income or adversely affect our results of operations and financial condition.
When we issue our 2023 audited financials, we will adopt authoritative guidance that will update certain requirements in the accounting for long-duration insurance and annuity contracts. This guidance will change the way we calculate the liability for future policy benefits on traditional and limited-payment contracts, will result in measuring market risk benefit (“MRB”) assets and liabilities at fair value and will change the amortization method used for deferred acquisition cost (“DAC”) asset and other actuarial balances. Applicable risks relating to estimates, assumptions and valuations have considered this guidance.
Risks relating to laws, regulations and taxation
Many different regulatory bodies govern our company. We are required to comply with securities laws; insurance regulations; employee benefit plan regulations; financial services regulations; U.S. tax regulations;

environmental, social and governance (“ESG”) requirements; and cybersecurity and privacy regulations. Complying with the various regulations can increase our cost of doing business, limit our available capital or impact how we do business. We could also face potential fines or reputational risk if we do not comply. In addition, changes in tax laws can reduce sales of certain tax-advantaged products or increase our operating expenses. Changes in accounting standards may adversely impact reported results of operations and financial condition. Litigation and tax audits can increase costs and create adverse publicity.
Risks relating to our business
Business risks include risks associated with competition, products, fraud, external business partner relationships and acquisitions. In general, the risks related to our business can cause variability in the following factors: demand for our products and services, level of premiums and deposits, level of claims and level of surrenders and withdrawals. The net effect of this variability can include reductions in business volumes, disruptions in business operations, reductions in revenues, increased claims or operating expenses, reduced economic activity, reductions or volatility in net income or adverse effects on our results of operations and financial condition.
General risks
These risks are of a general nature and include the risk of catastrophic event; the risk of climate change; the risk of technological and societal changes; reputational risk; intellectual property risk; risks associated with attracting, developing and retaining qualified employees; the risk of interruptions in information technology, infrastructure or other systems; loss of key vendor relationships and risks associated with our enterprise risk management framework. General risks can result in reductions in business volumes, reductions in revenues, additional operating expenses, reductions or volatility in net income, or adverse effects on our results of operations and financial condition.
Risk Factors Discussion
Risks relating to economic conditions, market conditions and investments
(i)
Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, as well as our access to capital and cost of capital.

Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by volatility, uncertainty and disruption in the capital and credit markets.
We maintain a level of cash and securities which, combined with expected cash inflows from investments and operations, is believed adequate to meet anticipated short-term and long-term benefit and expense payment obligations. However, withdrawal and surrender levels may differ from anticipated levels for a variety of reasons, such as changes in economic conditions or changes in our claims paying ability and financial strength ratings. For additional information regarding our exposure to interest rate risk and the impact of a downgrade in our financial strength ratings, see “— Changes in interest rates or credit spreads or a prolonged low interest rate environment may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period to period” and “— A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales, terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition.” In addition, mark-to-market adjustments on our investments and derivative instruments may lead to fluctuations in our reported capital. Volatility, uncertainty or disruptions in the capital or credit markets may result in the need for additional capital to maintain a targeted level of U.S. statutory capital relative to the NAIC’s RBC requirements. In the event our current internal sources of liquidity do not satisfy our needs, we may have to seek additional financing and, in such case, we may not be able to successfully obtain additional financing on favorable terms or at all. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as customers’ or lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us.

Disruptions, uncertainty or volatility in the capital and credit markets may limit our access to capital required to operate our business, most significantly our insurance operations. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy statutory capital requirements; fund redemption requests on insurance or other financial products; generate fee income and market-related revenue to meet liquidity needs and access the capital necessary to grow our business. As such, we may be forced to delay raising capital, issue shorter tenor securities than we prefer, utilize available internal resources or bear an unattractive cost of capital, which could decrease our profitability and significantly reduce our financial flexibility and liquidity.
In addition, we maintain credit facilities with various financial institutions as a potential source of excess liquidity. These facilities are in place to bridge timing in cash flows to minimize the cost of meeting our obligations, particularly during periods when alternative sources of liquidity are limited. Our ability to borrow funds under these facilities is conditioned on our satisfaction of covenants and other requirements contained in the facilities. Our failure to comply with these covenants, or the failure of lenders to fund their lending commitments, would restrict our ability to access these credit facilities and, consequently, could limit our flexibility in meeting our cash flow needs.
For further discussion on liquidity risk management, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources in this section.
(ii)
Conditions in the global capital markets and the economy generally may materially and adversely affect our business and results of operations.

Our results of operations are materially affected by conditions in the global capital markets and the economy in the U.S. Continued adverse economic conditions may result in a decline in our revenues and erosion of our profit margins. In addition, in the event of extreme prolonged market events and economic downturns, we could incur significant losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.
Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets, investor and consumer confidence, foreign currency exchange rates, inflation levels and our ability to manage inflation risk effectively all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment, negative investor sentiment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, we may experience an elevated incidence of claims and lapses or surrenders of policies. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, reductions in employment levels of our existing employer customers may result in a reduction in membership levels and premium income for our specialty benefits products. Participants within the retirement plans for which we provide administrative services may elect to reduce or stop their payroll deferrals to these plans, which would reduce revenues. In addition, reductions in employment levels may result in a decline in employee deposits into retirement plans. Adverse changes in the economy could affect net income negatively and could have a material adverse effect on our business, results of operations and financial condition.
(iii)
Volatility or declines in the equity, bond or real estate markets may result in investors withdrawing from the markets or decreasing their rates of investment, all of which could reduce our revenues and net income.

Because the revenues of our asset accumulation business are, to a large extent, based on account values, a decline in equity, bond or real estate markets will decrease our revenues. Turmoil in these markets could lead investors to withdraw from these markets, decrease their rates of investment or refrain from making new investments, which may reduce our revenues and net income.
For further discussion on equity risk management, see Quantitative and Qualitative Disclosures About Market Risk in this section.
(iv)
Changes in interest rates or credit spreads or a prolonged low interest rate environment may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period to period.

During periods of declining interest rates or prolonged low interest rates, the interest rates we earn on our assets may be lower than the rates assumed in pricing our products, thereby reducing our profitability. For some of our products, such as GICs and funding agreements, we are unable to lower the rate we credit to customers in response to the lower return we will earn on our investments. In addition, guaranteed minimum interest rates on our life insurance and annuity products may constrain our ability to lower the rate we credit to customers. Declining interest rates may also lead to a reduction in revenues related to our trust and custody business. Declining interest rates may result in increases in our reserves and other actuarial balances, potentially reducing net income or other comprehensive income (“OCI”). During periods of declining interest rates, borrowers may prepay or redeem mortgages and bonds that we own, which would force us to reinvest the proceeds at lower interest rates. Furthermore, declining interest rates may reduce the rate of policyholder surrenders and withdrawals on our life insurance and annuity products, thus increasing the duration of the liabilities and creating asset and liability duration mismatches. Low interest rates may also increase the cost of hedging our GMWB rider. Declining interest rates or a prolonged low interest rate environment may also result in changes to the discount rate used for valuing our other postretirement employee benefit (“OPEB”) obligation, which could negatively impact our results of operations and financial condition. In addition, certain statutory capital and reserve requirements are based on formulas or models that consider interest rates and a prolonged period of low interest rates may increase the statutory capital we are required to hold as well as the amount of assets we must maintain to support statutory reserves. Declining interest rates may cause a decrease in the value of MRB assets and an increase in the value of MRB liabilities and other liabilities held at fair value on our consolidated statements of financial position, potentially reducing net income or OCI.
Increases in market interest rates may also adversely affect our results of operations, financial condition and liquidity. During periods of increasing market interest rates, we may offer higher crediting rates on our insurance and annuity products in order to keep these products competitive. Because returns on our portfolio of invested assets may not increase as quickly as current interest rates, we may have to accept lower spreads, thus reducing our profitability. Rapidly rising interest rates may also result in an increase in policy surrenders, withdrawals and requests for policy loans as customers seek to achieve higher returns. In addition, rising interest rates may cause a decrease in the value of financial assets held at fair value on our consolidated statements of financial position. We may be required to sell assets to raise the cash necessary to respond to an increase in surrenders, withdrawals and loans, thereby realizing capital losses on the assets sold. An increase in policy surrenders and withdrawals may also require us to accelerate amortization of our DAC asset relating to these products. Rising interest rates may also cause a decline in the value of the fixed income assets we manage, resulting in a reduction in our fee revenue in the short term. In addition, a significant increase in interest rates may cause a reduction in the fair value of intangible assets in our reporting units, potentially leading to an impairment of goodwill or other intangible assets.
For further discussion about interest rate risk management, see Quantitative and Qualitative Disclosures About Market Risk in this section.
Our exposure to credit spreads primarily relates to market price variability and reinvestment risk associated with changes in credit spreads. A widening of credit spreads would cause unrealized losses in our investment portfolio, would increase losses associated with credit-based derivatives we have sold that do not qualify or have not been designated for hedge accounting where we assume credit exposure and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher allowances. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturities. Credit spread tightening may also cause an increase in the reported value of certain liabilities that are valued using a discount rate that reflects our own credit spread. In addition, market volatility may make it difficult to value certain of our securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may have significant period-to-period changes from market volatility, which could have a material adverse effect on our results of operations or financial condition.
(v)
The elimination of the London Inter-Bank Offered Rate (“LIBOR”) may affect the value of certain derivatives and floating rate securities we hold or have issued and the profitability of certain real estate lending activity or businesses.

In March 2021, the United Kingdom’s Financial Conduct Authority announced that LIBOR will no longer be published on a representative basis after December 31, 2021, with the exception of the most commonly used tenors of U.S. dollar LIBOR, which will no longer be published on a representative basis after June 30, 2023. The transition to other reference rates may affect the value of certain derivatives and floating rate securities we hold, floating rate securities we have issued and the profitability of certain real estate lending activity. Additionally, pricing activities, models and the profitability of certain businesses may also be impacted.
The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (comprised of major derivative market participants and their regulators), began publishing in April 2018 a Secured Overnight Financing Rate (“SOFR”) as the replacement rate for U.S. dollar LIBOR. In March 2022, federal legislation was enacted to provide a statutory framework to replace LIBOR with a benchmark rate based on SOFR in many contracts that do not have fallback provisions or that have fallback provisions resulting in a replacement rate based on LIBOR.
The effect of any changes to LIBOR or discontinuation of LIBOR on new or existing financial instruments, liabilities or operational processes will vary depending on a number of factors. Examples of potential factors include, but are not limited to: fallback provisions in contracts; adoption of replacement language in contracts where such language is currently absent; legislative remedies that address fallback provisions; potential changes in spreads causing valuation changes; treatment of hedge effectiveness and impacts on models and systems. We have been and will continue to identify, assess and monitor market and regulatory developments; assessing agreement terms and continue to execute our operational readiness.
(vi)
Our investment portfolio is subject to several risks that may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues and net income.

(a)
An increase in defaults or write-downs on our fixed maturities portfolio may reduce our profitability.

We are subject to the risk that the issuers of the fixed maturities we own will default on principal and interest payments. An increase in defaults on our fixed maturities portfolio could harm our financial strength and reduce our profitability.
(b)
An increased rate of delinquency and defaults on our commercial mortgage loans, including balloon maturities with and without amortizing payments, may adversely affect our profitability.

Our commercial mortgage loan portfolio faces both delinquency and default risk. An increase in the delinquency rate of, and defaults under, our commercial mortgage loan portfolio could harm our financial strength and decrease our profitability.
Our investment operations include commercial mortgage loans with balloon payment maturities. A balloon maturity is a loan with all or a meaningful portion of the loan amount due at the maturity of the loan. The default rate on commercial mortgage loans with balloon payment maturities has historically been higher than commercial mortgage loans with a fully amortizing loan structure. Since a significant portion of the principal is repaid at maturity, the amount of loss on a default is generally greater than fully amortizing commercial mortgage loans. An increase in defaults on balloon maturity loans as a result of the foregoing factors could harm our financial strength and decrease our profitability.
(c)
Mark-to-market adjustments on equity securities, trading securities and derivative instruments may reduce our profitability or cause volatility in our net income.

Our investment portfolio includes equity securities, trading securities and derivative instruments that are reported at fair value on the consolidated statements of financial position with changes in fair value reported in net income. Mark-to-market adjustments on these investments may reduce our profitability or cause our net income to vary from period to period. We anticipate that acquisition and investment activities may increase the number and magnitude of these investments in the future.
(d)
We may have difficulty selling our privately placed fixed maturities, mortgage loans and real estate investments because they are less liquid than our publicly traded fixed maturities.

We hold certain investments that may be less liquid than our publicly traded fixed maturities, such as privately placed fixed maturities, mortgage loans and real estate investments. If we require significant amounts of cash on short notice, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize or both. The reported value of our relatively illiquid types of investments, our investments in the asset classes described above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest possible price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance we will be able to sell them for the prices at which we have recorded them, and we may be forced to sell them at significantly lower prices.
(e)
The impairment of derivative counterparties could adversely affect us.

We use derivative instruments to hedge various risks we face in our businesses. See Quantitative and Qualitative Disclosures About Market Risk in this section. We enter into a variety of derivative instruments with a number of counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, clearinghouses, exchanges and other institutions. For transactions where we are in-the-money, we are exposed to credit risk in the event of default of our counterparty. We establish collateral agreements with nominal thresholds for a large majority of our counterparties to limit our exposure. However, our credit risk may be exacerbated when the collateral held by us cannot be realized or is liquidated at prices not sufficient to recover the full amount of the derivative exposure. With regard to our derivative exposure, we have over-collateralization requirements on the portion of collateral we hold, based on the risk profile of the assets posted as collateral. We also have exposure to these financial institutions in the form of unsecured debt instruments and equity investments. Such losses or impairments to the carrying value of these assets may materially and adversely affect our business and results of operations.
(f)
Our requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect our liquidity and expose us to counterparty credit risk.

Many of our derivative transactions with financial and other institutions specify the circumstances under which the parties are required to post collateral. We are also required to post collateral in connection with funding agreements with the FHLB Des Moines, reinsurance agreements, and various other transactions. The amount of collateral we may be required to post under these agreements may increase under certain circumstances, which could adversely affect our liquidity. In addition, under the terms of some of our transactions we may be required to make payment to our counterparties related to any decline in the market value of the specified assets. Such payments could have an adverse effect on our liquidity. Furthermore, with respect to any such payments, we will have unsecured risk to the counterparty as these amounts are not required to be segregated from the counterparty’s other funds, are not held in a third party custodial account and are not required to be paid to us by the counterparty until the termination of the transaction.
(g)
Environmental liability exposure may result from our commercial mortgage loan portfolio and real estate investments.

Liability under environmental protection laws resulting from our commercial mortgage loan portfolio and real estate investments may harm our financial strength and reduce our profitability. Under the laws of several states and other jurisdictions, contamination of a property may give rise to a lien on the property to secure recovery of the costs of cleanup. In some states, this kind of lien has priority over the lien of an existing mortgage against the property, which would impair our ability to foreclose on that property should the related loan be in default. In addition, under the laws of some states and under the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, we may be liable for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan held by us, if our agents or employees have become sufficiently involved in the hazardous waste aspects of the operations of the related obligor on that loan, regardless of whether or not the environmental damage or threat was caused by the obligor. We also may face this liability after foreclosing on a property securing a mortgage loan held by us. This may harm our financial strength and decrease our profitability.
(h)
Regional concentration of our commercial mortgage loan portfolio in California may subject us to losses attributable to economic downturns or catastrophes in that state.

We have a concentration of commercial mortgage loans in California so we are exposed to potential losses resulting from the risk of an economic downturn in California as well as to catastrophes, including but not limited to earthquakes, that may affect the region. While we generally do not require earthquake insurance for properties on which we make commercial mortgage loans, we do take into account property specific engineering reports, construction type and geographical concentration by fault lines in our investment underwriting guidelines. If economic conditions in California deteriorate or catastrophes occur, we may in the future experience delinquencies or defaults on the portion of our commercial mortgage loan portfolio located in California, which may harm our financial strength and reduce our profitability.
(i)
Gross unrealized losses may be realized or result in future credit losses, resulting in a reduction in our net income.

Fixed maturities that are classified as available-for-sale (“AFS”) are reported on the consolidated statements of financial position at fair value. Unrealized gains or losses on AFS securities, excluding those in fair value hedging relationships, are recognized as a component of accumulated other comprehensive income (“AOCI”) and are, therefore, excluded from net income. The accumulated change in fair value of the AFS securities is recognized in net income when the gain or loss is realized upon the sale of the asset or in the event that the decline in fair value requires an allowance for credit loss. Realized losses or credit losses may have a material adverse impact on our net income in a particular quarterly or annual period.
(j)
Fluctuations in foreign currency exchange rates could adversely impact our profitability and financial condition.

We issue foreign currency-denominated funding agreements to nonqualified investors in the institutional market or invest in foreign currency-denominated investments. The associated foreign currency exchange risk in each instance is hedged or managed to specific risk tolerances. For further discussion on foreign currency exchange risk, see Quantitative and Qualitative Disclosures About Market Risk in this section.
Risks relating to estimates, assumptions and valuations
(i)
Our valuation of investments and the determinations of the amount of allowances and impairments taken on our investments may include methodologies, estimations and assumptions that are subject to differing interpretations and, if changed, could materially adversely affect our results of operations or financial condition.

Fixed maturities, equity securities and derivatives represent the majority of assets and liabilities reported at fair value on our consolidated statements of financial position, excluding separate account assets. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value estimates are made based on available market information and judgments about the financial instrument at a specific point in time. Considerable judgment is often required to develop estimates of fair value, and the use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.
For additional information on our valuation methodology, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements.
During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain securities, for example collateralized mortgage obligations and collateralized debt obligations, if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. In such cases, the valuation process may require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation as well as valuation methods that require greater estimation, which could result in values that are different from the value at which the investments may be ultimately sold. Further, rapidly changing credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.
The determination of the amount of allowances and impairments varies by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments require significant judgment and are revised as conditions change and new information becomes available. Additional impairments may need to be taken or allowances provided for in the future, and the ultimate loss may exceed management’s current loss estimates.
Additionally, our management considers a wide range of factors about the instrument issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the instrument and in assessing the prospects for recovery. Inherent in management’s evaluation of the instrument are assumptions and estimates about the operations of the issuer and its future earnings potential. For further information regarding our impairment and allowance methodologies, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Valuation and Allowance for Credit Loss of Fixed Income Investments in this section.
(ii)
Any impairments of or valuation allowances against our deferred tax assets could adversely affect our results of operations and financial condition.

Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to be in effect during the years in which the basis differences reverse. We are required to evaluate the recoverability of our deferred tax assets each quarter and establish a valuation allowance, if necessary, to reduce our deferred tax assets to an amount that is more−likely−than−not to be realizable. In determining the need for a valuation allowance, we consider many factors, including future reversals of existing taxable temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in prior carryback years and implementation of any feasible and prudent tax planning strategies management would employ to realize the tax benefit.
Inherent in the provision for income taxes are estimates regarding the deductibility of certain items, the timing of income and expense recognition and the current or future realization of operating losses, capital losses, certain tax credits and future enacted changes in applicable tax rates as well as the tax base. In the event these estimates differ from our prior estimates due to the receipt of new information, we may be required to significantly change the provision for income taxes recorded in the consolidated financial statements. Any such change could significantly affect the amounts reported in the consolidated financial statements in the year these estimates change. A further significant decline in value of assets incorporated into our tax planning strategies could lead to an increase of our valuation allowance on deferred tax assets having an adverse effect on current and future results.
For additional information, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Income Taxes in this section.
(iii)
We may face losses on our insurance and annuity products if our actual experience differs significantly from our pricing and reserving assumptions.

The profitability of our insurance and annuity products depends significantly upon the extent to which our actual experience is consistent with the assumptions used in setting prices for our products and establishing liabilities for future insurance and annuity policy benefits and claims. The premiums we charge and the liabilities we hold for future policy benefits are based on assumptions reflecting a number of factors, including the amount of premiums we will receive in the future, rate of return on assets we purchase with premiums received, expected claims, mortality, morbidity, lapse rates and expenses. However, due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of the liabilities for unpaid policy benefits and claims, we cannot precisely determine the amounts we will ultimately pay to settle these liabilities, the timing of such payments, or whether the assets supporting the liabilities, together with any future premiums, will be sufficient to satisfy the liabilities. As a result, we may experience volatility in the level of our profitability and our reserves from period to period. To the extent that actual experience is less favorable than our underlying assumptions, we may have to update our assumptions and increase our liabilities, which may harm our financial strength and reduce our profitability.
Our results of operations may also be adversely impacted if our actual investment earnings differ from our pricing and reserve assumptions. Changes in economic conditions may lead to changes in market interest rates or changes in our investment strategies, either of which could cause our actual investment earnings to differ from our pricing and reserve assumptions.

For additional information on our insurance reserves, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Insurance Reserves in this section.
(iv)
The pattern of amortizing our DAC asset and other actuarial balances may change, impacting both the level of our DAC asset and other actuarial balances and the timing of our net income.

Amortization of our DAC asset and other actuarial balances depends on several assumptions, including but not limited to, mortality and policy lapse. Due to the uncertainty associated with establishing these assumptions, we cannot, with precision, determine the exact pattern of amortization. To the extent actual experience emerges less favorably than expected, the amortization pattern of our DAC asset and other actuarial balances may be adjusted, which may impact the timing of our net income.
For additional information, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Deferred Acquisition Costs and Other Actuarial Balances in this section.
Risks relating to laws, regulations and taxation
(i)
Changes in laws or regulations may reduce our profitability or impact how we do business.

Our businesses are subject to comprehensive regulation and supervision throughout the U.S. We are also impacted by federal legislation and administrative policies in areas such as securities laws, employee benefit plan regulations, financial services regulations and U.S. federal taxation. Changes in laws or regulations or the interpretation thereof could significantly increase our compliance costs and reduce our profitability. Failure to comply with applicable regulations may expose us to significant penalties, the suspension or revocation of licenses to conduct business and reputational damage.
On December 29, 2022, the SECURE 2.0 Act of 2022 (“SECURE 2.0”) was enacted and includes a number of changes to the U.S. retirement system. While we are still evaluating SECURE 2.0, if proper implementation does not occur or if the provisions are less favorable than anticipated, the full benefits expected from the legislation may be reduced.
(a)
Changes in insurance regulations may reduce our profitability.

We and our insurance subsidiaries are subject to extensive supervision and regulation. In particular, in the U.S., the laws of the various states establish insurance departments with broad powers to supervise and regulate insurance companies. The supervision and regulation relate to numerous aspects of our business and financial condition, including insurance company laws that apply to various transactions between our insurance companies and subsidiaries and other affiliates. The primary purpose of insurance regulation is to protect policyholders, not stockholders or creditors.
State insurance regulators, federal regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future. New interpretations of existing laws and the passage of new legislation may harm our ability to sell new policies, increase our claims exposure on policies we issued previously and adversely affect our profitability and financial strength.
State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment are beyond our control, the liabilities we have established for these potential assessments may not be adequate. In addition, regulators may change their interpretation or application of existing laws and regulations.
The NAIC regularly reviews and updates its U.S. statutory reserve and RBC requirements. Changes to these requirements may increase the amount of reserves and capital our U.S. insurance companies are required to hold and may adversely impact our ability to pay dividends or other distributions to our parent. See Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources in this section for a discussion of regulatory restrictions on our ability to pay dividends or other distributions. In addition, changes in statutory reserve or RBC requirements may adversely impact our financial strength ratings. See the risk factor entitled “A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales, terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition” for a discussion of risks relating to our financial strength ratings.
The NAIC continues to implement a principle-based reserving (“PBR”) approach to valuation of life insurance and annuities. In recent years, the PBR framework has been implemented for life insurance and variable annuities. Regulators plan to implement PBR for non-variable annuities in the next few years. The ultimate financial impact of these changes is uncertain, but they could result in more volatile and less predictable reserve and capital levels for these products.
We have implemented, or may implement at any time, reinsurance transactions utilizing affiliated reinsurers and highly rated third parties to finance a portion of the reserves for our term life insurance policies, universal life insurance policies with secondary guarantees and participating life insurance policies. Our ability to enter into new reserve financing transactions will continue to be dependent on the cost and forms of financing available in the market and our ability to obtain required regulatory approvals. For additional information regarding our use of affiliated reinsurance transactions, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 17, Statutory Insurance Financial Information.
The NAIC is pursuing a variety of reforms to its RBC framework, which could increase our capital requirements for our U.S. insurance businesses. Changes to the charge for mortality risk were adopted in 2022.
The NAIC has adopted a group capital calculation. This calculation is not intended to be a regulatory capital requirement, but it will be used by regulators in their supervisory process and could create an additional data point for regulators to consider in evaluating our capital position.
(b)
Changes in federal and state securities laws may reduce our profitability.

Our asset accumulation and life insurance businesses are subject to various levels of regulation under federal and state securities laws. For example, insurance and investment products such as variable annuities, variable life insurance, registered index-linked annuities and some funding agreements that constitute securities are subject to securities laws and regulations, including state securities regulation as well as federal regulation under the SEC and other regulatory authorities. These laws and regulations are primarily intended to protect investors in the securities markets or investment advisory clients and generally grant supervisory agencies and self-regulatory organizations broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. Changes to these laws or regulations, or the interpretation thereof, that restrict the conduct of our business could significantly increase our compliance costs and reduce our profitability.
(c)
Changes in employee benefit regulations may reduce our profitability.

We provide products and services to certain employee benefit plans that are subject to ERISA or the Internal Revenue Code of 1986, as amended. The U.S. Congress has, from time to time, considered legislation relating to changes in ERISA to permit application of state law remedies, such as consequential and punitive damages, in lawsuits for wrongful denial of benefits, which, if adopted, could increase our liability for damages in future litigation. In addition, reductions in contribution levels to defined contribution plans may decrease our profitability.
The DOL is expected to initiate a planned regulatory project that includes evaluation of its prohibited transaction exemptions relating to fiduciary investment advice and a new rulemaking initiative related to the definition of fiduciary. Proposed rules are anticipated to be released in the near future. Similarly, some states may change their insurance and securities laws and/or regulations to address personalized investment advice. New states may adopt an updated NAIC model regulation, which made best interest enhancements to its existing annuity suitability model. Continuing related state fiduciary or “best interest” legislation and/or regulation could occur in 2023.
(d)
Financial services regulatory reform may reduce our profitability, impact how we do business or limit our ability to engage in certain capital expenditures.

On July 21, 2010, the Dodd-Frank Act became law. The Act made extensive changes to the laws regulating financial services firms and required various federal agencies to adopt a broad range of new implementation rules and regulations, including those surrounding the use of derivatives. Some aspects of Dodd-Frank continue to be implemented, and there are some efforts to eliminate or adjust certain elements of the law. Uncertainty remains regarding the continued implementation of and potential adjustments to Dodd-Frank and it is uncertain whether changes to Dodd-Frank will result in a material effect on our business operations.
(e)
Changes in cybersecurity or privacy regulations may increase our compliance costs, limit our ability to gain insight from data and lead to increased scrutiny.

We collect, process, store, share, disclose and use information from and about our customers, plan participants and website and application users, including personal information and other data. Any actual or perceived failure by us to comply with our privacy policies, privacy-related obligations to customers or third parties, data disclosure and consent obligations or privacy or cybersecurity-related legal obligations may result in governmental enforcement actions, litigation or public statements critical of us. Such actual or perceived failures could also cause our customers to lose trust in us, which could have an adverse effect on our business.
Restrictions on data collection and use may limit opportunities to gain business insights useful to running our business and offering innovative products and services.
We are subject to numerous federal and state regulations regarding the privacy and security of personal information. These laws vary widely by jurisdiction. The laws and regulations that affect our business include, but are not limited to the U.S. federal, state and local data protection laws such as the New York Department of Financial Services Part 500 cybersecurity requirements for financial services companies, the California Consumer Privacy Act and California Privacy Rights Act, and the European Union General Data Protection Regulation. Regulations such as these, which are designed to protect privacy and prevent misuse of personal information, are complex and change frequently. The public, consumer and privacy advocates, legislatures and regulators are increasingly concerned about the collection, use and sharing of personal data, especially personal information that may be deemed sensitive, such as U.S. Social Security Numbers, financial information, behavioral data, and biometric and health data. Additional legislative or regulatory action in the United States could further regulate our collection, use, sharing and other processing of personal data. Changes in existing cybersecurity and privacy regulations or the enactment of new regulations may increase our compliance costs and failure to comply with these regulations may lead to reputational damage, fines or civil damages and increased regulatory scrutiny.
(f)
Our financial results may be adversely impacted by environmental, social and governance requirements.

Our financial and operational results could be impacted by emerging risk and changes to the regulatory landscape in areas like ESG requirements. While we closely monitor and respond to topics like social, environmental, and demographic changes that include longer lifespans, income and wealth inequalities, environmental challenges and opportunities to expand access to the financial system across all segments of the population, updated and changing regulatory and societal environment requirements could impact financial and operational results.
Changes and uncertainty in U.S. legislation, policy or regulation regarding climate risk management or other ESG practices may result in higher regulatory costs, compliance costs and increased capital expenditures, and changes in regulations may impact security asset prices, resulting in realized or unrealized losses on our investments. Physical risks and transitional risks could increase the company’s cost of doing business. Actual or perceived failure to adequately address ESG expectations of our various stakeholders could lead to a tarnished reputation and loss of customers and clients and could negatively impact our access to capital.
(g)
Changes in tax laws could increase our tax costs and reduce sales of our insurance, annuity and investment products.

Many of the insurance, annuity and investment products we issue receive favorable tax treatment under current U.S. federal income tax laws. Changes in U.S. federal income tax laws could reduce or eliminate the tax advantages of certain of our products, thus making these products less attractive to our customers. This may lead to a reduction in sales and deposits, which may adversely impact our profitability.

In addition, we benefit from certain tax items, including but not limited to, dividends received deductions, tax credits, tax-exempt bond interest and insurance reserve deductions. From time to time, the U.S. Congress, as well as state and local governments, consider legislative changes that could reduce or eliminate the benefits associated with these and other tax items. The Organisation for Economic Co-operation and Development has released proposed policies around base erosion and profit shifting and modernizing global tax systems originally designed to only account for physical presence. Our profitability could be negatively impacted as legislation is adopted by participating countries. We continue to evaluate the impact potential tax reform proposals may have on our future results of operations and financial condition.
On August 16, 2022, the Inflation Reduction Act of 2022 (“IRA 2022”) was enacted by the U.S. government. IRA 2022 contains several provisions, including the implementation of a new corporate alternative minimum tax (the Book Minimum Tax, or “BMT”), which are effective January 1, 2023. Uncertainty remains regarding the continued implementation of and potential adjustments to IRA 2022 and it is uncertain whether IRA 2022 will result in a material effect on our business operations, profitability, or our ability to engage in certain capital expenditures.
For a further discussion of tax matters, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes.
(ii)
Changes in accounting standards may adversely affect our reported results of operations and financial condition.

Our consolidated financial statements are prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). From time to time, we are required to adopt new or revised accounting standards issued by the Financial Accounting Standards Board (“FASB”). The required adoption of future accounting standards may adversely affect our reported results of operations and financial condition and may result in significant incremental costs associated with initial implementation and ongoing compliance. For a discussion of the impact of accounting pronouncements issued but not yet implemented, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies. In August 2018, the FASB issued final guidance on targeted improvements to the accounting for long-duration insurance contracts. The guidance will become effective on January 1, 2023. The new standards will change how we account for many of our insurance and annuity products, which could negatively impact our reported profitability and financial ratios.
(iii)
Litigation and regulatory investigations may affect our financial strength or reduce our profitability.

We are regularly involved in litigation, both as a defendant and as a plaintiff, but primarily as a defendant. Litigation naming us as a defendant ordinarily arises out of our business operations as a provider of asset accumulation products and services; Specialty Benefits insurance and Individual Life insurance; and our investment activities. We are, from time to time, also involved in various governmental, regulatory and administrative proceedings and inquiries.
Legal liability or adverse publicity with respect to current or future legal or regulatory actions, whether or not involving us, may affect our financial strength or reduce our profitability. For further discussion on litigation and regulatory investigation risk, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 14, Contingencies, Guarantees, Indemnifications and Leases under the caption, “Litigation and Regulatory Contingencies” and 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes under the caption “Other Tax Information.”
(iv)
From time to time, we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest and penalties in amounts that may be material.

We are subject to income taxes in the United States. In determining our provisions for income taxes and our accounting for tax-related matters in general, we are required to exercise judgment. We regularly make estimates where the ultimate tax determination is uncertain. The final determination of any tax audit, appeal of the decision of a taxing authority, tax litigation or similar proceedings may be materially different from that reflected in our historical financial statements. The assessment of additional taxes, interest and penalties could be materially adverse to our current and future results of operations and financial condition.

Risks relating to our business
(i)
Competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, may impair our ability to retain existing customers, attract new customers and maintain our profitability.

We believe our ability to compete is based on a number of factors including customer segments, types of solutions, product features, service, go-to-market strategies, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. We compete with a large number of financial services companies such as banks, mutual funds, institutional trust companies, broker-dealers, insurers and retirement providers, many of which may have advantages over us in one or more of the above competitive factors.
Each of our segments faces strong competition:
•
The primary competitors for our Retirement and Income Solutions segment are banks, institutional trust companies, insurers and retirement providers.

•
Our U.S. Insurance Solutions segment primarily competes with other insurance companies.

In the event competitors charge lower premiums or fees for substantially similar products, we may face pressure to lower our prices in order to attract and retain customers and distributors. Reductions in the premiums and fees we charge may adversely affect our revenues and profitability.
(ii)
A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales, terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition.

A.M. Best, Fitch, Moody’s and S&P publish financial strength ratings on U.S. life insurance companies. These ratings indicate the applicable rating agency’s opinion regarding an insurance company’s ability to meet contractholder and policyholder obligations.
Ratings are important factors in establishing the competitive position of insurance companies and maintaining public confidence in products being offered. Our ratings could be downgraded at any time without advance notice by any rating agency. A ratings downgrade, or the potential for such a downgrade, could, among other things:
•
materially increase the number of surrenders for all or a portion of the net cash values by the owners of policies and contracts we have issued, and materially increase the number of withdrawals by policyholders of cash values from their policies;

•
result in the termination of our relationships with banks, agents, wholesalers and other distributors of our products and services;

•
reduce new sales, particularly with respect to pension risk transfer products and general account GICs and funding agreements purchased by pension plans and other institutions;

•
cause some of our existing liabilities to be subject to acceleration, additional collateral support, changes in terms, or creation of additional financial obligations; and

•
increase our cost of capital and limit our access to the capital markets.

Any of these consequences could adversely affect our profitability and financial condition.
For further discussion on financial strength and credit ratings outlook, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources in this section.
(iii)
Client terminations or withdrawals or changes in investor preferences may lead to a reduction in revenues for our asset accumulation businesses.

Revenues from our asset accumulation products are primarily fee-based. Our asset-based fees are typically calculated as a percentage of account values. Our asset accumulation clients may elect to terminate their relationship with us or withdraw funds, generally on short notice. Client terminations and withdrawals may be driven by a variety of factors, including economic conditions, investment performance, investor preferences or changes in our reputation in the marketplace. Significant terminations or withdrawals may reduce our account values, thus adversely affecting our revenues and profitability.
In addition, fee levels can vary significantly among different types of investments. We generally earn higher fees on liquid alternatives and equity investments vs. fixed income investments and on actively managed investments vs. indexed or passive investment strategies. Therefore, our fee revenue is impacted by both the value and the composition of our account values. Investor preferences with respect to asset classes and investment strategies may shift over time due to market conditions, tax law changes, regulatory changes and various other factors. Changes in the composition of our account values may adversely affect our revenues and profitability.
(iv)
Guarantees within certain of our products that protect policyholders may decrease our net income or increase the volatility of our results of operations or financial position under U.S. GAAP if our hedging or risk management strategies prove ineffective or insufficient.

Certain of our variable annuity products include guaranteed minimum death benefits and/or guaranteed minimum withdrawal benefits. Periods of significant and sustained downturns in equity markets, increased equity volatility or reduced interest rates could result in an increase in the valuation of the future policy benefit or contractholder fund liabilities associated with such products, resulting in a reduction to net income. We use derivative instruments to attempt to mitigate changes in the liability exposure related to interest rate, equity market and volatility movements, and the volatility of net income associated with these liabilities. However, we remain liable for the guaranteed benefits in the event that derivative counterparties are unable or unwilling to pay. The liability exposure and volatility of net income or OCI may also be influenced by changes in market credit spreads reflecting our own creditworthiness, for which we do not attempt to hedge. In addition, we are subject to the risk that hedging and other management procedures prove ineffective or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our net income, financial condition or liquidity. We are also subject to the risk that the cost of hedging these guaranteed minimum benefits increases as implied volatilities increase and/or interest rates decrease, resulting in a reduction to net income.
(v)
We face risks arising from fraudulent activities.

Our policyholders may submit fraudulent requests for claim payments. This can result in higher claims expense and higher operational expenses associated with preventing and detecting fraudulent claim requests and other fraudulent activities.
(vi)
We face risks arising from our participation in joint ventures.

We participate in joint ventures, primarily in our real estate investment operations. In these joint ventures, we lack complete management and operational control over the operations, and our joint venture partners may have objectives that are not fully aligned with our interests. These factors may limit our ability to take action to protect or increase the value of our investment in the joint venture.
(vii)
We may need to fund deficiencies in our Closed Block assets.

In connection with our conversion in 1998 into a stock life insurance company, we established an accounting mechanism, known as a “Closed Block” for the benefit of participating ordinary life insurance policies that had a dividend scale in force on July 1, 1998. We allocated assets to the Closed Block as of July 1, 1998, in an amount such that we expected the cash flows, together with anticipated revenues from the policies in the Closed Block, to be sufficient to support the Closed Block business, including payment of claims, certain direct expenses, charges and taxes and to provide for the continuation of aggregate dividend scales in accordance with the 1997 policy dividend scales if the experience underlying such scales continued, and to allow for appropriate adjustments in such scales if the experience changed. We will continue to pay guaranteed benefits under the policies included in the Closed Block, in accordance with their terms. The Closed Block assets, cash flows generated by the Closed Block assets and anticipated revenues from policies included in the Closed Block may not be sufficient to provide for the benefits guaranteed under these policies. If they are not sufficient, we must fund the shortfall. Even if they are sufficient, we may choose for business reasons to support dividend payments on policies in the Closed Block with our general account funds.
The Closed Block assets, cash flows generated by the Closed Block assets and anticipated revenues from policies in the Closed Block will benefit only the holders of those policies. In addition, to the extent these amounts are greater than the amounts estimated at the time we funded the Closed Block, dividends payable in respect of the policies included in the Closed Block may be greater than they would have been in the absence of a Closed Block. Any excess net income will be available for distribution over time to Closed Block policyholders but will not be available to our stockholder. See 19. FINANCIAL STATEMENTS Notes to Consolidated Financial Statements, Note 7, Closed Block for further details.
(viii)
Our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and financial condition.

We cede life, annuity, disability, medical and long-term care insurance to other insurance companies through reinsurance. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 10, Reinsurance. See “Business,” for information about the Reinsurance Transaction. The collectability of reinsurance recoverables is largely dependent on the solvency of the individual insurers. We remain liable to the policyholder, even if the reinsurer defaults on its obligations with respect to the ceded business. In addition, a reinsurer’s insolvency may cause us to lose our reserve credits on the ceded business, in which case we would be required to establish additional reserves.
The premium rates we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. Most of our reinsurance contracts contain provisions that limit the reinsurer’s ability to increase rates on in-force business; however, some do not. If a reinsurer raises the rates it charges on a block of in-force business, our profitability may be negatively impacted if we are not able to pass the increased costs on to the customer. If reinsurers raise the rates they charge on new business, we may be forced to raise the premiums we charge, which could have a negative impact on our competitive position.
(ix)
We face risks arising from future acquisitions of businesses.

We have acquired businesses in the past and expect to continue to do so in the future. We face a number of risks arising from future acquisition transactions, including difficulties in integrating the acquired business into our operations, difficulties in assimilating and retaining employees and intermediaries, difficulties in retaining the existing customers of the acquired entity, unforeseen liabilities that arise in connection with the acquired business, unfavorable market conditions that could negatively impact our growth expectations for the acquired business and sustained declines in the equity market that could reduce fee revenues for certain acquired businesses. These risks may prevent us from realizing the expected benefits from future acquisitions and could result in the impairment of goodwill and/or intangible assets recognized at the time of acquisition.
(x)
We face risks in administering the closed Reinsurance Transaction.

During the second quarter of 2022, we closed a coinsurance with funds withheld reinsurance transaction with Talcott Life & Annuity Re, a limited liability company organized under the laws of the Cayman Islands and an affiliate of Talcott Resolution Life, Inc., a subsidiary of Sixth Street, pursuant to which we ceded our in-force U.S. retail fixed annuity and ULSG blocks of business. We face a number of on-going risks arising from the closed transaction, including managing the relationships under reinsurance agreements, managing a smaller portfolio of general account assets and managing relationships with our distribution channels. These risks may prevent us from realizing the expected benefits from the Reinsurance Transaction and could result in the recapture of the ceded business upon the occurrence and continuation of certain events and higher costs related to managing the reinsured blocks of business.
General risks
(i)
A pandemic, terrorist attack, military action or other catastrophic event could adversely affect our operations, net income or financial condition.

The occurrence of pandemic disease, man-made disasters such as terrorist attacks and military actions, and natural disasters could adversely affect our operations, net income or financial condition. For example, our mortality and morbidity experience could be adversely impacted by a catastrophic event. In addition, a severe catastrophic event may cause significant volatility in financial markets, disruptions to commerce and reduced economic activity. Ongoing economic disruptions may lead to declines and volatility in interest rates or equity prices, either of which could adversely affect our results of operations and financial condition. The resulting macroeconomic conditions could adversely affect our cash flows, as well as the value and liquidity of our invested assets. We may also experience operational disruptions if our Principal Workforce employees are unable or unwilling to work due to a catastrophic event.
(ii)
Our financial results may be adversely impacted by climate changes.

Atmospheric concentrations of carbon dioxide and other greenhouse gases have increased dramatically since the industrial revolution, resulting in a gradual increase in average temperatures and an increase in the frequency and severity of natural disasters. These trends are expected to continue in the future and have the potential to impact nearly all sectors of the economy. We cannot predict the long-term impacts of climate change, but we will continue to monitor new developments in the future.
Potential impacts may include the following:
•
Changes in temperatures and air quality may adversely impact our mortality and morbidity rates. For example, increases in the level of pollution and airborne allergens may cause an increase in upper respiratory and cardiovascular diseases, leading to increased claims in our insurance businesses. However, the risk of increased mortality on our life insurance business may be partly offset by our payout annuity business, where an increase in mortality results in a decrease in benefit payments.

•
Climate change may impact asset prices, as well as general economic conditions. For example, rising sea levels may lead to decreases in real estate values in coastal areas. Additionally, government policies to slow climate change (e.g., setting limits on carbon emissions) may have an adverse impact on sectors such as utilities, transportation and manufacturing. Changes in asset prices may impact the value of our fixed income, real estate and commercial mortgage investments. We manage our investment risks by maintaining a well-diversified portfolio, both geographically and by sector. We also monitor our investments on an ongoing basis, allowing us to adjust our exposure to sectors and/or geographical areas that face severe risks due to climate change.

•
We maintain extensive business continuity and disaster recovery planning programs. Nonetheless, a natural disaster that affects one of our office locations could disrupt our operations and pose a threat to the safety of our employees.

(iii)
Technological and societal changes may disrupt our business model and impair our ability to retain existing customers, attract new customers and maintain our profitability.

Technological advances, innovation in the financial services industry and societal changes may impact our business model and competitive position. These changes may lead to significant changes in the marketing, distribution, underwriting and pricing of financial services products. In addition, technological and societal changes may lead to changes in customers’ preferences as to how they want to interact with us and the types of products they want to buy. We may need to change our distribution channels, our customer service model or our product offerings to accommodate evolving customer preferences. Implementing these changes may require significant expenditures. To the extent our competitors are more successful than us at adapting to technological changes and evolving customer preferences, our competitive position and profitability may be adversely impacted.
Advances in medical technology may also adversely impact our profitability. Increases in the availability and accuracy of genetic testing may increase our exposure to anti-selection risk. In addition, medical advances may lead to increased longevity. As a result, we may be required to pay annuity benefits over a longer period of time than we had projected, thereby reducing the profitability of our annuity products.
(iv)
Damage to our reputation may adversely affect our revenues and profitability.

Our continued success is dependent upon our ability to earn and maintain the trust and confidence of customers, distributors, employees and other stakeholders.

Damage to our reputation may arise from a variety of sources including, but not limited to, litigation or regulatory actions, compliance failures, employee misconduct, cybersecurity incidents or other fraudulent activities, unfavorable press coverage and unfavorable comments on social media. Adverse developments within our industry may also, by association, negatively impact our reputation or result in greater regulatory or legislative scrutiny. Any damage to our reputation could adversely affect our ability to attract and retain customers, distributors and employees, potentially leading to a reduction in our revenues and profitability.
(v)
We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our copyrights, trademarks, patents, trade secrets and know-how or to determine their scope, validity or enforceability, which represents a diversion of resources that may be significant in amount and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.
We also may be subject to costly litigation in the event another party alleges our operations or activities infringe upon such other party’s intellectual property rights. Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could otherwise limit our ability to offer certain product features. Any party that holds such a patent could make a claim of infringement against us. We may also be subject to claims by third parties for breach of copyright, trademark, license usage rights or misappropriation of trade secret rights. Any such claims and any resulting litigation could result in significant liability for damages. If we were found to have infringed or misappropriated a third party patent or other intellectual property rights, we could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to our customers or utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on our business, results of operations and financial condition.
(vi)
If we are unable to attract, develop and retain qualified employees and sales representatives and develop new distribution sources, our results of operations, financial condition and sales of our products may be adversely impacted.

Our continued success is largely dependent on Principal Workforce’s ability to attract, develop and retain qualified employees. We face intense competition in attracting and retaining key employees, including investment, marketing, finance, actuarial, data analytics, information security, technology, client service and other professionals. If we are unable to attract, develop and retain qualified employees, our results of operations and financial condition may be adversely impacted.
We distribute our asset accumulation and life and specialty benefit insurance products and services through a variety of distribution channels, including our own internal digital channels, sales representatives, independent brokers, banks, broker-dealers and other third party marketing organizations. We must attract and retain sales representatives to sell our products and digital professionals to build and enhance our customers’ digital experience. Strong competition exists among financial services companies for these roles. We compete with other financial services companies for sales representatives primarily on the basis of our financial position, support services and compensation and product features. If we are unable to attract and retain sufficient sales representatives to sell our products, our ability to compete and revenues from new sales would suffer.
Our ability to increase and retain customer funds is directly related to the performance of our investments as measured against market averages and the performance of our competitors. If we and our affiliates are unable to attract and retain qualified portfolio managers, we may face reduced sales and increased cash outflows in our asset accumulation business.
(vii)
Interruptions in information technology, infrastructure or other internal or external systems used for our business operations, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems, could disrupt our business, damage our reputation and adversely impact our profitability.

We rely on external infrastructure, proprietary information technology and third party systems and services to conduct business, including customer service, marketing and sales activities, customer relationship management, producing financial statements and technology/data centers. In addition, we store and process confidential and proprietary business information on both company-owned and third party and/or vendor managed systems, including cloud service providers. We increasingly rely on the internet in order to conduct business and may be adversely impacted by outages in critical infrastructure such as electric grids, undersea cables, satellites or other communications used by us or our third parties. This reliance includes consumer access to the internet and communications systems due to more work taking place outside of corporate locations. The failure of our information technology, infrastructure or other internal and external systems, for any reason, could disrupt our operations, result in the loss of business and adversely impact our profitability.
Financial services companies are regularly targeted by cyber criminals, resulting in unauthorized access to confidential information, theft of funds from online accounts, disruption or degradation of service or other damage. These attacks may take a variety of forms, including web application attacks, denial of service attacks, ransomware, other malware, and social engineering, including phishing. We may also be adversely impacted by successful cyberattacks of partners, vendors and others in our supply chain with whom we conduct business or share information. Information security incidents may also occur due to the failure to control access to, and use of, sensitive systems or information by our workforce, with a potential increase in this threat due to the increase in remote work. The tactics and techniques used by cyber criminals to obtain unauthorized access, or otherwise impact our business negatively change frequently, and we, and our supply chain partners, may be unable to anticipate their schemes to implement preventative measures. The failure of our controls (such as policies, procedures, security controls and monitoring, automation and backup plans) designed to prevent, or limit the effect of, failure, inadvertent use or abuse could result in disruptions or breaches beyond our control.
Any compromise of the security of our systems that results in the disclosure of personally identifiable customer or employee information could damage our reputation, deter customers from purchasing our products and services, expose us to litigation, increase regulatory scrutiny, impact our business operations and require us to incur significant technical, legal and other expenses.
(viii)
Loss of key vendor relationships or failure of a vendor to protect information of our customers or employees could adversely affect our business or result in losses.

We rely on services and products provided by many vendors in the United States and abroad. These include, for example, vendors of computer hardware and software and vendors of services. In the event that one or more of our vendors suffers a bankruptcy or otherwise becomes unable to continue to provide products or services or fails to protect personal information of our customers or employees, we may suffer operational impairments, reputational damage and financial losses.
(ix)
Our enterprise risk management framework may not be fully effective in identifying or mitigating all of the risks to which we are exposed.

We utilize an integrated risk management framework, which is designed to manage material risks within established risk appetites and risk tolerances. Nonetheless, our policies and procedures may not be fully effective in identifying or mitigating every risk to which we are exposed. Many of our methods for managing and mitigating risk rely on models and assumptions that are based, in part, on observed historical data. As a result, these methods, models or assumptions may not accurately predict future exposures, which may be significantly greater than our historical measures indicate. We may be exposed to unanticipated risks as a result of changes in market conditions, new products or new business strategies, catastrophes or other unforeseen circumstances. If our risk management framework proves ineffective, we may suffer unexpected losses, which may adversely affect our results of operations and financial condition.
Corporate Governance
Director Independence
The Board determines at a Director’s initial appointment, and thereafter at least annually, whether each Director is independent, using its independence standards in these determinations. These independence standards include the Nasdaq standards for independence, which are on the Company’s website, www.principal.com. The Board considers all commercial, banking, consulting, legal, accounting, charitable, family and other relationships (either individually or as a partner, shareholder or officer of an organization) a Director (or Director candidate) may have with the Company and its subsidiaries. The Board most recently made these determinations for each Director in February 2023, based on:
•
A review of relationships and transactions between Directors, their immediate family members and other organizations with which a Director is affiliated and the Company, its subsidiaries or executive officers;

•
Questionnaires completed by each Director regarding any relationships or transactions that could affect the Director’s independence;

•
The Company’s review of its purchasing, investment, charitable giving and other records; and

•
Recommendations of the Nominating and Governance Committee.

The Board affirmatively determined that the following Directors have no material relationship with the Company and are independent: Mr. Auerbach, Ms. Beams, Ms. Carter-Miller, Mr. Dan, Mr. Hochschild, Mr. Mills, Ms. Mitchell, Mr. Muruzabal, Ms. Nordin, Mr. Pickerell, Ms. Richer, and Mr. Rivera. The Board also determined that all current members of the Audit, Human Resources and Nominating and Governance Committees are independent. No Director other than Mr. Houston has been employed by the Company or an affiliate of the Company at any time.
Some Directors have categorically immaterial relationships and transactions with Principal:
•
Mr. Pickerell and Mr. Mills are customers of the Company or the Company’s subsidiaries/affiliates.

•
Ms. Nordin and Mr. Pickerell are directors, and Messrs. Auerbach, Hochschild, Mills, and Muruzabal are executives of for-profit entities with which the Company and its affiliates conduct ordinary commercial transactions.

Management’s Discussion and Analysis
The following information should be read in conjunction with the financial statements included in 19. FINANCIAL STATEMENTS.
Forward-Looking Information
Our narrative analysis below contains forward-looking statements intended to enhance the reader’s ability to assess our future financial performance. Forward-looking statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance.
Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties. Those risks and uncertainties include, but are not limited to, the risk factors listed in “Risk Factors.”
Overview
We provide financial products and services through the following reportable segments:
•
Retirement and Income Solutions and

•
U.S. Insurance Solutions.

We also have a Corporate segment, which consists of the assets and activities that have not been allocated to any other segment. See “Business” for a description of our reportable segments.
On February 28, 2023, we announced that we will report the results of the Retirement and Income Solutions segment in total and not separated into Fee and Spread components. In addition, the U.S.

Insurance Solutions segment name has been updated to Benefits and Protection. We will continue to report the results of Specialty Benefits and Life Insurance within the Benefits and Protection segment. We plan to implement these changes during 2023. The changes to segment presentation will not impact our consolidated financial statements.
Economic Factors and Trends
Negative market performance led to a decrease in account values in our Retirement and Income Solutions segment in 2022. Since account values are the base by which this business generates revenues, market performance volatility may impact our revenues in future quarters.
In our U.S. Insurance Solutions segment, premium and fee growth is a key indicator of earnings growth. Higher levels of unemployment may impact new sales in our businesses and reduce in-group growth in our Specialty Benefits insurance business in the short-term.
Profitability
Our profitability depends in large part upon our:
•
ability to manage the difference between the investment income we earn and the interest we credit to policyholders;

•
ability to generate fee revenues by providing trust and custody, administrative and investment management services;

•
ability to price our insurance products at a level that enables us to earn a margin over the cost of providing benefits and the related expenses;

•
ability to manage our investment portfolio to maximize investment returns and minimize risks such as interest rate changes or defaults or impairments of invested assets and

•
ability to manage our operating expenses.

Critical Accounting Policies and Estimates
The increasing complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor our accounting policies. Our significant accounting policies are described in 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies. We have identified critical accounting policies that are complex and require significant judgment and estimates about matters that are inherently uncertain. A summary of our critical accounting policies is intended to enhance the reader’s ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates and changes in guidance. The identification, selection and disclosure of critical accounting estimates and policies have been discussed with the Audit Committee of the Board of Directors.
Some of these policies will be impacted in 2023 when we implement accounting guidance commonly referred to as long-duration targeted improvements (“LDTI”), which is effective on January 1, 2023. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies under the caption “Recent Accounting Pronouncements” for information about that guidance. Comments have been included in the summary below for those policies impacted by LDTI.
Valuation and Allowance for Credit Loss of Fixed Income Investments
Fixed Maturities.   Fixed maturities include bonds, asset-backed securities (“ABS”), redeemable preferred stock and certain non-redeemable preferred securities. We classify our fixed maturities as either AFS or trading and, accordingly, carry them at fair value in the consolidated statements of financial position. Volatility in net income can result from changes in fair value of fixed maturities classified as trading. Volatility in other comprehensive income can result from changes in fair value of fixed maturities classified as AFS.

We measure the fair value of our financial assets and liabilities based on assumptions used by market participants in pricing the asset or liability, which may include inherent risk, restrictions on the sale or use of an asset, or nonperformance risk, including our own credit risk. For additional details concerning the methodologies, assumptions and inputs utilized see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements under the caption, “Determination of Fair Value.”
The fair values of our public fixed maturities are primarily based on market prices from third party pricing vendors. We have regular interactions with these vendors to ensure we understand their pricing methodologies and to confirm they are utilizing observable market information. In addition, 14% of our invested asset portfolio as of December 31, 2022, was invested in privately placed fixed maturities with no readily available market quotes to determine the fair market value. The majority of these assets are valued using a matrix pricing valuation approach that utilizes observable market inputs. In the matrix approach, securities are grouped into pricing categories that vary by sector, rating and average life. Each pricing category is assigned a risk spread based on observable public market data. The expected cash flows of the security are then discounted back at the current Treasury curve plus the appropriate risk spread. Although the matrix valuation approach provides a fair valuation of each pricing category, the valuation of an individual security within each pricing category may be impacted by company specific factors. This excludes privately placed securities subject to Rule 144A of the Securities Act of 1933 that are primarily based on market prices from third party pricing vendors, similar to public fixed maturities.
If we are unable to price a fixed maturity security using prices from third party pricing vendors or other sources specific to the asset class, we may obtain a broker quote or utilize an internal pricing model specific to the asset utilizing relevant market information, to the extent available and where at least one significant unobservable input is utilized. In addition, there may be certain securities managed by external managers where we obtain the valuation from the external manager when we are unable to obtain prices from third party pricing vendors or other sources. These are reflected in Level 3 in the fair value hierarchy and can include fixed maturities across all asset classes. As of December 31, 2022, approximately 4% of our total fixed maturities were Level 3 securities valued using internal pricing models. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements for further discussion.
The $10,121.4 million increase in net unrealized losses for the year ended December 31, 2022, can be attributed to an approximate 116 basis point increase in interest rates and a widening of credit spreads. For additional information about interest rate risk see Quantitative and Qualitative Disclosures About Market Risk in this section.
We have a process in place to identify fixed maturity securities that could potentially require an allowance for credit loss. This process involves monitoring market events that could impact issuers’ credit ratings, business climate, management changes, litigation and government actions and other similar factors. This process also involves monitoring late payments, pricing levels, downgrades by rating agencies, key financial ratios, financial statements, revenue forecasts and cash flow projections as indicators of credit issues.
Each reporting period, all securities in an unrealized loss position are reviewed to determine whether a decline in value is due to credit. Relevant facts and circumstances considered include: (1) the extent the fair value is below cost; (2) the reasons for the decline in value; (3) the financial position and access to capital of the issuer, including the current and future impact of any specific events and (4) for structured securities, the adequacy of the expected cash flows. To the extent we determine an unrealized loss is due to credit, an allowance for credit loss is recognized through a reduction to net income. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 5, Investments under the caption, “Allowance for Credit Loss” for further discussion.
A number of significant risks and uncertainties are inherent in the process of monitoring credit losses and determining the allowance for credit loss. These risks and uncertainties include: (1) the risk that our assessment of an issuer’s ability to meet all of its contractual obligations will change based on changes in the credit characteristics of that issuer; (2) the risk that the economic outlook will be worse than expected or have more of an impact on the issuer than anticipated; (3) the risk that our investment professionals are making decisions based on fraudulent or misstated information in the financial statements provided by issuers and (4) the risk that new information obtained by us or changes in other facts and circumstances lead us to change our intent to not sell the security prior to recovery of its amortized cost. Any of these situations could result in a charge to net income in a future period. As of December 31, 2022, we had $53,353.1 million in AFS fixed maturities with gross unrealized losses totaling $7,741.4 million. Included in the gross unrealized losses are losses attributable to both movements in market interest rates as well as movement in credit spreads.
For more detailed information concerning allowances for credit loss, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 5, Investments under the caption, “Allowance for Credit Loss.”
Mortgage Loans.   Mortgage loans consist primarily of commercial mortgage loans on real estate. Commercial mortgage loans on real estate are generally reported at cost adjusted for amortization of premiums and accrual of discounts, computed using the interest method and net of valuation allowances. We establish a valuation allowance for the risk of credit losses inherent in our mortgage loans, which is maintained at a level believed adequate by management to absorb estimated expected credit losses. The valuation allowance is based on amortized cost excluding accrued interest receivable and includes reserves for pools of financing receivables with similar risk characteristics. Amounts on loans deemed to be uncollectible are charged off and removed from the valuation allowance. The change in the valuation allowance provision is included in net realized capital gains (losses) on our consolidated statements of operations.
For more detailed information concerning mortgage loan valuation allowances, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 5, Investments under the caption, “Financing Receivables Valuation Allowance.”

Derivatives
We use derivatives primarily to hedge or reduce exposure to market risks. The fair values of exchange-traded derivatives are determined through quoted market prices. Exchange-traded derivatives include futures that are settled daily, which reduces their fair value in the consolidated statements of financial position. The fair values of privately negotiated contracts, which are usually referred to as over-the-counter (“OTC”) derivatives, that are cleared through centralized clearinghouses are determined through market prices published by the clearinghouses. Variation margin associated with OTC cleared derivatives is settled daily, which reduces their fair value in the consolidated statements of financial position. The fair values of non-cleared OTC derivatives are determined using either pricing valuation models that utilize market observable inputs or broker quotes. On an absolute fair value basis as of December 31, 2022, the majority of our OTC derivative assets and liabilities were valued using pricing valuation models using market observable data with less than 1% using broker quotes. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements for further discussion. The fair values of our derivative instruments can be impacted by changes in interest rates, foreign exchange rates, credit spreads, equity indices and volatility, as well as other contributing factors. For additional information see Quantitative and Qualitative Disclosures About Market Risk in this section.
We also issue certain annuity, universal life and other contracts that include embedded derivatives that have been bifurcated from the host contract. They are valued using a combination of historical data and actuarial judgment. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements for further discussion. We include our assumption for own nonperformance risk in the valuation of these embedded derivatives. As our credit spreads widen or tighten, the fair value of the embedded derivative liabilities decrease or increase, leading to an increase or decrease in net income. If the current market credit spreads reflecting our own creditworthiness move to zero (tighten), the reduction to net income would be approximately $122.8 million, net of DAC and income taxes, based on December 31, 2022, reported amounts. In addition, the policyholder behavior assumptions used in the valuation of embedded derivatives include risk margins, which increase the fair value of the embedded derivative liabilities. Certain contract features that have been recorded as embedded derivatives will instead be recorded as market risk benefits under LDTI when it is implemented in 2023.
We have entered into coinsurance with funds withheld reinsurance arrangements. For funds withheld agreements the economic benefit of the assets flow to reinsurance counterparties, however, we retain legal ownership of the assets within the funds withheld account. Therefore, the assets held under funds withheld agreements are included on our consolidated statements of financial position, with a corresponding funds withheld payable. The funds withheld payable also includes an embedded derivative that has been bifurcated from the host contract. The fair value of the embedded derivative is based on the change in the fair value of the underlying funds withheld investments using the valuation methods and assumptions described for our investments held.
The accounting for derivatives is complex and interpretations of the applicable accounting standards continue to evolve. Judgment is applied in determining the availability and application of hedge accounting designations and the appropriate accounting treatment. Judgment and estimates are used to determine the fair value of some of our derivatives. Volatility in net income can result from changes in fair value of derivatives that do not qualify or are not designated for hedge accounting and changes in fair value of embedded derivatives.
Deferred Acquisition Costs and Other Actuarial Balances
Incremental direct costs of contract acquisition as well as certain costs directly related to acquisition activities (underwriting, policy issuance and processing, medical and inspection and sales force contract selling) for the successful acquisition of new and renewal insurance policies and investment contract business are capitalized to the extent recoverable. Maintenance costs and acquisition costs that are not deferrable are charged to net income as incurred.
Amortization Based on Estimated Gross Profits.   DAC for universal life-type insurance contracts and certain investment contracts are generally amortized over the expected lifetime of the contracts in relation to estimated gross profits (“EGPs”). In addition to DAC, the following actuarial balances are also amortized in relation to EGPs.

•
Sales inducement asset — Sales inducements are amounts that are credited to the contractholder’s account balance as an inducement to purchase the contract. Like DAC, the cost of the sales inducement is capitalized and amortized over the expected life of the contract, in proportion to EGPs.

•
Unearned revenue liability — An unearned revenue liability is established when we collect fees or other policyholder assessments for services to be provided in future periods. These revenues are deferred and then amortized over the expected life of the contract, in proportion to EGPs.

•
Reinsurance asset or liability — For universal-life type products that are reinsured, a reinsurance asset or liability is established to spread the expected net reinsurance costs or profits in proportion to the EGPs on the underlying business.

We also have additional benefit reserves that are established for annuity or universal life-type contracts that provide benefit features that are expected to produce gains in early years followed by losses in later years. The liabilities are accrued in relation to estimated contract assessments, and they are based on assumptions and methodologies similar to those used in the calculation of EGPs. For more information, see Insurance Reserves in this section.
Key assumptions used in the calculation of EGPs include mortality, lapses, equity returns, general account investment yields and expenses as well as the change in our liability for certain guarantees and the difference between actual and expected reinsurance premiums and recoveries, depending on the nature of the contract. Our general account investment yield assumption reflects our long-term projections of interest rates and net realized capital gains (losses). We develop an estimate of EGPs at issue and each valuation date. As actual experience and market conditions emerge, the gross profits may vary from those expected either in magnitude or timing, in which case a true-up of actuarial balances occurs as a charge or credit to current net income. In addition, we are required to revise our assumptions regarding future experience if actual experience or other evidence suggests that earlier estimates should be revised; we refer to this as unlocking. Both actions, reflecting actual experience and market conditions and changing future estimates, can change both the current amount and the future amortization pattern of the DAC asset and related actuarial balances.
For individual variable universal life insurance, individual variable annuities and group annuities that have separate account U.S. equity investment options, we utilize a mean reversion methodology (reversion to the mean assumption), a common industry practice, to determine the future domestic equity market growth rate assumption used for the calculation of EGPs. If actual annualized U.S. equity market performance varies from our 8% long-term assumption, we assume different performance levels in the short-term such that the weighted average return is equal to the long-term assumption over the mean reversion period. However, our mean reversion process generally limits assumed returns to a range of 4 – 12% during the mean reversion period. For additional details concerning methods of DAC amortization see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies under the caption, “Deferred Acquisition Costs.”
When LDTI is implemented in 2023, amortization of these actuarial balances will generally no longer be based on EGPs.
Internal Replacements.   We review policies for modifications that result in the exchange of an existing contract for a new contract. If the new contract is determined to be an internal replacement that is substantially changed from the replaced contract, any unamortized DAC and related actuarial balances are written off and acquisition costs related to the new contract are capitalized as appropriate. If the new contract is substantially unchanged from the replaced contract, we continue to amortize the existing DAC and related actuarial balances.
Recoverability.   DAC and sales inducement assets are subject to recoverability testing at the time of policy issue and loss recognition testing on an annual basis, or when an event occurs that may warrant loss recognition. If loss recognition or impairment is necessary, the asset balances are written off to the extent it is determined that future policy premiums and investment income or gross profits are not adequate to cover the balances. When LDTI is implemented in 2023, DAC assets will no longer be subject to recoverability testing.

Actuarial Assumption Updates.   We periodically review and update actuarial assumptions that are inputs to the models for DAC and other actuarial balances and make model refinements as necessary. For more information see Transactions Affecting Comparability of Results of Operations — Actuarial Assumption Updates in this section.
Sensitivities.   As of December 31, 2022, the net balance of DAC and related actuarial balances, excluding balances affected by changes in other comprehensive income (“OCI”), was a $2,934.3 million asset. We perform sensitivity analyses to assess the impact that certain assumptions have on these balances. The following table shows the estimated immediate impact of various assumption changes on our DAC and related actuarial balances.
Estimated impact to net income(1)
(in millions)
Reducing the future separate account equity return assumption by 1%	$(10)
Reducing the long-term general account fixed income investment yield assumption by 0.5%	(50)

(1)
Reflects the net increase (decrease) impact on net income of changes to the DAC asset, sales inducement asset, unearned revenue liability, reinsurance asset or liability, additional benefit reserves and related taxes.

Insurance Reserves
Reserves are liabilities representing estimates of the amounts that will come due, at some point in the future, to or on behalf of our policyholders. U.S. GAAP, allowing for some degree of managerial judgment, provides guidance for establishing reserves.
Future policy benefits and claims include reserves for individual traditional and group life insurance, disability, medical and long-term care insurance and individual and group annuities that provide periodic income payments. These reserves are computed using assumptions of mortality, morbidity, lapse, investment performance and expense. These assumptions are based on our experience, industry results, emerging trends and future expectations. For long-duration insurance contracts, once these assumptions are made for a given policy or group of policies, they will not be changed over the life of the policy. However, significant changes in experience or assumptions may require us to provide for expected future losses on a product by establishing premium deficiency reserves. Premium deficiency reserves may also be established for short-duration contracts to provide for expected future losses. Our reserve levels are reviewed throughout the year using internal analysis including, among other things, experience studies, claim development analysis and annual loss recognition analysis. To the extent experience indicates potential loss recognition, we recognize losses on certain lines of business. The ultimate accuracy of the assumptions on these long-tailed insurance products cannot be determined until the obligation of the entire block of business on which the assumptions were made is extinguished. Short-term variances of actual results from the assumptions used in the computation of the reserves are reflected in current period net income and can impact quarter-to-quarter net income. When LDTI is implemented in 2023, reserve methodologies and assumptions for long-duration contracts will change.
Future policy benefits and claims also include reserves for incurred but unreported disability, medical, dental, vision, critical illness, accident, PFML and life insurance claims. We recognize claims costs in the period the service was provided to our policyholders. However, claims costs incurred in a particular period are not known with certainty until after we receive, process and pay the claims. We determine the amount of this liability using actuarial methods based on historical claim payment patterns as well as emerging cost trends, where applicable, to determine our estimate of claim liabilities. We also look back to assess how our prior periods’ estimates developed. To the extent appropriate, changes in such development are recorded as a change to current period claim expense. Historically, the amount of the claim reserve adjustment made in subsequent reporting periods for prior period estimates have been within a reasonable range given our normal claim fluctuations.

Future policy benefits and claims also include benefit reserves that are established for annuity or universal life-type contracts that provide benefit features that are expected to produce gains in early years followed by losses in later years. The liabilities are accrued in relation to estimated contract assessments.
We periodically review and update actuarial assumptions that are used to compute reserves. For more information see Transactions Affecting Comparability of Results of Operations — Actuarial Assumption Updates in this section.
Benefit Plans
The reported expense and liability associated with OPEB plans requires the use of assumptions. Numerous assumptions are made regarding the discount rate, expected long-term rate of return on plan assets, turnover, expected compensation increases, health care claim costs, health care cost trends, retirement rates and mortality. The discount rate and the expected return on plan assets have the most significant impact on the level of expense.
The assumed discount rate is determined by projecting future benefit payments inherent in the Projected Benefit Obligation and discounting those cash flows using a spot yield curve for high quality corporate bonds. Our assumed discount rate was 5.05% for our OPEB plans as of December 31, 2022. Typically, a 0.25% decrease in the discount rate would increase the OPEB accumulated postretirement benefit obligation by approximately $1.4 million and would have a nominal impact on the Net Periodic Benefit Cost (“NPBC”). Typically, a 0.25% increase in the discount rate would result in decreases in benefit obligations and changes in expenses at a level generally commensurate with those noted above.
The assumed long-term rate of return on plan assets is set at the long-term rate expected to be earned based on the long-term investment policy of the plans and the various classes of the invested funds. Historical and future expected returns of multiple asset classes were analyzed to develop a risk-free real rate of return and risk premiums for each asset class. The overall long-term rate for each asset class was developed by combining a long-term inflation component, the real risk-free rate of return and the associated risk premium. A weighted average rate was developed based on long-term returns for each asset class, the plan’s target asset allocation policy and the tax structure of the trusts. For the 2022 NPBC, a 4.25% weighted average long-term rate of return was used. For the 2023 NPBC, a 5.05% weighted average long-term rate of return assumption, respectively, will be used. Typically, a 0.25% decrease in the assumed long-term rate of return would increase the NPBC by approximately $0.2 million. Typically, a 0.25% increase in this rate would result in a decrease to expense at the same level. The assumed return on plan assets is based on the fair market value of plan assets as of December 31, 2022.
The compensation increase assumption is generally set at a rate consistent with current and expected long-term compensation and salary policy, including inflation.
For OPEB costs, actuarial gains and losses are amortized using a straight-line amortization method over the average future lifetime of the remaining covered group of retirees, which is approximately 14 years. The OPEB plans utilize the 10% corridor. Prior service costs are amortized on a weighted average basis over approximately 5 years for OPEB costs. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 13, Employee and Agent Benefits for further discussion.
Income Taxes
We provide for income taxes based on our estimate of the liability for taxes due. Our tax accounting represents management’s best estimate of various events and transactions, such as completion of tax audits or establishment of, or changes to, a valuation allowance associated with certain deferred tax assets, which could affect our estimates and effective income tax rate in a particular quarter or annual period. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to be in effect during the years in which the basis differences reverse. We are required to evaluate the recoverability of our deferred tax assets each quarter and establish a valuation allowance, if necessary, to reduce our deferred tax assets to an amount that is more-likely-than-not to be realizable. In determining the need for a valuation allowance, we consider many factors, including future reversals of existing taxable temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in prior carryback years and implementation of any feasible and prudent tax planning strategies management would employ to realize the tax benefit.
Inherent in the provision for income taxes are estimates and our expectations regarding the deductibility of certain items, the timing of income and expense recognition, future performance and the current or future realization of operating losses, capital losses and certain tax credits. We regularly evaluate the capital needs of our operations considering all available information, including operating and capital plans, regulatory capital requirements, parent company financing and cash flow needs, as well as tax laws applicable to our subsidiaries. In the event these estimates differ from our prior estimates due to the receipt of new information, we may be required to significantly change the provision for income taxes recorded in the consolidated financial statements. Any such change could significantly affect the amounts reported in the consolidated financial statements in the year these estimates change. A significant decline in value of financial assets could lead to establishment of a valuation allowance on deferred tax assets having an adverse effect on current and future results. In management’s judgment, total deferred income tax assets are more-likely-than-not to be realized.
In addition, the amount of income taxes paid is subject to audits in the U.S. as well as various state jurisdictions. Tax benefits are recognized for book purposes when the more-likely-than-not threshold is met with regard to the validity of an uncertain tax position. Once this threshold is met, for each uncertain tax position we recognize in earnings the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement with the Internal Revenue Service or other income taxing authorities for audits ongoing or not yet commenced.
We had $20.7 million of current income tax receivables associated with outstanding audit issues as of December 31, 2022. We believe there are adequate defenses against, or sufficient provisions for, the contested issues, but final resolution of contested issues could take several years while legal remedies are pursued. Consequently, we do not anticipate the ultimate resolution of audits ongoing or not yet commenced to have a material impact on our net income.
See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes for further discussion.
Transactions Affecting Comparability of Results of Operations
Actuarial Assumption Updates
We periodically review and update actuarial assumptions that are inputs to the models for DAC and other actuarial balances and make model refinements as necessary. Assumption updates and model refinements made during the third quarter resulted in an unlocking of DAC and other actuarial balances that increased (decreased) consolidated net income attributable to Principal Life Insurance Company by $130.3 million, $(14.2) million and $(118.2) million for the years ended December 31, 2022, 2021 and 2020, respectively.
The following table presents the increase (decrease) to pre-tax operating earnings for each segment.
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Retirement and Income Solutions	$67.3	$(67.3)	$70.1
U.S. Insurance Solutions	18.8	34.6	(215.1)
Reinsurance Transaction
During the second quarter of 2022, we closed a coinsurance with funds withheld reinsurance transaction with Talcott Life & Annuity Re, a limited liability company organized under the laws of the Cayman Islands and an affiliate of Talcott Resolution Life, Inc., a subsidiary of Sixth Street, pursuant to which we ceded our in-force U.S. retail fixed annuity and ULSG blocks of business. The economics of the Reinsurance Transaction were effective as of January 1, 2022.

Other Factors Affecting Comparability
Effects of Inflation
The impact of inflation has not had a material effect on our annual consolidated results of operations over the past two years. However, we may be materially affected by inflation in the future.
Variable Investment Income
Variable investment income includes certain types of investment returns such as prepayment fees and income (loss) from certain elements of our other alternative asset classes, including results of value-add real estate sales activity. Due to its unpredictable nature, variable investment income may or may not be material to our financial results for a given reporting period and may create variances when comparing different reporting periods. For additional information, see Investment Results in this section.
Recent Accounting Changes
For recent accounting changes, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies under the caption, “Recent Accounting Pronouncements.”
Results of Operations
The following table presents summary consolidated financial information for the years indicated:
	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020
	(in millions)
Revenues:
Premiums and other considerations	$5,264.3	$4,714.0	$5,880.8	$550.3	$(1,166.8)
Fees and other revenues	2,207.9	2,679.6	2,353.6	(471.7)	326.0
Net investment income	2,852.3	3,633.7	3,324.9	(781.4)	308.8
Net realized capital gains (losses)	(1.2)	(18.5)	105.6	17.3	(124.1)
Net realized capital gains on funds withheld assets	749.4	—	—	749.4	—
Change in fair value of funds withheld embedded derivative	3,652.8	—	—	3,652.8	—
Total revenues	14,725.5	11,008.8	11,664.9	3,716.7	(656.1)
Expenses:
Benefits, claims and settlement expenses	5,650.7	6,482.6	7,837.5	(831.9)	(1,354.9)
Dividends to policyholders	94.8	94.8	120.2	—	(25.4)
Operating expenses	3,139.2	2,744.6	2,479.7	394.6	264.9
Total expenses	8,884.7	9,322.0	10,437.4	(437.3)	(1,115.4)
Income before income taxes	5,840.8	1,686.8	1,227.5	4,154.0	459.3
Income taxes	1,117.6	233.2	160.1	884.4	73.1
Net income	4,723.2	1,453.6	1,067.4	3,269.6	386.2
Net income attributable to noncontrolling interest	62.2	24.3	19.4	37.9	4.9
Net income attributable to Principal Life Insurance Company	$4,661.0	$1,429.3	$1,048.0	$3,231.7	$381.3
Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
(i)   Net Income Attributable to Principal Life Insurance Company

Net income attributable to Principal Life Insurance Company increased primarily due to the change in the fair value of the funds withheld embedded derivative.
(ii)   Total Revenues
Premiums increased for the U.S. Insurance Solutions segment primarily due to growth in the Specialty Benefits insurance business and an increase in Individual Life insurance premiums, primarily related to the retrocession of ceded premiums as a result of the Reinsurance Transaction.
Fees and other revenues decreased for the U.S. Insurance Solutions segment primarily due to the Reinsurance Transaction. Fees and other revenues decreased for the Retirement and Income Solutions segment primarily resulting from declining financial markets.
For net investment income and net realized capital gains (losses) variance information, see Investments — Investment Results under the captions Net Investment Income and Net Realized Capital Gains (Losses), respectively, in this section.
Net realized capital gains on funds withheld assets increased as a result of the sale of funds withheld assets associated with the Reinsurance Transaction in 2022.
The change in the fair value of the funds withheld embedded derivative increased due to the establishment of the funds withheld payable associated with the Reinsurance Transaction in 2022 and an increase in interest rates.
(iii)   Total Expenses
Benefits, claims and settlement expenses decreased for the U.S. Insurance Solutions segment primarily due to the Reinsurance Transaction. Benefits, claims and settlement expenses decreased for the Retirement and Income Solutions segment primarily due to a decrease in reserves, stemming from the impact of our exited retail fixed annuity business.
Operating expenses increased primarily due to strategic review costs and impacts related to our exited business and higher compensation costs.
(iv)   Income Taxes
The effective income tax rate increased to 19% for the year ended December 31, 2022 from 14% for the year ended December 31, 2021, primarily due to an increase in pre-tax income with no proportionate increase in permanent tax differences. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes under the caption, “Effective Income Tax Rate” for further discussion.
Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
(i)   Net Income Attributable to Principal Life Insurance Company
Net income attributable to Principal Life Insurance Company increased primarily due to an after-tax increase in variable investment income and a less unfavorable impact of actuarial assumption updates and model refinements in 2021 compared to 2020.
(ii)   Total Revenues
Premiums decreased for the Retirement and Income Solutions segment primarily due to lower sales of single premium group and individual annuities with life contingencies. The single premium group annuity product, which is typically used to fund defined benefit plan terminations, can generate large premiums from very few customers and therefore premiums tend to vary from period to period.
Fees and other revenues increased for the Retirement and Income Solutions segment primarily due to higher fees stemming from an increase in mean account values, which resulted from continued growth in the equity markets.
For net investment income and net realized capital gains (losses) variance information, see Investments — Investment Results under the captions Net Investment Income and Net Realized Capital Gains (Losses), respectively, in this section.

(iii)   Total Expenses
Benefits, claims and settlement expenses decreased for the Retirement and Income Solutions segment primarily due to a lower increase in reserves, stemming from lower sales of single premium group and individual annuities with life contingencies.
Operating expenses increased for the Retirement and Income Solutions segment primarily due to growth in the business and an increase in variable compensation expense. Operating expenses increased for the Corporate segment primarily due to an increase in compensation costs largely due to an increase in incentive compensation and an increase in strategic initiatives funded by the Corporate segment.
(iv)   Income Taxes
The effective income tax rate increased to 14% for the year ended December 31, 2021 from 13% for the year ended December 31, 2020. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes under the caption, “Effective Income Tax Rate” for further discussion.
Results of Operations by Segment
For results of operations by segment see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 18, Segment Information. Beginning in the second quarter of 2022, segment pre-tax operating earnings excludes amounts associated with our exited U.S. retail fixed annuity and ULSG businesses, including strategic review costs and impacts, amortization of reinsurance gain (loss), impacts to actuarial balances of reinsured businesses, net realized capital gains (losses) on funds withheld assets and the change in fair value of the funds withheld embedded derivative.
Retirement and Income Solutions Segment
Retirement and Income Solutions Trends
Several key factors impact revenue and earnings growth in the Retirement and Income Solutions segment. These factors include: the ability of our distribution channels to generate new sales and retain existing business; pricing decisions that take account of competitive conditions, persistency, investment returns, mortality trends, and operating expense levels; investment management performance; equity market returns and interest rate changes. Profitability ultimately depends on our ability to price products and invest assets at a level that enables us to earn a margin over the cost of providing benefits and the expense of acquiring and administering those products.
Net revenue is a key metric used to understand Retirement and Income Solutions earnings growth. Net revenue, which is used only at the segment level, is defined as operating revenues less benefits, claims and settlement expenses less dividends to policyholders. Net revenue from Retirement and Income Solutions — Fee is largely fee based and is impacted by changes in the equity markets and interest rates. Net revenue from Retirement and Income Solutions — Spread is primarily driven by the difference between investment income earned on the underlying general account assets and the interest rate credited to the contracts.
	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020
	(in millions)
Retirement and Income Solutions – Fee	$2,005.5	$1,856.9	$1,646.7	$148.6	$210.2
Retirement and Income Solutions – Spread	748.2	928.1	664.8	(179.9)	263.3
Total Retirement and Income Solutions	$2,753.7	$2,785.0	$2,311.5	$(31.3)	$473.5
Retirement and Income Solutions Segment Summary Financial Data
The following table presents certain summary financial data relating to the Retirement and Income Solutions segment for the periods indicated:

	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020
	(in millions)
Operating revenues:
Premiums and other considerations	$1,959.7	$1,883.6	$3,220.9	$76.1	$(1,337.3)
Fees and other revenues	1,723.5	1,716.7	1,399.0	6.8	317.7
Net investment income	2,274.3	2,728.7	2,542.6	(454.4)	186.1
Total operating revenues	5,957.5	6,329.0	7,162.5	(371.5)	(833.5)
Expenses:
Benefits, claims and settlement expenses, including dividends to policyholders	3,203.8	3,544.0	4,851.0	(340.2)	(1,307.0)
Operating expenses	1,593.8	1,492.6	1,245.8	101.2	246.8
Total expenses	4,797.6	5,036.6	6,096.8	(239.0)	(1,060.2)
Pre-tax operating earnings	$1,159.9	$1,292.4	$1,065.7	$(132.5)	$226.7
Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
(i)   Pre-Tax Operating Earnings
Pre-tax operating earnings decreased primarily due to a decrease in net revenue and an increase in operating expenses as described below.
(ii)   Net Revenue
Net revenue increased in our Fee business primarily due to the impact associated with actuarial assumption updates and model refinements, which were favorable in 2022 compared to unfavorable in 2021, and growth in our Principal Deposit Sweep program. Net revenue decreased in our Spread business primarily due to the impacts of our exited retail fixed annuity business along with a decrease in variable investment income. These decreases were partially offset by an increase associated with higher net yields and the impact associated with actuarial assumption updates and model refinements, which were favorable in 2022 with no corresponding impact in 2021.
(iii)   Operating Expenses
Operating expenses in our Fee business increased due to an increase in staff related expenses and an increase in DAC amortization due to unfavorable market performance in 2022 compared to favorable in 2021. These increases were partially offset by a decrease in non-deferrable commissions stemming from lower sales in commission-eligible products and a decrease in variable compensation. Operating expenses decreased in our Spread business primarily due to the impact from our exited retail fixed annuity business. The decrease was partially offset by growth in our retained business.
Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
(i)   Pre-Tax Operating Earnings
Pre-tax operating earnings increased primarily due to an increase in net revenue, which was partially offset by an increase in operating expenses as described below.
(ii)   Net Revenue
Net revenue increased primarily due to an increase related to higher fees stemming from an increase in mean account values, which resulted from continued growth in the equity markets, and an increase in variable investment income. These increases were largely offset by the unfavorable impact associated with actuarial assumption updates and model refinements, which were unfavorable in 2021 versus favorable in 2020.
(iii)   Operating Expenses

Operating expenses increased in our Fee business due to growth in the business and an increase in variable compensation expense. These increases were partially offset by the impact associated with actuarial assumption updates and model refinements, which were favorable in 2021 versus unfavorable in 2020. Operating expenses increased in our Spread business primarily due to a favorable impact associated with actuarial assumption updates and model refinements in 2020.
U.S. Insurance Solutions Segment
U.S. Insurance Solutions Segment Trends
Premium and fees are a key metric for growth in the U.S. Insurance Solutions segment. We receive premiums on our specialty benefits insurance products as well as our traditional life insurance products. Fees are generated from our specialty benefits fee-for-service products as well as our universal life, variable universal life and indexed universal life insurance products. We use several reinsurance programs to help manage the mortality and morbidity risk. Premium and fees are reported net of reinsurance premiums.
The following table presents the U.S. Insurance Solutions segment premium and fees for the periods indicated:
	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020
	(in millions)
Premium and fees:
Specialty Benefits insurance	$2,801.8	$2,527.5	$2,362.0	$274.3	$165.5
Individual Life insurance	933.5	1,252.9	1,227.0	(319.4)	25.9
U.S. Insurance Solutions Segment Summary Financial Data
The following table presents certain summary financial data relating to the U.S. Insurance Solutions segment for the periods indicated:
	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020
	(in millions)
Operating revenues:
Premiums and other considerations	$3,306.8	$2,830.4	$2,659.9	$476.4	$170.5
Fees and other revenues	428.2	949.9	929.1	(521.7)	20.8
Net investment income	572.2	973.5	879.4	(401.3)	94.1
Total operating revenues	4,307.2	4,753.8	4,468.4	(446.6)	285.4
Expenses:
Benefits, claims and settlement expenses	2,461.7	3,028.6	2,904.5	(566.9)	124.1
Dividends to policyholders	94.7	94.6	120.0	0.1	(25.4)
Operating expenses	1,224.0	1,168.8	1,211.8	55.2	(43.0)
Total expenses	3,780.4	4,292.0	4,236.3	(511.6)	55.7
Pre-tax operating earnings	$526.8	$461.8	$232.1	$65.0	$229.7

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
(i)   Pre-Tax Operating Earnings
Pre-tax operating earnings in our Specialty Benefits insurance business increased primarily due to lower COVID-19 claims in 2022 compared to 2021, strong expense management and growth in the business. Pre-tax operating earnings in our Individual Life insurance business decreased due to lower variable investment income and the impact associated with actuarial assumption updates and model refinements, which were less favorable in 2022 compared to 2021. These decreases were offset by lower COVID-19 claims.
(ii)   Operating Revenues
Premiums and fees in our Specialty Benefits insurance business increased primarily due to growth in the business. Premium and fees decreased in our Individual Life insurance business primarily due to the impact of our exited ULSG business, offset by the impact associated with actuarial assumption updates and model refinements, which were favorable in 2022 compared to unfavorable in 2021.
Net investment income in our Individual Life insurance business decreased primarily due to the impact of our exited ULSG business and lower variable investment income.
(iii)   Total Expenses
Benefits claims and settlement expenses in our Specialty Benefits insurance business increased due to growth in the business, which was partially offset by lower COVID-19 claims. Benefits claims and settlement expenses in our Individual Life insurance business decreased primarily due to the impact of our exited ULSG business.
Operating expenses in our Specialty Benefits insurance business increased primarily due to growth in business, which was partially offset by expense management. Operating expenses in our Individual Life insurance business decreased primarily due to the impact our exited ULSG business, which was largely offset by an increase in DAC amortization due to an unfavorable impact from actuarial assumption and model refinements in 2022 compared to favorable impacts in 2021.
Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
(i)   Pre-Tax Operating Earnings
Pre-tax operating earnings in our Specialty Benefits insurance business decreased due to the impact of COVID-19, which was unfavorable in 2021 compared to favorable in 2020, primarily due to temporary dental and vision office closures in 2020. This decrease was partially offset by lower non-COVID-19 claims and higher net investment income. Pre-tax operating earnings in our Individual Life insurance business increased primarily due to the impact associated with actuarial assumption updates and model refinements, which were favorable in 2021 compared to unfavorable in 2020.
(ii)   Operating Revenues
Premium and fees in our Specialty Benefits insurance business increased primarily due to growth in the business and dental premium credits associated with COVID-19 that lowered premiums and fees in the prior year. Premium and fees in our Individual Life insurance business increased due to growth in the business, offset by the impact associated with actuarial assumption and model refinements, which were unfavorable in 2021 compared to favorable in 2020.
Net investment income increased primarily due to higher variable investment income and growth in average invested assets.
(iii)   Total Expenses
Benefits claims and settlement expenses in our Specialty Benefits insurance business increased primarily due to unfavorable COVID-19 impacts in 2021 compared to favorable impacts in 2020 and growth in the business. These increases were partially offset by lower non-COVID-19 claims.

Benefits claims and settlement expenses in our Individual Life insurance business decreased due to the impact associated with actuarial assumption updates and model refinements, which were favorable in 2021 compared to unfavorable in 2020. This decrease was partially offset by higher COVID-19 related impacts, growth in the business and higher non-COVID-19 claims.
Dividends to policyholders in our Individual Life insurance business decreased primarily due to the normal decline in the Closed Block business and a decrease in the policyholder dividend obligation resulting from higher claims.
Operating expenses in our Specialty Benefits insurance business increased primarily due to growth in the business. Operating expenses in our Individual Life insurance business decreased due to the impact associated with actuarial assumption updates and model refinements, which were favorable in 2021 compared to unfavorable in 2020, partially offset by growth in the business.
Corporate Segment
The following table presents certain summary financial data relating to the Corporate segment for the periods indicated:
	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020
	(in millions)
Operating revenues:
Total operating revenues	$60.5	$67.4	$37.9	$(6.9)	$29.5
Expenses:
Total expenses	115.5	83.8	22.3	31.7	61.5
Pre-tax operating earnings attributable to noncontrolling interest	62.2	24.3	19.5	37.9	4.8
Pre-tax operating losses	$(117.2)	$(40.7)	$(3.9)	$(76.5)	$(36.8)
Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
(i)   Pre-Tax Operating Losses
Pre-tax operating losses increased primarily due to lower net investment income largely resulting from mark-to-market losses on investments and stranded costs associated with exited business.
Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
(i)   Pre-Tax Operating Losses
Pre-tax operating losses increased primarily due to higher compensation costs and other expense increases.
Liquidity and Capital Resources
Liquidity and capital resources represent the overall strength of a company and its ability to generate strong cash flows, borrow funds at a competitive rate and raise new capital to meet operating and growth needs. We are in a strong capital and liquidity position as we face the uncertain, volatile and potentially material adverse economic disruptions to our business brought on by the COVID-19 pandemic. We are monitoring our liquidity closely and feel confident in our ability to meet all long-term obligations to customers, policyholders and debt holders. Our sources of strength include our strong risk-based capital position, access to a revolving credit facility and our available cash and liquid assets. The combination of these financial levers will enable us to manage through this period of economic volatility.

Liquidity
Our liquidity requirements have been and will continue to be met by funds from consolidated operations as well as the issuance of commercial paper, debt or other capital securities and borrowings from credit facilities. We believe the cash flows from these sources are sufficient to satisfy the current liquidity requirements of our operations, including reasonably foreseeable contingencies.
We maintain a level of cash and securities which, combined with expected cash inflows from investments and operations, we believe to be adequate to meet anticipated short-term and long-term payment obligations. We will continue our prudent capital management practice of regularly exploring options available to us to maximize capital flexibility, including accessing the capital markets and careful attention to and management of expenses.
We perform rigorous liquidity stress testing to ensure our asset portfolio includes sufficient high quality liquid assets that could be utilized to bolster our liquidity position under increasingly stressed market conditions. These assets could be utilized as collateral for secured borrowing transactions with various third parties or by selling the securities in the open market if needed.
We also manage liquidity risk by limiting the sales of liabilities with features such as puts or other options that can be exercised at inopportune times. For example, as of December 31, 2022, approximately $14.6 billion, or 99%, of our institutional guaranteed investment contracts and funding agreements cannot be redeemed by contractholders prior to maturity. Our individual annuity liabilities also contain Surrender Charges and other provisions limiting early surrenders.
The following table summarizes the withdrawal characteristics of our general account investment contracts as of December 31, 2022.
	Contractholder funds	Percentage
	(in millions)
Not subject to discretionary withdrawal	$15,962.2	46.3%
Subject to discretionary withdrawal with adjustments:
Specified Surrender Charges	9,689.3	28.1
Market value adjustments	4,302.2	12.5
Subject to discretionary withdrawal without adjustments	4,535.0	13.1
Total investment contracts	$34,488.7	100.0%
Universal life insurance and certain traditional life insurance policies are also subject to discretionary withdrawals by policyholders. However, life insurance policies tend to be less susceptible to withdrawal than our investment contracts because policyholders may be subject to a new underwriting process in order to obtain a new life insurance policy. In addition, our life insurance liabilities include Surrender Charges to discourage early surrenders.
We had the following short-term credit facilities with various financial institutions as of December 31, 2022:
Obligor/Applicant	Financing structure	Maturity	Capacity	Amount outstanding
			(in millions)
Principal Life(1)	Credit facility	October 2027	$800.0	$—
Total			$800.0	$—

(1)
The credit facility is supported by sixteen banks.

The revolving credit facility is committed and available for general corporate purposes. The credit facility also provides 100% back-stop support for our commercial paper program, of which we had no outstanding balances as of December 31, 2022 and December 31, 2021. Most of the banks supporting the credit facility have other relationships with us. Due to the financial strength and the strong relationships we have with these providers, we are comfortable we have very low risk the financial institutions would be unable or unwilling to fund the facility.
Operations.   Our primary consolidated cash flow sources are premiums from insurance products, pension and annuity deposits, asset management fee revenues, administrative services fee revenues, income from investments and proceeds from the sales or maturity of investments. Cash outflows consist primarily of payment of benefits to policyholders and beneficiaries, income and other taxes, current operating expenses, payment of dividends to policyholders, payments in connection with investments acquired, payments made to acquire subsidiaries, payments relating to policy and contract surrenders, withdrawals, policy loans, interest payments and repayment of short-term debt and long-term debt. Our investment strategies are generally intended to provide adequate funds to pay benefits without forced sales of investments. For a discussion of our investment objectives and strategies, see “Investments.”
Cash Flows.   All cash flow activity, as reported in our consolidated statements of cash flows, provides relevant information regarding our sources and uses of cash. The following discussion of our operating, investing and financing portions of the cash flows excludes cash flows attributable to the separate accounts.
Net cash provided by operating activities was $3,470.8 million, $3,544.8 million and $3,964.6 million for the years ended December 31, 2022, 2021 and 2020, respectively. Our insurance businesses typically generate positive cash flows from operating activities, as premiums collected from our insurance products and income received from our investments exceed acquisition costs, benefits paid, redemptions and operating expenses. These positive cash flows are then invested to support the obligations of our insurance and investment products and required capital supporting these products. Our cash flows from operating activities are affected by the timing of premiums, fees and investment income received and benefits and expenses paid. Cash provided by operating activities decreased slightly in 2022 compared to 2021 primarily due to fluctuations in receivables and payables associated with the timing of settlements as well as a decrease in net cash outflows for trading securities and equity securities with operating intent. The decrease in cash provided by operating activities in 2021 as compared to 2020 was similarly due to fluctuations in receivables and payables associated with the timing of settlements. Additionally, increases in net income were offset in part by proceeds from real estate sold in 2020 with no corresponding activity in 2021.
Net cash used in investing activities was $314.0 million, $5,670.8 million and $4,695.2 million for the years ended December 31, 2022, 2021 and 2020, respectively. The decrease in cash used in investing activities in 2022 compared to 2021 was primarily the result of portfolio mix variances due in large part to the Reinsurance Transaction and the associated funds withheld portfolio activity during 2022. The increase in cash used in investing activities in 2021 compared to 2020 was primarily the result of portfolio mix variances including increased net purchases of mortgage loans, offset in part by lower net purchases of available-for-sale securities and equity securities with intent to hold in 2021 as compared to 2020.
Net cash used in financing activities was $1,056.1 million for the year ended December 31, 2022 compared to net cash provided by financing activities of $1,706.1 million and $854.1 million for the years ended December 31, 2021 and 2020, respectively. The increase in cash used in financing activities in 2022 compared to 2021 was primarily the result of a lower net increase in banking operation deposits and net investment contract withdrawals in 2022 versus net investment contract deposits in 2021. The increase in cash provided by financing activities in 2021 compared to 2020 was primarily due to an increase in banking operation deposits from a new bank sweep product launched in the third quarter of 2021, offset in part by an increase in dividends paid to parent.

Capitalization
The following table summarizes our capital structure:
	December 31, 2022	December 31, 2021
	($ in millions)
Debt:
Long-term debt	$67.8	$54.0
Total debt	67.8	54.0
Total stockholder’s equity attributable to PLIC(1)	7,175.9	12,690.9
Total capitalization	$7,243.7	$12,744.9
Debt to equity	1%	—%
Debt to capitalization	1%	—%

(1)
Decrease primarily due to change in AOCI during 2022.

Contractual Obligations and Contractual Commitments
We have contractual obligations identified within 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 9, Insurance Liabilities, Note 11, Debt and Note 14, Contingencies, Guarantees, Indemnifications and Leases.” As of December 31, 2022, we had no unique material cash requirements from known contractual and other obligations.
We have made commitments to fund certain limited partnerships and other funds. As of December 31, 2022, the amount of unfunded commitments was $745.9 million. We are only required to fund additional equity under these commitments when called upon to do so by the partnership or fund; therefore, these commitments are not liabilities on our consolidated statements of financial position.
Off-Balance Sheet Arrangements
Variable Interest Entities.   We have relationships with various types of special purpose entities and other entities where we have a variable interest as described in 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements,, Note 4, Variable Interest Entities. We have made commitments to fund certain limited partnerships, as previously discussed in Contractual Obligations and Contractual Commitments in this section, some of which are classified as unconsolidated variable interest entities.
Guarantees and Indemnifications.   As of December 31, 2022, no significant changes to guarantees and indemnifications have occurred since December 31, 2021. For guarantee and indemnification information, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 14, Contingencies, Guarantees, Indemnifications and Leases under the caption, “Guarantees and Indemnifications.”
Financial Strength and Credit Ratings
Our ratings are influenced by the relative ratings of our peers/competitors as well as many other factors including our operating and financial performance, capital levels, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), risk exposures, operating leverage and other factors.
The following is a summary of the significant changes or actions in ratings and rating outlooks that have occurred from January 1, 2022, through the date of this filing:
In January 2022, Moody’s affirmed the ‘A1’ financial strength ratings of Principal Life. The outlook for Principal Life has been changed to ‘stable’ from ‘positive’. The rating action follows the announcement of the Reinsurance Transaction. The outlook revision reflects positive credit attributes offset by the introduction of counterparty risk.

The following table summarizes our significant financial strength and debt ratings from the major independent rating organizations. A rating is not a recommendation to buy, sell or hold securities. Such a rating may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.
	A.M. Best	Fitch	Moody’s	S&P
Last review date	March 2022	June 2022	January 2022	June 2022
Current outlook	Stable	Stable	Stable	Stable
Principal Life Insurance Company
Insurer Financial Strength	A+	AA-	A1	A+
Issuer Credit Rating	aa
Commercial Paper	AMB-1+		P-1	A-1+
Impacts of Income Taxes
For income tax information, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes.
Fair Value Measurement
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels. The fair value hierarchy gives the highest priority (Level 1) to unadjusted quoted prices in active markets for identical assets or liabilities and gives the lowest priority (Level 3) to unobservable inputs. The level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety considering factors specific to the asset or liability. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements for further details, including a reconciliation of changes in Level 3 fair value measurements.
As of December 31, 2022, 53% of our net assets (liabilities) were Level 1, 43% were Level 2 and 4% were Level 3. Excluding separate account assets as of December 31, 2022, 4% of our net assets (liabilities) were Level 1, 87% were Level 2 and 9% were Level 3.
As of December 31, 2021, 55% of our net assets (liabilities) were Level 1, 44% were Level 2 and 1% were Level 3. Excluding separate account assets as of December 31, 2021, 3% of our net assets (liabilities) were Level 1, 96% were Level 2 and 1% were Level 3.
Changes in Level 3 Fair Value Measurements
Net assets (liabilities) measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as of December 31, 2022, were $7,014.2 million as compared to $1,705.8 million as of December 31, 2021. The increase was primarily related to an increase in the embedded derivative related to the funds withheld agreement, an increase in manually priced private corporate credit securities and a reduction of variable annuity liabilities due to an increase in interest rates.
Net assets (liabilities) measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as of December 31, 2021, were $1,705.8 million as compared to $8,864.1 million as of December 31, 2020. The decrease was primarily related to net sales in our separate account assets due to the restructure of certain separate account real estate assets into a partnership entity that is carried at net asset value.
Investments
We had total consolidated assets as of December 31, 2022, of $243,214.2 million, of which $86,309.7 million were invested assets. A portion of our invested assets represent funds withheld backing reserves as part of a coinsurance with funds withheld reinsurance agreement. The funds withheld assets and associated net investment income and net realized capital gains (losses) are not included in the discussions below as the investment risk is passed to the reinsurer. See 19. FINANCIAL STATEMENTS Notes to Consolidated Financial Statements,, Note 10, Reinsurance for more information on the funds withheld assets. The rest of our total consolidated assets are comprised primarily of separate account assets for which we do not bear investment risk; therefore, the discussion and financial information below does not include such assets.
Overall Composition of Invested Assets
Invested assets as of December 31, 2022, were predominantly high quality and broadly diversified across asset class, individual credit, industry and geographic location. Asset allocation is determined based on cash flow and the risk/return requirements of our products. As shown in the following table, the major categories of invested assets are fixed maturities and commercial mortgage loans.
	December 31, 2022
	Investments excluding funds withheld	Funds withheld	Total
	(in millions)
Fixed maturities	$44,471.0	$15,794.3	$60,265.3
Equity securities	42.1	11.0	53.1
Mortgage loans	16,911.6	2,810.8	19,722.4
Real estate	2,237.4	—	2,237.4
Policy loans	770.2	—	770.2
Other investments	3,081.5	179.8	3,261.3
Total invested assets	67,513.8	18,795.9	86,309.7
Cash and cash equivalents	1,566.4	1,762.9	3,329.3
Total invested assets and cash	$69,080.2	$20,558.8	$89,639.0
	December 31, 2021
	Investments excluding funds withheld	Funds withheld	Total
	(in millions)
Fixed maturities	$74,130.2	$—	$74,130.2
Equity securities	508.2	—	508.2
Mortgage loans	18,908.3	—	18,908.3
Real estate	2,060.6	—	2,060.6
Policy loans	705.0	—	705.0
Other investments	2,836.7	—	2,836.7
Total invested assets	99,149.0	—	99,149.0
Cash and cash equivalents	1,228.6	—	1,228.6
Total invested assets and cash	$100,377.6	$—	$100,377.6

	December 31, 2020
	Investments excluding funds withheld	Funds withheld	Total
	(in millions)
Fixed maturities	$73,800.8	$—	$73,800.8
Equity securities	71.2	—	71.2
Mortgage loans	16,506.1	—	16,506.1
Real estate	1,796.1	—	1,796.1
Policy loans	723.8	—	723.8
Other investments	2,500.7	—	2,500.7
Total invested assets	95,398.7	—	95,398.7
Cash and cash equivalents	1,648.5	—	1,648.5
Total invested assets and cash	$97,047.2	$—	$97,047.2
Investment Results
Net Investment Income
The following table presents the yield and investment income, excluding net realized capital gains and losses, for our invested assets for the years indicated. We calculate annualized yields using a simple average of asset classes at the beginning and end of the reporting period. The yields for available-for-sale fixed maturities are calculated using amortized cost. All other yields are calculated using carrying amounts.
	For the year ended December 31,						Increase (decrease)
	2022		2021		2020		2022 vs. 2021		2021 vs. 2020
	Yield(1)	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount
	($ in millions)
Fixed maturities	3.6%	$1,754.0	3.7%	$2,492.5	3.9%	$2,478.2	(0.1)%	$(738.5)	(0.2)%	$14.3
Equity securities	(12.9)	(35.4)	0.6	1.7	4.7	3.3	(13.5)	(37.1)	(4.1)	(1.6)
Mortgage loans – commercial	4.0	535.6	4.2	646.3	4.3	637.6	(0.2)	(110.7)	(0.1)	8.7
Mortgage loans – residential	2.7	84.3	2.1	46.1	2.5	32.2	0.6	38.2	(0.4)	13.9
Real estate	12.9	276.2	10.1	194.4	10.3	180.8	2.8	81.8	(0.2)	13.6
Policy loans	4.7	34.4	5.1	36.2	5.2	38.2	(0.4)	(1.8)	(0.1)	(2.0)
Cash and cash equivalents	2.7	37.6	0.1	1.7	0.6	9.5	2.6	35.9	(0.5)	(7.8)
Other investments	12.4	366.0	14.6	390.2	4.5	104.9	(2.2)	(24.2)	10.1	285.3
Total	4.2	3,052.7	4.1	3,809.1	4.0	3,484.7	0.1	(756.4)	0.1	324.4
Investment expenses	(0.3)	(200.4)	(0.2)	(175.4)	(0.2)	(159.8)	(0.1)	(25.0)	—	(15.6)
Net investment income	3.9%	$2,852.3	3.9%	$3,633.7	3.8%	$3,324.9	—%	$(781.4)	0.1%	$308.8

(1)
The 2022 yield is calculated using the beginning balances adjusted for the Reinsurance Transaction.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
Net investment income decreased primarily due to impacts of the Reinsurance Transaction in 2022.
Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
Net investment income increased primarily due to favorable market performance on certain alternative investments and higher bond prepayments.

Net Realized Capital Gains (Losses)
The following table presents the contributors to net realized capital gains and losses for the years indicated.
	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020
	(in millions)
Fixed maturities, available-for-sale:
Gross gains	$38.9	$50.4	$118.7	$(11.5)	$(68.3)
Gross losses	(120.7)	(26.9)	(45.0)	(93.8)	18.1
Net credit losses(1)	(11.5)	(34.5)	(22.6)	23.0	(11.9)
Hedging, net	(0.7)	(9.5)	(9.7)	8.8	0.2
Fixed maturities, trading	(25.3)	(6.6)	6.2	(18.7)	(12.8)
Equity securities	(7.4)	(0.5)	1.8	(6.9)	(2.3)
Mortgage loans	(74.1)	5.3	(14.3)	(79.4)	19.6
Derivatives	86.9	(4.2)	28.5	91.1	(32.7)
Other	112.7	8.0	42.0	104.7	(34.0)
Net realized capital gains (losses)	$(1.2)	$(18.5)	$105.6	$17.3	$(124.1)

(1)
Net credit losses include adjustments to the credit loss valuation allowance, write-offs and recoveries on available-for-sale securities.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
Net realized capital losses decreased primarily due to increased gains on interest rate swaps not designated as hedging instruments due to changes in interest rates and increased gains on real estate asset swaps. These were partially offset by increased losses on equity securities and sponsored investment funds due to equity market declines, non-credit losses on available-for-sale fixed maturities and losses on residential whole loan deconsolidations.
Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
Net realized capital losses increased primarily due to increased losses on interest rate swaps not designated as hedging instruments due to changes in interest rates. Additionally, decreased gains were seen in fixed maturities, available-for-sale and trading — noncredit due to noncredit gains related to portfolio rebalancing in 2020 and lower mark-to-market gains on trading fixed maturities.
Quantitative and Qualitative Disclosures about Market Risk
Market Risk Exposures and Risk Management
Market risk is the risk we will incur losses due to adverse fluctuations in market rates and prices. Our primary market risk exposures are to interest rates, equity markets and foreign currency exchange rates. The active management of market risk is an integral part of our operations. We manage our overall market risk exposure within established risk tolerance ranges using several approaches, including:
•
rebalancing our existing asset or liability portfolios;

•
controlling the risk structure of newly acquired assets and liabilities and

•
using derivative instruments to modify the market risk characteristics of existing assets or liabilities or assets expected to be purchased.

Interest Rate Risk
Interest rate risk is the risk of economic losses due to adverse changes in interest rates. Interest rate risk arises primarily from our holdings in interest sensitive assets and liabilities. Changes in interest rates impact numerous aspects of our operations, including but not limited to:
•
yield on our invested assets;

•
rate of interest we credit to contractholder account balances;

•
timing of cash flows on assets and liabilities containing embedded prepayment options;

•
cost of hedging our variable annuity GMWB riders;

•
discount rate used in valuing our OPEB obligations;

•
estimated gross profits and the amortization of our DAC asset and related actuarial balances;

•
statutory reserve and capital requirements;

•
interest expense on our long-term borrowings and

•
fair value of financial assets and liabilities held at fair value on our consolidated statements of financial position.

Lower interest rates generally result in lower profitability in the long-term. Conversely, higher interest rates generally result in higher profitability in the long-term. However, an increase in market interest rates may cause a decline in the value of financial assets held at fair value on our consolidated statements of financial position.
In 2023, we will adopt authoritative guidance that will update certain requirements in the accounting for long-duration insurance and annuity contracts. This guidance will change the way we calculate the liability for future policy benefits on traditional and limited-payment contracts, will result in measuring MRB assets and liabilities at fair value and will change the amortization method used for DAC and other actuarial balances. As such, the way in which interest rate risk impacts our operations will change after this guidance is adopted.
Impact of Changes in Long-Term Interest Rate Assumptions
We use long-term interest rate assumptions to calculate reserves, DAC, other actuarial balances and benefit plan obligations in accordance with U.S. GAAP. In setting these assumptions, we consider a variety of factors, including historical experience, emerging trends and future expectations. We evaluate our assumptions on at least an annual basis. Due to the long-term nature of our assumptions, we generally do not revise our assumptions in response to short-term fluctuations in market interest rates. However, we will consider revising our assumptions if a significant change occurs in the factors noted above.
A reduction in our long-term interest rate assumptions may result in increases in our reserves and/or unlocking of our DAC asset and other actuarial balances. For additional information, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Deferred Acquisition Costs and Other Actuarial Balances in this section.
In addition, we have implemented, or may implement at any time, reinsurance transactions utilizing affiliated reinsurers and highly rated third parties to finance a portion of the statutory reserves for our term life insurance policies, universal life insurance policies with secondary guarantees and Closed Block life insurance policies. We calculate an economic reserve, which represents an estimate of our liability associated with these contracts. The excess of the required statutory reserve over the economic reserve is secured by financing provided by highly rated third parties. The long-term interest rate assumption is a key input in the calculation of the economic reserve. A reduction in our long-term interest rate assumption would reduce the portion of the statutory reserve that can be financed through affiliated reinsurers, thus increasing the amount of invested assets we must maintain to support statutory reserves. For additional information, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 17, Statutory Insurance Financial Information.

Impact of Changes in Interest Rates
Changes in interest rates or a sustained low interest rate environment may result in the following impacts, which would impact our financial position and results of operations:
Impact of Falling Interest Rates or Sustained Low Interest Rates	Impact of Rising Interest Rates
Adverse Impacts:	Positive Impacts:
A reduction in investment income, which may be partially offset by a reduction in the interest we credit on contractholder account balances; however, our ability to lower crediting rates may be constrained by guaranteed minimum interest rates and competitive pressures	An increase in investment income, which may be partially or fully offset by an increase in the interest we credit on contractholder account balances
An increase in the cost of hedging our GMWB riders	A decrease in the cost of hedging our GMWB riders
An increase in reserves and/or a true-up or unlocking of our DAC asset and other actuarial balances	A true-up or unlocking of our DAC asset and other actuarial balances
A reduction in the discount rate used in valuing our OPEB obligations, leading to an increase in our Accumulated Postretirement Benefit Obligation and Net Periodic Benefit Cost	An increase in the discount rate used in valuing our OPEB obligations, leading to a decrease in our Accumulated Postretirement Benefit Obligation and Net Periodic Benefit Cost
An increase in statutory capital we are required to hold as well as the amount of assets we must maintain to support statutory reserves	A decrease in statutory capital we are required to hold as well as the amount of assets we must maintain to support statutory reserves
An increase in prepayments or redemptions on mortgages and bonds we own, which would force us to reinvest the proceeds at lower interest rates	A decrease in prepayments or redemptions on mortgages and bonds we own, which would reduce our opportunity to reinvest the proceeds at higher interest rates
Positive Impacts:	Adverse Impacts:
A decrease in the interest expense on our long-term borrowings, to the extent the borrowings have adjustable rates or we are able to refinance our obligations at lower interest rates	An increase in the interest expense on our long-term borrowings, to the extent the borrowings have adjustable rates or we refinance our obligations at higher interest rates
An increase in the fair value of certain financial assets held at fair value on our consolidated statements of financial position	A decrease in the fair value of certain financial assets held at fair value on our consolidated statements of financial position, as discussed below
We estimate a hypothetical 100 basis point immediate, parallel decrease in U.S. interest rates would impact segment pre-tax operating earnings between (1)% and 1% over the next 12 months excluding the impact of any potential unlocking of our DAC asset and other actuarial balances. This estimate reflects the impact of routine management actions in response to changes in interest rates, such as reducing the interest rates we credit on contractholder account balances, but does not reflect the impact of other actions management may consider, such as curtailing sales of certain products.
The selection of a 100 basis point immediate, parallel decrease in U.S. interest rates should not be construed as a prediction by us of future market events, but rather as an illustration of the impact of such an event. Our exposure will change as a result of ongoing portfolio transactions in response to new business, management’s assessment of changing market conditions and changes in our mix of business.
If market rates increase rapidly, policy surrenders, withdrawals and requests for policy loans may increase as customers seek to achieve higher returns. This may result in unlocking of our DAC and other actuarial balances. We may be required to sell assets to raise the cash necessary to respond to such surrenders, withdrawals and loans, thereby realizing capital losses on the assets sold.

Impact of Rising Interest Rates on the Fair Value of Financial Assets.   An increase in market interest rates may cause a decline in the value of financial assets held at fair value on our consolidated statements of financial position. Although changes in the fair value of our financial assets due to changes in interest rates may impact the amount of equity reported in our consolidated statements of financial position, these changes will not cause an economic gain or loss unless we sell investments, terminate derivative positions, record an allowance for credit loss, or determine a derivative instrument is no longer an effective hedge.
We estimate a hypothetical 100 basis point immediate, parallel increase in interest rates would reduce the net reported fair value of our financial assets and derivatives by $2,161.9 million as of December 31, 2022, compared to $5,107.4 million as of December 31, 2021. This estimate only reflects the change in fair value for financial assets and derivatives reported at fair value on our consolidated statements of financial position. Assets and liabilities not reported at fair value on our consolidated statements of financial position — including mortgage loans, liabilities relating to insurance contracts, investment contracts, debt and bank deposits — are excluded from this sensitivity analysis. We believe the excluded liability items would economically serve as a partial offset to the net interest rate risk of the financial instruments included in the sensitivity analysis. Separate account assets and liabilities are also excluded from this estimate, as any interest rate risk is borne by the holder of the separate account. Assets backing reserves as part of a coinsurance with funds withheld agreement are excluded from this estimate, as any interest rate risk is passed to the reinsurer. For more information on fair value measurements, see 19. FINANCIAL STATEMENTS Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements.
Our selection of a 100 basis point immediate, parallel increase in interest rates is a hypothetical rate scenario we use to demonstrate potential risk. While a 100 basis point immediate, parallel increase does not represent our view of future market changes, it is a near term reasonably possible hypothetical change that illustrates the potential impact of such events. While this sensitivity analysis provides a representation of interest rate sensitivity, it is based on our portfolio exposures at a point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio transactions in response to new business, management’s assessment of changing market conditions and available investment opportunities.
Our net estimated potential loss in fair value as of December 31, 2022, decreased $2,945.5 million from December 31, 2021, primarily due to the Reinsurance Transaction.
Interest Rate Risk Management
We manage interest rate risk through the use of an integrated risk management framework. This helps us identify, assess, monitor, report and manage our risks within established limits and risk tolerances. Our internal risk committees monitor and discuss our risk profile and identify necessary actions to mitigate impacts from interest rate risk.
The product designs within our business units result in a variety of different interest rate risk profiles. Therefore, our business units use a variety of different approaches for managing their asset and liability interest rate risks.
•
Retirement Business Stable Cash Flows — For stable and predictable cash flow liabilities, such as pension risk transfer, WSRS, and investment only, we use investment strategy and hedges to tightly align the cash flow run off of these asset and liability cash flows. Immunization analysis is also utilized in the management of interest rate risk.

•
U.S. Insurance Stable Cash Flows — Our insurance businesses in many instances contain long-term guarantees with stable and predictable liability cash flows and recurring premiums. We manage the interest rate risk through investment strategy, product crediting rates and analyzing duration and embedded value sensitivity.

We also limit our exposure to interest rate risk through our business mix and strategy. We have intentionally limited our exposure to specific products where investment margins are critical to the product’s profitability, and we continue to emphasize the sale of products that generate revenues in the form of fees for service or premiums for insurance coverage and expose us to minimal interest rate risk.

Prepayment risk is controlled by limiting our exposure to investments that are prepayable without penalty prior to maturity at the option of the issuer. We also require additional yield on these investments to compensate for the risk the issuer will exercise such option. Prepayment risk is also controlled by limiting the sales of liabilities with features such as puts or other options that can be exercised at inopportune times. We manage the interest rate risk associated with our long-term borrowings by monitoring the interest rate environment and evaluating refinancing opportunities as maturity dates approach.
Use of Derivatives to Manage Interest Rate Risk. We use or have used various derivative financial instruments to manage our exposure to fluctuations in interest rates, including interest rate swaps, interest rate options, to be announced (“TBA”) forwards, bond forwards, treasury forwards, swaptions and futures. We use interest rate swaps, treasury forwards and futures contracts to hedge against changes in the value of the GMWB liability. We use interest rate swaps and have used TBA forwards primarily to more closely match the interest rate characteristics of assets and liabilities. They can be used to change the sensitivity to the interest rate of specific assets and liabilities as well as an entire portfolio. We use bond forwards to fix the purchase price of a bond at a specified date in the future. We use interest rate options to manage prepayment risks in our assets and minimum guaranteed interest rates and lapse risks in our liabilities. We have purchased swaptions to hedge interest rate exposure for certain assets and liabilities.
Foreign Currency Risk
Foreign currency risk is the risk we will incur economic losses due to adverse fluctuations in foreign currency exchange rates. This risk arises from foreign currency-denominated funding agreements issued to nonqualified institutional investors in the international market and foreign currency-denominated fixed maturity and equity securities.
We estimate as of December 31, 2022, a 10% immediate unfavorable change in each of the foreign currency exchange rates to which we are exposed would result in no material change to the net fair value of our foreign currency-denominated instruments identified above because we effectively hedge foreign currency-denominated instruments to minimize exchange rate impacts, which is consistent with our estimate as of December 31, 2021.
The selection of a 10% immediate unfavorable change in all currency exchange rates should not be construed as a prediction by us of future market events, but rather as an illustration of the potential impact of such an event.
Use of Derivatives to Manage Foreign Currency Risk. The foreign currency risk on funding agreements and fixed maturities is mitigated by using currency swaps that swap the foreign currency interest and principal payments to our functional currency. We did not have currency swap agreements associated with foreign-denominated liabilities as of December 31, 2022 and December 31, 2021. The notional amount of our currency swap agreements associated with foreign-denominated fixed maturities was $1,389.8 million and $958.9 million as of December 31, 2022 and December 31, 2021, respectively.
We use currency forwards to hedge certain foreign-denominated investments. We held currency forwards with a notional amount of $32.0 million and $6.8 million as of December 31, 2022 and December 31, 2021, respectively. No currency options were utilized as of December 31, 2022 or December 31, 2021.
Equity Risk
Equity risk is the risk we will incur economic losses due to adverse fluctuations in equity markets. As of December 31, 2022 and December 31, 2021, the fair value of our equity securities was $53.1 million and $508.2 million, respectively. We estimate a 10% decline in the prices of the equity securities would result in a decline in fair value of our equity securities of $5.3 million as of December 31, 2022, as compared to a decline in fair value of our equity securities of $50.8 million as of December 31, 2021.
We are also exposed to the risk that asset-based fees decrease as a result of declines in assets under management due to changes in investment prices and the risk that asset management fees calculated by reference to performance could be lower. The risk of decreased asset-based and asset management fees could also impact our estimates of total gross profits used as a basis for amortizing DAC and other actuarial balances. For further discussion, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Deferred Acquisition Costs and Other Actuarial Balances in this section.
We also have equity risk associated with (1) universal life contracts that credit interest to customers based on changes in an external equity index; (2) variable annuity contracts that have a GMWB rider that allows the customer to make withdrawals of a specified annual amount, either for a fixed number of years or for the lifetime of the customer, even if the account value is reduced to zero; (3) variable annuity contracts that have a guaranteed minimum death benefit (“GMDB”) that allows the death benefit to be paid, even if the account value has fallen below the GMDB amount and (4) investment contracts in which the return is subject to minimum contractual guarantees. We are also subject to equity risk based upon the assets that support our employee benefit plans. For further discussion of equity risk associated with these plans, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Benefit Plans in this section.
We estimate an immediate 10% decline in the S&P 500 index, followed by a 2% per quarter increase would reduce our annual segment pre-tax operating earnings by approximately 5% to 8% over the next 12 months. This estimate excludes the impact of any potential unlocking of our DAC asset and other actuarial balances. The selection of a 10% unfavorable change in the S&P 500 index should not be construed as a prediction by us of future market events, but rather as an illustration of the potential impact of such an event. Our exposure will change as a result of changes in our mix of business.
Separate and distinct from our equity risk associated with a decline in the S&P index, we also have equity risk associated with certain alternative investments. These investments are comprised of several asset categories (including hedge funds, private equity, infrastructure and direct lending) that provide an attractive asset match to our long-dated liabilities and create diversification benefits to our fixed income investments. The risk profile of these investments is actively monitored by our Investment Committee and our corporate risk management function. Changes in the value of these investments will impact earnings. We estimate an immediate 10% decline in the value of those assets, followed by a 2% per quarter increase would reduce our annual segment pre-tax operating earnings by less than 8%. This estimate excludes the impact of any potential unlocking of our DAC asset and other actuarial balances. The selection of a 10% unfavorable change in the value of those assets should not be construed as a prediction of future market events, but rather as an illustration of the potential impact of such a decline in value of those assets.
Use of Derivatives to Manage Equity Risk. We economically hedge the universal life products, where the interest credited is linked to an external equity index, by purchasing options that match the product’s profile or selling options to offset existing exposures. We economically hedged the GMWB exposure, which includes interest rate risk and equity risk, using futures, options, treasury forwards and interest rate swaps with notional amounts of $1,451.6 million, $1,400.7 million, $4,280.1 million, and $1,818.0 million, respectively, as of December 31, 2022, and notional amounts of $1,924.9 million, $1,699.6 million, $2,181.6 million, and $4,577.1 million, respectively, as of December 31, 2021. The fair value of both the GMWB embedded derivative and associated hedging instruments are sensitive to financial market conditions and the variance related to the change in fair value of these items for a given period is largely dependent on market conditions at the end of the period.

19.   FINANCIAL STATEMENTS
Consolidated Financial Statements
Principal Life Insurance Company
Years Ended December 31, 2022, 2021 and 2020

Consolidated Financial Statements
Years Ended December 31, 2022, 2021 and 2020
Contents
Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm
To the Stockholder and the Board of Directors of Principal Life Insurance Company
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial position of Principal Life Insurance Company (the Company)as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive income, stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2022, and the related notes and schedules (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.
Deferred acquisition cost amortization based on estimated gross profits
Description of the Matter	At December 31, 2022, the Company’s deferred acquisition costs totaled $4.7 billion. As discussed in Note 1 of the consolidated financial statements, the carrying amount of the deferred acquisition costs is the total of costs deferred less amortization for which a significant portion of the amortization is calculated in relation to the present value of estimated gross profits. There is significant uncertainty inherent in calculating estimated gross profits as the calculation is sensitive to management’s best estimate of assumptions such as mortality, lapses, equity returns, general account investment yields and expenses. Management’s assumptions are adjusted, also known as unlocking, based on actual policyholder behavior and market experience and projecting for expected trends. The unlocking results in amortization being recalculated using the new assumptions for estimated gross profits, resulting either in additional or less cumulative amortization expense.
Auditing management’s estimate of deferred acquisition costs that are amortized in relation to the present value of estimated gross profits was complex because there was a high degree of subjectivity applied in management’s methods and assumptions used to calculate estimated gross profits. The high degree of subjectivity was primarily due to the sensitivity of the estimated gross profits to the methods and assumptions which have a significant effect on the valuation of the deferred acquisition costs.

How We Addressed the Matter in Our Audit
We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the estimation process, including, among others, controls over the review and approval processes that management has in place for the assumptions used in measuring estimated gross profits.
We involved actuarial specialists to assist with our audit procedures which included, among others, evaluating the methodology applied by management in determining the estimated gross profits with those methods used in prior periods and in the industry. To evaluate the significant assumptions used by management, we compared policyholder behavior assumptions that we identified as being higher risk to prior actual experience and management’s estimates of prospective changes in these assumptions. In addition, we compared equity returns and general account investment yields to historical assumptions and observable market data. We performed an independent recalculation of estimated gross profits for a sample of product cohorts for comparison with the actuarial model used by management.

Valuation of investments in securities
Description of the Matter
A subset of the Company’s $60.3 billion fixed-income securities portfolio exhibits higher estimation uncertainty when determining fair value. The fixed-income securities, which include bonds, asset-backed securities, redeemable preferred stock and certain non-redeemable preferred securities, are classified as either available-for-sale or trading and, accordingly, are carried at fair value in the consolidated statements of financial position. As discussed in Note 16 of the consolidated financial statements, for certain securities the Company obtains prices from third party pricing vendors, a subset of which exhibit higher estimation uncertainty given the characteristics of the security. In addition, the Company uses a matrix priced internal model to develop the fair value for a subset of corporate bonds. The fair value is developed using a risk spread which creates higher estimation uncertainty.
Auditing the fair value of the securities that exhibit higher estimation uncertainty was especially challenging because determining the fair value is complex and highly judgmental and involves using inputs and assumptions that are not directly observable in the market.

How We Addressed the Matter in Our Audit
We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over management’s valuation process for the fixed income securities portfolio that exhibits higher estimation uncertainty. This included, among others, testing the review and approval process that management has in place over validating the fair value from third party pricing sources and the assumptions used in determining the fair value for matrix priced securities.
To test the fair value calculation, we utilized the support of our valuation specialists which included, among others, independently calculating a reasonable range of fair values for a sample of securities by using a cash flow model and cash flow and yield assumptions based on independently obtained information or available transaction data for similar securities. We compared these ranges to management’s estimates of fair value for the selected securities.

Accounting for Reinsurance of U.S. retail fixed annuity and universal life insurance with secondary guarantee (“ULSG”) blocks of business
Description of the Matter
As discussed in Note 1 to the consolidated financial statements, in May 2022, the Company entered into a series of agreements (referred to as the “Reinsurance Transaction”) to transfer substantially all of the US Retail fixed annuity and ULSG blocks of business with an effective date of January 1, 2022 to Talcott Life and Annuity Re. A portion of the Reinsurance Transaction is accounted for using deposit accounting and comprises a significant portion of the $7.9 billion deposit asset as of December 31, 2022, with the remainder accounted for as reinsurance and comprises a significant portion of the $14.1 billion reinsurance recoverable as of December 31, 2022. The Company retained the portfolio of assets relating to the underlying policies in funds withheld segregated accounts, which is comprised of fixed maturity securities, equity securities, mortgage loans, accrued interest, other assets and cash and cash equivalents. The Company recorded a funds withheld payable of $20.4 billion as of December 31, 2022, which was net of an $3.7 billion embedded derivative asset, the fair value of which is estimated based on the change in fair value of the assets supporting the funds withheld liability. The Company also recorded a cost of reinsurance asset for this transaction that is included within the Premiums due and other receivables line item, that will be amortized over the remaining life of the underlying business reinsured.
Auditing the Reinsurance Transaction was complex due to multiple elements of the transaction including the assessment of risk transfer of the agreements and the separate lines of business, determination of the cost of reinsurance asset, accounting for the embedded derivative and recording of the deposit asset and reinsurance recoverable amounts.

How We Addressed the Matter in Our Audit
We obtained an understanding, evaluated the design, and tested the operating effectiveness of the controls over the reinsurance agreement process including, among others, controls related to the evaluation of risk transfer, the determination of the cost of reinsurance, the accounting for the funds withheld liability and the calculation of the related embedded derivative, and the recognition of the deposit asset and reinsurance recoverable amounts.
Our audit procedures included, among others, assessing the terms of the agreements with Talcott Life & Annuity Re, evaluating management’s risk transfer conclusion, testing the calculation of the cost of reinsurance, related amortization, and related embedded derivative, reconciling the funds withheld liability to the investment portfolio which we value and confirm and reconciling the deposit asset and reinsurance recoverable to the recorded reserves based on the terms of the reinsurance agreement.

/s/ Ernst & Young LLP
Des Moines, Iowa
March 30, 2023

Principal Life Insurance Company
Consolidated Statements of Financial Position
	December 31,
	2022	2021
	(in millions)
Assets
Fixed maturities, available-for-sale	$59,631.3	$73,896.9
Fixed maturities, trading	634.0	233.3
Equity securities	53.1	508.2
Mortgage loans (2022 and 2021 include $1,179.7 million and $1,260.1 million related to consolidated variable interest entities)	19,722.4	18,908.3
Real estate (2022 and 2021 include $649.0 million and $672.0 million related to consolidated variable interest entities)	2,237.4	2,060.6
Policy loans	770.2	705.0
Other investments	3,261.3	2,836.7
Total investments	86,309.7	99,149.0
Cash and cash equivalents (2022 and 2021 include $14.2 million and $30.1 million related to consolidated variable interest entities)	3,329.3	1,228.6
Accrued investment income	728.5	678.4
Reinsurance recoverable and deposit receivable	22,029.3	1,186.3
Premiums due and other receivables	4,196.5	611.8
Deferred acquisition costs	4,679.4	3,749.1
Property and equipment	831.7	862.2
Goodwill	48.2	75.1
Other intangibles	11.6	14.4
Separate account assets	120,279.6	147,529.0
Other assets	770.4	264.4
Total assets	$243,214.2	$255,348.3
Liabilities
Contractholder funds	$42,242.1	$42,957.3
Future policy benefits and claims	40,609.0	40,141.6
Other policyholder funds	966.1	1,026.0
Long-term debt	67.8	54.0
Deferred income taxes	1,166.4	2,273.5
Separate account liabilities	120,279.6	147,529.0
Funds withheld payable	20,436.1	—
Other liabilities (2022 and 2021 include $83.8 million and $56.1 million related to consolidated variable interest entities)	10,267.4	8,658.2
Total liabilities	236,034.5	242,639.6
Stockholder’s equity
Common stock, par value $1.00 per share; 5.0 million shares authorized; 2.5 million shares issued and outstanding (wholly owned indirectly by Principal Financial Group, Inc.)	2.5	2.5
Additional paid-in capital	6,331.1	6,340.9
Retained earnings	6,209.9	2,976.6
Accumulated other comprehensive income (loss)	(5,367.6)	3,370.9
Total stockholder’s equity attributable to Principal Life Insurance Company	7,175.9	12,690.9
Noncontrolling interest	3.8	17.8
Total stockholder’s equity	7,179.7	12,708.7
Total liabilities and stockholder’s equity	$243,214.2	$255,348.3
See accompanying notes.

Principal Life Insurance Company
Consolidated Statements of Operations
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Revenues
Premiums and other considerations	$5,264.3	$4,714.0	$5,880.8
Fees and other revenues	2,207.9	2,679.6	2,353.6
Net investment income	2,852.3	3,633.7	3,324.9
Net realized capital gains (losses)(1)	(1.2)	(18.5)	105.6
Net realized capital gains on funds withheld assets(1)	749.4	—	—
Change in fair value of funds withheld embedded derivative	3,652.8	—	—
Total revenues	14,725.5	11,008.8	11,664.9
Expenses
Benefits, claims and settlement expenses	5,650.7	6,482.6	7,837.5
Dividends to policyholders	94.8	94.8	120.2
Operating expenses	3,139.2	2,744.6	2,479.7
Total expenses	8,884.7	9,322.0	10,437.4
Income before income taxes	5,840.8	1,686.8	1,227.5
Income taxes	1,117.6	233.2	160.1
Net income	4,723.2	1,453.6	1,067.4
Net income attributable to noncontrolling interest	62.2	24.3	19.4
Net income attributable to Principal Life Insurance Company	$4,661.0	$1,429.3	$1,048.0

(1)
Includes realized and unrealized gains (losses). See Note 5, Investments, for further details.

See accompanying notes.

Principal Life Insurance Company
Consolidated Statements of Comprehensive Income
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Net income	$4,723.2	$1,453.6	$1,067.4
Other comprehensive income (loss), net:
Net unrealized gains (losses) on available-for-sale securities	(8,848.4)	(653.1)	1,396.7
Net unrealized gains (losses) on derivative instruments	(19.8)	33.6	(35.2)
Net unrecognized postretirement benefit obligation	(2.1)	1.5	4.7
Other comprehensive income (loss)	(8,870.3)	(618.0)	1,366.2
Comprehensive income (loss)	(4,147.1)	835.6	2,433.6
Comprehensive income attributable to noncontrolling interest	62.2	24.3	19.4
Comprehensive income (loss) attributable to Principal Life Insurance Company	$(4,209.3)	$811.3	$2,414.2
See accompanying notes.

Principal Life Insurance Company
Consolidated Statements of Stockholder’s Equity
	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Noncontrolling interest	Total stockholder’s equity
	(in millions)
Balances as of January 1, 2020	$2.5	$6,331.5	$2,410.8	$2,620.7	$23.2	$11,388.7
Capital distributions to parent	—	(14.1)	—	—	—	(14.1)
Stock-based compensation	—	26.8	(2.4)	—	—	24.4
Dividends to parent	—	—	(650.0)	—	—	(650.0)
Distributions to noncontrolling interest	—	—	—	—	(33.4)	(33.4)
Contributions from noncontrolling interest	—	—	—	—	6.0	6.0
Effects of implementation of accounting change related to credit losses, net	—	—	(6.7)	—	—	(6.7)
Net income	—	—	1,048.0	—	19.4	1,067.4
Other comprehensive income	—	—	—	1,366.2	—	1,366.2
Balances as of December 31, 2020	2.5	6,344.2	2,799.7	3,986.9	15.2	13,148.5
Capital distributions to parent	—	(16.3)	—	—	—	(16.3)
Stock-based compensation	—	27.6	(2.4)	—	0.1	25.3
Dividends to parent	—	—	(1,250.0)	—	—	(1,250.0)
Distributions to noncontrolling interest	—	—	—	—	(27.5)	(27.5)
Contributions from noncontrolling interest	—	—	—	—	7.4	7.4
Purchase of subsidiary shares from noncontrolling interest	—	(14.9)	—	—	(1.7)	(16.6)
Net liabilities transferred to affiliate due to change in benefit plan sponsorship	—	0.3	—	2.0	—	2.3
Net income	—	—	1,429.3	—	24.3	1,453.6
Other comprehensive loss	—	—	—	(618.0)	—	(618.0)
Balances as of December 31, 2021	2.5	6,340.9	2,976.6	3,370.9	17.8	12,708.7
Capital distributions to parent	—	(30.3)	—	—	—	(30.3)
Stock-based compensation	—	24.8	(2.7)	—	—	22.1
Dividends to parent	—	—	(1,425.0)	—	—	(1,425.0)
Distributions to noncontrolling interest	—	—	—	—	(81.1)	(81.1)
Contributions from noncontrolling interest	—	—	—	—	7.3	7.3
Purchase of subsidiary shares from noncontrolling interest	—	(4.3)	—	—	(2.4)	(6.7)
Adjustment for reinsurance	—	—	—	131.8	—	131.8
Net income	—	—	4,661.0	—	62.2	4,723.2
Other comprehensive loss	—	—	—	(8,870.3)	—	(8,870.3)
Balances as of December 31, 2022	$2.5	$6,331.1	$6,209.9	$(5,367.6)	$3.8	$7,179.7
See accompanying notes.

Principal Life Insurance Company
Consolidated Statements of Cash Flows
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Operating activities
Net income	$4,723.2	$1,453.6	$1,067.4
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized capital (gains) losses	1.2	18.5	(105.6)
Net realized capital gains on funds withheld assets	(749.4)	—	—
Change in fair value of funds withheld embedded derivative	(3,652.8)	—	—
Depreciation and amortization expense	175.1	149.5	128.6
Amortization of deferred acquisition costs and contract costs	391.0	291.5	394.1
Additions to deferred acquisition costs and contract costs	(387.7)	(469.4)	(462.6)
Amortization of reinsurance (gain) loss	84.5	(18.0)	67.4
Stock-based compensation	22.1	25.2	24.9
(Income) loss from equity method investments, net of dividends received	(42.9)	(54.2)	30.3
Changes in:
Accrued investment income	(50.1)	9.3	(21.2)
Net cash flows for trading securities and equity securities with operating intent	(389.0)	(7.9)	9.3
Premiums due and other receivables	(3,587.4)	7.3	101.0
Contractholder and policyholder liabilities and dividends	1,472.9	1,709.6	1,968.8
Current and deferred income taxes	905.2	161.5	423.1
Real estate acquired through operating activities	(164.4)	(73.7)	(16.5)
Real estate sold through operating activities	—	1.4	195.4
Funds withheld, net of reinsurance recoverable and deposit receivable	3,750.3	(105.5)	(75.3)
Other assets and liabilities	420.6	17.9	(218.7)
Other	548.4	428.2	454.2
Net adjustments	(1,252.4)	2,091.2	2,897.2
Net cash provided by operating activities	3,470.8	3,544.8	3,964.6
Investing activities
Fixed maturities available-for-sale and equity securities with intent to hold:
Purchases	(18,288.2)	(15,068.4)	(13,769.2)
Sales	12,685.1	1,701.7	1,969.3
Maturities	6,566.9	10,475.1	8,398.4
Mortgage loans acquired or originated	(3,633.2)	(5,016.8)	(3,006.9)
Mortgage loans sold or repaid	2,513.2	2,626.6	2,297.3
Real estate acquired	(245.2)	(281.4)	(230.6)
Real estate sold	373.9	133.7	2.3
Net purchases of property and equipment	(68.4)	(91.9)	(60.8)
Net change in other investments	(218.1)	(149.4)	(295.0)
Net cash used in investing activities	(314.0)	(5,670.8)	(4,695.2)
Financing activities
Payments for financing element derivatives	(50.6)	(39.9)	(30.9)
Purchase of subsidiary shares from noncontrolling interest	(6.7)	(16.6)	—
Dividends paid to parent	(1,425.0)	(1,250.0)	(650.0)
Distributions to parent	(30.3)	(16.3)	(14.1)
Issuance of long-term debt	15.4	—	13.7
Principal repayments of long-term debt	(2.1)	(1.8)	(65.8)
Investment contract deposits	6,881.3	8,868.3	9,817.3
Investment contract withdrawals	(7,524.6)	(8,760.5)	(8,786.0)
Net increase in banking operation deposits	1,086.3	2,922.9	569.7
Other	0.2	—	0.2
Net cash provided by (used in) financing activities	(1,056.1)	1,706.1	854.1
Net increase (decrease) in cash and cash equivalents	2,100.7	(419.9)	123.5
Cash and cash equivalents at beginning of period	1,228.6	1,648.5	1,525.0
Cash and cash equivalents at end of period	$3,329.3	$1,228.6	$1,648.5
Supplemental information:
Cash paid for interest	$2.6	$2.2	$2.2
Cash paid for (received from) income taxes	43.5	46.3	(202.8)
Supplemental disclosure of non-cash activities:
Asset changes resulting from deconsolidation of residential whole loan securitizations:
Decrease in mortgage loans	$(220.7)	$—	$—
Increase in fixed maturities, available-for-sale	167.6	—	—
Assets transferred in kind for settlement to reinsurer	(428.5)	—	—
Changes from re-designation of other postretirement employee benefits (“OPEB”) plan assets to cover non-retiree benefits:
Increases in equity securities re-designated from funded status of OPEB plan	—	548.1	—
Increases in other investments re-designated from funded status of OPEB plan	—	117.5	—
Decrease in tax receivable re-designated from funded status of OPEB plan	—	(9.1)	—
Decrease in accumulated other comprehensive income (“AOCI”) due to reclassifying excess assets out of funded status of OPEB plan	—	9.1	—
Decrease in other assets due to reclassifying excess assets out of funded status of OPEB plan	—	(665.6)	—
Assets received in kind from pension risk transfer transactions	—	109.5	1,325.2
See accompanying notes.

Principal Life Insurance Company
Notes to Consolidated Financial Statements
December 31, 2022
1.   Nature of Operations and Significant Accounting Policies
Description of Business
Principal Life Insurance Company (“PLIC”) along with its consolidated subsidiaries is a diversified financial services organization offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and insurance in the U.S. We are a direct wholly owned subsidiary of Principal Financial Services, Inc. (“PFS”), which in turn is a direct wholly owned subsidiary of Principal Financial Group, Inc. (“PFG”).
Basis of Presentation
The accompanying consolidated financial statements include the accounts of PLIC and all other entities in which we directly or indirectly have a controlling financial interest as well as those variable interest entities (“VIEs”) in which we are the primary beneficiary. The consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). All significant intercompany accounts and transactions have been eliminated.
Uncertainties, including those associated with the novel coronavirus (“COVID-19”), may impact our business, results of operations, financial condition and liquidity. Our use of estimates and assumptions affect amounts reported and disclosed and includes, but is not limited to, the fair value of investments in the absence of quoted market values, investment impairments and valuation allowances, the fair value of derivatives, funds withheld embedded derivative, deferred acquisition costs (“DAC”) and other actuarial balances, the liability for future policy benefits and claims, the value of other postretirement benefits and accounting for income taxes and the valuation of deferred tax assets. Our estimates and assumptions could change in the future. Our results of operations and financial condition may also be impacted by other uncertainties including evolving regulatory, legislative and standard-setter accounting interpretations and guidance.
During the second quarter of 2022, we closed a coinsurance with funds withheld reinsurance transaction with Talcott Life & Annuity Re, Ltd. (“Talcott Life & Annuity Re”), a limited liability company organized under the laws of the Cayman Islands and an affiliate of Talcott Resolution Life, Inc., a subsidiary of Sixth Street, pursuant to which we ceded our in-force U.S. retail fixed annuity and universal life insurance with secondary guarantee (“ULSG”) blocks of business (the “Reinsurance Transaction”). The economics of the Reinsurance Transaction were effective as of January 1, 2022. As such, we recorded impacts for January through June 2022 in our second quarter 2022 results. See Note 10, Reinsurance, for further details.
Reclassifications have been made to prior periods to report the reinsurance recoverable and deposit receivable on the consolidated statements of financial position. Those amounts were previously reported in premiums due and other receivables. Certain reclassifications have been made to prior period consolidated statements of cash flows to conform to the December 31, 2022, presentation. This included presenting separate line items within operating activities for amortization of reinsurance (gain) loss and funds withheld, net of reinsurance recoverable and deposit receivable, among other reclassifications.
We evaluated subsequent events through March 30, 2023, which was the date our consolidated financial statements were issued.
Consolidation
We have relationships with various special purpose entities and other legal entities that must be evaluated to determine if the entities meet the criteria of a VIE or a voting interest entity (“VOE”). This assessment is performed by reviewing contractual, ownership and other rights, including involvement of related parties, and requires use of judgment. First, we determine if we hold a variable interest in an entity by assessing if we have the right to receive expected losses and expected residual returns of the entity. If we

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
hold a variable interest, then the entity is assessed to determine if it is a VIE. An entity is a VIE if the equity at risk is not sufficient to support its activities, if the equity holders lack a controlling financial interest or if the entity is structured with non-substantive voting rights. In addition to the previous criteria, if the entity is a limited partnership or similar entity, it is a VIE if the limited partners do not have the power to direct the entity’s most significant activities through substantive kick-out rights or participating rights. A VIE is evaluated to determine the primary beneficiary. The primary beneficiary of a VIE is the enterprise with (1) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (2) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. When we are the primary beneficiary, we are required to consolidate the entity in our financial statements. We reassess our involvement with VIEs on a quarterly basis. For further information about VIEs, refer to Note 4, Variable Interest Entities.
If an entity is not a VIE, it is considered a VOE. VOEs are generally consolidated if we own a greater than 50% voting interest. If we determine our involvement in an entity no longer meets the requirements for consolidation under either the VIE or VOE models, the entity is deconsolidated. Entities in which we have management influence over the operating and financing decisions but are not required to consolidate, other than investments accounted for at fair value under the fair value option, are reported using the equity method.
Recent Accounting Pronouncements
Description	Date of adoption	Effect on our consolidated financial statements or other significant matters
Standards not yet adopted:
Targeted improvements to the accounting for long-duration insurance contracts
This authoritative guidance updates certain requirements in the accounting for long-duration insurance and annuity contracts.
1.
The assumptions used to calculate the liability for future policy benefits on traditional and limited-payment contracts will be reviewed and updated periodically. Cash flow assumptions will be reviewed at least annually and updated when necessary with the impact recognized in net income. Discount rate assumptions are prescribed as the current upper-medium grade (low credit risk) fixed income instrument yield and will be updated quarterly with the impact recognized in other comprehensive income (“OCI”).

2.
Market risk benefits, which are contracts or contract features that provide protection to the policyholder from capital market

January 1, 2023
We created a governance framework and a plan to support implementation of the standard. Our implementation and evaluation process included, but was not limited to the following:
•
identifying and documenting contracts and contract features in scope of the guidance;

•
identifying the actuarial models, systems and processes to be updated;

•
evaluating and selecting our systems solutions for implementing the new guidance;

•
building models and evaluating preliminary output as models are developed;

•
evaluating and finalizing our key accounting policies;

•
assessing the impact to our chart of accounts;

•
developing format and content of new disclosures;

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Description	Date of adoption	Effect on our consolidated financial statements or other significant matters risk and expose us to other-than-nominal capital market risk, are measured at fair value. The periodic change in fair value is recognized in net income with the exception of the periodic change in fair value related to our own nonperformance risk, which is recognized in OCI.
3.
DAC and other actuarial balances for all insurance and annuity contracts will be amortized on a constant basis over the expected term of the related contracts.

4.
Additional disclosures are required, including disaggregated rollforwards of significant insurance liabilities and other account balances as well as disclosures about significant inputs, judgments, assumptions and methods used in measurement.

The guidance for the liability for future policy benefits for traditional and limited-payment contracts and DAC will be applied on a modified retrospective basis; that is, to contracts in force as of the beginning of the earliest period presented (January 1, 2021, also referred to as the transition date) based on their existing carrying amounts. An entity may elect to apply the changes retrospectively. The guidance for market risk benefits will be applied retrospectively.

•
conducting financial dry runs using model output and updated chart of accounts;

•
evaluating transition requirements and impacts and

•
establishing and documenting appropriate internal controls.

This guidance will change how we account for many of our insurance and annuity products.
The transition date impact from adoption of this standard is a decrease to our total stockholders’ equity of approximately $4.2 billion, of which approximately $4.1 billion impacted AOCI and approximately $0.1 billion impacted retained earnings. The most significant driver of the AOCI adjustment is due to the requirement to update the discount rate assumption to reflect an upper-medium grade fixed-income instrument, which will generally be equivalent to a single-A interest rate matched to the duration characteristics of our insurance liabilities. The most significant driver of the retained earnings adjustment is the valuation of contracts as market risk benefits.

Troubled debt restructurings and vintage disclosures
This authoritative guidance eliminates the accounting requirements for troubled debt restructurings (“TDRs”) by creditors and enhances the disclosure requirements for certain loan refinancing and restructuring by creditors when a borrower is experiencing financial difficulty. The update requires entities to disclose current-period gross write-offs by year of origination for financing receivables and net investments in leases. The amendments in this update should be applied prospectively, except for the transition method related to the	January 1, 2023	The adoption of this guidance is not expected to have a material impact on our consolidated financial statements.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Description	Date of adoption	Effect on our consolidated financial statements or other significant matters recognition and measurement of troubled debt restructurings, for which an entity has the option to apply a modified retrospective transition method. Early adoption is permitted.
Targeted improvements to accounting for hedging activities — portfolio layer method
This authoritative guidance intends to further align the economics of a company’s risk management activities in its financial statements with hedge accounting requirements. The guidance expands the current single-layer method to allow multiple hedge layers of a single closed portfolio. Non-prepayable assets can also be included in the same portfolio. This guidance also clarifies the current guidance on accounting for fair value basis adjustments applicable to both a single hedged layer and multiple hedged layers. Upon adoption, the application of these hedge strategies would be applied prospectively. Early adoption is permitted.	January 1, 2023	This guidance will not have a material impact on our consolidated financial statements.
Standards adopted:
Simplifying the accounting for income taxes
This authoritative guidance simplifies the accounting for income taxes by removing certain exceptions, including exceptions related to the incremental approach for intraperiod tax allocation, calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. Also, the guidance clarifies the accounting for franchise taxes, transactions that result in a step-up in the tax basis of goodwill and enacted changes in tax laws or rates. It specifies that an entity is not required to allocate the consolidated amount of current and deferred tax expense to a legal entity that is not subject to tax in its separate financial statements, although an entity may elect to do so. The guidance will be applied based on varying transition methods defined by amendment. Early adoption is permitted.	January 1, 2021	This guidance did not have a material impact on our consolidated financial statements.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Description	Date of adoption	Effect on our consolidated financial statements or other significant matters
Facilitation of the effects of reference rate reform on financial reporting
This authoritative guidance provides optional expedients and exceptions for contracts and hedging relationships affected by reference rate reform. An entity may elect not to apply certain modification accounting requirements to contracts affected by reference rate reform and instead account for the modified contract as a continuation of the existing contract. Also, an entity may apply optional expedients to continue hedge accounting for hedging relationships in which the critical terms change due to reference rate reform. This guidance eases the financial reporting impacts of reference rate reform on contracts and hedging relationships and is effective until December 31, 2022. A subsequent amendment issued in December 2022 extended the relief date from December 31, 2022, to December 31, 2024, and was effective upon issuance.	March 12, 2020	We adopted the guidance upon issuance prospectively and elected the applicable optional expedients and exceptions for contracts and hedging relationships impacted by reference rate reform through December 31, 2024. The guidance did not have an impact on our consolidated financial statements upon adoption.
Goodwill impairment testing
This authoritative guidance simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 (which measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill to the carrying amount of that goodwill) from the goodwill impairment test. A goodwill impairment loss will be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary.	January 1, 2020	This guidance reduced complexity and costs associated with performing a Step 2 test, should one be needed in the future. This guidance did not have a material impact on our consolidated financial statements at adoption.
Credit losses
This authoritative guidance requires entities to use a current expected credit loss (“CECL”) model to measure impairment for most financial assets that are not recorded at fair value through net income. Under the CECL model, an entity will	January 1, 2020	We adopted the guidance using the modified retrospective approach. A cumulative effect adjustment of $6.7 million was recorded as a decrease to retained earnings. We recorded an offsetting increase in the allowance for credit loss for mortgage loans, reinsurance recoverables

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Description	Date of adoption	Effect on our consolidated financial statements or other significant matters
estimate lifetime expected credit losses considering available relevant information about historical events, current conditions and reasonable and supportable forecasts. The CECL model does not apply to available-for-sale debt securities; however, the credit loss calculation and subsequent recoveries for available-for-sale securities are required to be recorded through an allowance. This guidance also expands the required credit loss disclosures.		and commitments and a decrease for deferred tax impacts. See Note 5, Investments, for further details.
When we adopt new accounting standards, we have a process in place to perform a thorough review of the pronouncement, identify the financial statement and system impacts and create an implementation plan among our impacted business units to ensure we are compliant with the pronouncement on the date of adoption. This includes having effective processes and controls in place to support the reported amounts. Each of the standards listed above is in varying stages in our implementation process based on its issuance and adoption dates. We are on track to implement guidance by the respective effective dates.
Use of Estimates in the Preparation of Financial Statements
The preparation of our consolidated financial statements and accompanying notes requires management to make estimates and assumptions that affect the amounts reported and disclosed. These estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed in the consolidated financial statements and accompanying notes. The most critical estimates include those used in determining:
•
the fair value of investments in the absence of quoted market values;

•
investment impairments and valuation allowances;

•
the fair value of and accounting for derivatives;

•
the DAC and other actuarial balances where the amortization is based on estimated gross profits (“EGPs”);

•
the liability for future policy benefits and claims;

•
the value of our other postretirement benefit obligation and

•
accounting for income taxes and the valuation of deferred tax assets.

A description of such critical estimates is incorporated within the discussion of the related accounting policies that follow. In applying these policies, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Actual results could differ from these estimates.
Closed Block
We operate a closed block (“Closed Block”) for the benefit of individual participating dividend-paying policies in force at the time of the 1998 mutual insurance holding company (“MIHC”) formation. See Note 7, Closed Block, for further details.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, money market instruments and other debt issues with a maturity date of three months or less when purchased.
Investments
Fixed maturities include bonds, asset-backed securities (“ABS”), redeemable preferred stock and certain non-redeemable preferred securities. Equity securities include mutual funds, common stock and non-redeemable preferred stock. We classify fixed maturities as either available-for-sale or trading at the time of the purchase and, accordingly, carry them at fair value. Equity securities are also carried at fair value. See Note 16, Fair Value Measurements, for methodologies related to the determination of fair value. Unrealized gains and losses related to fixed maturities, available-for-sale, excluding those in fair value hedging relationships, are reflected in stockholder’s equity, net of adjustments associated with DAC and related actuarial balances, derivatives in cash flow hedge relationships and applicable income taxes. Mark-to-market adjustments on fixed maturities, trading are reflected in net realized capital gains (losses). Unrealized gains and losses related to hedged portions of fixed maturities, available-for-sale in fair value hedging relationships are reflected in net investment income. Mark-to-market adjustments related to certain securities carried at fair value with an investment objective to realize economic value through mark-to-market changes are reflected in net investment income.
The amortized cost of fixed maturities includes cost adjusted for amortization of premiums and discounts, computed using the interest method. The amortized cost of fixed maturities, available-for-sale is adjusted for changes in fair value of the hedged portions of securities in fair value hedging relationships and excludes accrued interest receivable. Accrued interest receivable is reported in accrued investment income on the consolidated statements of financial position. Fixed maturities, available-for-sale are subject to an allowance for credit loss and changes in the allowance are reported in net income as a component of net realized capital gains (losses). Interest income, as well as prepayment fees and the amortization of the related premium or discount, is reported in net investment income. For loan-backed and structured securities, we recognize income using a constant effective yield based on currently anticipated cash flows.
Commercial and residential mortgage loans are generally reported at cost adjusted for amortization of premiums and accrual of discounts, computed using the interest method and net of valuation allowances. Amortized cost excludes accrued interest receivable. Interest income is accrued on the principal amount of the loan based on the loan’s contractual interest rate. Interest income, as well as prepayment of fees and the amortization of the related premium or discount, is reported in net investment income on the consolidated statements of operations. Accrued interest receivable is reported in accrued investment income on the consolidated statements of financial position. Any changes in the loan valuation allowances are reported in net realized capital gains (losses) on the consolidated statements of operations. See Note 5, Investments, for further details of our valuation allowance.
Our commercial and residential mortgage loan portfolios can include loans that have been modified. We assess loan modifications on a case-by-case basis to evaluate whether a TDR has occurred. In response to COVID-19, the Coronavirus Aid, Relief and Economic Security Act, which was subsequently amended by the Consolidated Appropriations Act, 2021, (collectively the “CARES Act”) provides a temporary suspension of TDR accounting for certain COVID-19 related loan modifications where the loan was not more than 30 days past due as of December 31, 2019. We elected the TDR relief in the CARES Act beginning in the second quarter of 2020. The CARES Act TDR relief does not apply to modifications completed subsequent to the earlier of 60 days after the national emergency related to COVID-19 ends, or January 1, 2022. In addition, the Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus (As Revised on April 7, 2020) (“Interagency Statement”) provides additional guidance to determine if a short-term COVID-19 related loan modification is a TDR. We consider the CARES Act and the Interagency Statement when assessing loan modifications

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
to determine whether a TDR has occurred. As of January 1, 2022, the TDR relief ended. See Note 5, Investments, under the caption “Mortgage Loan Modifications” for further details.
Real estate investments are reported at cost less accumulated depreciation. The initial cost bases of properties acquired through loan foreclosures are the lower of the fair market values of the properties at the time of foreclosure or the outstanding loan balance. Buildings and land improvements are generally depreciated on the straight-line method over the estimated useful life of improvements and tenant improvement costs are depreciated on the straight-line method over the term of the related lease. We recognize impairment losses for properties when indicators of impairment are present and a property’s expected undiscounted cash flows are not sufficient to recover the property’s carrying value. In such cases, the cost basis of the property is reduced to fair value. Real estate expected to be disposed is carried at the lower of cost or fair value, less cost to sell, with valuation allowances established accordingly and depreciation no longer recognized. The carrying amount of real estate held for sale was $238.6 million and $74.2 million as of December 31, 2022 and 2021, respectively. Any impairment losses and any changes in valuation allowances are reported in net income.
Net realized capital gains and losses on sales of investments are determined on the basis of specific identification. In general, in addition to realized capital gains and losses on investment sales and periodic settlements on derivatives not designated as hedges, we report gains and losses related to the following in net realized capital gains (losses) on the consolidated statements of operations: mark-to-market adjustments on equity securities, mark-to-market adjustments on fixed maturities, trading, mark-to-market adjustments on certain investment funds, mark-to-market adjustments on derivatives not designated as hedges, cash flow hedge gains (losses) when the hedged item impacts realized capital gains (losses), changes in the valuation allowance for fixed maturities, available-for-sale and certain financing receivables, impairments of real estate held for investment, impairments of equity method investments. Investment gains and losses on sales of certain real estate held for sale due to investment strategy and mark-to-market adjustments on certain securities carried at fair value with an investment objective to realize economic value through mark-to-market changes are reported as net investment income and are excluded from net realized capital gains (losses).
Policy loans and certain other investments are reported at cost. Interests in unconsolidated entities, joint ventures and partnerships are generally accounted for using the equity method. We had certain real estate ventures for which the fair value option had been elected in prior periods. See Note 16, Fair Value Measurements, for detail on these investments.
Derivatives
Overview
Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices or the values of securities. Derivatives generally used by us include swaps, options, futures and forwards. Derivative positions are either assets or liabilities in the consolidated statements of financial position and are measured at fair value, generally by obtaining quoted market prices or through the use of pricing models. See Note 16, Fair Value Measurements, for policies related to the determination of fair value. Fair values can be affected by changes in interest rates, foreign exchange rates, financial indices, values of securities, credit spreads, and market volatility and liquidity.
Accounting and Financial Statement Presentation
We designate derivatives as either:
(a)
a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, including those denominated in a foreign currency (“fair value hedge”);

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
(b)
a hedge of a forecasted transaction or the exposure to variability of cash flows to be received or paid related to a recognized asset or liability, including those denominated in a foreign currency (“cash flow hedge”) or

(c)
a derivative not designated as a hedging instrument.

Our accounting for the ongoing changes in fair value of a derivative depends on the intended use of the derivative and the designation, as described above, and is determined when the derivative contract is entered into or at the time of redesignation. Hedge accounting is used for derivatives that are specifically designated in advance as hedges and that reduce our exposure to an indicated risk by having a high correlation between changes in the value of the derivatives and the items being hedged at both the inception of the hedge and throughout the hedge period. Cash flows associated with derivatives are included within operating and financing activities in the consolidated statements of cash flows.
Fair Value Hedges.   When a derivative is designated as a fair value hedge and is determined to be highly effective, changes in its fair value, along with changes in the fair value of the hedged asset, liability or firm commitment attributable to the hedged risk, are reported in the same consolidated statements of operations line item that is used to report the earnings effect of the hedged item. For fair value hedges of fixed maturities, available-for-sale, these changes in fair value are reported in net investment income. A fair value hedge determined to be highly effective may still result in a mismatch between the change in the fair value of the hedging instrument and the change in the fair value of the hedged item attributable to the hedged risk. Certain fair value hedges use the last-of-layer method to hedge a designated amount (the “last layer”) within a closed portfolio of prepayable assets that is expected to remain outstanding for the length of the hedging relationship and is not expected to be impacted by prepayments, defaults or other factors that affect the timing and amount of cash flows. Prepayment risk is excluded when measuring the change in fair value attributable to the hedged risk under the last-of-layer method.
Cash Flow Hedges.   When a derivative is designated as a cash flow hedge and is determined to be highly effective, changes in its fair value are recorded as a component of OCI. At the time the variability of cash flows being hedged impacts net income, the related portion of deferred gains or losses on the derivative instrument is reclassified and reported in net income.
Non-Hedge Derivatives.   If a derivative does not qualify or is not designated for hedge accounting, all changes in fair value are reported in net income without considering the changes in the fair value of the economically associated assets or liabilities.
Hedge Documentation and Effectiveness Testing.   At inception, we formally document all relationships between hedging instruments and hedged items, as well as our risk management objective and strategy for undertaking various hedge transactions. This process includes associating all derivatives designated as fair value or cash flow hedges with specific assets or liabilities on the consolidated statements of financial position or with specific firm commitments or forecasted transactions. Documentation of fair value hedges that use the last-of-layer method supports the expectation that the hedged last layer amount is anticipated to be outstanding at the end of the hedging relationship and includes expectations of prepayments, defaults or other factors that affect the timing and amount of cash flows. Effectiveness of the hedge is formally assessed at inception and throughout the life of the hedging relationship. Even if a hedge is determined to be highly effective, the hedge may still result in a mismatch between the change in the fair value of the hedging instrument and the change in the fair value of the hedged item attributable to the hedged risk.
We use qualitative and quantitative methods to assess hedge effectiveness. Qualitative methods may include monitoring changes to terms and conditions and counterparty credit ratings. Quantitative methods may include statistical tests including regression analysis and minimum variance and dollar offset techniques. For last-of-layer method hedges, the assessment of hedge effectiveness includes confirming we expect the hedged last layer amount to be outstanding at the end of the hedging relationship.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Termination of Hedge Accounting.   We prospectively discontinue hedge accounting when (1) the criteria to qualify for hedge accounting is no longer met, e.g., a derivative is determined to no longer be highly effective in offsetting the change in fair value or cash flows of a hedged item; (2) the derivative expires, is sold, terminated or exercised or (3) we remove the designation of the derivative being the hedging instrument for a fair value or cash flow hedge.
If it is determined that a derivative no longer qualifies as an effective hedge, the derivative will continue to be carried on the consolidated statements of financial position at its fair value, with changes in fair value recognized prospectively in net realized capital gains (losses). The asset or liability under a fair value hedge will no longer be adjusted for changes in fair value pursuant to hedging rules and the existing basis adjustment is amortized to the consolidated statements of operations line associated with the asset or liability. If a last-of-layer method hedging relationship is discontinued, the outstanding basis adjustment is allocated to the individual assets in the closed portfolio and those amounts are amortized consistent with the amortization of other discounts or premiums associated with those assets.
The component of AOCI related to discontinued cash flow hedges that are no longer highly effective is amortized to the consolidated statements of operations consistent with the net income impacts of the original hedged cash flows. If a cash flow hedge is discontinued because it is probable the hedged forecasted transaction will not occur, the deferred gain or loss is immediately reclassified from AOCI into net income.
Embedded Derivatives.   We purchase and issue certain financial instruments and products that contain a derivative that is embedded in the financial instrument or product. We assess whether this embedded derivative is clearly and closely related to the asset or liability that serves as its host contract. If we deem that the embedded derivative’s terms are not clearly and closely related to the host contract, and a separate instrument with the same terms would qualify as a derivative instrument, the derivative is bifurcated from that contract and held at fair value on the consolidated statements of financial position, with changes in fair value reported in net income.
Contractholder and Policyholder Liabilities
Contractholder and policyholder liabilities (contractholder funds, future policy benefits and claims and other policyholder funds) include reserves for investment contracts, individual and group annuities that provide periodic income payments, universal life insurance, variable universal life insurance, indexed universal life insurance, term life insurance, participating traditional individual life insurance, group dental and vision insurance, group critical illness, group accident, paid family and medical leave (“PFML”), group short-term and long-term disability insurance, group life insurance, individual disability insurance and long-term care insurance. It also includes a provision for dividends on participating policies.
Investment contracts are contractholders’ funds on deposit with us and generally include reserves for pension and annuity contracts. Reserves on investment contracts are equal to the cumulative deposits less any applicable charges and withdrawals plus credited interest. Reserves for universal life, variable universal life and indexed universal life insurance contracts are equal to cumulative deposits less charges plus credited interest, which represents the account balances that accrue to the benefit of the policyholders.
We hold additional reserves on certain long-duration contracts where benefit features result in gains in early years followed by losses in later years; universal life, variable universal life and indexed universal life insurance contracts that contain no lapse guarantee features; and annuities with guaranteed minimum death benefits.
Reserves for individual and group annuities that provide periodic income payments, nonparticipating term life insurance and disability income contracts are computed on a basis of assumed investment yield, mortality, morbidity and expenses, including a provision for adverse deviation, which generally varies by plan, year of issue and policy duration. Investment yield is based on our experience. Mortality, morbidity and withdrawal rate assumptions are based on our experience and are periodically reviewed against both industry

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
standards and experience. For long-duration insurance contracts, significant changes in experience or assumptions may require us to provide for expected future losses on a product by establishing premium deficiency reserves. Premium deficiency reserves may also be established for short-duration contracts to provide for expected future losses.
Reserves for participating life insurance contracts are based on the net level premium reserve for death and endowment policy benefits. This net level premium reserve is calculated based on dividend fund interest rates and mortality rates guaranteed in calculating the cash surrender values described in the contract.
Participating business represented approximately 3%, 4% and 5% of our life insurance in force and 17%, 18% and 20% of the number of life insurance policies in force as of December 31, 2022, 2021 and 2020, respectively. Participating business represented approximately 18%, 26% and 30% of life insurance premiums for the years ended December 31, 2022, 2021 and 2020, respectively. The amount of dividends to policyholders is declared annually by our Board of Directors. The amount of dividends to be paid to policyholders is determined after consideration of several factors including interest, mortality, morbidity and other expense experience for the year and judgment as to the appropriate level of statutory surplus to be retained by us. At the end of the reporting period, we establish a dividend liability for the pro rata portion of the dividends expected to be paid on or before the next policy anniversary date.
Some of our policies and contracts require payment of fees or other policyholder assessments in advance for services that will be rendered over the estimated lives of the policies and contracts. These payments are established as unearned revenue liabilities upon receipt and included in other policyholder funds in the consolidated statements of financial position. These unearned revenue reserves are amortized to net income over the estimated lives of these policies and contracts in relation to the emergence of EGPs.
Short-Duration Contracts
We include the following group products in our short-duration insurance contracts disclosures: long-term disability (“LTD”), group life waiver, dental, vision, short-term disability (“STD”), critical illness, accident, PFML and group life.
Future policy benefits and claims include reserves for group life and disability insurance that provide periodic income payments. These reserves are computed using assumptions of mortality, morbidity and investment performance. These assumptions are based on our experience, industry results, emerging trends and future expectations. Future policy benefits and claims also include reserves for incurred but unreported group disability, dental, vision, critical illness, accident, PFML and life insurance claims. We recognize claims costs in the period the service was provided to our policyholders. However, claims costs incurred in a particular period are not known with certainty until after we receive, process and pay the claims. We determine the amount of this liability using actuarial methods based on historical claim payment patterns as well as emerging cost trends, where applicable, to determine our estimate of claim liabilities.
We have defined claim frequency as follows for each short-duration product:
•
LTD: Claim frequency is based on submitted reserve claim counts.

•
Group Life Waiver: Claim frequency is based on submitted reserve claim counts, consistent with LTD.

•
Dental and Vision: Claim frequency is based on the claim form, which may include one or more procedures.

•
STD, Critical Illness, Accident and PFML: Claim frequency is based on submitted claims.

•
Group Life: Claim frequency is based on submitted life claims (lives, not coverages).

We did not make any significant changes to our methodologies or assumptions used to calculate the liability for unpaid claims for short-duration contracts during 2022.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Liability for Unpaid Claims
The liability for unpaid claims for both long-duration and short-duration contracts is an estimate of the ultimate net cost of reported and unreported losses not yet settled. This liability is estimated using actuarial analyses and case basis evaluations. Although considerable variability is inherent in such estimates, we believe the liability for unpaid claims is adequate. These estimates are continually reviewed and, as adjustments to this liability become necessary, such adjustments are reflected in net income. Our liability for unpaid claims does not include any allocated claim adjustment expenses.
We incur claim adjustment expenses for both long-duration and short-duration contracts that cannot be allocated to a specific claim. Our claim adjustment expense liability is estimated using actuarial analyses based on historical trends of expenses and expected claim runout patterns.
See Note 9, Insurance Liabilities, under the caption “Liability for Unpaid Claims” for further details.
Recognition of Premiums and Other Considerations, Fees and Other Revenues and Benefits
Products with fixed and guaranteed premiums and benefits consist principally of whole life and term life insurance policies and individual disability income. Premiums from these products are recognized as premium revenue when due. Related policy benefits and expenses for individual life products are associated with earned premiums and result in the recognition of profits over the expected term of the policies and contracts.
Immediate annuities with life contingencies include products with fixed and guaranteed annuity considerations and benefits and consist principally of group and individual single premium annuities with life contingencies. Annuity considerations from these products are recognized as premium revenue. However, the collection of these annuity considerations does not represent the completion of the earnings process, as we establish annuity reserves using estimates for mortality and investment assumptions, which include provision for adverse deviation as required by U.S. GAAP. We anticipate profits to emerge over the life of the annuity products as we earn investment income, pay benefits and release reserves.
Group life, dental, vision, critical illness, accident, PFML and disability premiums are generally recorded as premium revenue over the term of the coverage. Certain group contracts contain experience premium refund provisions based on a pre-defined formula that reflects their claim experience. Experience premium refunds reduce revenue over the term of the coverage and are adjusted to reflect current experience. Related policy benefits and expenses are associated with earned premiums and result in the recognition of profits over the term of the policies and contracts. Fees for contracts providing claim processing or other administrative services are recorded as revenue over the period the service is provided.
Universal life-type policies are insurance contracts with terms that are not fixed. Amounts received as payments for such contracts are not reported as premium revenues. Revenues for universal life-type insurance contracts consist of policy charges for the cost of insurance, policy initiation and administration, surrender charges and other fees that have been assessed against policy account values and investment income. Policy benefits and claims that are charged to expense include interest credited to contracts and benefit claims incurred in the period in excess of related policy account balances.
Investment contracts do not subject us to significant risks arising from policyholder mortality or morbidity and consist primarily of guaranteed investment contracts (“GICs”), funding agreements and certain deferred annuities. Amounts received as payments for investment contracts are established as investment contract liability balances and are not reported as premium revenues. Revenues for investment contracts consist of investment income and policy administration charges. Investment contract benefits that are charged to expense include benefit claims incurred in the period in excess of related investment contract liability balances and interest credited to investment contract liability balances.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Fees and other revenues are earned for administrative services performed including recordkeeping, trust and custody and reporting services for retirement savings plans, insurance companies, endowments and other financial institutions and other products. Fees and other revenues received for performance of administrative services are recognized as revenue when earned, typically when the service is performed.
Deferred Acquisition Costs
Incremental direct costs of contract acquisition as well as certain costs directly related to acquisition activities (underwriting, policy issuance and processing, medical and inspection and sales force contract selling) for the successful acquisition of new and renewal insurance policies and investment contract business are capitalized to the extent recoverable. Commissions and other incremental direct costs for the acquisition of long-term service contracts are also capitalized to the extent recoverable. Maintenance costs and acquisition costs that are not deferrable are charged to net income as incurred.
DAC for universal life-type insurance contracts and certain investment contracts are amortized over the expected lifetime of the contracts in relation to EGPs or, in certain circumstances, estimated gross revenues (“EGR”). This amortization is adjusted in the current period when EGPs or EGRs are revised. EGRs include similar assumptions as the revenue component of EGPs and the changes of future estimates and reflection of actual experience and market conditions is done in the same manner as EGPs.
For individual variable universal life insurance, individual variable annuities and group annuities that have separate account U.S. equity investment options, we utilize a mean reversion methodology (reversion to the mean assumption), a common industry practice, to determine the future domestic equity market growth rate assumption used for the calculation of EGPs.
DAC for participating life insurance policies are amortized in proportion to estimated gross margins (“EGM”) rather than EGPs. EGMs include similar assumption items as EGPs. We stopped selling participating business in the early 2000s. Some products allow for underwritten death benefit increases and cost of living adjustments, resulting in a small amount of new DAC each year, and the amortization schedules are modified as appropriate.
DAC for non-participating term life insurance and individual disability policies are amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policyholder liabilities. Once these assumptions are made for a given policy or group of policies, they will not be changed over the life of the policy unless a loss recognition event occurs.
DAC on insurance policies and investment contracts are subject to recoverability testing at the time of policy issue and loss recognition testing on an annual basis, or when an event occurs that may warrant loss recognition. If loss recognition or impairment is necessary, DAC would be written off to the extent it is determined that future policy premiums and investment income or gross profits are not adequate to cover related losses and expenses.
DAC on short-duration group benefits policies are amortized over the estimated term of the underlying contracts.
Deferred Acquisition Costs on Internal Replacements
All insurance and investment contract modifications and replacements are reviewed to determine if the internal replacement results in a substantially changed contract. If so, the acquisition costs, sales inducements and unearned revenue associated with the new contract are deferred and amortized over the lifetime of the new contract. In addition, the existing DAC, sales inducement costs and unearned revenue balances associated with the replaced contract are written off. If an internal replacement results in a substantially unchanged contract, the acquisition costs, sales inducements and unearned revenue associated with the new contract are

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
immediately recognized in the period incurred. In addition, the existing DAC, sales inducement costs or unearned revenue balance associated with the replaced contract is not written off, but instead is carried over to the new contract.
Long-Term Debt
Long-term debt includes notes payable, nonrecourse mortgages and other debt with a maturity date greater than one year at the date of issuance. Current maturities of long-term debt are classified as long-term debt in our consolidated statements of financial position. Long-term debt is primarily recorded at the unpaid principal balance, net of unamortized discount, premium and issuance costs.
Reinsurance
We enter into reinsurance agreements with other companies in the normal course of business in order to limit losses and minimize exposure to significant risks.
We evaluate each insurance agreement to determine whether the agreement provides indemnification against loss or liability related to insurance risk. For agreements that expose the reinsurer to reasonable possibility of significant loss from insurance risk, the reinsurance method of accounting is used for the agreement. Assets and liabilities related to reinsurance ceded are reported on a gross basis on the consolidated statements of financial position. Insurance liabilities are reported before the effects of reinsurance and we record an offsetting reinsurance recoverable, net of valuation allowance. Premiums and expenses are reported net of reinsurance ceded on the consolidated statements of operations.
If an agreement does not expose the reinsurer to reasonable possibility of significant loss from insurance risk, the deposit method of accounting is used for the agreement. We record a deposit receivable, net of valuation allowance, if necessary. The deposit receivable is adjusted as amounts are paid or received on the underlying contracts. Accretion on the deposit receivable is calculated using an effective interest method and is reported in fees and other revenues and operating expense on the consolidated statements of operations.
The cost of reinsurance related to long-duration contracts is amortized over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.
We have entered into coinsurance with funds withheld reinsurance agreements in which we record a funds withheld payable that contains an embedded derivative for which the fair value is estimated based on the change in fair value of the assets supporting the funds withheld payable. The change in fair value of the funds withheld embedded derivative is separately reported on the consolidated statements of operations. Gains and losses that do not flow to the reinsurer are reported in net realized capital gains (losses) on funds withheld assets on the consolidated statements of operations.
For further information about reinsurance, refer to Note 10, Reinsurance. For further information about the financing receivables valuation allowance on the reinsurance recoverable and deposit receivable, refer to Note 5, Investments.
Separate Accounts
The separate accounts are legally segregated and are not subject to the claims that arise out of any of our other business. The client, rather than us, directs the investments and bears the investment risk of these funds. The separate account assets represent the fair value of funds that are separately administered by us for contracts with equity, real estate and fixed income investments and are presented as a summary total within the consolidated statements of financial position. An equivalent amount is reported as separate account liabilities, which represent the obligation to return the monies to the client. We receive fees for mortality, withdrawal and expense risks, as well as administrative, maintenance and investment advisory services that

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
are included in the consolidated statements of operations. Net deposits, net investment income and realized and unrealized capital gains and losses of the separate accounts are not reflected in the consolidated statements of operations.
As of December 31, 2022 and 2021, the separate accounts included a separate account valued at $101.4 million and $95.1 million, respectively, which primarily included shares of PFG common stock that were allocated and issued to eligible participants of qualified employee benefit plans administered by us as part of the policy credits issued under Principal Mutual Holding Company’s 2001 demutualization. In the consolidated statements of financial position, the separate account shares are recorded at fair value and are reported as separate account assets with a corresponding separate account liability. Changes in fair value of the separate account shares are reflected in both the separate account assets and separate account liabilities and do not impact our results of operations.
Income Taxes
Our ultimate parent, PFG, files a U.S. consolidated income tax return that includes us and all of our qualifying subsidiaries. In addition, PFG files income tax returns in all states and foreign jurisdictions in which it conducts business. PFG allocates income tax expenses and benefits to companies in the group generally based upon pro rata contribution of taxable income or operating losses. We are taxed at corporate rates on taxable income based on existing tax laws. Current income taxes are charged or credited to net income based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are provided for the tax effect of temporary differences in the financial reporting and income tax bases of assets and liabilities, net operating loss carryforwards and tax credit carryforwards using enacted income tax rates and laws. The effect on deferred income tax assets and deferred income tax liabilities of a change in tax rates is recognized in net income in the period in which the change is enacted. Subsequent to a change in tax rates and laws, any stranded tax effects remaining in AOCI will be released only if an entire portfolio is liquidated, sold or extinguished.
Actuarial Balance Re-Cohorting
In 2021, we completed a comprehensive review of our business mix and capital management options (the “Strategic Review”). We made the decision to exit our U.S. retail ULSG business. The ULSG business was previously managed together with our other universal life (“UL”) business within our U.S. Insurance Solutions segment. As such, calculations of actuarial balances included UL and ULSG in the same cohorts, which are the unit of account used for measurement. As a result of the Strategic Review, we made the decision in the second quarter of 2022 to manage the ULSG business separately from our other UL business effective as of January 1, 2022. This led to us re-cohorting the UL business, resulting in separate cohorts for the ULSG business vs. the remaining UL business.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
The re-cohorting impacted the measurement of our DAC, cost of reinsurance, unearned revenue liability and additional liability for certain benefit features. The pre-tax impacts to comprehensive income were as follows:
For the year ended December 31, 2022
(in millions)
Increase to income before taxes
Deferred acquisition costs amortization(1)	$(106.6)
Cost of reinsurance amortization(2)	4.2
Unearned revenue liability amortization(3)	32.4
Change in additional liability for certain benefit features(2)	139.7
Total increase to income before income taxes	69.7
Increase to pre-tax other comprehensive income
Deferred acquisition cost unrealized losses	(5.6)
Cost of reinsurance unrealized gains	8.7
Unearned revenue liability unrealized gains	8.5
Change in additional liability for certain benefit features unrealized gains	24.3
Total increase to pre-tax other comprehensive income	35.9
Total increase to pre-tax comprehensive income	$105.6

(1)
Reported in operating expenses.

(2)
Reported in benefits, claims and settlement expenses.

(3)
Reported in fees and other revenues.

2.   Related Party Transactions
Expense Agreements
We have entered into various related party transactions with our ultimate parent and its other affiliates. During the years ended December 31, 2022, 2021 and 2020, we received $606.0 million, $647.2 million and $568.1 million, respectively, of expense reimbursements from affiliated entities, which are net of amounts paid for brand licensing agreements with PFS.
Cash Advance Agreement
We and our direct parent, PFS, are parties to a cash advance agreement, which allows us, collectively, to pool our available cash with other affiliates in order to more efficiently and effectively invest our cash. The cash advance agreement allows (i) us to advance cash to PFS in aggregate principal amounts not to exceed $1.0 billion, with such advanced amounts earning interest at the daily 30-day LIBOR rate (the “Internal Crediting Rate”); and (ii) PFS to advance cash to us in aggregate principal amounts not to exceed $1.0 billion, with such advance amounts paying interest at the Internal Crediting Rate plus 10 basis points to reimburse PFS for the costs incurred in maintaining short-term investing and borrowing programs. Under this cash advance agreement, we had a receivable (payable) to PFS of $86.0 million and $(75.1) million as of December 31, 2022 and 2021, respectively, and earned interest of $4.2 million, $0.1 million and $0.0 million during 2022, 2021 and 2020, respectively.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Reinsurance
We and an affiliated entity, Principal National Life Insurance Company, are parties to a reinsurance agreement to reinsure certain life insurance business. Under this agreement, we had an assumed reinsurance liability of $5,393.7 million and $5,098.9 million as of December 31, 2022 and 2021, respectively. In addition, we recognized premiums and other fees of $847.5 million, $809.3 million and $749.3 million for the years ended December 31, 2022, 2021 and 2020, respectively, associated with this agreement. Furthermore, we recognized expenses of $995.7 million, $1,088.9 million and $1,038.9 million for the years ended December 31, 2022, 2021 and 2020, respectively, associated with this agreement.
Notes Receivable
As of December 31, 2022, we had the following notes receivable from PFS related to the sale of interests in subsidiaries (1) a 10-year note with a par amount of $156.0 million, which bears interest at 2.87% with semi-annual principal and interest payments due in February and August each year and (2) a 10-year note with a par amount of $300.0 million, which bears interest at 2.885% with semi-annual principal and interest payments due in May and November each year. The carrying amount of the notes is included in premiums due and other receivables on the consolidated statements of financial position. We recorded interest income on these notes of $5.9 million, $7.2 million and $8.5 million for the years ended December 31, 2022, 2021 and 2020, respectively. Our ultimate parent, PFG, is a guarantor of the notes.
Distribution of Affiliated Products
We receive commission fees, distribution fees and service fees from Principal Securities, Inc. and Principal Global Investors, LLC (“PGI LLC”). Furthermore, we receive management and administrative fees for investments our products sold in the Principal Mutual Funds and Principal Variable Contracts. Fees and other revenues were $412.6 million, $471.2 million and $395.8 million for the years ended December 31, 2022, 2021 and 2020, respectively. In addition, we pay commission expense to affiliated registered representatives within Principal Securities, Inc. to sell proprietary products. Commission expense was $81.5 million, $95.7 million and $80.4 million for the years ended December 31, 2022, 2021 and 2020, respectively.
Benefit Plans
Effective January 2021, PFG became the sponsor of the Long-Term Care Assistance Plan for both employees and individual field agents. Prior to January 2021, we were the sponsor of this plan. In connection with the change in sponsorship, we transferred a $2.9 million benefit liability for the underfunded status of the plan to PFG. See Note 13, Employee and Agent Benefits, for further details.
PFG is the sponsor of the qualified defined contribution plans for both employees and individual field agents. We were allocated plan expenses from PFG of $41.3 million, $36.5 million and $33.1 million during 2022, 2021 and 2020, respectively.
PFG is also the sponsor of the nonqualified deferred compensation plans for select employees and individual field agents. We were allocated plan expenses from PFG of $2.3 million, $2.1 million and $1.8 million during 2022, 2021 and 2020, respectively.
PFG is the sponsor of the defined benefit pension plans for both employees and individual field agents. We were allocated $55.4 million, $58.6 million and $51.0 million of pension expense from PFG during 2022, 2021 and 2020, respectively.
Other Agreements
PGI LLC provides asset management services for us. We recognized $109.3 million, $114.9 million and $101.1 million of asset management fee expense for the years ended December 31, 2022, 2021 and 2020, respectively.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Pursuant to certain regulatory requirements or otherwise in the ordinary course of business, we guarantee certain payments of our affiliates and have agreements with affiliates to provide and/or receive management, administrative and other services, all of which, individually and in the aggregate, are immaterial to our business, financial condition and net income.
3.   Goodwill and Other Intangible Assets
Goodwill
The carrying amount of goodwill did not change during 2021. The changes in the carrying amount of goodwill reported in our segments during 2022 were as follows:
	Retirement and Income Solutions	U.S. Insurance Solutions	Corporate	Consolidated
	(in millions)
Balance as of January 1, 2022	$18.8	$56.3	$—	$75.1
Impairment(1)	—	(26.9)	—	(26.9)
Balance as of December 31, 2022	$18.8	$29.4	$—	$48.2

(1)
Resulted from a change in the allocation of equity following the Reinsurance Transaction.

Finite Lived Intangible Assets
Amortized intangible assets that continue to be subject to amortization over a weighted average remaining expected life of 12 years were as follows:
	December 31,
	2022	2021
	(in millions)
Gross carrying value	$34.9	$41.4
Accumulated amortization	23.3	27.0
Net carrying value	$11.6	$14.4
During December 31, 2022 and December 31, 2021, we fully amortized other finite lived intangible assets of $6.5 million and $0.0 million, respectively.
The amortization expense for intangible assets with finite useful lives was $2.8 million, $2.8 million and $2.4 million for 2022, 2021 and 2020, respectively. As of December 31, 2022, the estimated amortization expense for the next five years is as follows (in millions):
Year ending December 31:
2023	$1.0
2024	1.0
2025	1.0
2026	1.0
2027	1.0
4.   Variable Interest Entities
We have relationships with various types of entities which may be VIEs. Certain VIEs are consolidated in our financial results. See Note 1, Nature of Operations and Significant Accounting Policies, under the

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
caption “Consolidation” for further details of our consolidation accounting policies. We did not provide financial or other support to investees designated as VIEs for the periods ended December 31, 2022 and December 31, 2021.
Consolidated Variable Interest Entities
Real Estate
We invest in several real estate limited partnerships and limited liability companies. The entities invest in real estate properties. Certain of these entities are VIEs based on the combination of our significant economic interest and related voting rights. We determined we are the primary beneficiary as a result of our power to control the entities through our significant ownership. Due to the nature of these real estate investments, the investment balance will fluctuate as we purchase and sell interests in the entities and as capital expenditures are made to improve the underlying real estate.
Residential Mortgage Loans
We invest in ABS trusts. The trusts issue various collateralized mortgage obligation certificates and purchase residential mortgage loans. The trusts are considered VIEs due to insufficient equity to sustain themselves. We concluded we are the primary beneficiary as we purchase substantially all of the certificates and have the obligation to absorb losses that could potentially be significant to the VIEs. We deconsolidated a trust during the fourth quarter of 2022 as we no longer held substantially all of the certificates.
Assets and Liabilities of Consolidated Variable Interest Entities
The carrying amounts of our consolidated VIE assets, which can only be used to settle obligations of consolidated VIEs, and liabilities of consolidated VIEs for which creditors do not have recourse were as follows:
	December 31, 2022		December 31, 2021
	Total assets	Total liabilities	Total assets	Total liabilities
	(in millions)
Real estate(1)	$689.6	$42.2	$709.6	$36.1
Residential mortgage loans(2)	1,182.6	41.8	1,263.2	20.3
Total	$1,872.2	$84.0	$1,972.8	$56.4

(1)
The assets of the real estate VIEs primarily include real estate, other investments and cash. Liabilities primarily include other liabilities.

(2)
The assets of the residential mortgage loans VIEs primarily include residential mortgage loans. The liabilities primarily include other liabilities.

Unconsolidated Variable Interest Entities
We hold a variable interest in a number of VIEs where we are not the primary beneficiary. Our investments in these VIEs are reported in fixed maturities, available-for-sale; fixed maturities, trading and other investments in the consolidated statements of financial position and are described below.
Unconsolidated VIEs include certain commercial mortgage-backed securities (“CMBS”), residential mortgage-backed pass-through securities (“RMBS”) and other ABS. All of these entities were deemed VIEs because the equity within these entities is insufficient to sustain them. We determined we are not the

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
primary beneficiary in the entities within these categories of investments. This determination was based primarily on the fact we do not own the class of security that controls the unilateral right to replace the special servicer or equivalent function.
We invest in cash collateralized debt obligations, collateralized bond obligations, collateralized loan obligations and other collateralized structures, which are VIEs due to insufficient equity to sustain the entities. We have determined we are not the primary beneficiary of these entities primarily because we do not control the economic performance of the entities and were not involved with the design of the entities or because we do not have a potentially significant variable interest in the entities for which we are the asset manager.
We have invested in various VIE trusts and similar entities as a debt holder. Most of these entities are classified as VIEs due to insufficient equity to sustain them. In addition, we have an entity classified as a VIE based on the combination of our significant economic interest and lack of voting rights. We have determined we are not the primary beneficiary primarily because we do not control the economic performance of the entities and were not involved with the design of the entities.
We have invested in partnerships and other funds, which are classified as VIEs. The entities are VIEs as equity holders lack the power to control the most significant activities of the entities because the equity holders do not have either the ability by a simple majority to exercise substantive kick-out rights or substantive participating rights. We have determined we are not the primary beneficiary because we do not have the power to direct the most significant activities of the entities.
As previously discussed, we sponsor and invest in certain investment funds that are VIEs. We determined we are not the primary beneficiary of the VIEs for which we are the asset manager but do not have a potentially significant variable interest in the funds.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
The carrying value and maximum loss exposure for our unconsolidated VIEs were as follows:
	Asset carrying value	Maximum exposure to loss(1)
	(in millions)
December 31, 2022
Fixed maturities, available-for-sale:
Corporate	$111.8	$127.2
Residential mortgage-backed pass-through securities	2,170.9	2,362.1
Commercial mortgage-backed securities	4,827.5	5,529.7
Collateralized debt obligations(2)	4,560.2	4,813.4
Other debt obligations	6,483.3	7,537.2
Fixed maturities, trading:
Residential mortgage-backed pass-through securities	5.4	5.4
Commercial mortgage-backed securities	83.4	83.4
Collateralized debt obligations(2)	5.7	5.7
Other debt obligations	80.0	80.0
Other investments:
Other limited partnership and fund interests	1,088.5	1,765.4
December 31, 2021
Fixed maturities, available-for-sale:
Corporate	$142.1	$136.9
Residential mortgage-backed pass-through securities	2,342.3	2,296.9
Commercial mortgage-backed securities	5,513.7	5,388.7
Collateralized debt obligations(2)	3,533.5	3,539.1
Other debt obligations	7,441.8	7,368.3
Fixed maturities, trading:
Residential mortgage-backed pass-through securities	8.4	8.4
Commercial mortgage-backed securities	24.6	24.6
Collateralized debt obligations(2)	7.5	7.5
Other debt obligations	8.2	8.2
Other investments:
Other limited partnership and fund interests	862.6	1,447.0

(1)
Our risk of loss is limited to our initial investment measured at amortized cost for fixed maturities, available-for-sale. Our risk of loss is limited to our investment measured at fair value for our fixed maturities, trading. Our risk of loss is limited to our carrying value plus any unfunded commitments and/or guarantees and similar provisions for our other investments. A carrying value of zero is used if distributions have been received in excess of our investment, resulting in a negative carrying value for the investment. Unfunded commitments are not liabilities on our consolidated statements of financial position because we are only required to fund additional equity when called upon to do so by the general partner or investment manager.

(2)
Primarily consists of collateralized loan obligations backed by secured corporate loans.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
5.   Investments
Our investments include assets backing reserves as part of a coinsurance with funds withheld agreement. The funds withheld invested assets are reported within their respective line items, primarily consisting of fixed maturities available-for-sale, mortgage loans and other investments. See Note 10, Reinsurance, for more information on the funds withheld invested assets.
Fixed Maturities and Equity Securities
The amortized cost, gross unrealized gains and losses, allowance for credit loss and fair value of fixed maturities, available-for-sale were as follows:
	Amortized cost(1)	Gross unrealized gains	Gross unrealized losses	Allowance for credit loss	Fair value
	(in millions)
December 31, 2022
Fixed maturities, available-for-sale:
U.S. government and agencies	$1,964.6	$0.1	$248.8	$—	$1,715.9
Non-U.S. governments	565.3	18.9	63.8	—	520.4
States and political subdivisions	7,280.1	14.8	1,126.6	—	6,168.3
Corporate	37,495.4	219.5	4,530.1	—	33,184.8
Residential mortgage-backed pass-through securities	2,362.1	6.0	197.2	—	2,170.9
Commercial mortgage-backed securities	5,529.7	0.9	703.1	—	4,827.5
Collateralized debt obligations(2)	4,698.9	4.5	143.2	—	4,560.2
Other debt obligations	7,207.8	6.0	730.4	0.1	6,483.3
Total fixed maturities, available-for-sale	$67,103.9	$270.7	$7,743.2	$0.1	$59,631.3
December 31, 2021
Fixed maturities, available-for-sale:
U.S. government and agencies	$1,826.8	$144.5	$34.3	$—	$1,937.0
Non-U.S. governments	821.6	127.5	2.0	—	947.1
States and political subdivisions	8,210.3	1,022.4	16.3	—	9,216.4
Corporate	39,345.7	3,750.2	126.3	4.5	42,965.1
Residential mortgage-backed pass-through securities	2,296.9	57.6	12.2	—	2,342.3
Commercial mortgage-backed securities	5,388.6	156.3	30.9	0.3	5,513.7
Collateralized debt obligations(2)	3,539.1	4.0	9.6	—	3,533.5
Other debt obligations	7,368.3	130.6	57.0	0.1	7,441.8
Total fixed maturities, available-for-sale	$68,797.3	$5,393.1	$288.6	$4.9	$73,896.9

(1)
Amortized cost excludes accrued interest receivable of $575.8 million and $538.6 million as of December 31, 2022 and 2021, respectively.

(2)
Primarily consists of collateralized loan obligations backed by secured corporate loans.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
The amortized cost and fair value of fixed maturities available-for-sale as of December 31, 2022, by expected maturity, were as follows:
	Amortized cost	Fair value
	(in millions)
Due in one year or less	$1,606.3	$1,593.4
Due after one year through five years	8,297.6	7,950.4
Due after five years through ten years	11,046.5	10,029.5
Due after ten years	26,355.0	22,016.1
Subtotal	47,305.4	41,589.4
Mortgage-backed and other asset-backed securities	19,798.5	18,041.9
Total	$67,103.9	$59,631.3
Actual maturities may differ because borrowers may have the right to call or prepay obligations. Our portfolio is diversified by industry, issuer and asset class. Credit concentrations are managed to established limits.
Net Investment Income
The major components of net investment income are shown below and are net of amounts on funds withheld invested assets that are passed directly to the reinsurer. See Note 10, Reinsurance, for further details.
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Fixed maturities, available-for-sale	$1,734.4	$2,483.8	$2,469.0
Fixed maturities, trading	19.6	8.7	9.2
Equity securities	(35.4)	1.7	3.3
Mortgage loans	619.9	692.4	669.8
Real estate	276.2	194.4	180.8
Policy loans	34.4	36.2	38.2
Cash and cash equivalents	37.6	1.7	9.5
Derivatives	171.3	28.2	(1.9)
Other	194.7	362.0	106.8
Total	3,052.7	3,809.1	3,484.7
Investment expenses	(200.4)	(175.4)	(159.8)
Net investment income	$2,852.3	$3,633.7	$3,324.9
Net Realized Capital Gains and Losses
The major components of net realized capital gains (losses) on investments are shown below and are net of amounts on funds withheld invested assets that are passed directly to the reinsurer. See Note 10, Reinsurance, for further details. The amounts below do not include net realized capital gains (losses) on funds withheld assets that are not passed to the reinsurer, which are separately reported on the consolidated statements of operations.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Fixed maturities, available-for-sale:
Gross gains	$38.9	$50.4	$118.7
Gross losses	(120.7)	(26.9)	(45.0)
Net credit losses(1)	(11.5)	(34.5)	(22.6)
Hedging, net	(0.7)	(9.5)	(9.7)
Fixed maturities, trading(2)	(25.3)	(6.6)	6.2
Equity securities(3)	(7.4)	(0.5)	1.8
Mortgage loans	(74.1)	5.3	(14.3)
Derivatives	86.9	(4.2)	28.5
Other	112.7	8.0	42.0
Net realized capital gains (losses)	$(1.2)	$(18.5)	$105.6

(1)
Net credit losses include adjustments to the credit loss valuation allowance, write-offs and recoveries on available-for-sale securities.

(2)
Unrealized gains (losses) on fixed maturities, trading still held at the reporting date were $(24.5) million, $(6.4) million and $6.9 million for the years ended December 31, 2022, 2021 and 2020, respectively. This excludes $1.4 million of unrealized losses on fixed maturities, trading still held at the reporting date for the year ended December 31, 2022, that were reported in net realized capital gains (losses) on funds withheld assets.

(3)
Unrealized gains (losses) on equity securities still held at the reporting date were $(7.1) million, $(0.1) million and $1.9 million for the years ended December 31, 2022, 2021 and 2020, respectively. This excludes $1.7 million unrealized losses on equity securities still held at the reporting date for the year ended December 31, 2022, that were reported in net realized capital gains (losses) on funds withheld assets.

Proceeds from sales of investments (excluding call and maturity proceeds) in fixed maturities, available-for-sale were $12,273.0 million, $1,609.0 million and $1,968.8 million in 2022, 2021 and 2020, respectively.
Allowance for Credit Loss
We have a process in place to identify fixed maturity securities that could potentially require an allowance for credit loss. This process involves monitoring market events that could impact issuers’ credit ratings, business climate, management changes, litigation and government actions and other similar factors. This process also involves monitoring late payments, pricing levels, downgrades by rating agencies, key financial ratios, financial statements, revenue forecasts and cash flow projections as indicators of credit issues.
Each reporting period, all securities in an unrealized loss position are reviewed to determine whether a decline in value is due to credit. Relevant facts and circumstances considered include: (1) the extent the fair value is below cost; (2) the reasons for the decline in value; (3) the financial position and access to capital of the issuer, including the current and future impact of any specific events and (4) for structured securities, the adequacy of the expected cash flows. To the extent we determine an unrealized loss is due to credit, an allowance for credit loss is recognized through a reduction to net income.
We estimate the amount of the allowance for credit loss as the difference between amortized cost and the present value of the expected cash flows of the security. The present value is determined using the best estimate cash flows discounted at the effective interest rate implicit to the security at the date of purchase or the current yield to accrete an asset-backed or floating rate security. The methodology and assumptions

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
for establishing the best estimate cash flows vary depending on the type of security. The ABS cash flow estimates are based on security specific facts and circumstances that may include collateral characteristics, expectations of delinquency and default rates, loss severity and prepayment speeds and structural support, including subordination and guarantees. The corporate security cash flow estimates are derived from scenario-based outcomes of expected corporate restructurings or liquidations using bond specific facts and circumstances including timing, security interests and loss severity. We do not measure a credit loss allowance on accrued interest receivable because we write off the accrued interest receivable balance to net investment income in a timely manner when we have concern regarding collectability.
Amounts on fixed maturities, available-for-sale deemed to be uncollectible are written off and removed from the allowance for credit loss. A write-off may also occur if we intend to sell a security or whether it is more likely than not we will be required to sell the security before the recovery of its amortized cost which, in some cases, may extend to maturity.
A rollforward of the allowance for credit loss by major security type was as follows.
	For the year ended December 31, 2022
	U.S. government and agencies	Non-U.S. governments	States and political subdivisions	Corporate	Residential mortgage- backed pass- through securities	Commercial mortgage- backed securities	Collateralized debt obligations(1)	Other debt obligations	Total
	(in millions)
Beginning balance	$—	$—	$—	$4.5	$—	$0.3	$—	$0.1	$4.9
Reductions for securities sold during the period	—	—	—	(8.7)	—	—	—	—	(8.7)
Additional increases (decreases) for credit losses on securities with an allowance recorded in the previous period	—	—	—	4.2	—	—	—	—	4.2
Write-offs charged against allowance	—	—	—	—	—	(0.3)	—	—	(0.3)
Ending balance	$—	$—	$—	$—	$—	$—	$—	$0.1	$0.1

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	For the year ended December 31, 2021
	U.S. government and agencies	Non-U.S. governments	States and political subdivisions	Corporate	Residential mortgage- backed pass- through securities	Commercial mortgage- backed securities	Collateralized debt obligations(1)	Other debt obligations	Total
	(in millions)
Beginning balance	$—	$—	$—	$—	$—	$4.3	$2.2	$—	$6.5
Additions for credit losses not previously recorded	—	—	—	16.9	—	0.4	—	0.1	17.4
Reductions for securities sold during the period	—	—	—	(12.4)	—	—	—	—	(12.4)
Additional increases (decreases) for credit losses on securities with an allowance recorded in the previous period	—	—	—	—	—	2.4	0.4	—	2.8
Write-offs charged against allowance	—	—	—	—	—	(6.8)	(2.6)	—	(9.4)
Ending balance	$—	$—	$—	$4.5	$—	$0.3	$—	$0.1	$4.9
Accrued interest written off to net investment income	$—	$—	$—	$0.2	$—	$—	$—	$—	$0.2
	For the year ended December 31, 2020
	U.S. government and agencies	Non-U.S. governments	States and political subdivisions	Corporate	Residential mortgage- backed pass- through securities	Commercial mortgage- backed securities	Collateralized debt obligations(1)	Other debt obligations	Total
	(in millions)
Beginning balance(2)	$—	$—	$—	$—	$—	$—	$—	$—	$—
Additions for credit losses not previously recorded	—	—	—	7.0	—	2.9	0.1	—	10.0
Reductions for securities sold during the period	—	—	—	(7.0)	—	—	—	—	(7.0)
Additional increases (decreases) for credit losses on securities with an allowance recorded in the previous period	—	—	—	—	—	4.0	2.1	—	6.1
Write-offs charged against allowance	—	—	—	—	—	(2.6)	—	—	(2.6)
Ending balance	$—	$—	$—	$—	$—	$4.3	$2.2	$—	$6.5

(1)
Primarily consists of collateralized loan obligations backed by secured corporate loans.

(2)
The allowance for credit loss associated with fixed maturities, available-for-sale was applied prospectively upon adoption of authoritative guidance effective January 1, 2020.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
During 2022 and 2020, we did not write off any accrued interest to net investment income.
Available-for-Sale Securities in Unrealized Loss Positions Without an Allowance for Credit Loss
For available-for-sale securities with unrealized losses for which an allowance for credit loss has not been recorded, the gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position were as follows:
	December 31, 2022
	Less than twelve months		Greater than or equal to twelve months		Total
	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses
	(in millions)
Fixed maturities, available-for-sale(1):
U.S. government and agencies	$1,505.5	$207.0	$180.4	$41.8	$1,685.9	$248.8
Non-U.S. governments	373.0	56.7	19.9	7.1	392.9	63.8
States and political subdivisions	5,243.6	999.7	387.8	126.9	5,631.4	1,126.6
Corporate	26,668.2	3,875.1	2,625.4	654.9	29,293.6	4,530.0
Residential mortgage-backed pass-through securities	1,201.7	97.6	574.8	104.7	1,776.5	202.3
Commercial mortgage-backed securities	3,622.3	480.7	1,113.9	220.9	4,736.2	701.6
Collateralized debt obligations(2)	2,830.1	88.8	1,327.2	54.4	4,157.3	143.2
Other debt obligations	3,412.6	290.7	2,266.7	434.4	5,679.3	725.1
Total fixed maturities, available-for-sale	$44,857.0	$6,096.3	$8,496.1	$1,645.1	$53,353.1	$7,741.4

(1)
Fair value and gross unrealized losses are excluded for available-for-sale securities for which an allowance for credit loss has been recorded.

(2)
Primarily consists of collateralized loan obligations backed by secured corporate loans.

Of the available-for-sale fixed maturities within our consolidated portfolio in a gross unrealized loss position, 94% were investment grade (rated AAA through BBB-) with an average price of 87 (carrying value/amortized cost) as of December 31, 2022. Gross unrealized losses in our fixed maturities portfolio increased during the year ended December 31, 2022, primarily due to an increase in interest rates and a widening of credit spreads.
For those securities that had been in a continuous unrealized loss position for less than twelve months, our consolidated portfolio held 7,589 securities reflecting an average price of 88 as of December 31, 2022. Of this portfolio, 95% was investment grade (rated AAA through BBB-) as of December 31, 2022, with associated unrealized losses of $5,920.4 million. The unrealized losses on these securities can primarily be attributed to changes in market interest rates and changes in credit spreads since the securities were acquired.
For those securities that had been in a continuous unrealized loss position greater than or equal to twelve months, our consolidated portfolio held 1,654 securities reflecting an average price of 84 and an average credit rating of AA- as of December 31, 2022. Corporate securities with unrealized losses had an average price of 80 and an average credit rating of BBB+. Collateralized mortgage obligation securities with

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
unrealized losses had an average price of 81 and an average credit rating of AAA. Commercial mortgage-backed securities with unrealized losses had an average price of 83 and an average credit rating of AA+. States and political subdivision securities with unrealized losses had an average price of 75 and an average credit rating of AA-. The unrealized losses on these securities can primarily be attributed to changes in market interest rates and changes in credit spreads since the securities were acquired.
Because we expected to recover our amortized cost, we did not record an allowance for credit loss on these securities as of December 31, 2022. Because it was not our intent to sell the fixed maturity available-for-sale securities with unrealized losses and it was not more likely than not that we would be required to sell these securities before recovery of the amortized cost, which may be at maturity, we did not write down these investments to fair value.
	December 31, 2021
	Less than twelve months		Greater than or equal to twelve months		Total
	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses
	(in millions)
Fixed maturities, available-for-sale(1):
U.S. government and agencies	$128.2	$3.4	$386.3	$30.9	$514.5	$34.3
Non-U.S. governments	57.5	2.0	—	—	57.5	2.0
States and political subdivisions	681.0	10.3	100.3	6.0	781.3	16.3
Corporate	4,538.4	59.0	1,252.3	67.1	5,790.7	126.1
Residential mortgage-backed pass-through securities	945.6	10.0	76.7	2.2	1,022.3	12.2
Commercial mortgage-backed securities	1,293.3	15.4	289.8	15.3	1,583.1	30.7
Collateralized debt obligations(2)	1,571.0	2.8	423.9	6.7	1,994.9	9.5
Other debt obligations	3,837.3	48.0	211.0	8.9	4,048.3	56.9
Total fixed maturities, available-for-sale	$13,052.3	$150.9	$2,740.3	$137.1	$15,792.6	$288.0

(1)
Fair value and gross unrealized losses are excluded for available-for-sale securities for which an allowance for credit loss has been recorded.

(2)
Primarily consists of collateralized loan obligations backed by secured corporate loans.

Of the available-for-sale fixed maturities within our consolidated portfolio in a gross unrealized loss position, 91% were investment grade (rated AAA through BBB-) with an average price of 98 (carrying value/amortized cost) as of December 31, 2021. Gross unrealized losses in our fixed maturities portfolio increased during the year ended December 31, 2021, primarily due to an increase in interest rates, partially offset by tightening of credit spreads.
For those securities that had been in a continuous unrealized loss position for less than twelve months, our consolidated portfolio held 1,805 securities reflecting an average price of 99 as of December 31, 2021. Of this portfolio, 90% was investment grade (rated AAA through BBB-) as of December 31, 2021, with associated unrealized losses of $138.9 million. The unrealized losses on these securities can primarily be attributed to changes in market interest rates and changes in credit spreads since the securities were acquired.
For those securities that had been in a continuous unrealized loss position greater than or equal to twelve months, our consolidated portfolio held 459 securities reflecting an average price of 95 and an

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
average credit rating of A+ as of December 31, 2021. Corporate securities with unrealized losses had an average price of 95 and an average credit rating of BBB+. U.S. government and agency securities with unrealized losses had an average price of 93 and an average credit rating of AAA. Commercial mortgage-backed securities with unrealized losses had an average price of 95 and an average credit rating of AAA. Collateralized debt obligation securities with unrealized losses had an average price of 98 and an average credit rating of AA+. The unrealized losses on these securities can primarily be attributed to changes in market interest rates and changes in credit spreads since the securities were acquired.
Because we expected to recover our amortized cost, we did not record an allowance for credit loss on these securities as of December 31, 2021. Because it was not our intent to sell the fixed maturity available-for-sale securities with unrealized losses and it was not more likely than not that we would be required to sell these securities before recovery of the amortized cost, which may be at maturity, we did not write down these investments to fair value.
Net Unrealized Gains and Losses on Available-for-Sale Securities and Derivative Instruments
The net unrealized gains and losses on investments in available-for-sale securities and the net unrealized gains and losses on derivative instruments in cash flow hedge relationships are reported as separate components of stockholder’s equity. The cumulative amount of net unrealized gains and losses on available-for-sale securities and derivative instruments in cash flow hedge relationships net of adjustments related to DAC and related actuarial balances, policyholder liabilities, noncontrolling interest and applicable income taxes was as follows:
	December 31, 2022	December 31, 2021
	(in millions)
Net unrealized gains (losses) on fixed maturities, available-for-sale(1)	$(7,552.8)	$5,094.3
Net unrealized gains on derivative instruments	50.8	80.1
Adjustments for assumed changes in amortization patterns	649.7	(266.1)
Adjustments for assumed changes in policyholder liabilities	3.4	(664.8)
Net unrealized gains on other investments and noncontrolling interest adjustments	2.9	2.9
Provision for deferred income tax benefits (taxes)	1,464.1	(891.9)
Net unrealized gains (losses) on available-for-sale securities and derivative instruments	$(5,381.9)	$3,354.5

(1)
Excludes net unrealized gains (losses) on fixed maturities, available-for-sale included in fair value hedging relationships.

Financing Receivables
Mortgage Loans
Mortgage loans consist of commercial and residential mortgage loans. Our commercial mortgage loan portfolio consists primarily of non-recourse, fixed rate mortgages on stabilized properties. Our residential mortgage loan portfolio is composed of first lien and home equity mortgages.
Commercial and residential mortgage loans are generally reported at cost adjusted for amortization of premiums and accrual of discounts, computed using the interest method and net of valuation allowances. Amortized cost excludes accrued interest receivable. Interest income is accrued on the principal amount of the loan based on the loan’s contractual interest rate. Interest income, as well as prepayment of fees and the amortization of the related premium or discount, is reported in net investment income on the consolidated

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
statements of operations. Accrued interest receivable is reported in accrued investment income on the consolidated statements of financial position. Any changes in the loan valuation allowances are reported in net realized capital gains (losses) on the consolidated statements of operations. Further details relating to our valuation allowance are included under the caption “Financing Receivables Valuation Allowance.”
Reinsurance Recoverable and Deposit Receivable
Our reinsurance recoverables include amounts due from reinsurers for paid or unpaid claims, claims incurred but not reported or policy benefits. We cede life, disability, medical and long-term care insurance as well as fixed annuity contracts with significant life insurance risk to other insurance companies through reinsurance. Deposit receivables include amounts due from the reinsurer for fixed annuity contracts without significant life insurance risk recorded using the deposit method of accounting.
Credit Quality Information for Financing Receivables
The amortized cost of our financing receivables by credit risk and vintage was as follows:
	As of December 31, 2022
	2022	2021	2020	2019	2018	Prior	Total
	(in millions)
Commercial mortgage loans:
A- and above	$995.9	$2,182.5	$1,753.8	$2,177.2	$2,130.8	$4,555.1	$13,795.3
BBB+ thru BBB-	371.8	412.8	149.7	391.6	222.6	676.4	2,224.9
BB+ thru BB-	104.0	—	—	—	8.9	66.5	179.4
B+ and below	—	—	—	—	8.3	35.5	43.8
Total	$1,471.7	$2,595.3	$1,903.5	$2,568.8	$2,370.6	$5,333.5	$16,243.4
Residential mortgage loans:
Performing	$1,101.4	$1,669.1	$364.5	$99.2	$51.2	$253.6	$3,539.0
Non-performing	8.0	4.7	1.8	1.0	0.6	4.4	20.5
Total	$1,109.4	$1,673.8	$366.3	$100.2	$51.8	$258.0	$3,559.5
Reinsurance recoverable and deposit receivable							$22,032.0

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	As of December 31, 2021
	2021	2020	2019	2018	2017	Prior	Total
	(in millions)
Commercial mortgage loans:
A- and above	$2,194.1	$1,676.5	$2,385.6	$2,334.9	$1,374.9	$4,336.8	$14,302.8
BBB+ thru BBB-	255.0	299.3	270.1	105.2	297.7	370.5	1,597.8
BB+ thru BB-	17.5	—	—	—	—	50.7	68.2
B+ and below	—	—	—	8.8	—	30.1	38.9
Total	$2,466.6	$1,975.8	$2,655.7	$2,448.9	$1,672.6	$4,788.1	$16,007.7
Residential mortgage loans:
Performing	$1,973.0	$429.5	$123.5	$67.0	$80.2	$265.9	$2,939.1
Non-performing	—	1.8	0.6	—	0.8	2.0	5.2
Total	$1,973.0	$431.3	$124.1	$67.0	$81.0	$267.9	$2,944.3
Reinsurance recoverable and deposit receivable							$1,189.0
The amortized cost of commercial mortgage loans and residential mortgage loans excluded accrued interest receivable of $55.9 million and $9.8 million, respectively, as of December 31, 2022. The amortized cost of commercial mortgage loans and residential mortgage loans excluded accrued interest receivable of $59.0 million and $7.2 million, respectively, as of December 31, 2021.
Financing Receivables Credit Monitoring
Commercial Mortgage Loan Credit Risk Profile Based on Internal Rating
We actively monitor and manage our commercial mortgage loan portfolio. All commercial mortgage loans are analyzed regularly and substantially all are internally rated, based on a proprietary risk rating cash flow model, in order to monitor the financial quality of these assets. The model stresses expected cash flows at various levels and at different points in time depending on the durability of the income stream, which includes our assessment of factors such as location (macro and micro markets), tenant quality and lease expirations. Our internal rating analysis presents expected losses in terms of an S&P Global (“S&P”) bond equivalent rating for commercial mortgage loans. As the credit risk for commercial mortgage loans increases, we adjust our internal ratings downward with loans in the category “B+ and below” having the highest risk for credit loss. Internal ratings on commercial mortgage loans are updated at least annually and potentially more often for certain loans with material changes in collateral value or occupancy and for loans on an internal “watch list”.
Commercial mortgage loans that require more frequent and detailed attention are identified and placed on an internal “watch list”. Among the criteria that may indicate a potential problem are significant negative changes in ratios of loan to value or contract rents to debt service, major tenant vacancies or bankruptcies, borrower sponsorship problems, late payments, delinquent taxes and loan relief/restructuring requests.
Residential Mortgage Loan Credit Risk Profile Based on Performance Status
Our residential mortgage loan portfolio is monitored based on performance of the loans. Monitoring on a residential mortgage loan increases when the loan is delinquent or earlier if there is an indication of

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
potential impairment. We define non-performing residential mortgage loans as loans 90 days or greater delinquent or on non-accrual status.
Non-Accrual Financing Receivables
Financing receivables are placed on non-accrual status if we have concern regarding the collectability of future payments or if a financing receivable has matured without being paid off or extended. Factors considered may include conversations with the borrower, loss of major tenant, bankruptcy of borrower or major tenant, decreased property cash flow for commercial mortgage loans or number of days past due and other circumstances for residential mortgage loans. Based on an assessment as to the collectability of the principal, a determination is made to apply any payments received either against the principal, against the valuation allowance or according to the contractual terms. When a financing receivable is placed on non-accrual status, the accrued unpaid interest receivable is reversed against interest income. Accrual of interest resumes after factors resulting in doubts about collectability have improved.
The amortized cost of financing receivables on non-accrual status was as follows:
	December 31, 2022
	Beginning amortized cost on nonaccrual status	Ending amortized cost on nonaccrual status	Amortized cost of nonaccrual assets without a valuation allowance
	(in millions)
Commercial mortgage loans	$8.7	$43.8	$—
Residential mortgage loans	3.4	16.0	0.6
Total	$12.1	$59.8	$0.6
	December 31, 2021
	Beginning amortized cost on nonaccrual status	Ending amortized cost on nonaccrual status	Amortized cost of nonaccrual assets without a valuation allowance
	(in millions)
Commercial mortgage loans	$—	$8.7	$—
Residential mortgage loans	9.1	3.4	0.7
Total	$9.1	$12.1	$0.7
Interest income recognized on non-accrual financing receivables was as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Commercial mortgage loans	$0.9	$0.5	$—
Total	$0.9	$0.5	$—

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
The aging of our financing receivables, based on amortized cost, was as follows:
	December 31, 2022
	30 – 59 days past due	60 – 89 days past due	90 days or more past due	Total past due	Current	Total(1)
	(in millions)
Commercial mortgage loans	$—	$—	$8.3	$8.3	$16,235.1	$16,243.4
Residential mortgage loans	35.9	2.4	12.4	50.7	3,508.8	3,559.5
Total	$35.9	$2.4	$20.7	$59.0	$19,743.9	$19,802.9
	December 31, 2021
	30 – 59 days past due	60 – 89 days past due	90 days or more past due	Total past due	Current	Total(1)
	(in millions)
Commercial mortgage loans	$—	$—	$—	$—	$16,007.7	$16,007.7
Residential mortgage loans	27.6	2.9	4.5	35.0	2,909.3	2,944.3
Total	$27.6	$2.9	$4.5	$35.0	$18,917.0	$18,952.0

(1)
As of both December 31, 2022 and 2021, no reinsurance recoverables or deposit receivables were considered past due.

We did not have any mortgage loans that were 90 days or more past due and still accruing interest as of December 31, 2022 and 2021.
Financing Receivables Valuation Allowance
We establish a valuation allowance to provide for the risk of credit losses inherent in our financing receivables. The valuation allowance is maintained at a level believed adequate by management to absorb estimated expected credit losses. The valuation allowance is based on amortized cost excluding accrued interest receivable and includes reserves for pools of financing receivables with similar risk characteristics. We do not measure a credit loss allowance on accrued interest receivable because we write off the uncollectible accrued interest receivable balance to net investment income in a timely manner, generally within 90 days. During 2022 and 2021, we did not write off any commercial mortgage loan accrued interest or residential mortgage loan accrued interest.
For commercial and residential mortgage loans, management’s periodic evaluation and assessment of the valuation allowance adequacy is based on known and inherent risks in the portfolio, adverse situations that may affect a borrower’s ability to repay, the estimated value of the underlying collateral, composition of the portfolio, portfolio delinquency information, underwriting standards, peer group information, current and forecasted economic conditions, loss experience and other relevant factors. For reinsurance recoverables and deposit receivables, management’s periodic evaluation and assessment of the valuation allowance adequacy is based on known and inherent risks, adverse situations that may affect a reinsurer’s ability to repay, current and forecasted economic conditions, industry loss experience and other relevant factors.
Our commercial mortgage loans are pooled by risk rating level with an estimated loss ratio applied against each risk rating level. The loss ratio is generally based upon historical loss experience for each risk rating level as adjusted for certain current and forecasted environmental factors management believes to be relevant. Environmental factors are forecasted for two years or less with immediate reversion to historical experience. A commercial mortgage loan is evaluated individually if it does not continue to share similar

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
risk characteristics of a pool. We analyze the need for an individual evaluation for any commercial mortgage loan that is delinquent for 60 days or more, in process of foreclosure, restructured, on the internal “watch list” or that currently is evaluated individually.
We estimate expected credit losses for certain commercial mortgage loan commitments where we have a contractual obligation to extend credit. The expected credit losses are estimated based on the commercial mortgage loan valuation allowance process described previously, adjusted for probability of funding. The estimated expected credit losses for commercial mortgage loan commitments are reported in other liabilities on the consolidated statements of financial position. The change in the credit loss liability for commitments is included in net realized capital gains (losses) on the consolidated statements of operations. Once funded, expected credit losses for commercial mortgage loans are included within the commercial mortgage loan valuation allowance described previously.
We evaluate residential mortgage loans based on aggregated risk factors and historical loss experience by pool type. We adjust these quantitative factors for qualitative factors of present and forecasted conditions. Qualitative factors include items such as economic and business conditions, changes in the portfolio, value of underlying collateral and concentrations. A residential mortgage loan is evaluated individually if it does not continue to share similar risk characteristics of a pool. We analyze the need for an individual evaluation for any residential mortgage loan that is delinquent for 60 days or more, in process of foreclosure, restructured, on the internal “watch list” or that currently is evaluated individually.
As discussed previously, commercial and residential mortgage loans are evaluated individually if the asset does not continue to share similar risk characteristics of a pool. When we determine a commercial or residential mortgage loan is probable of foreclosure, a valuation allowance is established equal to the difference between the carrying amount of the mortgage loan and the estimated value of the collateral reduced by the cost to sell. For certain commercial mortgage loans where repayment is expected to be provided substantially through the operation or sale of the collateral and the borrower is experiencing financial difficulty, we elect to establish a valuation allowance equal to the difference between the carrying amount of the mortgage loan and the estimated value of the real estate collateral, which may be reduced by the cost to sell. Estimated value may also be based on either the present value of the expected future cash flows discounted at the asset’s effective interest rate or the asset’s observable market price. Subsequent changes in the estimated value are reflected in the valuation allowance. Amounts on financing receivables deemed to be uncollectible are charged off and removed from the valuation allowance. The change in the valuation allowance for loans is included in net realized capital gains (losses) on the consolidated statements of operations.
Our reinsurance recoverables and deposit receivables are pooled by reinsurer risk rating with an estimated loss ratio applied against each risk rating level. The loss ratio is generally based upon industry historical loss experience and expected recovery timing as adjusted for certain current and forecasted environmental factors management believes to be relevant. Environmental factors are forecasted for five years or less with immediate reversion to industry historical experience. A reinsurance recoverable or deposit receivable is evaluated individually if it does not continue to share similar risk characteristics of a pool. We analyze the need for an individual evaluation for any reinsurance recoverable or deposit receivable based on past due payments and changes in reinsurer risk ratings. The change in the valuation allowance for reinsurance recoverables and deposit receivables is included in benefits, claims and settlement expenses on the consolidated statements of operations.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
A rollforward of our valuation allowance was as follows:
	For the year ended December 31, 2022
	Commercial mortgage loans	Residential mortgage loans	Reinsurance recoverables	Total
	(in millions)
Beginning balance	$42.0	$1.7	$2.7	$46.4
Provision	33.5	1.2	—	34.7
Charge-offs	—	(0.2)	—	(0.2)
Recoveries	—	2.3	—	2.3
Ending balance	$75.5	$5.0	$2.7	$83.2
	For the year ended December 31, 2021
	Commercial mortgage loans	Residential mortgage loans	Reinsurance recoverables	Total
	(in millions)
Beginning balance	$40.5	$5.7	$2.7	$48.9
Provision(1)	1.5	(7.2)	—	(5.7)
Charge-offs	—	(0.5)	—	(0.5)
Recoveries	—	3.7	—	3.7
Ending balance	$42.0	$1.7	$2.7	$46.4
	For the year ended December 31, 2020
	Commercial mortgage loans	Residential mortgage loans	Reinsurance recoverables	Total
	(in millions)
Beginning balance	$25.9	$2.6	$2.5	$31.0
Provision(2)	14.6	1.1	0.2	15.9
Charge-offs	—	(1.0)	—	(1.0)
Recoveries	—	3.0	—	3.0
Ending balance	$40.5	$5.7	$2.7	$48.9

(1)
During the year ended December 31, 2021, certain valuation allowances for residential mortgage loans were released. This release was a result of further adjustments to our current and forecasted environmental factors management believed to be relevant as global economic activity improved from previously adverse impacts due to COVID-19.

(2)
During the year ended December 31, 2020, COVID-19 adversely impacted global economic activity and contributed to significant volatility in financial markets. As a result, certain current and forecasted environmental factors management believed to be relevant were adjusted, resulting in an increase in the valuation allowance for commercial and residential mortgage loans.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Mortgage Loans
We periodically purchase mortgage loans as well as sell mortgage loans we have originated. Mortgage loans purchased and sold were as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Commercial mortgage loans:
Purchased	$261.3	$—	$45.7
Residential mortgage loans:
Purchased(1)	1,805.2	2,272.4	1,021.4
Sold	512.8	—	—

(1)
Includes mortgage loans purchased by residential mortgage loan VIEs.

Our commercial mortgage loan portfolio is diversified by geographic region and specific collateral property type as follows:
	December 31, 2022		December 31, 2021
	Amortized cost	Percent of total	Amortized cost	Percent of total
	($ in millions)
Geographic distribution
New England	$513.3	3.2%	$587.1	3.7%
Middle Atlantic	4,518.8	27.8	4,550.2	28.4
East North Central	653.9	4.0	625.3	3.9
West North Central	371.9	2.3	339.4	2.1
South Atlantic	2,565.5	15.8	2,471.9	15.4
East South Central	340.6	2.1	379.8	2.4
West South Central	1,208.8	7.4	1,247.8	7.8
Mountain	940.9	5.8	928.0	5.8
Pacific	5,129.7	31.6	4,878.2	30.5
Total	$16,243.4	100.0%	$16,007.7	100.0%
Property type distribution
Office	$4,331.8	26.7%	$4,801.0	29.9%
Retail	1,502.5	9.2	1,625.5	10.2
Industrial	3,246.4	20.0	2,975.7	18.6
Apartments	6,848.3	42.2	6,255.2	39.1
Hotel	72.5	0.4	85.7	0.5
Mixed use/other	241.9	1.5	264.6	1.7
Total	$16,243.4	100.0%	$16,007.7	100.0%

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Mortgage Loan Modifications
We assess COVID-19 related loan modifications to determine if they are in scope of the CARES Act TDR relief and the Interagency Statement guidance, which was effective in the second quarter of 2020. See Note 1, Nature of Operations and Significant Accounting Policies, under the caption “Investments” for further details. COVID-19 related loan modifications typically include delayed principal and interest payments. Based on the terms of the delayed principal and interest payments, past due status generally will not advance, and loans generally will not be placed on non-accrual status during the delay. We did not have a significant amount of COVID-19 related loan modifications that were in scope of the CARES Act TDR relief or the Interagency Statement guidance for the years ended December 31, 2021 and 2020.
We assess loan modifications outside the scope of the CARES Act TDR relief or Interagency Statement guidance on a case-by-case basis to evaluate whether a TDR has occurred. When we have commercial mortgage loan TDRs, they are modified to delay or reduce principal payments and to reduce or delay interest payments. The commercial mortgage loan modifications result in delayed cash receipts, a decrease in interest income and loan rates that are considered below market. When we have residential mortgage loan TDRs, they include modifications of interest-only payment periods, delays in principal balloon payments and interest rate reductions. Residential mortgage loan modifications result in delayed or decreased cash receipts and a decrease in interest income.
When we have commercial mortgage loan TDRs, they are reserved for in the mortgage loan valuation allowance at the estimated fair value of the underlying collateral reduced by the cost to sell.
When we have residential mortgage loan TDRs, they are specifically reserved for in the mortgage loan valuation allowance if losses result from the modification. Residential mortgage loans that have defaulted or have been discharged through bankruptcy are reduced to the expected collectible amount.
The following table includes information about outstanding loans that were modified and met the criteria of a TDR during the periods indicated.
	For the year ended December 31, 2022
	TDRs		TDRs in payment default
	Number of contracts	Recorded investment	Number of contracts	Recorded investment
		(in millions)		(in millions)
Commercial mortgage loans	1	$35.5	—	$—
Total	1	$35.5	—	$—
We did not have any significant loans that were modified and met the criteria of a TDR for the years ended December 31, 2021 and 2020.
Real Estate
Depreciation expense on invested real estate was $66.1 million, $67.4 million and $65.2 million in 2022, 2021 and 2020, respectively. Accumulated depreciation was $708.5 million and $652.0 million as of December 31, 2022 and 2021, respectively.
Other Investments
Other investments include interests in unconsolidated entities, joint ventures and partnerships and properties owned jointly with venture partners and operated by the partners. Such investments are generally accounted for using the equity method. In applying the equity method, we record our share of income or loss reported by the equity investees in net investment income. Summarized financial information for these unconsolidated entities was as follows:

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	December 31,
	2022	2021
	(in millions)
Total assets	$128,765.7	$106,743.2
Total liabilities	12,335.4	11,862.3
Total equity	$116,430.3	$94,880.9
Net investment in unconsolidated entities	$1,275.5	$957.1
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Total revenues	$36,915.1	$17,674.2	$11,761.4
Net income	33,194.6	14,083.1	7,350.8
Our share of net income of unconsolidated entities	119.5	229.6	46.4
In addition, other investments include $1,115.6 million and $1,032.1 million of cash surrender value of company owned life insurance as of December 31, 2022 and 2021, respectively.
Derivative assets are carried at fair value and reported as a component of other investments. See Note 6, Derivative Financial Instruments, for further details.
Securities Posted as Collateral
As of December 31, 2022 and 2021, we posted $6,411.0 million and $5,195.9 million, respectively, in commercial mortgage loans and residential first lien mortgages to satisfy collateral requirements associated with our obligation under funding agreements with Federal Home Loan Bank of Des Moines (“FHLB Des Moines”). In addition, as of December 31, 2022 and 2021, we posted $3,567.6 million and $2,507.0 million, respectively, in fixed maturities, available-for-sale and trading securities to satisfy collateral requirements primarily associated with a reinsurance arrangement, our derivative credit support annex (collateral) agreements, Futures Commission Merchant (“FCM”) agreements, a lending arrangement and our obligation under funding agreements with FHLB Des Moines. Since we did not relinquish ownership rights on these instruments, they are reported as mortgage loans, fixed maturities, available-for-sale and fixed maturities, trading, respectively, on our consolidated statements of financial position. Of the securities posted as collateral, as of December 31, 2022 and 2021, $503.8 million and $186.0 million, respectively, could be sold or repledged by the secured party.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Balance Sheet Offsetting
Financial assets subject to master netting agreements or similar agreements were as follows:
	Gross amounts not offset in the consolidated statements of financial position
	Gross amount of recognized assets(1)	Financial instruments(2)	Collateral received	Net amount
	(in millions)
December 31, 2022
Derivative assets	$256.6	$(133.5)	$(120.8)	$2.3
Reverse repurchase agreements	112.9	—	(112.9)	—
Total	$369.5	$(133.5)	$(233.7)	$2.3
December 31, 2021
Derivative assets	$326.2	$(99.6)	$(219.2)	$7.4

(1)
The gross amount of recognized derivative assets is reported with other investments on the consolidated statements of financial position. The gross amounts of derivative assets are not netted against offsetting liabilities for presentation on the consolidated statements of financial position.

(2)
Represents amount of offsetting derivative liabilities that are subject to an enforceable master netting agreement or similar agreement that are not netted against the gross derivative assets for presentation on the consolidated statements of financial position.

Financial liabilities subject to master netting agreements or similar agreements were as follows:
	Gross amount of recognized liabilities(1)	Gross amounts not offset in the consolidated statements of financial position		Net amount
		Financial instruments(2)	Collateral pledged
	(in millions)
December 31, 2022
Derivative liabilities	$612.3	$(133.5)	$(467.2)	$11.6
December 31, 2021
Derivative liabilities	$142.3	$(99.6)	$(41.9)	$0.8

(1)
The gross amount of recognized derivative liabilities is reported with other liabilities on the consolidated statements of financial position. The above excludes derivative liabilities, which are primarily embedded derivatives that are not subject to master netting agreements or similar agreements. The gross amounts of derivative liabilities are not netted against offsetting assets for presentation on the consolidated statements of financial position.

(2)
Represents amount of offsetting derivative assets that are subject to an enforceable master netting agreement or similar agreement that are not netted against the gross derivative liabilities for presentation on the consolidated statements of financial position.

The financial instruments that are subject to master netting agreements or similar agreements include right of setoff provisions. Derivative instruments include provisions to setoff positions covered under the agreements with the same counterparties and provisions to setoff positions outside of the agreements with

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
the same counterparties in the event of default by one of the parties. Derivative instruments also include collateral or variation margin provisions, which are generally settled daily with each counterparty. See Note 6, Derivative Financial Instruments, for further details.
Repurchase and reverse repurchase agreements include provisions to setoff other repurchase and reverse repurchase balances with the same counterparty. Repurchase and reverse repurchase agreements also include collateral provisions with the counterparties. For reverse repurchase agreements we require the counterparties to pledge collateral with a value greater than the amount of cash transferred. We have the right but do not sell or repledge collateral received in reverse repurchase agreements. Repurchase agreements are structured as secured borrowings for all counterparties. We pledge fixed maturities available-for-sale, which the counterparties have the right to sell or repledge. Interest incurred on repurchase agreements is reported as part of operating expenses on the consolidated statements of operations. Net proceeds related to repurchase agreements are reported as a component of financing activities on the consolidated statements of cash flows. We did not have any outstanding repurchase agreements as of December 31, 2022 and December 31, 2021.
6.   Derivative Financial Instruments
Derivatives are generally used to hedge or reduce exposure to market risks associated with assets held or expected to be purchased or sold and liabilities incurred or expected to be incurred. Derivatives are used to change the characteristics of our asset/liability mix consistent with our risk management activities. Derivatives are also used in asset replication strategies.
Types of Derivative Instruments
Interest Rate Contracts
Interest rate risk is the risk we will incur economic losses due to adverse changes in interest rates. Sources of interest rate risk include the difference between the maturity and interest rate changes of assets with the liabilities they support, timing differences between the pricing of liabilities and the purchase or procurement of assets and changing cash flow profiles from original projections due to prepayment options embedded within asset and liability contracts. We use various derivatives to manage our exposure to fluctuations in interest rates.
Interest rate swaps are contracts in which we agree with other parties to exchange, at specified intervals, the difference between fixed rate and/or floating rate interest amounts based upon designated market rates or rate indices and an agreed upon notional principal amount. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by any party. Cash is paid or received based on the terms of the swap. We use interest rate swaps primarily to more closely match the interest rate characteristics of assets and liabilities and to mitigate the risks arising from timing mismatches between assets and liabilities (including duration mismatches). We also use interest rate swaps to hedge against changes in the value of assets we anticipate acquiring and other anticipated transactions and commitments. Interest rate swaps are used to hedge against changes in the value of the guaranteed minimum withdrawal benefit (“GMWB”) liability. The GMWB rider on our variable annuity products provides for guaranteed minimum withdrawal benefits regardless of the actual performance of various equity and/or fixed income funds available with the product. Additionally, we utilize interest rate swaps to replicate the returns of floating rate assets.
Interest rate options, including interest rate caps and interest rate floors, which can be combined to form interest rate collars, are contracts that entitle the purchaser to pay or receive the amounts, if any, by which a specified market rate exceeds a cap strike interest rate, or falls below a floor strike interest rate, respectively, at specified dates. We use interest rate options to manage prepayment risks in our assets and minimum guaranteed interest rates and lapse risks in our liabilities.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
A swaption is an option to enter into an interest rate swap at a future date. We have purchased swaptions to hedge interest rate exposure for certain assets and liabilities. Swaptions not only hedge against the downside risk, but also allow us to take advantage of any upside benefits.
In exchange-traded futures transactions, we agree to purchase or sell a specified number of contracts, the values of which are determined by the values of designated classes of securities, and to post variation margin on a daily basis in an amount equal to the difference in the daily market values of those contracts. We enter into exchange-traded futures with regulated futures commissions merchants who are members of a trading exchange. We use exchange-traded futures to hedge against changes in value of the GMWB liability.
Interest rate forwards, including to be announced (“TBA”) forwards, bond forwards and treasury forwards are contracts to take delivery of a fixed income security at a specified price at a future date. TBA forwards deliver government guaranteed mortgage-backed securities. Bond forwards and treasury forwards deliver corporate or municipal and U.S. Treasury bonds, respectively. At inception of the TBA and treasury forward contracts, we do not intend to take physical delivery. We intend to take delivery of the bond forwards referencing corporate or municipal bonds. We have used TBA forwards to gain exposure to the investment risk and return of agency mortgage-backed security pools in order to reduce asset and liability duration mismatch. Treasury forwards are used to hedge against changes in the value of the GMWB liability. Bond forwards are used to gain leverage through synthetic exposure during the forward period and fix the purchase price of a bond at a specified date in future.
Foreign Exchange Contracts
Foreign currency risk is the risk we will incur economic losses due to adverse fluctuations in foreign currency exchange rates. This risk arises from foreign currency-denominated funding agreements issued to nonqualified institutional investors in the international market and foreign currency-denominated fixed maturities we invest in. We use various derivatives to manage our exposure to fluctuations in foreign currency exchange rates.
Currency swaps are contracts in which we agree with other parties to exchange, at specified intervals, a series of principal and interest payments in one currency for that of another currency. Generally, the principal amount of each currency is exchanged at the beginning and termination of the currency swap by each party. The interest payments are primarily fixed-to-fixed rate; however, they may also be fixed-to-floating rate or floating-to-fixed rate. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty for payments made in the same currency at each due date. We use currency swaps to reduce market risks from changes in currency exchange rates with respect to investments or liabilities denominated in foreign currencies that we either hold or intend to acquire or sell.
Currency forwards are contracts in which we agree with other parties to deliver or receive a specified amount of an identified currency at a specified future date. Typically, the price is agreed upon at the time of the contract and payment for such a contract is made at the specified future date. We use currency forwards to hedge certain foreign-denominated real estate funds.
Equity Contracts
Equity risk is the risk that we will incur economic losses due to adverse fluctuations in common stock prices. We use various derivatives to manage our exposure to equity risk, which arises from products in which the return or interest we credit is tied to an external equity index as well as products subject to minimum contractual guarantees.
We purchase equity call spreads (“option collars”) to hedge the equity participation rates promised to contractholders in conjunction with our fixed deferred annuity and universal life products that credit interest based on changes in an external equity index. We use exchange-traded futures and equity put options to

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
hedge against changes in the value of the GMWB liability related to the GMWB rider on our variable annuity product. The premium associated with certain options is paid quarterly over the life of the option contract.
We use exchange-traded futures to hedge against changes in value of the GMWB liability.
Credit Contracts
Credit risk relates to the uncertainty associated with the continued ability of a given obligor to make timely payments of principal and interest. We use credit default swaps to enhance the return on our investment portfolio by providing comparable exposure to fixed income securities that might not be available in the primary market. They are also used to hedge credit exposures in our investment portfolio. Credit derivatives are used to sell or buy credit protection on an identified name or names on an unfunded or synthetic basis in return for receiving or paying a quarterly premium. The premium generally corresponds to a referenced name’s credit spread at the time the agreement is executed. In cases where we sell protection, we also buy a quality cash bond to match against the credit default swap, thereby entering into a synthetic transaction replicating a cash security. When selling protection, if there is an event of default by the referenced name, as defined by the agreement, we are obligated to pay the counterparty the referenced amount of the contract and receive in return the referenced security in a principal amount equal to the notional value of the credit default swap.
Other Contracts
Embedded Derivatives.   We purchase or issue certain financial instruments or products that contain a derivative instrument that is embedded in the financial instrument or product. When it is determined that the embedded derivative possesses economic characteristics that are not clearly or closely related to the economic characteristics of the host contract and a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host instrument for measurement purposes. The embedded derivative, which is reported with the host instrument in the consolidated statements of financial position, is carried at fair value.
We offer group annuity contracts that have guaranteed separate accounts as an investment option.
We have fixed deferred annuities and universal life products that credit interest based on changes in an external equity index. We also have certain variable annuity products with a GMWB rider, which allows the customer to make withdrawals of a specified annual amount, either for a fixed number of years or for the lifetime of the customer, even if the account value is fully exhausted. Declines in the equity markets may increase our exposure to benefits under contracts with the GMWB. We economically hedge the exposure in these contracts, as previously explained.
We have a funds withheld payable associated with our coinsurance with funds withheld agreement with Talcott Life & Annuity Re. The funds withheld payable has an embedded total return swap as the total return of the funds withheld assets are transferred to Talcott Life & Annuity Re, which is not based on our own creditworthiness.
Exposure
Our risk of loss is typically limited to the fair value of our derivative instruments and not to the notional or contractual amounts of these derivatives. We are also exposed to credit losses in the event of nonperformance of the counterparties. Our current credit exposure is limited to the value of derivatives that have become favorable to us. This credit risk is minimized by purchasing such agreements from financial institutions with high credit ratings and by establishing and monitoring exposure limits. We also utilize various credit enhancements, including collateral and credit triggers to reduce the credit exposure to our derivative instruments.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Derivatives may be exchange-traded or they may be privately negotiated contracts, which are usually referred to as over-the-counter (“OTC”) derivatives. Certain of our OTC derivatives are cleared and settled through central clearing counterparties (“OTC cleared”), while others are bilateral contracts between two counterparties (“bilateral OTC”). Our derivative transactions are generally documented under International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreements. Management believes that such agreements provide for legally enforceable set-off and close-out netting of exposures to specific counterparties. Under such agreements, in connection with an early termination of a transaction, we are permitted to set off our receivable from a counterparty against our payables to the same counterparty arising out of all included transactions. For reporting purposes, we do not offset fair value amounts of bilateral OTC derivatives for the right to reclaim cash collateral or the obligation to return cash collateral against fair value amounts recognized for derivative instruments executed with the same counterparties under master netting agreements. OTC cleared derivatives have variation margin that is legally characterized as settlement of the derivative exposure, which reduces their fair value in the consolidated statements of financial position.
We posted $730.6 million and $164.8 million in cash and securities under collateral arrangements as of December 31, 2022 and December 31, 2021, respectively, to satisfy collateral and initial margin requirements associated with our derivative credit support agreements and FCM agreements.
Certain of our derivative instruments contain provisions that require us to maintain an investment grade rating from each of the major credit rating agencies on our debt. If the ratings on our debt were to fall below investment grade, it would be in violation of these provisions and the counterparties to the derivative instruments could request immediate payment or demand immediate and ongoing full overnight collateralization on derivative instruments in net liability positions. The aggregate fair value, inclusive of accrued interest, of all derivative instruments with credit-risk-related contingent features that were in a liability position without regard to netting under derivative credit support annex agreements as of December 31, 2022 and December 31, 2021, was $613.0 million and $145.7 million, respectively. Cleared derivatives have contingent features that require us to post excess margin as required by the FCM. The terms surrounding excess margin vary by FCM agreement. With respect to derivatives containing collateral provisions, we posted collateral and initial margin of $730.6 million and $164.8 million as of December 31, 2022 and December 31, 2021, respectively, in the normal course of business, which reflects netting under derivative agreements. If the credit-risk-related contingent features underlying these agreements were triggered on December 31, 2022, we would be required to post an additional $87.8 million of collateral to our counterparties.
As of December 31, 2022 and December 31, 2021, we had received $142.6 million and $204.4 million, respectively, of cash collateral associated with our derivative credit support annex agreements and FCM agreements, for which we recorded a corresponding liability reflecting our obligation to return the collateral.
Notional amounts are used to express the extent of our involvement in derivative transactions and represent a standard measurement of the volume of our derivative activity. Notional amounts represent those amounts used to calculate contractual flows to be exchanged and are not paid or received, except for contracts such as currency swaps. Credit exposure represents the gross amount owed to us under derivative contracts as of the valuation date. The notional amounts and credit exposure of our derivative financial instruments by type were as follows:

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	December 31, 2022	December 31, 2021
	(in millions)
Notional amounts of derivative instruments
Interest rate contracts:
Interest rate swaps	$52,249.9	$47,927.4
Interest rate options	4,418.9	2,373.9
Interest rate forwards	2,527.5	2,181.6
Interest rate futures	877.5	1,774.5
Foreign exchange contracts:
Currency swaps	1,389.8	958.9
Currency forwards	32.0	6.8
Equity contracts:
Equity options	2,049.3	2,378.2
Equity futures	574.1	150.4
Credit contracts:
Credit default swaps	400.0	295.0
Other contracts:
Embedded derivatives	30,461.7	9,430.5
Total notional amounts at end of period	$94,980.7	$67,477.2
Credit exposure of derivative instruments
Interest rate contracts:
Interest rate swaps	$64.2	$205.9
Interest rate options	41.7	24.5
Interest rate forwards	0.1	15.3
Foreign exchange contracts:
Currency swaps	139.2	51.1
Currency forwards	0.9	0.4
Equity contracts:
Equity options	16.5	37.3
Credit contracts:
Credit default swaps	3.6	2.7
Total gross credit exposure	266.2	337.2
Less: collateral received	158.8	234.0
Net credit exposure	$107.4	$103.2

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
The fair value of our derivative instruments classified as assets and liabilities was as follows:
	Derivative assets(1)		Derivative liabilities(2)
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in millions)
Derivatives designated as hedging instruments
Interest rate contracts	$20.0	$4.1	$105.1	$19.0
Foreign exchange contracts	134.6	48.4	19.3	17.2
Total derivatives designated as hedging instruments	$154.6	$52.5	$124.4	$36.2
Derivatives not designated as hedging instruments
Interest rate contracts	$81.1	$233.4	$439.9	$13.0
Foreign exchange contracts	0.9	0.4	0.4	—
Equity contracts	16.5	37.3	45.6	90.9
Credit contracts	3.5	2.6	2.0	2.2
Other contracts	—	—	(3,711.7)	320.9
Total derivatives not designated as hedging instruments	102.0	273.7	(3,223.8)	427.0
Total derivative instruments	$256.6	$326.2	$(3,099.4)	$463.2

(1)
The fair value of derivative assets is reported with other investments on the consolidated statements of financial position.

(2)
The fair value of derivative liabilities is reported with other liabilities on the consolidated statements of financial position, with the exception of certain embedded derivative liabilities. Embedded derivatives with a net liability fair value of $(58.9) million and $320.9 million as of December 31, 2022 and December 31, 2021, respectively, are reported with contractholder funds on the consolidated statements of financial position. Embedded derivatives with a net (asset) liability fair value of $(3,652.8) million as of December 31, 2022, are reported with funds withheld payable on the consolidated statements of financial position.

Credit Derivatives Sold
When we sell credit protection, we are exposed to the underlying credit risk similar to purchasing a fixed maturity security instrument. Our credit derivative contracts sold reference a single name or reference security (referred to as “single name credit default swaps”). These instruments are either referenced in an OTC credit derivative transaction or embedded within an investment structure that has been fully consolidated into our financial statements.
These credit derivative transactions are subject to events of default defined within the terms of the contract, which normally consist of bankruptcy, failure to pay, or modified restructuring of the reference entity and/or issue. If a default event occurs for a reference name or security, we are obligated to pay the counterparty an amount equal to the notional amount of the credit derivative transaction. As a result, our maximum future payment is equal to the notional amount of the credit derivative. In certain cases, we also may have purchased credit protection with identical underlyings to certain of our sold protection transactions. As of December 31, 2022 and December 31, 2021, we did not purchase credit protection relating to our

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
sold protection transactions. In certain circumstances, our potential loss could also be reduced by any amount recovered in the default proceedings of the underlying credit name.
The following tables show our credit default swap protection sold by types of contract, types of referenced/underlying asset class and external agency rating for the underlying reference security. The maximum future payments are undiscounted and have not been reduced by the effect of any offsetting transactions, collateral or recourse features described above.
	December 31, 2022
	Notional amount	Fair value	Maximum future payments	Weighted average expected life (in years)
	(in millions)
Single name credit default swaps
Corporate debt
A	$40.0	$0.4	$40.0	2.5
BBB	190.0	2.2	190.0	3.1
BB	20.0	(0.2)	20.0	4.5
Sovereign
A	20.0	0.2	20.0	2.5
Total credit default swap protection sold	$270.0	$2.6	$270.0	3.1
	December 31, 2021
	Notional amount	Fair value	Maximum future payments	Weighted average expected life (in years)
	(in millions)
Single name credit default swaps
Corporate debt
A	$20.0	$0.4	$20.0	3.5
BBB	110.0	1.7	110.0	3.0
Sovereign
A	20.0	0.5	20.0	3.5
Total credit default swap protection sold	$150.0	$2.6	$150.0	3.1
Fair Value and Cash Flow Hedges
Fair Value Hedges
We use fixed-to-floating rate interest rate swaps to more closely align the interest rate characteristics of certain assets and have used them to align the interest rate characteristics of certain liabilities. In general, these swaps are used in asset and liability management to modify duration, which is a measure of sensitivity to interest rate changes.
The net interest effect of interest rate swap transactions for derivatives in fair value hedges is recorded as an adjustment to income or expense of the underlying hedged item in our consolidated statements of operations.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
The following amounts were recorded on the consolidated statements of financial position related to cumulative basis adjustments for fair value hedges. The amortized cost includes the amortized cost basis and the fair value hedging basis adjustment.
Line item in the consolidated statements of financial position in which the hedged item is included	Amortized cost of hedged item		Cumulative amount of fair value hedging basis adjustment increase/(decrease) included in the amortized cost of the hedged item
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in millions)
Fixed maturities, available-for-sale(1):
Active hedging relationships	$3,498.6	$1,859.9	$(153.4)	$(7.1)
Discontinued hedging relationships	48.8	79.7	1.3	2.8
Total fixed maturities, available-for-sale in active or discontinued hedging relationships	$3,547.4	$1,939.6	$(152.1)	$(4.3)

(1)
These amounts include the amortized cost basis of closed portfolios used to designate last-of-layer hedging relationships in which the hedged last layer amount is expected to remain at the end of the hedging relationship. As of December 31, 2022 and December 31, 2021, the amortized cost basis of the closed portfolios used in these hedging relationships was $3,256.9 million and $1,390.4 million, respectively, the cumulative basis adjustments associated with these hedging relationships was $(102.4) million and $(3.9) million, respectively, and the amount of the designated hedged items were $1,110.0 million and $510.0 million, respectively.

Cash Flow Hedges
We utilize floating-to-fixed rate interest rate swaps to eliminate the variability in cash flows of recognized financial assets and liabilities and forecasted transactions.
We enter into currency exchange swap agreements to convert both principal and interest payments of certain foreign denominated assets and liabilities into U.S. dollar denominated fixed-rate instruments to eliminate the exposure to future currency volatility on those items.
We use bond forwards and have used floating-to-fixed rate interest rate swaps to hedge forecasted transactions.
The net interest effect of interest rate swap and currency swap transactions for derivatives in cash flow hedges is recorded as an adjustment to income or expense of the underlying hedged item in our consolidated statements of operations.
The maximum length of time we are hedging our exposure to the variability in future cash flows for forecasted transactions, excluding those related to the payments of variable interest on existing financial assets and liabilities, is 8.4 years. As of December 31, 2022, we had $102.1 million of net losses reported in AOCI on the consolidated statements of financial position related to active hedges of forecasted transactions. If a hedged forecasted transaction is no longer probable of occurring, cash flow hedge accounting is discontinued. If it is probable that the hedged forecasted transaction will not occur, the deferred gain or loss is immediately reclassified from AOCI into net income.
The following table shows the effect of derivatives in cash flow hedging relationships on the consolidated statements of financial position.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Derivatives in cash flow hedging relationships	Related hedged item	Amount of gain (loss) recognized in AOCI on derivatives for the year ended December 31,
		2022	2021	2020
		(in millions)
Interest rate contracts	Fixed maturities, available-for-sale	$(102.1)	$—	$(3.0)
Interest rate contracts	Investment contracts	15.9	4.1	—
Foreign exchange contracts	Fixed maturities, available-for-sale	84.2	53.4	(37.1)
Total		$(2.0)	$57.5	$(40.1)
We expect to reclassify net gains of $18.7 million from AOCI into net income in the next 12 months, which includes both net deferred gains on discontinued hedges and net gains on periodic settlements of active hedges. Actual amounts may vary from this amount as a result of market conditions.
Effect of Fair Value and Cash Flow Hedges on Consolidated Statements of Operations
The following tables show the effect of derivatives in fair value and cash flow hedging relationships and the related hedged items on the consolidated statements of operations.
	For the year ended December 31, 2022
	Net investment income related to hedges of fixed maturities, available- for-sale	Net realized capital gains (losses) related to hedges of fixed maturities, available- for-sale	Benefits, claims and settlement expenses related to hedges of investment contracts
	(in millions)
Total amounts of consolidated statement of operations line items in which the effects of fair value and cash flow hedges are reported	$2,852.3	$(1.2)	$5,650.7
Gains on fair value hedging relationships:
Interest rate contracts:
Loss recognized on hedged item	$(154.4)	$—	$—
Gain recognized on derivatives	151.6	—	—
Amortization of hedged item basis adjustments	(1.3)	—	—
Amounts related to periodic settlements on derivatives	5.2	—	—
Total gain recognized for fair value hedging relationships	$1.1	$—	$—
Gains on cash flow hedging relationships:
Interest rate contracts:
Gain (loss) reclassified from AOCI on derivatives	$9.0	$—	$(0.1)
Gain reclassified from AOCI as a result that a forecasted transaction is no longer probable of occurring	—	18.5	—
Amounts related to periodic settlements on derivatives	—	—	3.7
Foreign exchange contracts:
Gain reclassified from AOCI on derivatives	—	0.6	—
Amounts related to periodic settlements on derivatives	14.5	—	—
Total gain recognized for cash flow hedging relationships	$23.5	$19.1	$3.6

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	For the year ended December 31, 2021
	Net investment income related to hedges of fixed maturities, available- for-sale	Net realized capital gains (losses) related to hedges of fixed maturities, available- for-sale	Benefits, claims and settlement expenses related to hedges of investment contracts
	(in millions)
Total amounts of consolidated statement of operations line items in which the effects of fair value and cash flow hedges are reported	$3,633.7	$(18.5)	$6,482.6
Losses on fair value hedging relationships:
Interest rate contracts:
Loss recognized on hedged item	$(28.7)	$—	$—
Gain recognized on derivatives	28.6	—	—
Amortization of hedged item basis adjustments	(1.8)	—	—
Amounts related to periodic settlements on derivatives	(10.0)	—	—
Total loss recognized for fair value hedging relationships	$(11.9)	$—	$—
Gains (losses) on cash flow hedging relationships:
Interest rate contracts:
Gain (loss) reclassified from AOCI on derivatives	$15.4	$—	$(0.1)
Gain reclassified from AOCI as a result that a forecasted transaction is no longer probable of occurring	—	1.0	—
Amounts related to periodic settlements on derivatives	—	—	(0.4)
Foreign exchange contracts:
Gain reclassified from AOCI on derivatives	—	9.2	—
Amounts related to periodic settlements on derivatives	9.6	—	—
Total gain (loss) recognized for cash flow hedging relationships	$25.0	$10.2	$(0.5)

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	For the year ended December 31, 2020
	Net investment income related to hedges of fixed maturities, available- for-sale	Net realized capital gains related to hedges of fixed maturities, available- for-sale	Benefits, claims and settlement expenses related to hedges of investment contracts
	(in millions)
Total amounts of consolidated statement of operations line items in which the effects of fair value and cash flow hedges are reported	$3,324.9	$105.6	$7,837.5
Losses on fair value hedging relationships:
Interest rate contracts:
Gain recognized on hedged item	$3.3	$—	$—
Loss recognized on derivatives	(3.9)	—	—
Amortization of hedged item basis adjustments	(2.5)	—	—
Amounts related to periodic settlements on derivatives	(6.2)	—	—
Total loss recognized for fair value hedging relationships	$(9.3)	$—	$—
Gains (losses) on cash flow hedging relationships:
Interest rate contracts:
Gain (loss) reclassified from AOCI on derivatives	$18.1	$2.7	$(0.1)
Gain reclassified from AOCI as a result that a forecasted transaction is no longer probable of occurring	—	0.1	—
Foreign exchange contracts:
Gain reclassified from AOCI on derivatives	—	6.3	—
Amounts related to periodic settlements on derivatives	8.2	—	—
Total gain (loss) recognized for cash flow hedging relationships	$26.3	$9.1	$(0.1)
Derivatives Not Designated as Hedging Instruments
Our use of futures, certain swaptions and swaps, option collars, options and forwards are effective from an economic standpoint, but they have not been designated as hedges for financial reporting purposes. As such, periodic changes in the market value of these instruments, which includes mark-to-market gains and losses as well as periodic and final settlements, primarily flow directly into net realized capital gains (losses) on the consolidated statements of operations. However, the change in fair value of the funds withheld embedded derivative is separately reported on the consolidated statements of operations.
The following table shows the effect of derivatives not designated as hedging instruments, including fair value changes of embedded derivatives that have been bifurcated from the host contract, on the consolidated statements of operations.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	Amount of gain (loss) recognized in net income on derivatives for the year ended December 31,
Derivatives not designated as hedging instruments	2022	2021	2020
	(in millions)
Interest rate contracts	$(317.7)	$(33.8)	$342.7
Foreign exchange contracts	1.4	(4.7)	7.7
Equity contracts	20.7	(81.1)	(95.8)
Credit contracts	0.1	0.1	1.8
Other contracts(1)	4,024.8	86.0	(247.3)
Total	$3,729.3	$(33.5)	$9.1

(1)
Includes the change in the fair value of the funds withheld embedded derivative.

7.   Closed Block
In connection with the 1998 MIHC formation, we formed a Closed Block to provide reasonable assurance to policyholders included therein that, after the formation of the MIHC, assets would be available to maintain dividends in aggregate in accordance with the 1997 policy dividend scales, if the experience underlying such scales continued. Our assets were allocated to the Closed Block in an amount that produces cash flows which, together with anticipated revenue from policies and contracts included in the Closed Block, were expected to be sufficient to support the Closed Block policies. This includes, but is not limited to, provisions for payment of claims, certain expenses, charges and taxes, and to provide for continuation of policy and contract dividends in aggregate in accordance with the 1997 dividend scales, if the experience underlying such scales continues, and to allow for appropriate adjustments in such scales, if such experience changes. Due to adjustable life policies being included in the Closed Block, the Closed Block is charged with amounts necessary to properly fund for certain adjustments, such as face amount and premium increases, that are made to these policies after the Closed Block inception date. These amounts are referred to as Funding Adjustment Charges.
Assets allocated to the Closed Block inure solely to the benefit of the holders of policies included in the Closed Block. Closed Block assets and liabilities are carried on the same basis as other similar assets and liabilities. We will continue to pay guaranteed benefits under all policies, including the policies within the Closed Block, in accordance with their terms. If the assets allocated to the Closed Block, the investment cash flows from those assets and the revenues from the policies included in the Closed Block, including investment income thereon, prove to be insufficient to pay the benefits guaranteed under the policies included in the Closed Block, we will be required to make such payments from our general funds. No additional policies were added to the Closed Block, nor was the Closed Block affected in any other way, as a result of the demutualization.
A policyholder dividend obligation (“PDO”) is required to be established for higher than expected earnings in the Closed Block that will need to be paid as dividends unless future performance of the Closed Block is less favorable than originally expected. A model of the Closed Block was established to produce the pattern of expected earnings, assets and liabilities in the Closed Block. These projections are utilized to determine ratios that will allow us to compare actual cumulative earnings to expected cumulative earnings and determine the amount of the PDO. As of December 31, 2022 and 2021, the PDO was $0.0 million and $210.7 million, respectively.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Closed Block liabilities and assets designated to the Closed Block were as follows:
	December 31, 2022	December 31, 2021
	(in millions)
Closed Block liabilities
Future policy benefits and claims	$3,128.1	$3,286.0
Other policyholder funds	5.1	5.3
Policyholder dividends payable	168.2	176.6
Policyholder dividend obligation	—	210.7
Other liabilities	24.9	8.8
Total Closed Block liabilities	3,326.3	3,687.4
Assets designated to the Closed Block
Fixed maturities, available-for-sale	1,690.2	2,191.6
Fixed maturities, trading	2.0	2.4
Equity securities	0.8	1.0
Mortgage loans	544.9	554.9
Policy loans	407.4	425.2
Other investments	62.2	48.4
Total investments	2,707.5	3,223.5
Cash and cash equivalents	62.0	19.7
Accrued investment income	30.3	32.6
Reinsurance recoverable and deposit receivable	3.9	5.1
Premiums due and other receivables	4.1	3.3
Deferred tax asset	62.0	24.6
Other assets	0.1	—
Total assets designated to the Closed Block	2,869.9	3,308.8
Excess of Closed Block liabilities over assets designated to the Closed Block	456.4	378.6
Amounts included in accumulated other comprehensive income	(111.9)	0.6
Maximum future earnings to be recognized from Closed Block assets and liabilities	$344.5	$379.2

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Closed Block revenues and expenses were as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Revenues
Premiums and other considerations	$178.0	$196.1	$217.6
Net investment income	129.1	137.6	143.6
Net realized capital gains (losses)	(21.2)	(4.6)	16.0
Total revenues	285.9	329.1	377.2
Expenses
Benefits, claims and settlement expenses	184.3	212.0	212.8
Dividends to policyholders	92.5	92.6	117.8
Operating expenses	2.2	2.3	2.7
Total expenses	279.0	306.9	333.3
Closed Block revenues, net of Closed Block expenses, before income taxes	6.9	22.2	43.9
Income taxes	0.7	3.9	8.4
Closed Block revenues, net of Closed Block expenses and income taxes	6.2	18.3	35.5
Funding adjustments and other transfers	28.5	(4.0)	(2.2)
Closed Block revenues, net of Closed Block expenses, income taxes and funding adjustments	$34.7	$14.3	$33.3
The change in maximum future earnings of the Closed Block was as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Beginning of year	$379.2	$393.5	$426.9
Effects of implementation of accounting changes(1)	—	—	0.1
End of year	344.5	379.2	393.5
Change in maximum future earnings	$(34.7)	$(14.3)	$(33.3)

(1)
Includes the effects of implementation of accounting changes related to credit losses in 2020.

We charge the Closed Block with U.S. federal income taxes, payroll taxes, state and local premium taxes and other state or local taxes, licenses and fees as provided in the plan of reorganization.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
8.   Deferred Acquisition Costs
Acquisition costs deferred and amortized were as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Balance at beginning of year	$3,749.1	$3,398.5	$3,509.9
Costs deferred during the year	378.9	461.2	456.6
Amortized to expense during the year(1)	(383.4)	(284.2)	(386.9)
Adjustment related to unrealized (gains) losses on available-for-sale securities and derivative instruments(2)	934.8	173.6	(181.1)
Balance at end of year	$4,679.4	$3,749.1	$3,398.5

(1)
Includes adjustments for revisions to estimated gross profits. Amortization for the year ended December 31, 2022, includes the impact from re-cohorting. Refer to Note 1, Nature of Operations and Significant Accounting Policies, under the caption “Actuarial Balance Re-Cohorting” for further details.

(2)
The adjustment for the year ended December 31, 2022, includes the impact from re-cohorting. Refer to Note 1, Nature of Operations and Significant Accounting Policies, under the caption “Actuarial Balance Re-Cohorting” for further details.

9. Insurance Liabilities
Contractholder Funds
Major components of contractholder funds in the consolidated statements of financial position were as follows:
	December 31,
	2022	2021
	(in millions)
Liabilities for investment contracts:
Liabilities for individual annuities	$7,739.3	$10,652.3
GICs	13,787.7	12,206.0
Funding agreements	12,318.7	11,685.5
Other investment contracts	1,005.6	997.1
Total liabilities for investment contracts	34,851.3	35,540.9
Universal life and other reserves	7,390.8	7,416.4
Total contractholder funds	$42,242.1	$42,957.3
Our GICs and funding agreements contain provisions limiting or prohibiting early surrenders, which typically include penalties for early surrenders, minimum notice requirements or, in the case of funding agreements with survivor options, minimum pre-death holding periods and specific maximum amounts.
Funding agreements include those issued directly to nonqualified institutional investors and those issued to the FHLB Des Moines under their membership funding programs. As of December 31, 2022 and 2021, $4,275.5 million and $4,252.4 million, respectively, of liabilities were outstanding with respect to

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
issuances under the program with FHLB Des Moines. In addition, we have five separate programs where the funding agreements have been issued directly or indirectly to unconsolidated special purpose entities. Claims for principal and interest under funding agreements are afforded equal priority to claims of life insurance and annuity policyholders under insolvency provisions of Iowa Insurance Laws.
We were authorized to issue up to $4.0 billion of funding agreements under a program established in 1998 to support the prospective issuance of medium term notes by an unaffiliated entity in non-U.S. markets. As of December 31, 2022 and 2021, $75.6 million and $75.0 million, respectively, of liabilities were outstanding with respect to the issuance outstanding under this program.
In addition, we were authorized to issue up to $7.0 billion of funding agreements under a program established in 2001 to support the prospective issuance of medium term notes by an unaffiliated entity in both domestic and international markets. The unaffiliated entity is an unconsolidated special purpose entity. As of December 31, 2022 and 2021, $201.9 million and $201.8 million, respectively, of liabilities were being held with respect to issuances outstanding under this program. We do not anticipate any new issuance activity under this program, given our December 2005 termination of the dealership agreement for this program and the availability of the program established in 2011 described below.
We were authorized to issue up to $5.0 billion of funding agreements under a program that was originally established in 2011 to support the prospective issuance of medium term notes by an unaffiliated entity in both domestic and international markets. The unaffiliated entity is an unconsolidated special purpose entity. In June 2015, this program was amended to authorize issuance of up to an additional $4.0 billion. In November 2017, this program was amended to authorize issuance of up to an additional $4.0 billion. In February 2021, this program was amended to authorize issuance of up to an additional $4.0 billion. As of December 31, 2022 and 2021, $7,765.7 million and $7,156.3 million, respectively, of liabilities were being held with respect to issuances outstanding under this program. Our payment obligations on each funding agreement issued under this program are guaranteed by PFG. The program established in 2011 is not registered with the United States Securities and Exchange Commission (“SEC”).

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Liability for Unpaid Claims
The liability for unpaid claims is reported in future policy benefits and claims within our consolidated statements of financial position. Activity associated with unpaid claims was as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Balance at beginning of year	$2,659.4	$2,534.9	$2,365.5
Less: reinsurance recoverable	442.1	436.9	403.8
Net balance at beginning of year	2,217.3	2,098.0	1,961.7
Incurred:
Current year	1,664.2	1,572.5	1,376.8
Prior years	32.1	7.2	26.6
Total incurred	1,696.3	1,579.7	1,403.4
Payments:
Current year	1,093.2	1,025.0	863.8
Prior years	465.4	435.4	403.3
Total payments	1,558.6	1,460.4	1,267.1
Net balance at end of year	2,355.0	2,217.3	2,098.0
Plus: reinsurance recoverable	478.1	442.1	436.9
Balance at end of year	$2,833.1	$2,659.4	$2,534.9
Amounts not included in the rollforward above: Claim adjustment expense liabilities	$59.7	$59.5	$57.8
Incurred liability adjustments relating to prior years, which affected current operations during 2022, 2021 and 2020, resulted in part from developed claims for prior years being different than were anticipated when the liabilities for unpaid claims were originally estimated. These trends have been considered in establishing the current year liability for unpaid claims.
Short-Duration Contracts
Claims Development
The following tables present undiscounted information about claims development by incurral year, including separate information about incurred claims and paid claims net of reinsurance for the periods indicated. The tables also include information on incurred but not reported claims and the cumulative number of reported claims.
The tables present information for the number of years for which claims incurred typically remain outstanding, but do not exceed ten years. The data is disaggregated into groupings of claims with similar characteristics, such as duration of the claim payment period and average claim amount, and with consideration to the overall size of the groupings. Outstanding liabilities equal total net incurred claims less total net paid claims plus outstanding liabilities for net unpaid claims of prior years.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
LTD and Group Life Waiver Claims
	Net incurred claims(1)										Incurred but not reported claims	Cumulative number of reported claims
	December 31,
	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2022	2022
	($ in millions)
Incurral year
2013	$219.3	$203.3	$188.4	$190.7	$182.3	$179.5	$177.1	$173.4	$174.5	$174.5	$0.1	7,051
2014		242.2	231.4	214.4	218.1	206.2	201.9	202.0	199.3	199.8	0.1	7,604
2015			231.0	227.2	217.2	215.3	208.2	210.0	211.8	210.5	0.1	7,181
2016				229.8	228.4	219.4	219.5	214.4	218.7	221.9	0.1	6,167
2017					238.4	239.7	243.1	245.8	245.2	246.5	0.1	6,082
2018						239.4	245.1	239.2	239.8	235.3	0.1	5,774
2019							255.2	248.4	240.4	240.2	5.7	5,945
2020								252.1	231.0	221.1	8.4	5,913
2021									259.7	244.5	4.0	5,484
2022										274.3	109.8	3,422
Total net incurred claims										$2,268.6
	Net cumulative paid claims(1)
	December 31,
	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
	(in millions)
Incurral year
2013	$12.5	$55.0	$81.4	$97.0	$106.4	$116.4	$123.2	$129.0	$134.9	$139.6
2014		16.1	66.0	96.3	111.8	122.3	132.4	140.8	147.2	153.3
2015			16.9	67.0	98.0	114.6	126.8	137.1	146.5	154.0
2016				16.2	70.6	105.6	124.9	136.8	147.2	157.1
2017					17.8	76.5	115.0	135.9	151.7	165.4
2018						20.1	79.9	115.7	135.7	150.3
2019							19.2	79.7	117.5	136.4
2020								20.6	78.8	113.1
2021									19.8	79.0
2022										19.6
Total net paid claims										1,267.8
All outstanding liabilities for unpaid claims prior to 2013 net of reinsurance										239.5
Total outstanding liabilities for unpaid claims net of reinsurance										$1,240.3

(1)
2013 – 2021 unaudited.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Dental, Vision, STD, Critical Illness, Accident and PFML Claims
	Net incurred claims(1)		Incurred but not reported claims	Cumulative number of reported claims
	December 31,
	2021	2022	2022	2022
	($ in millions)
Incurral year
2021	$826.0	$814.1	$—	3,749,753
2022		924.4	56.5	4,114,456
Total net incurred claims		$1,738.5
	Net cumulative paid claims(1)
	December 31,
	2021	2022
	(in millions)
Incurral year
2021	$753.4	$813.3
2022		845.5
Total net paid claims		1,658.8
All outstanding liabilities for unpaid claims prior to 2021 net of reinsurance		—
Total outstanding liabilities for unpaid claims net of reinsurance		$79.7

(1)
2021 unaudited.

Group Life Claims
	Net incurred claims(1)		Incurred but not reported claims	Cumulative number of reported claims
	December 31,
	2021	2022	2022	2022
	($ in millions)
Incurral year
2021	$317.6	$321.5	$0.8	7,079
2022		279.3	24.7	5,368
Total net incurred claims		$600.8

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	Net cumulative paid claims(1)
	December 31,
	2021	2022
	(in millions)
Incurral year
2021	$243.9	$314.3
2022		218.3
Total net paid claims		532.6
All outstanding liabilities for unpaid claims prior to 2021 net of reinsurance		5.0
Total outstanding liabilities for unpaid claims net of reinsurance		$73.2

(1)
2021 unaudited.

Reconciliation of Unpaid Claims to Liability for Unpaid Claims
Our reconciliation of net outstanding liabilities for unpaid claims of short-duration contracts to the liability for unpaid claims follows:
	December 31, 2022
	LTD and Group Life Waiver	Dental, Vision, STD, Critical Illness, Accident and PFML	Group Life	Consolidated
	(in millions)
Net outstanding liabilities for unpaid claims	$1,240.3	$79.7	$73.2	$1,393.2
Reconciling items:
Reinsurance recoverable on unpaid claims	45.3	—	0.4	45.7
Impact of discounting	(209.4)	—	—	(209.4)
Liability for unpaid claims – short-duration contracts	$1,076.2	$79.7	$73.6	1,229.5
Insurance contracts other than short-duration				1,603.6
Liability for unpaid claims				$2,833.1

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Claim Duration and Payout
Our historical average percentage of claims paid in each year from incurral was as follows:
	December 31, 2022(1)
Year	LTD and Group Life Waiver	Dental, Vision, STD, Critical Illness, Accident and PFML	Group Life
1	7.9%	91.8%	79.6%
2	24.7	8.0	18.5
3	15.4
4	8.3
5	5.8
6	5.2
7	4.3
8	3.4
9	3.2
10	2.6

(1)
Unaudited.

Discounting
The following table provides the carrying amount of liabilities reported at present value for short-duration contract unpaid claims. We use a range of discount rates to derive the present value of the unpaid claims. The ranges of discount rates as well as the aggregate amount of discount deducted to derive the liabilities for unpaid claims and interest accretion recognized are also disclosed. Interest accretion is included in benefits, claims and settlement expenses within our consolidated statements of operations.
	LTD and Group Life Waiver	Dental, Vision, STD, Critical Illness, Accident and PFML	Group Life
	($ in millions)
Carrying amount of liabilities for unpaid claims
December 31, 2022	$1,076.2	$79.7	$73.6
December 31, 2021	1,057.5	73.1	80.2
Range of discount rates
December 31, 2022	2.8 – 7.0%	— – —%	— – —%
December 31, 2021	2.8 – 7.0	— – —	— – —
Aggregate amount of discount
December 31, 2022	$209.4	$—	$—
December 31, 2021	208.0	—	—
Interest accretion
For the year ended:
December 31, 2022	$33.0	$—	$—
December 31, 2021	33.8	—	—
December 31, 2020	33.9	—	—

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
10.   Reinsurance
We reinsure a portion of the insurance risks associated with our individual disability, traditional life, universal life, medical and long-term care insurance as well as retail fixed annuity contracts with significant life insurance risk through reinsurance agreements with unaffiliated reinsurance companies, primarily on a quota share, excess loss, yearly renewable term or coinsurance basis. During the second quarter of 2022, we closed a coinsurance with funds withheld reinsurance transaction with Talcott Life & Annuity Re in which we ceded our in-force U.S. retail fixed annuity and ULSG blocks of business. The economics of the transaction were effective as of January 1, 2022. We use both the reinsurance and deposit methods of accounting for this transaction. For further information about this transaction, refer to Note 1, Nature of Operations and Significant Accounting Policies.
We are contingently liable with respect to reinsurance ceded to other companies in the event the reinsurer is unable to meet the obligations it has assumed. As of December 31, 2022, and December 31, 2021, we had $14,128.4 million and $1,186.3 million of net ceded reinsurance recoverables, respectively, which does not reflect potentially offsetting impacts of collateral. As of December 31, 2022, and December 31, 2021, $13,660.1 million, or 99.7%, and $578.0 million, or 95.5%, were with our five largest ceded reinsurers, respectively.
The effects of reinsurance on premiums and other considerations and policy and contract benefits were as follows:
	For the year ended December 31,
	2022	2021	2020
		(in millions)
Premiums and other considerations:
Direct	$5,216.5	$4,869.7	$6,050.4
Assumed	503.5	494.3	439.5
Ceded	(455.7)	(650.0)	(609.1)
Net premiums and other considerations	$5,264.3	$4,714.0	$5,880.8
Benefits, claims and settlement expenses:
Direct	$6,448.3	$6,351.5	$7,615.8
Assumed	775.0	796.1	746.4
Ceded	(1,572.6)	(665.0)	(524.7)
Net benefits, claims and settlement expenses	$5,650.7	$6,482.6	$7,837.5
As of December 31, 2022, we had a $7,900.9 million reinsurance deposit receivable.
Refer to Note 5, Investments, for information on our financing receivables valuation allowance related to the reinsurance recoverable and deposit receivable.
Cost of Reinsurance
A reinsurance asset or liability is established to spread the expected net reinsurance costs or profits over the expected term of the contracts. The cost of reinsurance asset and liability are reported in premiums due and other receivables and liability for future policy benefits and claims, respectively, on the consolidated statements of financial position. The cost of reinsurance asset and liability included on the consolidated statements of financial position were as follows:

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	December 31, 2022	December 31, 2021
	(in millions)
Cost of reinsurance asset	$3,689.2	$46.5
Cost of reinsurance liability	$84.2	$22.1
Cost of reinsurance amortization of $84.5 million, $(18.0) million and $67.4 million for the years ended December 31, 2022, 2021 and 2020, respectively, was reported in benefits, claims and settlement expenses on the consolidated statements of operations.
Funds Withheld
The following assets were held in support of our reserves associated with our coinsurance with funds withheld agreement and are reported in the line items shown on the consolidated statements of financial position.
December 31, 2022
(in millions)
Fixed maturities, available-for-sale	$15,693.5
Fixed maturities, trading	100.8
Equity securities	11.0
Mortgage loans	2,810.8
Other investments	179.8
Cash and cash equivalents	1,762.9
Accrued interest income	178.7
Net other liabilities	(33.6)
Net assets	$20,703.9
Certain assets are reported at amortized cost while the fair value of those assets is reflected in the funds withheld payable. We had a $20,436.1 million funds withheld payable as of December 31, 2022, which was net of a $3,652.8 million embedded derivative asset. The change in fair value of the embedded derivative was a gain of $3,652.8 million, $0.0 million and $0.0 million for the years ended December 31, 2022, 2021 and 2020, respectively.
While the economic benefits of the funds withheld assets flow to Talcott Life & Annuity Re, we retain legal ownership of the assets within the funds withheld account. Guidelines are in place to ensure the investment risk is appropriately managed. Net investment income and net realized capital gains (losses) related to the assets on the consolidated statements of operations is reported net of the amounts that flow to Talcott Life & Annuity Re. The realized gains and losses that do not flow to Talcott Life & Annuity Re are reported in net realized capital gains (losses) on funds withheld assets on the consolidated statements of operations.
Following are the components of net investment income on the funds withheld assets that were passed to Talcott Life & Annuity Re.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
For the year ended December 31, 2022
(in millions)
Fixed maturities, available-for-sale	$745.9
Fixed maturities, trading	2.0
Equity securities	0.6
Mortgage loans	98.4
Cash and cash equivalents	18.2
Other	4.8
Total	869.9
Investment expenses	(20.5)
Net investment income	$849.4
Following are the components of net realized capital gains (losses) on the funds withheld assets that were passed to Talcott Life & Annuity Re.
For the year ended December 31, 2022
(in millions)
Fixed maturities, available-for-sale	$(235.5)
Fixed maturities, trading	(6.4)
Equity securities	(2.4)
Mortgage loans	(24.8)
Derivatives	2.7
Other	3.3
Net realized capital losses	$(263.1)
11.   Debt
Short-Term Debt
The components of short-term debt were as follows:
			December 31, 2022
Obligor/Applicant	Financing structure	Maturity	Capacity	Short-term debt outstanding
			(in millions)
PLIC	Credit facility	October 2027	$800.0	$—
Total			$800.0	$—

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
			December 31, 2021
Obligor/Applicant	Financing structure	Maturity	Capacity	Short-term debt outstanding
			(in millions)
PFG, PFS, PLIC as co-borrowers	Credit facility	November 2023	$600.0	$—
PFG, PFS, PLIC and Principal Financial Services V (UK) Ltd as co-borrowers	Credit facility	November 2023	200.0	—
Total			$800.0	$—
Our revolving credit facilities are committed and available for general corporate purposes. These credit facilities also provide 100% back-stop support for our commercial paper program, of which we had no outstanding balances as of both December 31, 2022 and 2021.
Long-Term Debt
The components of long-term debt were as follows:
	December 31, 2022
	Principal	Net unamortized discount, premium and debt issuance costs	Carrying amount
	(in millions)
Non-recourse mortgages and notes payable	$67.1	$0.7	$67.8
Total long-term debt	$67.1	$0.7	$67.8
	December 31, 2021
	Principal	Net unamortized discount, premium and debt issuance costs	Carrying amount
	(in millions)
Non-recourse mortgages and notes payable	$53.8	$0.2	$54.0
Total long-term debt	$53.8	$0.2	$54.0
The non-recourse mortgages and notes payable are primarily financings for real estate developments. Outstanding principal balances as of December 31, 2022, ranged from $3.0 million to $15.9 million per development with interest rates ranging from 3.5% to 4.8%. Outstanding principal balances as of December 31, 2021, ranged from $3.1 million to $14.4 million per development with interest rates ranging from 3.5% to 4.8%. Outstanding debt is secured by the underlying real estate properties, which were reported as real estate on our consolidated statements of financial position with a carrying value of $317.6 million and $198.3 million as of December 31, 2022 and 2021, respectively.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
As of December 31, 2022, future annual maturities of long-term debt were as follows (in millions):
Year ending December 31:
2023	$25.3
2024	32.7
2025	0.4
2026	6.5
2027	0.1
Thereafter	2.8
Total future maturities of long-term debt	$67.8
12.   Income Taxes
Income Taxes (Benefits)
Our income taxes (benefits) were as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Current income taxes (benefits):
U.S. federal	$(142.9)	$96.9	$19.1
State	21.7	11.4	12.6
Tax benefit of operating loss carryforward	—	—	(0.1)
Total current income taxes (benefits)	(121.2)	108.3	31.6
Deferred income taxes (benefits):
U.S. federal	1,243.3	124.4	128.5
State	(4.5)	0.5	—
Total deferred income taxes	1,238.8	124.9	128.5
Income taxes	$1,117.6	$233.2	$160.1
Our income before income taxes was as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Domestic	$5,840.8	$1,686.8	$1,227.5
Total income before income taxes	$5,840.8	$1,686.8	$1,227.5

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Effective Income Tax Rate
Our provision for income taxes may not have the customary relationship of taxes to income. A reconciliation between the U.S. corporate income tax rate and the effective income tax rate was as follows:
	For the year ended December 31,
	2022	2021	2020
U.S. corporate income tax rate	21%	21%	21%
Dividends received deduction	(1)	(4)	(6)
Tax credits	(1)	(3)	(3)
Interest exclusion from taxable income	—	(1)	(1)
Low income housing tax credit amortization	—	1	1
Other	—	—	1
Effective income tax rate	19%	14%	13%
Unrecognized Tax Benefits
Our changes in unrecognized tax benefits were as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Balance at beginning of period	$43.9	$45.8	$57.2
Additions based on tax positions related to the current year	—	1.3	1.3
Additions for tax positions of prior years	—	—	17.4
Reductions for tax positions related to the current year	(3.3)	(3.2)	(3.2)
Settlements	—	—	(13.4)
Expired statute of limitations	—	—	(13.5)
Balance at end of period(1)	$40.6	$43.9	$45.8

(1)
Our 2022 effective income tax rate would not be impacted if unrecognized tax benefits were recognized. We recognize interest and penalties related to uncertain tax positions in operating expenses within the consolidated statements of operations.

As of December 31, 2022, 2021 and 2020, we had recognized $1.4 million, $1.2 million and $1.1 million of accumulated pre-tax interest and penalties related to unrecognized tax benefits, respectively. We do not believe there is a reasonable possibility the total amount of the unrecognized tax benefits will significantly increase or decrease in the next twelve months considering recent settlements and the status of current and pending Internal Revenue Service (“IRS”) examinations.
Net Deferred Income Taxes
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Our significant components of net deferred income taxes were as follows:

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	December 31,
	2022	2021
	(in millions)
Deferred income tax assets:
Net unrealized losses on available-for-sale securities	$1,611.9	$—
Tax credit carryforwards	65.8	—
Employee benefits	26.4	54.2
Intangible assets	17.6	—
Gross deferred income tax assets	1,721.7	54.2
Valuation allowance	(12.3)	(2.8)
Total deferred income tax assets	1,709.4	51.4
Deferred income tax liabilities:
Deferred acquisition costs	(811.0)	(594.5)
Investments, including derivatives	(187.6)	(278.0)
Funds withheld embedded derivative	(767.1)	—
Net unrealized gains on available-for-sale securities	—	(1,070.7)
Real estate	(140.0)	(141.7)
Insurance liabilities	(728.8)	(21.6)
Intangible assets	—	(7.7)
Gain on sale of discontinued operations(1)	(182.1)	(189.5)
Other deferred income tax liabilities	(48.4)	(21.2)
Total deferred income tax liabilities	(2,865.0)	(2,324.9)
Total net deferred income tax liabilities	$(1,155.6)	$(2,273.5)

(1)
Represents a deferred intercompany gain on the sale of PGI LLC to PFS, which was allocated to stockholder’s equity as the result of a taxable common control transaction on the standalone financials of the transferring entity.

Our net deferred income taxes by jurisdiction were as follows:
	December 31,
	2022	2021
	(in millions)
Deferred income tax assets:
State	$10.8	$—
Net deferred income tax assets	10.8	—
Deferred income tax liabilities:
U.S. federal	(1,166.4)	(2,245.1)
State	—	(28.4)
Net deferred income tax liabilities	(1,166.4)	(2,273.5)
Total net deferred income tax liabilities	$(1,155.6)	$(2,273.5)
In management’s judgment, total deferred income tax assets are more likely than not to be realized. Included in the deferred income tax asset are tax credit carryforwards available to offset future taxable

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
income or income taxes. As of December 31, 2022 and 2021, we had tax credit carryforwards for U.S. federal income tax purposes of $65.8 million and $0.0 million, respectively, primarily attributable to a reinsurance transaction that occurred during 2022. As of December 31, 2022, these carryforwards are anticipated to be utilized before their 2042 expiration, therefore, no valuation allowance has been provided for the related deferred income tax asset.
As of both December 31, 2022 and 2021, state net operating loss carryforwards were $0.3 million and will expire between 2032 and 2040. As of December 31, 2022, all accumulated state net operating loss carryforwards are anticipated to be utilized before expiration; therefore, no valuation allowance has been provided for the related deferred income tax assets.
Effects of Tax Legislation
The Inflation Reduction Act of 2022 (“IRA 2022”) was enacted by the U.S. government on August 16, 2022. The IRA 2022 implements a new corporate alternative minimum tax (the Book Minimum Tax or “BMT”) effective January 1, 2023. We are expected to be an “Applicable Corporation,” which requires computation of our U.S. federal income tax liability under two systems, the U.S. regular corporate tax (“RCT”) and the BMT. Although the BMT may apply in any given year when tentative minimum tax (“TMT”) then exceeds the RCT liability, as a “prepayment” the BMT generates a corresponding alternative minimum tax credit (“AMTC”). The AMTC is accounted for as a deferred tax asset (“DTA”) with an indefinite carryover life recoverable in years when the RCT liability then exceeds TMT.
The tax accounting consequences of a change in tax law is required to be recognized in the period legislation is enacted. Generally, a company is also required to consider the impact of new tax law on realizability of its DTAs, including determination of whether a change to their valuation allowance amounts is necessary. We made an accounting policy election to disregard our BMT status when evaluating DTAs under the RCT system associated with the IRA 2022.
Other Tax Information
Income tax returns are filed in U.S. federal jurisdiction as well as various states where we and one or more of our subsidiaries conduct business. Although determined by jurisdiction, with few exceptions our tax uncertainties relate primarily to U.S. federal income tax matters. The IRS has completed examination of our consolidated U.S. federal income tax returns for years prior to 2013 and did not exam 2013 and 2014. IRS claims for refund for tax years 2004 through 2008, following settlement of a partnership matter with the Department of Justice in March 2019, were finalized in 2020 and have been received in full as of December 31, 2021. IRS claims for refund filed for tax years 2006 through 2008 were received in September 2020. In 2019, an IRS 30-day letter on examination of tax years 2009 through 2012 was received, the proposed adjustments found acceptable, and associated tax settlements subsequently occurred in 2020 prior to expiration of the extended statute of limitations. As of December 31, 2022 and 2021, we had $20.7 million and $16.8 million, respectively, of current income tax receivables associated with outstanding audit issues.
The IRS is currently auditing PFG’s consolidated U.S. federal income tax returns for tax years 2015 – 2018. The U.S. federal statute of limitations expired for years prior to 2009, except for pending audit issues. The extended statute expired on June 30, 2021, for 2009 through 2012 although effectively settled, and the original statute has expired for both 2013 and 2014. Tax years 2015 and forward remain open through statute extensions or the normal statute of limitations. The ultimate settlement of earlier tax years can be adjusted into subsequent tax years regardless of statute status. We do not expect the results of these audits, subsequent related adjustments or developments in other tax areas for all open tax years to significantly change the possible increase in the amount of unrecognized tax benefits, but the outcome of tax reviews is uncertain and unforeseen results can occur.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
We believe we have adequate defenses against, or sufficient provisions for, contested issues, but final resolution could take several years depending on whether legal remedies are pursued. Consequently, we do not believe issues that might arise in tax years subsequent to 2014 will have a material impact on our net income.
13.   Employee and Agent Benefits
PFG provides a U.S. qualified defined benefit pension plan, covering U.S. employees that meet certain eligibility requirements and certain agents contracted on or before December 31, 2018. A final average pay benefit formula has been in place for plan participants employed prior to January 1, 2002. For agents, this formula ended on December 31, 2018, and for employees the formula ended on December 31, 2022. The final average pay benefit is based on the years of service and generally the employee’s or agent’s average annual compensation during the last five years prior to the earliest of termination, retirement or the formula end date. A cash balance benefit was added on January 1, 2002. A participant’s cash balance account is credited with an amount based on the participant’s salary, age and service. These credits accrue with interest. For plan participants hired on and after January 1, 2002, only the cash balance benefit applies. For pre-2002 participants, the pension benefit earned prior to the final average pay formula end date is the greater of the final average pay benefit or the cash balance benefit earned before the end date. They will also earn a new cash balance benefit for service after the formula end date. We reflect pension expense through our expense allocation agreement with PFG.
In addition, PFG sponsors non-qualified defined benefit plans subject to Section 409A of the Internal Revenue Code. This plan is for certain highly compensated employees and agents to replace the benefit that cannot be provided by the qualified defined benefit pension plan due to IRS limits. These nonqualified plans generally parallel the qualified plan but offer different payment options. No agent will become a new participant in the nonqualified plan after December 31, 2018.
We provide certain health care, life insurance and long-term care benefits for retired employees, their beneficiaries and covered dependents (“other postretirement benefits”). While virtually all U.S. employees continue to have access to the postretirement health care and life insurance benefits, only those U.S. employees that were hired prior to January 1, 2002, and retired prior to January 1, 2011, (post-65 medical) or January 1, 2020, (life insurance and pre-65 medical) were eligible to receive subsidized benefits. All others pay the full cost of coverage. The long-term care plan was subsidized only for those who retired prior to January 1, 2000, and is no longer accessible. The subsidy level for all benefits varies by plan, age, service and retirement date. Our policy is to fund the cost of providing retiree benefits in the years the employees are providing service, taking into account the funded status of the trust. PFG is the sponsor of the post-65 retiree medical plan for both employees and individual field agents.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Obligations and Funded Status
The combined funded status, reconciled to amounts recognized in the consolidated statements of financial position relating to the other postretirement employee benefits plans, was as follows:
	December 31,
	2022	2021
	(in millions)
Change in benefit obligation
Benefit obligation at beginning of year	$(79.2)	$(92.5)
Interest cost	(1.9)	(1.8)
Actuarial gain	17.0	6.4
Participant contributions	(6.4)	(6.1)
Benefits paid	11.9	11.9
Plan transfer due to change in sponsorship	—	2.9
Benefit obligation at end of year	$(58.6)	$(79.2)
Change in plan assets
Fair value of plan assets at beginning of year	$89.5	$751.1
Actual return on plan assets	(15.0)	(0.8)
Employer contribution	1.4	1.5
Participant contributions	6.4	6.1
Benefits paid	(11.9)	(11.9)
Assets re-designated for non-retiree benefits	—	(656.5)
Fair value of plan assets at end of year	$70.4	$89.5
Amount recognized in statement of financial position
Other assets	$11.8	$10.3
Total	$11.8	$10.3
Amount recognized in accumulated other comprehensive income
Total net actuarial gain	$(18.1)	$(20.7)
Pre-tax accumulated other comprehensive income	$(18.1)	$(20.7)
Other Postretirement Plan Changes and Plan Gains/Losses
For the year ended December 31, 2022, the other postretirement benefit plans had an actuarial gain primarily due to an increase in the discount rates and actual medical claims costs being lower than previously expected. For the year ended December 31, 2021, the other postretirement benefit plans had an actuarial gain primarily due to an increase in the discount rate and actual, along with projected, medical claim costs being lower than previously expected.
Effective January 1, 2021, the Long-Term Care Assistance Plan merged with the Principal Welfare Plan for Medicare Eligible Retirees and PFG became the plan sponsor. The result of the plan merger was a liability of $2.9 million moving to PFG. In addition, the net unrecognized actuarial loss of $2.0 million and the prior period service cost of $0.7 million from the long-term care plan moved to PFG with the plan merger.
Effective January 1, 2021, $656.5 million of assets in excess of the expected liability to cover the postretirement medical benefits for retirees were re-designated for non-retiree benefits. The elections were

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
made pursuant to plan provisions, which provide for assets in excess of 125% of expected liabilities to fund other benefits covered under the plans. The re-designated assets, net of associated tax receivable impacts related to a tax adjustment to accumulated other comprehensive income, are not included as part of the asset balances presented in the footnote as they no longer qualify as plan assets in accordance with U.S. GAAP. The re-designated assets are included in equity securities and other investments on our consolidated statements of financial position beginning January 1, 2021.
We did not have any other postretirement benefit plans with an accumulated postretirement benefit obligation in excess of plan assets.
Components of Other Postretirement Benefits Net Periodic Benefit Cost
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Interest cost	$1.9	$1.8	$2.4
Expected return on plan assets	(3.7)	(3.5)	(34.8)
Amortization of prior service cost	—	—	0.1
Recognized net actuarial (gain) loss	(0.9)	(0.4)	0.2
Net periodic benefit income	$(2.7)	$(2.1)	$(32.1)
The components of net periodic benefit cost including the service cost component are included in operating expenses on the consolidated statements of operations.
For the other postretirement benefit plans, actuarial gains and losses were amortized with use of the corridors allowed.
For the other postretirement benefit plans, amounts recognized in pre-tax accumulated other comprehensive (income) loss were as follows:
	For the year ended December 31,
	2022	2021
	(in millions)
Other changes recognized in accumulated other comprehensive (income) loss
Net actuarial (gain) loss	$1.7	$(4.1)
Prior service benefit	—	(0.7)
Amortization of net gain	0.9	0.4
Total recognized in pre-tax accumulated other comprehensive (income) loss	$2.6	$(4.4)
Total recognized in net periodic benefit cost and pre-tax accumulated other comprehensive income	$(0.1)	$(6.5)
Net actuarial (gain) loss and net prior service cost benefit have been recognized in AOCI.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Assumptions
Weighted-average assumptions used for other postretirement benefit plans to determine benefit obligations as disclosed under the Obligations and Funded Status section
	December 31,
	2022	2021
Discount rate	5.05%	2.55%
Rate of compensation increase	N/A	N/A
Weighted average assumptions used for other postretirement benefit plans to determine net periodic benefit cost
	For the year ended December 31,
	2022	2021	2020
Discount rate(1)	2.55%	2.15%	2.95%
Expected long-term return on plan assets	4.25%	4.25%	4.95%
Rate of compensation increase	N/A	N/A	N/A%

(1)
During the second quarter 2020, subsidy increases provided under the long-term care plan were capped at 5% per calendar year. This change was remeasured as of March 31, 2020. A discount rate of 2.95% was used until the remeasurement date at which time a discount rate of 2.90% was used.

For other postretirement benefits, the discount rate is determined by projecting future benefit payments inherent in the accumulated postretirement benefit obligation, and discounting those cash flows using a spot yield curve for high quality corporate bonds. The plans’ expected benefit payments are discounted to determine a present value using the yield curve and the discount rate is the level rate that produces the same present value. The 4.25% expected long-term return on plan assets for 2022 was based on the weighted average expected long-term asset returns for the medical, life and long-term care plans. The expected long-term rates for the home office medical/life and agent medical/life plans were 4.25% and 4.25%, respectively.
Assumed Health Care Cost Trend Rates Used to Determine Net Periodic Benefit Cost
	December 31,
	2022	2021
Health care cost trend rate assumed for next year under age 65	7.00%	7.00%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	4.50%	4.50%
Year that the rate reaches the ultimate trend rate (under age 65)	2031	2030
Other Postretirement Benefit Plan Assets
Fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels.
•
Level 1 — Fair values are based on unadjusted quoted prices in active markets for identical assets.

•
Level 2 — Fair values are based on inputs other than quoted prices within Level 1 that are observable for the asset, either directly or indirectly.

•
Level 3 — Fair values are based on significant unobservable inputs for the asset.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Our other postretirement benefit plan assets consist of cash, investments in fixed income security portfolios and investments in equity security portfolios. Because of the nature of cash, its carrying amount approximates fair value. The fair value of fixed income investment funds, U.S. equity portfolios and international equity portfolios is based on quoted prices in active markets for identical assets.
The fair value of the other postretirement benefit plans’ assets by asset category as of the most recent measurement date was as follows:
	December 31, 2022
	Assets measured at fair value	Fair value hierarchy level
		Level 1	Level 2	Level 3
	(in millions)
Asset category
Cash and cash equivalents	$0.5	$0.5	$—	$—
Fixed income security portfolios(1)	34.7	34.7	—	—
U.S. equity portfolios(2)	25.6	25.6	—	—
International equity portfolios(3)	9.6	9.6	—	—
Total	$70.4	$70.4	$—	$—
	December 31, 2021
	Assets measured at fair value	Fair value hierarchy level
		Level 1	Level 2	Level 3
	(in millions)
Asset category
Cash and cash equivalents	$0.5	$0.5	$—	$—
Fixed income security portfolios(1)	41.8	41.8	—	—
U.S. equity portfolios(2)	32.9	32.9	—	—
International equity portfolios(3)	14.3	14.3	—	—
Total	$89.5	$89.5	$—	$—

(1)
The portfolios invest in various fixed income securities, primarily of U.S. origin. These include, but are not limited to, corporate bonds, residential mortgage-backed securities, commercial mortgage-backed securities, U.S. Treasury securities, agency securities, asset-backed securities and collateralized mortgage obligations.

(2)
The portfolios invest primarily in publicly traded equity securities of large U.S. companies.

(3)
The portfolios invest primarily in publicly traded equity securities of non-U.S. companies.

We have established an investment policy that provides the investment objectives and guidelines for the other postretirement benefit plans. Our investment strategy is to achieve the following:
•
Obtain a reasonable long-term return consistent with the level of risk assumed and at a cost of operation within prudent levels. Performance benchmarks are monitored.

•
Ensure sufficient liquidity to meet the emerging benefit liabilities for the plans.

•
Provide for diversification of assets in an effort to avoid the risk of large losses and maximize the investment return to the other postretirement benefit plans consistent with market and economic risk.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
In administering the other postretirement benefit plans’ asset allocation strategies, we consider the projected liability stream of benefit payments, the relationship between current and projected assets of the plan and the projected actuarial liabilities streams, the historical performance of capital markets adjusted for the perception of future short- and long-term capital market performance and the perception of future economic conditions.
According to our investment policy, the target asset allocation for the other postretirement benefit plans is:
Asset category	Target allocation
Fixed income security portfolios	50%
U.S. equity portfolios	35%
International equity portfolios	15%
Estimated Future Benefit Payments
The estimated future benefit payments, which reflect expected future service are:
Other postretirement benefits (gross benefit payments, including prescription drug benefits)
(in millions)
Year ending December 31:
2023	$11.6
2024	10.7
2025	9.7
2026	8.6
2027	7.6
2028 – 2032	30.1
The above table reflects the total estimated future benefits to be paid from the plan, including both our share of the benefit cost and the participants’ share of the cost, which is funded by their contributions to the plan. The assumptions used in calculating the estimated future benefit payments are the same as those used to measure the benefit obligation for the year ended December 31, 2022.
14.   Contingencies, Guarantees, Indemnifications and Leases
Litigation and Regulatory Contingencies
We are regularly involved in litigation, both as a defendant and as a plaintiff, but primarily as a defendant. Litigation naming us as a defendant ordinarily arises out of our business operations as a provider of asset management and accumulation products and services, individual life insurance, specialty benefits insurance and our investment activities. Some of the lawsuits may be class actions, or purport to be, and some may include claims for unspecified or substantial punitive and treble damages.
We may discuss such litigation in one of three ways. We accrue a charge to income and disclose legal matters for which the chance of loss is probable and for which the amount of loss can be reasonably estimated. We may disclose contingencies for which the chance of loss is reasonably possible and provide an estimate of the possible loss or range of loss or a statement that such an estimate cannot be made. Finally, we may

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
voluntarily disclose loss contingencies for which the chance of loss is remote in order to provide information concerning matters that potentially expose us to possible losses.
In addition, regulatory bodies such as state insurance departments, the SEC, the Financial Industry Regulatory Authority, the Department of Labor and other regulatory agencies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, Employee Retirement Income Security Act (“ERISA”) and laws governing the activities of broker-dealers. We receive requests from regulators and other governmental authorities relating to industry issues and may receive additional requests, including subpoenas and interrogatories, in the future.
On November 12, 2014, Frederick Rozo filed a class action lawsuit in the United States District Court for the Southern District of Iowa against PFG and us. PFG was later dismissed as a defendant. The Plaintiff alleged that defendants breached fiduciary duties and engaged in prohibited transactions under ERISA in connection with a general account guaranteed product known as the Principal Fixed Income Option (“PFIO”). On May 12, 2017, the district court certified a nationwide class of participants and beneficiaries who had funds invested in one of the PFIO contracts. On September 25, 2018, the district court granted our motion for summary judgment. On February 3, 2020, the Eighth Circuit Court of Appeals reversed that ruling and remanded the case back to the district court. A bench trial was held before the district court in November 2020. The court issued its ruling on April 8, 2021, finding in our favor on all claims. The Plaintiff appealed this ruling to the Eighth Circuit Court of Appeals, which upheld the decision in our favor on September 2, 2022. The Plaintiff did not appeal the Eighth Circuit Court of Appeals’ decision; as such, the district court’s ruling in our favor stands.
While the outcome of any pending or future litigation or regulatory matter cannot be predicted, management does not believe any such matter will have a material adverse effect on our business or financial position. As of December 31, 2022, we had no estimated loss accrued related to the legal matter discussed above because we believe the chance of loss from this matter is not probable and the amount of loss cannot be reasonably estimated.
To the extent such matters present a reasonably possible chance of loss, we are generally not able to estimate the possible loss or range of loss associated therewith. The outcome of such matters is always uncertain and unforeseen results can occur. It is possible that such outcomes could require us to pay damages or make other expenditures or establish accruals in amounts that we could not estimate at December 31, 2022.
Guarantees and Indemnifications
In the normal course of business, we have provided guarantees to our ultimate parent, PFG, related to benefit payments of the nonqualified pension plans and the nonqualified deferred compensation plans. We also provided guarantees to third parties primarily related to a former subsidiary. The terms of these agreements range in duration and often are not explicitly defined. The maximum exposure under these agreements as of December 31, 2022, was approximately $125.0 million. At inception, the fair value of such guarantees was insignificant. In addition, we believe the likelihood is remote that material payments will be required. Therefore, any liability accrued within our consolidated statements of financial position is insignificant. Should we be required to perform under these guarantees, we generally could recover a portion of the loss from third parties through recourse provisions included in agreements with such parties, the sale of assets held as collateral that can be liquidated in the event performance is required under the guarantees or other recourse generally available to us; therefore, such guarantees would not result in a material adverse effect on our business or financial position. While the likelihood is remote, such outcomes could materially affect net income in a particular quarter or annual period.
We are also subject to various other indemnification obligations issued in conjunction with divestitures, acquisitions and financing transactions whose terms range in duration and often are not explicitly defined. Certain portions of these indemnifications may be capped, while other portions are not subject to such

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
limitations; therefore, the overall maximum amount of the obligation under the indemnifications cannot be reasonably estimated. At inception, the fair value of such indemnifications was insignificant. In addition, we believe the likelihood is remote that material payments will be required. Therefore, any liability accrued within our consolidated statements of financial position is insignificant. While we are unable to estimate with certainty the ultimate legal and financial liability with respect to these indemnifications, we believe that performance under these indemnifications would not result in a material adverse effect on our business or financial position. While the likelihood is remote, performance under these indemnifications could materially affect net income in a particular quarter or annual period.
Guaranty Funds
Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, for certain obligations of insolvent insurance companies to policyholders and claimants. A state’s fund assesses its members based on their pro rata market share of written premiums in the state for the classes of insurance for which the insolvent insurer was engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets. We accrue liabilities for guaranty fund assessments when an assessment is probable, can be reasonably estimated and when the event obligating us to pay has occurred. While we cannot predict the amount and timing of any future assessments, we have established reserves we believe are adequate for assessments relating to insurance companies that are currently subject to insolvency proceedings. As of December 31, 2022 and 2021, the liability balance for guaranty fund assessments, which is not discounted, was $20.6 million and $21.0 million, respectively, and was reported within other liabilities in the consolidated statements of financial position. As of both December 31, 2022 and 2021, $9.7 million related to premium tax offsets were included in premiums due and other receivables in the consolidated statements of financial position.
Leases
As a lessee, we lease office space, data processing equipment, office furniture and office equipment under various operating leases. We also lease buildings and hardware storage equipment under finance leases. Lease assets and liabilities are recognized at the commencement of a lease based on the present value of lease payments over the lease term. We generally use our incremental borrowing rate based on the information available at the lease commencement date to determine the present value of lease payments. Lease term may include options to extend or terminate the lease when it is reasonably certain we will exercise the option. Leases with an initial term of twelve months or less are not recorded on the consolidated statements of financial position. We recognize lease expense for leases on a straight-line basis over the lease term. Some of our lease agreements include payments for property taxes, insurance, utilities or common area maintenance, which are not based on an index or rate. These payments are recognized in net income in the period in which the obligation has occurred.
We sublease certain office space to third parties, which are primarily operating leases. We record sublease income on a straight-line basis over the lease term.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
The lease assets and liabilities were as follows:
	December 31,
	2022	2021
	(in millions)
Assets
Operating lease assets(1)	$116.9	$125.6
Finance lease assets(1)	82.4	94.2
Total lease assets	$199.3	$219.8
Liabilities
Operating lease liabilities(2)	$112.2	$118.3
Finance lease liabilities(2)	83.0	94.8
Total lease liabilities	$195.2	$213.1

(1)
Operating and finance lease assets are primarily reported within property and equipment on the consolidated statements of financial position.

(2)
Operating and finance lease liabilities are reported within other liabilities on the consolidated statements of financial position.

The lease cost was as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Finance lease cost(1):
Amortization of right-of-use assets	$34.0	$30.5	$20.4
Interest on lease liabilities	1.2	1.0	1.0
Operating lease cost(1)	34.6	37.6	30.5
Other lease cost(1)(2)	9.5	7.3	5.8
Sublease income(3)	(1.5)	(1.7)	(1.6)
Total lease cost	$77.8	$74.7	$56.1

(1)
Finance, operating and other lease costs are primarily included in operating expenses on the consolidated statements of operations.

(2)
Other lease cost primarily reflects variable and short-term lease costs.

(3)
Sublease income is included in fees and other revenues on the consolidated statements of operations.

Payments for operating leases for the years ended December 31, 2022, 2021 and 2020, were $32.0 million, $36.0 million and $40.7 million, respectively. Payments for finance leases for the years ended December 31, 2022, 2021 and 2020, were $35.1 million, $31.4 million and $21.2 million, respectively. The following represents future payments due by period for lease obligations:

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	Operating leases	Finance leases	Total
	(in millions)
For the twelve months ending December 31:
2023	$25.6	$35.0	$60.6
2024	22.3	30.2	52.5
2025	18.8	14.6	33.4
2026	15.7	5.0	20.7
2027	11.6	0.4	12.0
2028 and thereafter	32.2	—	32.2
Total lease payments	126.2	85.2	211.4
Less: interest	14.0	2.2	16.2
Present value of lease liabilities	$112.2	$83.0	$195.2
The weighted-average remaining lease term and weighted-average discount rates were as follows:
	For the year ended December 31,
	2022	2021	2020
Weighted-average remaining lease term (in years):
Operating leases	7.7	7.8	8.1
Finance leases	2.8	3.2	3.0
Weighted-average discount rate:
Operating leases	2.5%	2.2%	2.4%
Finance leases	1.7%	1.1%	1.8%

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
15.   Stockholder’s Equity
Other Comprehensive Income (Loss)
	For the year ended December 31, 2022
	Pre-Tax	Tax	After-Tax
	(in millions)
Net unrealized losses on available-for-sale securities during the period	$(12,980.4)	$2,753.0	$(10,227.4)
Reclassification adjustment for losses included in net income(1)	333.3	(70.4)	262.9
Adjustments for assumed changes in amortization patterns	926.6	(194.6)	732.0
Adjustments for assumed changes in policyholder liabilities	486.1	(102.0)	384.1
Net unrealized losses on available-for-sale securities	(11,234.4)	2,386.0	(8,848.4)
Net unrealized losses on derivative instruments during the period	(1.3)	0.3	(1.0)
Reclassification adjustment for gains included in net income(2)	(28.0)	5.8	(22.2)
Adjustments for assumed changes in amortization patterns	7.3	(1.6)	5.7
Adjustments for assumed changes in policyholder liabilities	(2.9)	0.6	(2.3)
Net unrealized losses on derivative instruments	(24.9)	5.1	(19.8)
Unrecognized postretirement benefit obligation during the period	(1.7)	0.4	(1.3)
Amortization of amounts included in net periodic benefit cost(3)	(0.9)	0.1	(0.8)
Net unrecognized postretirement benefit obligation	(2.6)	0.5	(2.1)
Other comprehensive loss	$(11,261.9)	$2,391.6	$(8,870.3)
	For the year ended December 31, 2021
	Pre-Tax	Tax	After-Tax
	(in millions)
Net unrealized losses on available-for-sale securities during the period	$(2,313.3)	$490.5	$(1,822.8)
Reclassification adjustment for losses included in net income(1)	20.5	(4.3)	16.2
Adjustments for assumed changes in amortization patterns	171.4	(36.0)	135.4
Adjustments for assumed changes in policyholder liabilities	1,288.6	(270.5)	1,018.1
Net unrealized losses on available-for-sale securities	(832.8)	179.7	(653.1)
Net unrealized gains on derivative instruments during the period	66.7	(14.0)	52.7
Reclassification adjustment for gains included in net income(2)	(25.5)	5.4	(20.1)
Adjustments for assumed changes in amortization patterns	(0.2)	—	(0.2)
Adjustments for assumed changes in policyholder liabilities	1.6	(0.4)	1.2
Net unrealized gains on derivative instruments	42.6	(9.0)	33.6
Unrecognized postretirement benefit obligation during the period	2.3	(0.5)	1.8
Amortization of amounts included in net periodic benefit cost(3)	(0.4)	0.1	(0.3)
Net unrecognized postretirement benefit obligation	1.9	(0.4)	1.5
Other comprehensive loss	$(788.3)	$170.3	$(618.0)

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	For the year ended December 31, 2020
	Pre-Tax	Tax	After-Tax
	(in millions)
Net unrealized gains on available-for-sale securities during the period	$3,268.3	$(690.8)	$2,577.5
Reclassification adjustment for gains included in net income(1)	(41.4)	9.4	(32.0)
Adjustments for assumed changes in amortization patterns	(179.0)	37.6	(141.4)
Adjustments for assumed changes in policyholder liabilities	(1,275.1)	267.7	(1,007.4)
Net unrealized gains on available-for-sale securities	1,772.8	(376.1)	1,396.7
Net unrealized losses on derivative instruments during the period	(28.1)	6.5	(21.6)
Reclassification adjustment for gains included in net income(2)	(27.1)	5.1	(22.0)
Adjustments for assumed changes in amortization patterns	2.7	(0.5)	2.2
Adjustments for assumed changes in policyholder liabilities	7.8	(1.6)	6.2
Net unrealized losses on derivative instruments	(44.7)	9.5	(35.2)
Unrecognized postretirement benefit obligation during the period	5.7	(1.2)	4.5
Amortization of amounts included in net periodic benefit cost(3)	0.3	(0.1)	0.2
Net unrecognized postretirement benefit obligation	6.0	(1.3)	4.7
Other comprehensive income	$1,734.1	$(367.9)	$1,366.2

(1)
Pre-tax reclassification adjustments relating to available-for-sale securities are reported in net realized capital gains (losses) on the consolidated statements of operations.

(2)
See Note 6, Derivative Financial Instruments, under the caption “Effect of Fair Value and Cash Flow Hedges on Consolidated Statements of Operations” for further details.

(3)
Amount is comprised of amortization of prior service cost (benefit) and recognized net actuarial (gain) loss, which is reported in operating expenses on the consolidated statements of operations. See Note 13, Employee and Agent Benefits, under the caption “Components of Net Periodic Benefit Cost” for further details.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Accumulated Other Comprehensive Income (Loss)
	Net unrealized gains (losses) on available-for-sale securities(1)	Noncredit component of impairment losses on fixed maturities available-for-sale	Net unrealized gains on derivative instruments	Unrecognized postretirement benefit obligation	Accumulated other comprehensive income (loss)
	(in millions)
Balances as of January 1, 2020	$2,602.9	$(44.1)	$53.7	$8.2	$2,620.7
Other comprehensive income during the period, net of adjustments	1,428.7	—	(13.2)	4.5	1,420.0
Amounts reclassified from AOCI	(32.0)	—	(22.0)	0.2	(53.8)
Other comprehensive income	1,396.7	—	(35.2)	4.7	1,366.2
Effects of implementation of accounting change related to credit losses, net	(44.1)	44.1	—	—	—
Balances as of December 31, 2020	3,955.5	—	18.5	12.9	3,986.9
Other comprehensive loss during the period, net of adjustments	(669.3)	—	53.7	1.8	(613.8)
Amounts reclassified from AOCI	16.2	—	(20.1)	(0.3)	(4.2)
Other comprehensive loss	(653.1)	—	33.6	1.5	(618.0)
Net assets transferred to affiliate due to change in benefit plan sponsorship	—	—	—	2.0	2.0
Balances as of December 31, 2021	3,302.4	—	52.1	16.4	3,370.9
Other comprehensive loss during the period, net of adjustments	(9,111.3)	—	2.4	(1.3)	(9,110.2)
Amounts reclassified from AOCI	262.9	—	(22.2)	(0.8)	239.9
Other comprehensive loss	(8,848.4)	—	(19.8)	(2.1)	(8,870.3)
Adjustments for reinsurance(2)	124.4	—	7.4	—	131.8
Balances as of December 31, 2022	$(5,421.6)	$—	$39.7	$14.3	$(5,367.6)

(1)
Net unrealized losses on available-for-sale debt securities for which an allowance for credit loss has been recorded were $1.8 million, $0.6 million and $2.6 million as of December 31, 2022, 2021 and 2020, respectively.

(2)
Reflects the January 1, 2022, balance associated with our ULSG business that was ceded to Talcott Life & Annuity Re.

Dividend Limitations
Under Iowa law, we may pay dividends or make other distributions only from the earned surplus arising from our business and must receive the prior approval of the Commissioner of Insurance of the State of Iowa (“the Commissioner”) to pay stockholder dividends or make any other distribution if such distribution would exceed certain statutory limitations. Iowa law gives the Commissioner discretion to disapprove requests for distributions in excess of these limitations. Extraordinary dividends include those made, together with dividends and other distributions, within the preceding twelve months that exceed the greater of (i) 10% of our statutory policyholder surplus as of the previous year-end or (ii) the statutory net gain from operations from the previous calendar year, not to exceed earned surplus. Based on this limitation

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
and 2022 statutory results, we could pay approximately $430.1 million in ordinary stockholder dividends in 2023 without prior regulatory approval. However, because the dividend test is based on dividends previously paid over rolling 12-month periods, if paid before a specified date during 2023, some or all of such dividends may be extraordinary and require regulatory approval.
16.   Fair Value Measurements
We use fair value measurements to record fair value of certain assets and liabilities and to estimate fair value of financial instruments not recorded at fair value but required to be disclosed at fair value. Certain financial instruments, particularly policyholder liabilities other than investment contracts, are excluded from these fair value disclosure requirements.
Valuation Hierarchy
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels. The level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety considering factors specific to the asset or liability.
•
Level 1 — Fair values are based on unadjusted quoted prices in active markets for identical assets or liabilities.

•
Level 2 — Fair values are based on inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.

•
Level 3 — Fair values are based on at least one significant unobservable input for the asset or liability.

Determination of Fair Value
The following discussion describes the valuation methodologies and inputs used for assets and liabilities measured at fair value on a recurring basis. The techniques utilized in estimating the fair value of financial instruments are reliant on the assumptions used. Care should be exercised in deriving conclusions about our business, its value or financial position based on the fair value information of financial instruments presented below.
Fair value estimates are made based on available market information and judgments about the financial instrument at a specific point in time. Such estimates do not consider the tax impact of the realization of unrealized gains or losses. In addition, the disclosed fair value may not be realized in the immediate settlement of the financial instrument. We validate prices through an investment analyst review process, which includes validation through direct interaction with external sources, review of recent trade activity or use of internal models. In circumstances where broker quotes are used to value an instrument, we generally receive one non-binding quote. Broker quotes are validated through an investment analyst review process, which includes validation through direct interaction with external sources and use of internal models or other relevant information. We did not make any significant changes to our valuation processes during 2022.
Fixed Maturities
Fixed maturities include bonds, ABS, redeemable preferred stock and certain non-redeemable preferred securities. When available, the fair value of fixed maturities is based on quoted prices of identical assets in active markets. These are reflected in Level 1 and primarily include U.S. Treasury bonds and actively traded redeemable corporate preferred securities.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
When quoted prices of identical assets in active markets are not available, our first priority is to obtain prices from third party pricing vendors. We have regular interaction with these vendors to ensure we understand their pricing methodologies and to confirm they are utilizing observable market information. Their methodologies vary by asset class and include inputs such as estimated cash flows, benchmark yields, reported trades, broker quotes, credit quality, industry events and economic events. Fixed maturities with validated prices from pricing services, which includes the majority of our public fixed maturities in all asset classes, are generally reflected in Level 2. Also included in Level 2 are corporate bonds when quoted market prices are not available, for which an internal model using substantially all observable inputs or a matrix pricing valuation approach is used. In the matrix approach, securities are grouped into pricing categories that vary by sector, rating and average life. Each pricing category is assigned a risk spread based on studies of observable public market data from the investment professionals assigned to specific security classes. The expected cash flows of the security are then discounted back at the current Treasury curve plus the appropriate risk spread. Although the matrix valuation approach provides a fair valuation of each pricing category, the valuation of an individual security within each pricing category may also be impacted by company specific factors.
If we are unable to price a fixed maturity security using prices from third party pricing vendors or other sources specific to the asset class, we may obtain a broker quote or utilize an internal pricing model specific to the asset utilizing relevant market information, to the extent available and where at least one significant unobservable input is utilized. These are reflected in Level 3 in the fair value hierarchy and can include fixed maturities across all asset classes. As of December 31, 2022, less than 4% of our total fixed maturities were Level 3 securities valued using internal pricing models.
The primary inputs, by asset class, for valuations of the majority of our Level 2 investments from third party pricing vendors or our internal pricing valuation approach are described below.
U.S. Government and Agencies/Non-U.S. Governments.   Inputs include recently executed market transactions, interest rate yield curves, maturity dates, market price quotations and credit spreads relating to similar instruments.
States and Political Subdivisions.   Inputs include Municipal Securities Rulemaking Board reported trades, U.S. Treasury and other benchmark curves, material event notices, new issue data and obligor credit ratings.
Corporate.   Inputs include recently executed transactions, market price quotations, benchmark yields, issuer spreads and observations of equity and credit default swap curves related to the issuer. For private placement corporate securities valued through the matrix valuation approach inputs include the current Treasury curve and risk spreads based on sector, rating and average life of the issuance.
RMBS, CMBS, Collateralized Debt Obligations and Other Debt Obligations.   Inputs include cash flows, priority of the tranche in the capital structure, expected time to maturity for the specific tranche, reinvestment period remaining and performance of the underlying collateral including prepayments, defaults, deferrals, loss severity of defaulted collateral and, for RMBS, prepayment speed assumptions. Other inputs include market indices and recently executed market transactions.
Equity Securities
Equity securities include mutual funds, common stock and non-redeemable preferred stock. Fair values of equity securities are determined using quoted prices in active markets for identical assets when available, which are reflected in Level 1. When quoted prices are not available, we may utilize internal valuation methodologies appropriate for the specific asset that use observable inputs such as underlying share prices or the net asset value (“NAV”), which are reflected in Level 2. Fair values might also be determined using broker quotes or through the use of internal models or analysis that incorporate significant assumptions

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
deemed appropriate given the circumstances and consistent with what other market participants would use when pricing such securities, which are reflected in Level 3.
Derivatives
The fair values of exchange-traded derivatives are determined through quoted market prices, which are reflected in Level 1. Exchange-traded derivatives include futures that are settled daily, which reduces their fair value in the consolidated statements of financial position. The fair values of OTC cleared derivatives are determined through market prices published by the clearinghouses, which are reflected in Level 2. The clearinghouses utilize the secured overnight financing rate (“SOFR”) curve in their valuation. Variation margin associated with OTC cleared derivatives is settled daily, which reduces their fair value in the consolidated statements of financial position. The fair values of bilateral OTC derivative instruments are determined using either pricing valuation models that utilize market observable inputs or broker quotes. The majority of our bilateral OTC derivatives are valued with models that use market observable inputs, which are reflected in Level 2. Significant inputs include contractual terms, interest rates, currency exchange rates, credit spread curves, equity prices and volatilities. These valuation models consider projected discounted cash flows, relevant swap curves and appropriate implied volatilities. Certain bilateral OTC derivatives utilize unobservable market data, primarily independent broker quotes that are nonbinding quotes based on models that do not reflect the result of market transactions, which are reflected in Level 3.
Our non-cleared derivative contracts are generally documented under ISDA Master Agreements, which provide for legally enforceable set-off and close-out netting of exposures to specific counterparties. Collateral arrangements are bilateral and based on current ratings of each entity. We utilize the SOFR curve to value our positions. Counterparty credit risk is routinely monitored to ensure our adjustment for nonperformance risk is appropriate. Our centrally cleared derivative contracts are conducted with regulated centralized clearinghouses, which provide for daily exchange of cash collateral or variation margin equal to the difference in the daily market values of those contracts that eliminates the nonperformance risk on these trades.
Interest Rate Contracts.   For non-cleared contracts, which include interest rate swaps and have included swaptions, we use discounted cash flow valuation techniques to determine the fair value using observable swap curves as the inputs. These are reflected in Level 2. We have forward contracts for which we obtain prices from third party pricing vendors. These are reflected in Level 2. For centrally cleared contracts we use published prices from clearinghouses. These are reflected in Level 2. In addition, we had interest rate options that were valued using broker quotes. These were reflected in Level 3.
Foreign Exchange Contracts.   We use discounted cash flow valuation techniques that utilize observable swap curves and exchange rates as the inputs to determine the fair value of foreign currency swaps. These are reflected in Level 2. Currency forwards are valued using observable market inputs, including forward currency exchange rates. These are reflected in Level 2. In addition, we had a limited number of non-standard currency swaps that were valued using broker quotes. These were reflected within Level 3.
Equity Contracts.   We use an option pricing model using observable implied volatilities, dividend yields, index prices and swap curves as the inputs to determine the fair value of equity options. These are reflected in Level 2.
Credit Contracts.   We use either the ISDA Credit Default Swap Standard discounted cash flow model that utilizes observable default probabilities and recovery rates as inputs to determine the fair value of credit default swaps. These are reflected in Level 2. In addition, we have a limited number of credit default swaps that are valued using broker quotes. These are reflected within Level 3.
Other Investments
Other investments reported at fair value include invested assets of consolidated sponsored investment funds, unconsolidated sponsored investment funds, other investment funds reported at fair value, equity

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
method real estate investments for which the fair value option was elected and certain redeemable and nonredeemable preferred stock.
The fair value of investment funds is determined using the NAV of the fund. The NAV of the fund represents the price at which we would be able to initiate a transaction. Investments for which the NAV represents a quoted price in an active market for identical assets are reflected in Level 1. Investments that do not have a quoted price in an active market are reflected in Level 2.
Equity method real estate investments for which the fair value option was elected were reflected in Level 3. The equity method real estate investments consisted of underlying real estate and debt. The real estate fair value was estimated using a discounted cash flow valuation model that utilized public real estate market data inputs such as transaction prices, market rents, vacancy levels, leasing absorption, market cap rates and discount rates. The debt fair value was estimated using a discounted cash flow analysis based on our incremental borrowing rate for similar borrowing arrangements. The last equity method real estate investment for which the fair value option was elected was sold in the third quarter of 2021.
The fair value of certain redeemable and nonredeemable preferred stock is based on an internal model using unobservable inputs, which is reflected in Level 3. The redeemable preferred stock was sold in the third quarter of 2020.
Cash Equivalents
Certain cash equivalents are reported at fair value on a recurring basis and include money market instruments and other short-term investments with maturities of three months or less. Fair values of these cash equivalents may be determined using public quotations, when available, which are reflected in Level 1. When public quotations are not available, because of the highly liquid nature of these assets, carrying amounts may be used to approximate fair values, which are reflected in Level 2.
Separate Account Assets
Separate account assets include equity securities, debt securities, cash equivalents and derivative instruments, for which fair values are determined as previously described, and are reflected in Level 1, Level 2 and Level 3. Separate account assets also include commercial mortgage loans, for which the fair value is estimated by discounting the expected total cash flows using market rates that are applicable to the yield, credit quality and maturity of the loans. The market clearing spreads vary based on mortgage type, weighted average life, rating and liquidity. These are reflected in Level 3. Finally, separate account assets include real estate, for which the fair value is estimated using discounted cash flow valuation models that utilize various public real estate market data inputs. In addition, each property is appraised annually by an independent appraiser. The real estate included in separate account assets is recorded net of related mortgage encumbrances for which the fair value is estimated using discounted cash flow analysis based on our incremental borrowing rate for similar borrowing arrangements. The real estate within the separate accounts is reflected in Level 3.
Investment and Universal Life Contracts
Certain universal life, annuity and other investment contracts include embedded derivatives that have been bifurcated from the host contract and are measured at fair value on a recurring basis, which are reflected in Level 3. The key assumptions for calculating the fair value of the embedded derivative liabilities are market assumptions (such as equity market returns, interest rate levels, market volatility and correlations) and policyholder behavior assumptions (such as lapse, mortality, utilization and withdrawal patterns). Risk margins are included in the policyholder behavior assumptions. The assumptions are based on a combination of historical data and actuarial judgment. The embedded derivative liabilities are valued using models that incorporate a spread reflecting our own creditworthiness.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
The assumption for our own nonperformance risk for investment contracts and any embedded derivatives bifurcated from certain universal life, annuity and investment contracts is based on the current market credit spreads for debt-like instruments we have issued and are available in the market.
Funds Withheld Payable
The funds withheld payable includes an embedded derivative that has been bifurcated from the host contract and is measured at fair value on a recurring basis, which is reflected in Level 3. The fair value is determined based on the change in the estimated fair value of the underlying funds withheld investments. The fair value of these assets is determined as previously described.
Assets and Liabilities Measured at Fair Value on a Recurring Basis
Assets and liabilities measured at fair value on a recurring basis were as follows:
	December 31, 2022
	Assets/ (liabilities) measured at fair value	Amount measured at net asset value(4)	Fair value hierarchy level
			Level 1	Level 2	Level 3
	(in millions)
Assets
Fixed maturities, available-for-sale:
U.S. government and agencies	$1,715.9	$—	$1,354.0	$361.9	$—
Non-U.S. governments	520.4	—	—	520.4	—
States and political subdivisions	6,168.3	—	—	6,099.2	69.1
Corporate	33,184.8	—	26.6	31,589.9	1,568.3
Residential mortgage-backed pass- through securities	2,170.9	—	—	2,170.9	—
Commercial mortgage-backed securities	4,827.5	—	—	4,824.1	3.4
Collateralized debt obligations(1)	4,560.2	—	—	4,504.0	56.2
Other debt obligations	6,483.3	—	—	6,015.5	467.8
Total fixed maturities, available-for-sale	59,631.3	—	1,380.6	56,085.9	2,164.8
Fixed maturities, trading	634.0	—	78.6	449.2	106.2
Equity securities	53.1	—	14.8	38.3	—
Derivative assets(2)	256.6	—	—	256.5	0.1
Other investments	82.8	81.4	—	—	1.4
Cash equivalents	2,776.4	—	930.3	1,846.1	—
Sub-total excluding separate account assets	63,434.2	81.4	2,404.3	58,676.0	2,272.5
Separate account assets	120,279.6	9,120.9	91,424.2	18,700.4	1,034.1
Total assets	$183,713.8	$9,202.3	$93,828.5	$77,376.4	$3,306.6
Liabilities
Investment and universal life contracts(3)	$58.9	$—	$—	$—	$58.9
Funds withheld payable embedded derivative(3)	3,652.8	—	—	—	3,652.8
Derivative liabilities(2)	(612.3)	—	—	(608.2)	(4.1)
Total liabilities	$3,099.4	$—	$—	$(608.2)	$3,707.6
Net assets	$186,813.2	$9,202.3	$93,828.5	$76,768.2	$7,014.2

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	December 31, 2021
	Assets/ (liabilities) measured at fair value	Amount measured at net asset value(4)	Fair value hierarchy level
			Level 1	Level 2	Level 3
	(in millions)
Assets
Fixed maturities, available-for-sale:
U.S. government and agencies	$1,937.0	$—	$1,587.0	$350.0	$—
Non-U.S. governments	947.1	—	—	947.1	—
States and political subdivisions	9,216.4	—	—	9,124.0	92.4
Corporate	42,965.1	—	41.5	42,089.3	834.3
Residential mortgage-backed pass-through securities	2,342.3	—	—	2,342.3	—
Commercial mortgage-backed securities	5,513.7	—	—	5,494.5	19.2
Collateralized debt obligations(1)	3,533.5	—	—	3,447.7	85.8
Other debt obligations	7,441.8	—	—	7,399.7	42.1
Total fixed maturities, available-for-sale	73,896.9	—	1,628.5	71,194.6	1,073.8
Fixed maturities, trading	233.3	—	0.5	227.9	4.9
Equity securities	508.2	—	463.5	44.7	—
Derivative assets(2)	326.2	—	—	325.6	0.6
Other investments	94.1	92.7	—	—	1.4
Cash equivalents	753.0	—	—	753.0	—
Sub-total excluding separate account assets	75,811.7	92.7	2,092.5	72,545.8	1,080.7
Separate account assets	147,529.0	8,942.9	114,735.5	22,904.6	946.0
Total assets	$223,340.7	$9,035.6	$116,828.0	$95,450.4	$2,026.7
Liabilities
Investment and universal life contracts(3)	$(320.9)	$—	$—	$—	$(320.9)
Derivative liabilities(2)	(142.3)	—	—	(142.3)	—
Total liabilities	$(463.2)	$—	$—	$(142.3)	$(320.9)
Net assets	$222,877.5	$9,035.6	$116,828.0	$95,308.1	$1,705.8

(1)
Primarily consists of collateralized loan obligations backed by secured corporate loans.

(2)
Within the consolidated statements of financial position, derivative assets are reported with other investments and derivative liabilities are reported with other liabilities. The amounts are presented gross in the tables above to reflect the presentation on the consolidated statements of financial position; however, are presented net for purposes of the rollforward in the Changes in Level 3 Fair Value Measurements tables. Refer to Note 6, Derivative Financial Instruments, for further information on fair value by class of derivative instruments.

(3)
Includes bifurcated embedded derivatives that are reported at net asset (liability) fair value within the same line item in the consolidated statements of financial position in which the host contract is reported. The funds withheld payable embedded derivative could be in either an asset or (liability) position.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
(4)
Certain investments are measured at fair value using the NAV per share (or its equivalent) practical expedient and have not been classified in the fair value hierarchy. Other investments using the NAV practical expedient consist of certain fund interests that are restricted until maturity with unfunded commitments totaling $7.8 million and $10.2 million as of December 31, 2022 and December 31, 2021, respectively. Separate account assets using the NAV practical expedient consist of hedge funds and a real estate fund with varying investment strategies that also have a variety of redemption terms and conditions. We do not have unfunded commitments associated with these funds.

Changes in Level 3 Fair Value Measurements
The reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) was as follows:
	For the year ended December 31, 2022
	Beginning asset/ (liability) balance as of January 1, 2022	Total realized/unrealized gains (losses)		Net purchases, sales, issuances and settlements(4)	Transfers into Level 3	Transfers out of Level 3	Ending asset/ (liability) balance as of December 31, 2022
		Included in net income(2)	Included in other comprehensive income(3)
	(in millions)
Assets
Fixed maturities, available-for- sale:
States and political subdivisions	$92.4	$—	$(23.5)	$(1.6)	$12.0	$(10.2)	$69.1
Corporate	834.3	(4.8)	(28.6)	626.3	176.3	(35.2)	1,568.3
Commercial mortgage-backed securities	19.2	—	(1.0)	(4.6)	—	(10.2)	3.4
Collateralized debt obligations	85.8	—	(1.0)	151.8	—	(180.4)	56.2
Other debt obligations	42.1	(0.3)	(20.4)	474.2	—	(27.8)	467.8
Total fixed maturities, available-for-sale	1,073.8	(5.1)	(74.5)	1,246.1	188.3	(263.8)	2,164.8
Fixed maturities, trading	4.9	(0.6)	—	72.9	29.0	—	106.2
Other investments	1.4	—	—	—	—	—	1.4
Separate account assets(1)	946.0	112.0	—	(23.9)	—	—	1,034.1
Liabilities
Investment and universal life contracts	(320.9)	363.9	—	15.9	—	—	58.9
Funds withheld payable embedded derivative	—	3,652.8	—	—	—	—	3,652.8
Derivatives
Net derivative assets (liabilities)	0.6	(4.0)	(0.3)	—	—	(0.3)	(4.0)

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	For the year ended December 31, 2021
	Beginning asset/ (liability) balance as of January 1, 2021	Total realized/unrealized gains (losses)		Net purchases, sales, issuances and settlements(4)	Transfers into Level 3	Transfers out of Level 3	Ending asset/ (liability) balance as of December 31, 2021
		Included in net income(2)	Included in other comprehensive income(3)
	(in millions)
Assets
Fixed maturities, available-for- sale:
States and political subdivisions	$—	$—	$12.5	$(0.4)	$80.3	$—	$92.4
Corporate	290.8	(21.9)	7.8	381.8	175.8	—	834.3
Commercial mortgage-backed securities	13.2	(1.0)	(0.4)	7.4	—	—	19.2
Collateralized debt obligations	27.2	(2.0)	1.7	397.4	72.1	(410.6)	85.8
Other debt obligations	29.2	—	0.4	16.9	20.6	(25.0)	42.1
Total fixed maturities, available- for-sale	360.4	(24.9)	22.0	803.1	348.8	(435.6)	1,073.8
Fixed maturities, trading	—	—	—	4.9	—	—	4.9
Other investments	30.0	12.4	—	(41.0)	—	—	1.4
Separate account assets(1)	8,893.2	313.8	—	(8,261.0)	—	—	946.0
Liabilities
Investment and universal life contracts	(414.4)	67.0	—	26.5	—	—	(320.9)
Derivatives
Net derivative assets (liabilities)	(5.1)	(5.0)	—	10.7	—	—	0.6

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	For the year ended December 31, 2020
	Beginning asset/ (liability) balance as of January 1, 2020	Total realized/unrealized gains (losses)		Net purchases, sales, issuances and settlements(4)	Transfers into Level 3	Transfers out of Level 3	Ending asset/ (liability) balance as of December 31, 2020
		Included in net income(2)	Included in other comprehensive income(3)
	(in millions)
Assets
Fixed maturities, available- for-sale:
Corporate	$81.7	$(0.9)	$5.2	$118.0	$342.0	$(255.2)	$290.8
Commercial mortgage-backed securities	12.9	(1.3)	1.4	(0.1)	0.3	—	13.2
Collateralized debt obligations	199.0	(2.3)	(21.8)	182.5	—	(330.2)	27.2
Other debt obligations	91.3	—	(1.4)	(37.9)	46.1	(68.9)	29.2
Total fixed maturities, available- for-sale	384.9	(4.5)	(16.6)	262.5	388.4	(654.3)	360.4
Fixed maturities, trading	0.3	—	—	—	—	(0.3)	—
Other investments	34.2	6.3	—	(10.5)	—	—	30.0
Separate account assets(1)	8,966.7	463.5	—	(537.0)	—	—	8,893.2
Liabilities
Investment and universal life contracts	(151.2)	(244.0)	—	(19.2)	—	—	(414.4)
Derivatives
Net derivative assets (liabilities)	11.6	9.8	—	—	—	(26.5)	(5.1)

(1)
Gains and losses for separate account assets do not impact net income as the change in value of separate account assets is offset by a change in value of separate account liabilities.

(2)
Both realized gains (losses) and mark-to-market unrealized gains (losses) are generally reported in net realized capital gains (losses), net realized capital gains (losses) on funds withheld assets or change in fair value of funds withheld embedded derivative within the consolidated statements of operations. Realized and unrealized gains (losses) on certain securities with an investment objective to realize economic value through mark-to-market changes are reported in net investment income within the consolidated statements of operations. Changes in unrealized gains (losses) included in net income relating to positions still held were:

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Assets
Fixed maturities, available-for-sale:
Corporate	$(1.3)	$(4.6)	$—
Commercial mortgage-backed securities	—	(1.0)	(1.2)
Collateralized debt obligations	—	(2.0)	(2.2)
Total fixed maturities, available-for-sale	(1.3)	(7.6)	(3.4)
Fixed maturities, trading	(0.6)	—	—
Other investments	—	12.5	5.3
Separate account assets	89.8	90.5	385.5
Liabilities
Investment and universal life contracts	349.4	65.9	(251.1)
Funds withheld payable embedded derivative	3,652.8	—	—
Derivatives
Net derivative assets (liabilities)	(4.0)	—	9.9

(3)
Changes in unrealized gains (losses) included in OCI relating to positions still held were:

	For the year ended December 31,
	2022	2021	2020
	(in millions)
Assets
Fixed maturities, available-for-sale:
States and political subdivisions	$(21.7)	$12.5	$—
Corporate	(19.8)	(0.7)	11.9
Commercial mortgage-backed securities	(0.5)	(0.4)	1.5
Collateralized debt obligations	—	1.9	(0.3)
Total fixed maturities, available-for-sale	(42.0)	13.3	13.1
Derivatives
Net derivative assets (liabilities)	(0.2)	—	—

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
(4)
Gross purchases, sales, issuances and settlements were:

	For the year ended December 31, 2022
	Purchases	Sales	Issuances	Settlements	Net purchases, sales, issuances and settlements
	(in millions)
Assets
Fixed maturities, available-for-sale:
States and political subdivisions	$—	$—	$—	$(1.6)	$(1.6)
Corporate	817.3	(50.4)	—	(140.6)	626.3
Commercial mortgage-backed securities	—	(4.1)	—	(0.5)	(4.6)
Collateralized debt obligations	151.9	—	—	(0.1)	151.8
Other debt obligations	487.4	(8.2)	—	(5.0)	474.2
Total fixed maturities, available-for-sale	1,456.6	(62.7)	—	(147.8)	1,246.1
Fixed maturities, trading	106.9	(32.6)	—	(1.4)	72.9
Separate account assets(5)	11.8	(4.5)	(50.0)	18.8	(23.9)
Liabilities
Investment and universal life contracts	—	—	(7.4)	23.3	15.9
	For the year ended December 31, 2021
	Purchases	Sales	Issuances	Settlements	Net purchases, sales, issuances and settlements
	(in millions)
Assets
Fixed maturities, available-for-sale:
States and political subdivisions	$—	$—	$—	$(0.4)	$(0.4)
Corporate	626.6	(84.3)	—	(160.5)	381.8
Commercial mortgage-backed securities	7.7	—	—	(0.3)	7.4
Collateralized debt obligations	422.7	—	—	(25.3)	397.4
Other debt obligations	45.1	—	—	(28.2)	16.9
Total fixed maturities, available-for-sale	1,102.1	(84.3)	—	(214.7)	803.1
Fixed maturities, trading	4.9	—	—	—	4.9
Other investments	—	(41.0)	—	—	(41.0)
Separate account assets(5)	38.5	(8,206.2)	(191.5)	98.2	(8,261.0)
Liabilities
Investment and universal life contracts	—	—	(16.4)	42.9	26.5
Derivatives
Net derivative assets (liabilities)	—	10.7	—	—	10.7

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	For the year ended December 31, 2020
	Purchases	Sales	Issuances	Settlements	Net purchases, sales, issuances and settlements
	(in millions)
Assets
Fixed maturities, available-for-sale:
Corporate	$169.2	$(5.5)	$—	$(45.7)	$118.0
Commercial mortgage-backed securities	—	—	—	(0.1)	(0.1)
Collateralized debt obligations	182.0	—	—	0.5	182.5
Other debt obligations	14.3	—	—	(52.2)	(37.9)
Total fixed maturities, available-for-sale	365.5	(5.5)	—	(97.5)	262.5
Other investments	0.5	(11.0)	—	—	(10.5)
Separate account assets(5)	309.2	(656.7)	(396.1)	206.6	(537.0)
Liabilities
Investment and universal life contracts	—	—	(41.0)	21.8	(19.2)

(5)
Issuances and settlements include amounts related to mortgage encumbrances associated with real estate in our separate accounts.

Transfers
Transfers of assets and liabilities measured at fair value on a recurring basis between fair value hierarchy levels were as follows:
	For the year ended December 31, 2022
	Transfers out of Level 1 into Level 3	Transfers out of Level 2 into Level 3	Transfers out of Level 3 into Level 1	Transfers out of Level 3 into Level 2
	(in millions)
Assets
Fixed maturities, available-for-sale:
States and political subdivisions	$—	$12.0	$—	$10.2
Corporate	—	176.3	—	35.2
Commercial mortgage-backed securities	—	—	—	10.2
Collateralized debt obligations	—	—	—	180.4
Other debt obligations	—	—	—	27.8
Total fixed maturities, available-for-sale	—	188.3	—	263.8
Fixed maturities, trading	—	29.0	—	—
Derivatives
Net derivative assets (liabilities)	—	—	—	0.3

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	For the year ended December 31, 2021
	Transfers out of Level 1 into Level 3	Transfers out of Level 2 into Level 3	Transfers out of Level 3 into Level 1	Transfers out of Level 3 into Level 2
	(in millions)
Assets
Fixed maturities, available-for-sale:
States and political subdivisions	$—	80.3	$—	$—
Corporate	—	175.8	—	—
Collateralized debt obligations	—	72.1	—	410.6
Other debt obligations	—	20.6	—	25.0
Total fixed maturities, available-for-sale	—	348.8	—	435.6
	For the year ended December 31, 2020
	Transfers out of Level 1 into Level 3	Transfers out of Level 2 into Level 3	Transfers out of Level 3 into Level 1	Transfers out of Level 3 into Level 2
	(in millions)
Assets
Fixed maturities, available-for-sale:
Corporate	$—	$342.0	$—	$255.2
Commercial mortgage-backed securities	—	0.3	—	—
Collateralized debt obligations	—	—	—	330.2
Other debt obligations	—	46.1	—	68.9
Total fixed maturities, available-for-sale	—	388.4	—	654.3
Fixed maturities, trading	—	—	—	0.3
Derivatives
Net derivative assets (liabilities)	—	—	—	26.5
Assets transferred into Level 3 during 2022, 2021 and 2020, primarily included those assets for which we are now unable to obtain pricing from a recognized third party pricing vendor as well as assets that were previously priced using a matrix valuation approach that may no longer be relevant when applied to asset-specific situations.
Assets transferred out of Level 3 during 2022, 2021 and 2020, included those for which we are now able to obtain pricing from a recognized third party pricing vendor or from internal models using substantially all market observable information.
Quantitative Information about Level 3 Fair Value Measurements
The following table provides quantitative information about the significant unobservable inputs used for recurring fair value measurements categorized within Level 3, excluding assets and liabilities for which significant quantitative unobservable inputs are not developed internally, which primarily consists of those valued using broker quotes. The funds withheld payable embedded derivative is excluded from the table as the determination of its fair value incorporates the fair value of the invested assets supporting the reinsurance agreement. Refer to “Assets and liabilities measured at fair value on a recurring basis” for a complete valuation hierarchy summary.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	December 31, 2022
	Assets / (liabilities) measured at fair value	Valuation technique(s)	Unobservable input description	Input/range of inputs	Weighted average
	(in millions)
Assets
Fixed maturities, available-for-sale:
Corporate	$1,479.9	Discounted cash flow	Discount rate(1)	2.7% – 33.1%	11.0%
			Illiquidity premium	0 basis points (“bps”) – 467bps	50bps
			Comparability adjustment	(16)bps – 0bps	(11)bps
Collateralized debt obligations	39.5	Discounted cash flow	Discount rate(1)	4.4%	4.4%
			Comparability adjustment	55bps	55bps
Other debt obligations	467.8	Discounted cash flow	Discount rate(1)	5.6% – 8.2%	7.6%
			Illiquidity premium	0bps – 260bps	220bps
			Comparability adjustment	1bps – 139bps	77bps
Fixed maturities, trading	92.5	Discounted cash flow	Discount rate(1)	9.6% – 15.2%	11.0%
Separate account assets	1,034.1	Discounted cash flow — real estate	Discount rate(1)	5.5% – 10.0%	7.0%
			Terminal capitalization rate	4.5% – 9.5%	5.8%
			Average market rent growth rate	2.0% – 3.8%	3.0%
		Discounted cash flow — real estate debt	Loan to value	43.6% – 62.2%	50.6%
			Market interest rate	5.3% – 8.6%	6.6%
Liabilities
Investment and universal life contracts(6)	58.9	Discounted cash flow	Long duration interest rate	2.4% – 4.1%(3)	3.7%
			Long-term equity market volatility	17.8% – 36.9%	21.9%
			Nonperformance risk	0.9% – 2.0%	1.6%
			Utilization rate	See note(4)
			Lapse rate	1.3% – 9.0%	4.7%
			Mortality rate	See note(5)

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	December 31, 2021
	Assets / (liabilities) measured at fair value	Valuation technique(s)	Unobservable input description	Input/range of inputs	Weighted average
	(in millions)
Assets
Fixed maturities, available-for-sale:
Corporate	$829.9	Discounted cash flow	Discount rate(1)	0.9% – 15.5%	6.8%
			Illiquidity premium	0 bps – 70bps	6bps
		Market comparables	Potential loss severity	39.4%	39.4%
			Probability of default	100.0%	100.0%
Commercial mortgage-backed securities	3.5	Discounted cash flow	Discount rate(1)	3.7%	3.7%
Collateralized debt obligations	45.9	Discounted cash flow	Discount rate(1)	3.0% – 5.3%	4.0%
			Illiquidity premium	0bps – 385bps	255bps
Other debt obligations	22.1	Discounted cash flow	Discount rate(1)	3.0% – 10.0%	3.3%
			Illiquidity premium	225bps – 500bps	237bps
Fixed maturities, trading	4.9	Discounted cash flow	Discount rate(1)	7.5%	7.5%
Separate account assets	946.0	Discounted cash flow — mortgage loans	Discount rate(1)	1.4%	1.4%
			Credit spread rate	120bps	120bps
		Discounted cash flow — real estate	Discount rate(1)	5.3% – 10.0%	6.6%
			Terminal capitalization rate	4.3% – 9.3%	5.6%
			Average market rent growth rate	1.6% – 3.6%	2.7%
		Discounted cash flow — real estate debt	Loan to value	40.1% – 58.5%	46.0%
			Market interest rate	2.5% – 3.1%	2.7%
Liabilities
Investment and universal life contracts(6)	(320.9)	Discounted cash flow	Long duration interest rate	1.9%(3)	1.9%
			Long-term equity market volatility	19.8% – 32.5%	22.5%
			Nonperformance risk	0.3% – 1.1%	0.9%
			Utilization rate	See note(4)
			Lapse rate	1.3% – 9.0%	4.7%
			Mortality rate	See note(5)

(1)
Represents market comparable interest rate or an index adjusted rate used as the base rate in the discounted cash flow analysis prior to any illiquidity or other adjustments, where applicable.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
(2)
Revenue multiples are amounts used when we have determined market participants would use such multiples to value the investments.

(3)
Represents the range of rate curves used in the valuation analysis that we have determined market participants would use when pricing the instrument. Derived from interpolation between various observable swap rates.

(4)
This input factor is the number of contractholders taking withdrawals as well as the amount and timing of the withdrawals and a range does not provide a meaningful presentation.

(5)
This input is based on an appropriate industry mortality table and a range does not provide a meaningful presentation.

(6)
Includes bifurcated embedded derivatives that are reported at net asset (liability) fair value within the same line item in the consolidated statements of financial position in which the host contract is reported.

Market comparable discount rates are used as the base rate in the discounted cash flows used to determine the fair value of certain assets. The use of a higher or lower discount rate would have caused the fair value of the assets to significantly decrease or increase, respectively. Additionally, we may adjust the base discount rate or the modeled price by applying an illiquidity premium given the highly structured nature of certain assets. The use of a higher or lower illiquidity premium would have caused significant decreases or increases, respectively, in the fair value of the asset.
Embedded derivatives within our investment and universal life contracts liability can be in either an asset or liability position, depending on certain inputs at the reporting date. Increases to an asset or decreases to a liability are described as increases to fair value. The use of a higher or lower market volatility would have caused significant decreases or increases, respectively, in the fair value of embedded derivatives in investment and universal life contracts. Long duration interest rates are used as the mean return when projecting the growth in the value of associated account value and impact the discount rate used in the discounted future cash flows valuation. The amount of claims will increase if account value is not sufficient to cover guaranteed withdrawals. The use of higher or lower risk-free rates would have caused the fair value of the embedded derivative to significantly increase or decrease, respectively. The use of a higher or lower rate for our own credit risks, which impact the rates used to discount future cash flows, would have significantly increased or decreased, respectively, the fair value of the embedded derivative.
The use of a lower or higher mortality rate assumption would have caused the fair value of the embedded derivative to decrease or increase, respectively. The use of a lower or higher overall lapse rate assumption would have caused the fair value of the embedded derivative to decrease or increase, respectively. The lapse rate assumption may vary dynamically based on the relationship of the guarantee and associated account value. A stronger or weaker dynamic lapse rate assumption would have caused the fair value of the embedded derivative to decrease or increase, respectively. The utilization rate assumption includes how many contractholders will take withdrawals, when they will take them and how much of their benefit they will take. The use of a higher or lower assumption of the number of contractholders taking withdrawals would have caused the fair value of the embedded derivative to decrease or increase, respectively. Assuming contractholders take withdrawals earlier or later would have caused the fair value of the embedded derivative to decrease or increase, respectively. Assuming contractholders take more or less of their benefit would have caused the fair value of the embedded derivative to decrease or increase, respectively.
Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis
No significant assets and liabilities were measured at fair value on a nonrecurring basis for the years ended December 31, 2022, 2021 and 2020.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Fair Value Option
We elected fair value accounting for:
•
Certain real estate ventures that were subject to the equity method of accounting because the nature of the investments was to add value to the properties and generate income from the operations of the properties. Other equity method real estate investments were not fair valued because the investments mainly generated income from the operations of the underlying properties. The last equity method real estate investment for which the fair value option was elected was sold in the third quarter of 2021.

The following table presents information regarding the consolidated statements of operations impact of assets for which the fair value option was elected.
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Real estate ventures
Change in fair value pre-tax gain(1)	$—	$12.5	$5.3

(1)
Reported in net investment income on the consolidated statements of operations.

Financial Instruments Not Reported at Fair Value
The carrying value and estimated fair value of financial instruments not recorded at fair value on a recurring basis but required to be disclosed at fair value were as follows:
	December 31, 2022
			Fair value hierarchy level
	Carrying amount	Fair value	Level 1	Level 2	Level 3
	(in millions)
Assets (liabilities)
Mortgage loans	$19,722.4	$17,847.1	$—	$—	$17,847.1
Policy loans	770.2	749.5	—	—	749.5
Other investments	230.0	217.4	—	112.9	104.5
Cash and cash equivalents	552.9	552.9	552.9	—	—
Reinsurance deposit receivable	7,900.9	6,859.9	—	—	6,859.9
Cash collateral receivable	262.8	262.8	262.8	—	—
Investment contracts	(34,919.4)	(31,915.2)	—	(7,278.9)	(24,636.3)
Long-term debt	(67.8)	(60.5)	—	—	(60.5)
Separate account liabilities	(107,227.6)	(106,410.4)	—	—	(106,410.4)
Bank deposits(1)	(352.4)	(336.3)	—	(336.3)	—
Cash collateral payable	(285.1)	(285.1)	(285.1)	—	—

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	December 31, 2021
			Fair value hierarchy level
	Carrying amount	Fair value	Level 1	Level 2	Level 3
	(in millions)
Assets (liabilities)
Mortgage loans	$18,908.3	$19,842.3	$—	$—	$19,842.3
Policy loans	705.0	888.9	—	—	888.9
Other investments	290.4	281.2	—	185.0	96.2
Cash and cash equivalents	475.6	475.6	475.6	—	—
Cash collateral receivable	2.0	2.0	2.0	—	—
Investment contracts	(35,249.5)	(35,534.9)	—	(7,454.3)	(28,080.6)
Long-term debt	(54.0)	(38.0)	—	—	(38.0)
Separate account liabilities	(131,096.8)	(130,152.8)	—	—	(130,152.8)
Bank deposits(1)	(373.3)	(372.8)	—	(372.8)	—
Cash collateral payable	(204.4)	(204.4)	(204.4)	—	—

(1)
Excludes deposit liabilities without defined or contractual maturities.

17.   Statutory Insurance Financial Information
We, the largest indirect subsidiary of PFG, prepare statutory financial statements in accordance with the accounting practices prescribed or permitted by the Insurance Division of the Department of Commerce of the State of Iowa (the “Iowa Insurance Division”). The Iowa Insurance Division recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company to determine its solvency under the Iowa Insurance Law. The National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual has been adopted as a component of prescribed practices by the State of Iowa. The Commissioner has the right to permit other specific practices that deviate from prescribed practices. Statutory accounting practices differ from U.S. GAAP primarily due to charging policy acquisition costs to expense as incurred, establishing reserves using different actuarial assumptions, valuing investments on a different basis and not admitting certain assets, including certain net deferred income tax assets.
We cede certain term, universal life and Closed Block life insurance statutory reserves to our affiliated reinsurance subsidiaries on a funds withheld coinsurance basis. The reserves are secured by cash, invested assets and financing provided by highly rated third parties. As of December 31, 2022 and 2021, our affiliated reinsurance subsidiaries assumed statutory reserves of $17,815.1 million and $10,085.7 million from us, respectively. In the states of Vermont and Delaware, the affiliated reinsurers had permitted and prescribed practices allowing for the admissibility of certain assets backing these reserves. As of December 31, 2022 and 2021, assets admitted under these practices totaled $3,748.4 million and $4,146.0 million, respectively. Additionally, one of our affiliated reinsurance subsidiaries in Vermont ceded $9,956.9 million of the ULSG reserves it assumed from us to Talcott Life & Annuity Re as of December 31, 2022.
Life and health insurance companies are subject to certain risk-based capital (“RBC”) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life and health insurance company is to be determined based on the various risk factors related to it. As of December 31, 2022, we met the minimum RBC requirements.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Our statutory net income (loss) and statutory capital and surplus were as follows:
	As of or for the year ended December 31,
	2022	2021	2020
	(in millions)
Statutory net income (loss)	$(1,563.1)	$864.0	$915.9
Statutory capital and surplus	4,304.4	5,375.2	5,682.4
18.   Segment Information
We provide financial products and services through the following segments: Retirement and Income Solutions and U.S. Insurance Solutions. In addition, we have a Corporate segment. The segments are managed and reported separately because they provide different products and services, have different strategies or have different markets and distribution channels.
The Retirement and Income Solutions segment provides retirement and related financial products and services primarily to businesses, their employees and other individuals. The segment is organized into Retirement and Income Solutions — Fee, which includes workplace savings and retirement solutions (formerly known as “full service accumulation”), trust and custody services and individual variable annuities; and Retirement and Income Solutions — Spread, which includes investment only, pension risk transfer, banking services and our exited retail fixed annuities business.
The U.S. Insurance Solutions segment focuses on solutions for small-to-mid sized businesses and their employees. The segment is organized into Specialty Benefits insurance, which provides group dental and vision insurance, individual and group disability insurance, group life insurance, critical illness, accident, paid family and medical leave and non-medical fee-for-service claims administration; and Individual Life insurance, which includes universal life, variable universal life, indexed universal life, traditional life insurance and our exited ULSG business.
The Corporate segment manages the assets representing capital that has not been allocated to any other segment. Financial results of the Corporate segment primarily reflect income on capital not allocated to other segments, inter-segment eliminations, income tax risks and certain income, expenses and other adjustments not allocated to other segments based on the nature of such items. Results of our exited group medical and long-term care insurance businesses are reported in this segment.
Management uses segment pre-tax operating earnings in evaluating performance, which is consistent with the financial results provided to and discussed with securities analysts. We determine segment pre-tax operating earnings by adjusting U.S. GAAP income before income taxes for pre-tax net realized capital gains (losses), as adjusted, pre-tax income (loss) from exited business, pre-tax other adjustments that management believes are not indicative of overall operating trends and noncontrolling interest. While these items may be significant components in understanding and assessing the consolidated financial performance, management believes the presentation of pre-tax operating earnings enhances the understanding of our results of operations by highlighting pre-tax earnings attributable to the normal, ongoing operations of the business.
The pre-tax net realized capital gains (losses), as adjusted, excluded from pre-tax operating earnings reflects consolidated U.S. GAAP pre-tax net realized capital gains (losses) excluding the following items that are included in pre-tax operating earnings:
•
Periodic settlements and accruals on derivative instruments not designated as hedging instruments,

•
Certain market value adjustments of derivatives and embedded derivatives and

•
Certain market value adjustments of derivative instruments used to economically hedge embedded derivatives.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Pre-tax income (loss) from exited business includes amounts associated with our exited U.S. retail fixed annuity and ULSG businesses, including strategic review costs and impacts, amortization of reinsurance gain (loss), impacts to actuarial balances of reinsured businesses, net realized capital gains (losses) on funds withheld assets and the change in fair value of the funds withheld embedded derivative. The strategic review costs and impacts primarily include actuarial balance re-cohorting impacts resulting from the Strategic Review and costs to close the Reinsurance Transaction. Impacts to actuarial balances of reinsured business primarily include DAC amortization.
Pre-tax net realized capital gains (losses), as adjusted, are further adjusted for:
•
Amortization of hedge accounting book value adjustments for certain discontinued hedges,

•
Certain hedge accounting market value revenue adjustments,

•
Certain market value adjustments to fee revenues,

•
Recognition of deferred front-end fee revenues for sales charges on retirement and life insurance products and services,

•
Related changes in the amortization pattern of DAC and related actuarial balances,

•
Certain hedge accounting market value expense adjustments and

•
Net realized capital gains (losses) distributed.

Segment operating revenues reflect consolidated U.S. GAAP total revenues excluding:
•
Net realized capital gains (losses), except periodic settlements and accruals on derivatives not designated as hedging instruments and certain market value adjustments of derivative instruments used to economically hedge embedded derivatives, and their impact on:

•
Amortization of hedge accounting book value adjustments for certain discontinued hedges,

•
Certain hedge accounting market value revenue adjustments,

•
Certain market value adjustments to fee revenues,

•
Recognition of deferred front-end fee revenues for sales charges on retirement and life insurance products and services.

•
Pre-tax revenues from exited business,

•
Pre-tax other adjustments and income taxes of equity method investments and

•
Pre-tax other adjustments management believes are not indicative of overall operating trends.

The accounting policies of the segments are consistent with the accounting policies for the consolidated financial statements, with the exception of: (1) OPEB cost allocations, (2) certain expenses deemed to benefit the entire organization and (3) income tax allocations. For purposes of determining pre-tax operating earnings, the segments are allocated the service component of other postretirement benefit costs. The Corporate segment reflects the non-service components of other postretirement benefit costs as assumptions are established and funding decisions are managed from a company-wide perspective. Additionally, the Corporate segment reflects expenses that benefit the entire organization for which the segments are not able to influence the spend. This includes expenses such as acquisition and disposition costs, among others. The Corporate segment functions to absorb the risk inherent in interpreting and applying tax law. For purposes of determining non-GAAP operating earnings, the segments are allocated tax adjustments consistent with the positions PFG took on tax returns. The Corporate segment results reflect any differences between the tax returns and the estimated resolution of any disputes.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
The following tables summarize select financial information by segment, including operating revenues for our products and services, and reconcile segment totals to those reported in the consolidated financial statements:
	December 31, 2022	December 31, 2021
	(in millions)
Assets:
Retirement and Income Solutions	$202,518.1	$220,777.3
U.S. Insurance Solutions	39,907.5	32,344.7
Corporate	788.6	2,226.3
Total consolidated assets	$243,214.2	$255,348.3
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Operating revenues by segment:
Retirement and Income Solutions:
Retirement and Income Solutions – Fee	$2,236.2	$2,141.7	$1,808.8
Retirement and Income Solutions – Spread	3,721.3	4,187.3	5,353.7
Total Retirement and Income Solutions(1)	5,957.5	6,329.0	7,162.5
U.S. Insurance Solutions:
Specialty Benefits insurance	2,981.6	2,706.8	2,522.7
Individual Life insurance	1,325.9	2,047.1	1,945.8
Eliminations	(0.3)	(0.1)	(0.1)
Total U.S. Insurance Solutions	4,307.2	4,753.8	4,468.4
Corporate	60.5	67.4	37.9
Total segment operating revenues	10,325.2	11,150.2	11,668.8
Net realized capital losses, net of related revenue adjustments	(46.9)	(141.4)	(3.9)
Revenues from exited business(2)	4,447.2	—	—
Total revenues per consolidated statements of operations	$14,725.5	$11,008.8	$11,664.9
Pre-tax operating earnings (losses) by segment:
Retirement and Income Solutions	$1,159.9	$1,292.4	$1,065.7
U.S. Insurance Solutions	526.8	461.8	232.1
Corporate	(117.2)	(40.7)	(3.9)
Total segment pre-tax operating earnings	1,569.5	1,713.5	1,293.9
Pre-tax net realized capital losses, as adjusted(3)	(88.0)	(51.0)	(85.8)
Pre-tax income from exited business(4)	4,297.1	—	—
Adjustments related to equity method investments and noncontrolling interest	62.2	24.3	19.4
Income before income taxes per consolidated statements of operations	$5,840.8	$1,686.8	$1,227.5

(1)
Reflects inter-segment revenues of $27.2 million, $18.9 million and $18.9 million for the years ended December 31, 2022, 2021 and 2020, respectively.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
(2)
Revenues from exited business is derived as follows:

	For the year ended December 31,
	2022	2021	2020
	(in millions)
Revenues from exited business:
Change in fair value of funds withheld embedded derivative	$3,652.8	$—	$—
Net realized capital gains on funds withheld assets	749.4	—	—
Strategic review costs and impacts	32.4	—	—
Amortization of reinsurance gain	12.6	—	—
Total revenues from exited business	$4,447.2	$—	$—

(3)
Pre-tax net realized capital gains (losses), as adjusted, is derived as follows:

	For the year ended December 31,
	2022	2021	2020
	(in millions)
Net realized capital gains (losses):
Net realized capital gains (losses)	$(1.2)	$(18.5)	$105.6
Derivative and hedging-related revenue adjustments	(41.7)	(119.4)	(119.3)
Market value adjustments to fee revenues	0.7	(0.6)	(1.6)
Recognition of front-end fee revenue	(4.7)	(2.9)	11.4
Net realized capital losses, net of related revenue adjustments	(46.9)	(141.4)	(3.9)
Amortization of deferred acquisition costs and other actuarial balances	2.5	11.1	(26.8)
Capital (gains) losses distributed	0.5	(0.5)	(0.1)
Market value adjustments of embedded derivatives	(44.1)	79.8	(55.0)
Pre-tax net realized capital losses, as adjusted(a)	$(88.0)	$(51.0)	$(85.8)

(a)
As adjusted before noncontrolling interest capital gains (losses).

(4)
Pre-tax income (loss) from exited business included:

	For the year ended December 31,
	2022	2021	2020
	(in millions)
Pre-tax income from exited business:
Change in fair value of funds withheld embedded derivative	$3,652.8	$—	$—
Net realized capital gains on funds withheld assets	749.4	—	—
Strategic review costs and impacts	(57.1)	—	—
Amortization of reinsurance loss	(82.5)	—	—
Impacts to actuarial balances of reinsured business	34.5	—	—
Total pre-tax income from exited business	$4,297.1	$—	$—
The following is a summary of income tax expense (benefit) allocated to our segments for purposes of determining non-GAAP operating earnings. Segment income taxes are reconciled to income taxes reported on our consolidated statements of operations.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Income tax expense (benefit) by segment:
Retirement and Income Solutions	$138.8	$170.4	$133.3
U.S. Insurance Solutions	100.7	90.5	46.3
Corporate	(8.2)	(14.3)	(6.3)
Total segment income taxes from operating earnings	231.3	246.6	173.3
Tax benefit related to net realized capital losses, as adjusted	(21.7)	(13.5)	(13.2)
Tax expense related to exited business(1)	908.0	—	—
Certain adjustments related to equity method investments	—	0.1	—
Total income taxes per consolidated statements of operations	$1,117.6	$233.2	$160.1

(1)
Income tax expense related to exited business is derived as follows:

	For the year ended December 31,
	2022	2021	2020
	(in millions)
Income tax expense related to exited business:
Change in fair value of funds withheld embedded derivative	$767.1	$—	$—
Net realized capital gains on funds withheld assets	157.4	—	—
Strategic review costs and impacts	(6.3)	—	—
Amortization of reinsurance gain	(17.4)	—	—
Impacts to actuarial balances of reinsured business	7.2	—	—
Total income tax expense related to exited business	$908.0	$—	$—
The following is a summary of depreciation and amortization expense allocated to our segments for purposes of determining pre-tax operating earnings. Segment depreciation and amortization is reconciled to depreciation and amortization included in operating expenses in our consolidated statements of operations.
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Depreciation and amortization expense by segment:
Retirement and Income Solutions	$58.0	$53.0	$38.8
U.S. Insurance Solutions	18.9	19.3	20.2
Corporate	5.2	9.8	4.4
Total segment depreciation and amortization expense included in pre-tax operating earnings	82.1	82.1	63.4
Depreciation and amortization expense related to exited business	26.9	—	—
Total depreciation and amortization expense included in our consolidated statements of operations	$109.0	$82.1	$63.4

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
19.   Revenues from Contracts with Customers
The following tables summarize disaggregation of revenues from contracts with customers, including select financial information by segment, and reconcile totals to those reported in the consolidated financial statements. Revenues from contracts with customers are included in fees and other revenues on the consolidated statements of operations.
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Revenue from contracts with customers by segment:
Retirement and Income Solutions:
Retirement and Income Solutions – Fee	$522.2	$399.3	$250.5
Retirement and Income Solutions – Spread	11.4	9.9	8.6
Total Retirement and Income Solutions	533.6	409.2	259.1
U.S. Insurance Solutions:
Specialty Benefits insurance	12.2	12.1	12.1
Individual Life insurance	64.4	60.1	48.4
Eliminations	—	(0.1)	(0.1)
Total U.S. Insurance Solutions	76.6	72.1	60.4
Corporate	(0.8)	(1.0)	(0.8)
Total segment revenue from contracts with customers	609.4	480.3	318.7
Adjustments for fees and other revenues not within the scope of revenue recognition guidance(1)	1,557.5	2,202.8	2,025.1
Pre-tax other adjustments(2)	41.0	(3.5)	9.8
Total fees and other revenues per consolidated statements of operations	$2,207.9	$2,679.6	$2,353.6

(1)
Fees and other revenues not within the scope of the revenue recognition guidance primarily represent revenue on contracts accounted for under the financial instruments or insurance contracts standards.

(2)
Pre-tax other adjustments relate to revenues from exited business and the recognition of deferred front-end fee revenues for sales charges on retirement and life insurance products and certain market value adjustments to fee revenues.

Retirement and Income Solutions — Fee
Retirement and Income Solutions — Fee offers service and trust agreements for defined contribution retirement plans, including 401(k) plans, 403(b) plans, and employee stock ownership plans. The investment components of these service agreements are in the form of mutual fund offerings. In addition, plan sponsor retirement plan trust and custody services are also available through our trust company. Furthermore, services and trust agreements are offered to non-retirement customers including insurance companies, endowments and other financial institutions.
Fees and other revenues are earned for administrative activities performed for the defined contribution retirement plans including recordkeeping and reporting as well as trust and custody, asset management and investment services. Fees and other revenues are earned for administrative activities performed for non-retirement plan customers including trust and custody services, defined benefit administration and investment management activities. The majority of these activities are performed daily over time. Fee-for-service

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
transactions are also provided upon client request. These services are considered distinct or grouped into a bundle until a distinct performance obligation is identified. Some performance obligations are considered a series of distinct services, which are substantially the same and have the same pattern of transfer to the customer.
Fees and other revenues can be based on a fixed contractual rate for these services or can be variable based upon contractual rates applied to the market value of the client’s investment portfolio each day. If the consideration for this series of performance obligations is based on daily market value, it is considered variable each day as the services are performed over time. The consideration becomes unconstrained and thus recognized as revenue for each day’s series of distinct services once the market value of the clients’ investment portfolios is determined at market close or carried over at the end of the day for days when the market is closed. Additionally, fixed fees and other revenues are recognized point-in-time as fee-for-service transactions upon completion.
The types of revenues from contracts with customers were as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Administrative service fee revenue	$519.2	$395.9	$248.4
Other fee revenue	3.0	3.4	2.1
Total revenues from contracts with customers	522.2	399.3	250.5
Fees and other revenues not within the scope of revenue recognition guidance	1,187.0	1,299.6	1,130.4
Total fees and other revenues	1,709.2	1,698.9	1,380.9
Premiums and other considerations	—	0.5	4.9
Net investment income	527.0	442.3	423.0
Total operating revenues	$2,236.2	$2,141.7	$1,808.8
Retirement and Income Solutions — Spread
Retirement and Income Solutions — Spread offers individual retirement accounts (“IRAs”) through Principal Bank, which are primarily funded by retirement savings rolled over from qualified retirement plans. The IRAs are held in savings accounts, money market accounts and certificates of deposit. Revenues are earned through fees as the performance of establishing and maintaining IRA accounts is completed. Fee-for-service transactions are also provided upon client request. The establishment fees and annual maintenance fees are accrued into earnings over a period of time using the average account life. Upfront and recurring bank fees are related to performance obligations that have the same pattern of transfer to the customer and are recognized in income over time with control transferred to the customers utilizing the output method. These fees are based on a fixed contractual rate. Fixed fees and other revenues are also recognized point-in-time as fee-for-service transactions upon completion. Additionally, commission income is earned on advisory services provided to customers. The revenues are earned over time as the service is performed based upon contractual rates applied to the market value of the clients’ portfolios.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
The types of revenues from contracts with customers were as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Deposit account fee revenue	$10.2	$9.2	$8.4
Commission income	1.2	0.7	0.2
Total revenues from contracts with customers	11.4	9.9	8.6
Fees and other revenues not within the scope of revenue recognition guidance	2.9	7.9	9.5
Total fees and other revenues	14.3	17.8	18.1
Premiums and other considerations	1,959.7	1,883.1	3,216.0
Net investment income	1,747.3	2,286.4	2,119.6
Total operating revenues	$3,721.3	$4,187.3	$5,353.7
U.S. Insurance Solutions
Fees and other revenues are earned for administrative services performed including recordkeeping and reporting services for fee-for-service products, nonqualified benefit plans, separate accounts and dental networks. Services within contracts are not distinct on their own; however, we combine the services into a distinct bundle and account for the bundle as a single performance obligation, which is satisfied over time utilizing the output method as services are rendered. The transaction price corresponds with the performance completed to date, for which the value is recognized as revenue during the period. Variability of consideration is resolved at the end of each period and payments are due when billed.
Commission income is earned through sponsored brokerage services. Performance obligations are satisfied at a point in time, upon delivery of a placed case, and the transaction price calculated per the compensation schedule is recognized as revenue.
The types of revenues from contracts with customers were as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Specialty Benefits insurance:
Administrative service fees	$12.2	$12.1	$12.1
Total revenues from contracts with customers	12.2	12.1	12.1
Fees and other revenues not within the scope of revenue recognition guidance	18.5	19.0	19.2
Total fees and other revenues	30.7	31.1	31.3
Premiums and other considerations	2,771.1	2,496.5	2,330.8
Net investment income	179.8	179.2	160.6
Total operating revenues	$2,981.6	$2,706.8	$2,522.7

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Individual Life insurance:
Administrative service fees	$26.9	$26.2	$21.6
Commission income	37.5	33.9	26.8
Total revenues from contracts with customers	64.4	60.1	48.4
Fees and other revenues not within the scope of revenue recognition guidance	333.2	858.8	849.5
Total fees and other revenues	397.6	918.9	897.9
Premiums and other considerations	535.9	333.9	329.1
Net investment income	392.4	794.3	718.8
Total operating revenues	$1,325.9	$2,047.1	$1,945.8
Corporate
The Corporate segment includes inter-segment eliminations of fees and other revenues. The types of revenues from contracts with customers were as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Eliminations	$(0.8)	$(1.0)	$(0.8)
Total revenues from contracts with customers	(0.8)	(1.0)	(0.8)
Fees and other revenues not within the scope of revenue recognition guidance	15.9	17.5	16.5
Total fees and other revenues	15.1	16.5	15.7
Premiums and other considerations	(2.1)	—	—
Net investment income	47.5	50.9	22.2
Total operating revenues	$60.5	$67.4	$37.9
Contract Costs
Sales compensation and other incremental costs of obtaining a contract are capitalized and amortized over the period of contract benefit if the costs are expected to be recovered. The contract cost asset, which is included in other assets on the consolidated statements of financial position, was $43.0 million and $41.8 million as of December 31, 2022 and 2021, respectively.
We apply the practical expedient for certain costs where we recognize the incremental costs of obtaining these contracts as an expense when incurred if the amortization period of the assets is one year or less. These costs, along with costs that are not deferrable, are included in operating expenses on the consolidated statements of operations.
Deferred contract costs consist primarily of commissions and variable compensation. We amortize capitalized contract costs on a straight-line basis over the expected contract life, reflecting lapses as they are incurred. Deferred contract costs are subject to impairment testing on an annual basis, or when a triggering event occurs that could warrant an impairment. To the extent future revenues less future maintenance expenses

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
are not adequate to cover the asset balance, an impairment is recognized. For the years ended December 31, 2022, 2021 and 2020, $7.6 million, $7.4 million and $7.2 million, respectively, of amortization expense was recorded in operating expenses on the consolidated statements of operations and no impairment loss was recognized in relation to the costs capitalized.
20.   Stock-Based Compensation Plans
As of December 31, 2022, our ultimate parent, PFG, sponsored the 2021 Stock Incentive Plan, the 2014 Stock Incentive Plan, the Employee Stock Purchase Plan, the Amended and Restated 2010 Stock Incentive Plan and the Stock Incentive Plan (“Stock-Based Compensation Plans”), which resulted in expense to us. No new grants will be made under the 2014 Stock Incentive Plan, the Amended and Restated 2010 Stock Incentive Plan or the Stock Incentive Plan. Under the terms of the 2021 Stock Incentive Plan grants may be nonqualified stock options, incentive stock options qualifying under Section 422 of the Internal Revenue Code, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units or other stock-based awards. To date, PFG has not granted any incentive stock options, restricted stock or performance units under any plans. As part of our fair value process, for each stock-based compensation plan, we assess the impact of material nonpublic information on PFG’s share price or expected volatility, as applicable, at the time of grant. No awards in 2022 required a fair value adjustment.
For awards with graded vesting, we use an accelerated expense attribution method. The compensation cost that was charged against net income for stock-based awards granted under the Stock-Based Compensation Plans was as follows:
	For the year ended December 31,
	2022	2021	2020
	(in millions)
Compensation cost	$22.2	$25.2	$24.4
Related income tax benefit	4.6	4.3	4.0
Capitalized as part of an asset	1.2	1.4	1.5
Nonqualified Stock Options
No nonqualified stock options were granted to employees during 2022. Previously, nonqualified stock options were granted to certain employees under the 2014 Stock Incentive Plan, the Amended and Restated 2010 Stock Incentive Plan and the Stock Incentive Plan. Options outstanding were granted at an exercise price equal to the fair market value of PFG common stock on the date of grant and expire ten years after the grant date. These options have graded vesting over a three-year period, except in the case of specific types of terminations.
The fair value of stock options is estimated using the Black-Scholes option pricing model. The following is a summary of the assumptions used in this model for the stock options granted during the period:
	For the year ended December 31,
Options	2022	2021	2020
Expected volatility	—%	34.2%	25.7%
Expected term (in years)	—	7.0	7.0
Risk-free interest rate	—%	1.2%	1.3%
Expected dividend yield	—%	3.82%	4.33%
Weighted average estimated fair value	$—	$15.67	$9.64

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
We determine expected volatility based on a combination of historical volatility using daily price observations and implied volatility from traded options on PFG common stock. We believe that incorporating both historical and implied volatility into our expected volatility assumption calculation better reflects market expectations. The expected term represents the period of time that options granted are expected to be outstanding. We determine expected term using historical exercise and employee termination data. The risk-free rate for periods within the expected term of the option is based on the U.S. Treasury risk-free interest rate in effect at the time of grant. The dividend yield is based on historical dividend distributions compared to the closing price of PFG common shares on the grant date.
As of December 31, 2022, we had $0.8 million of total unrecognized compensation cost related to nonvested stock options. The cost is expected to be recognized over a weighted-average service period of approximately 1.0 years.
Performance Share Awards
Performance share awards were granted to certain employees under the 2021 Stock Incentive Plan, 2014 Stock Incentive Plan and the Amended and Restated 2010 Stock Incentive Plan. The performance share awards are treated as an equity award and are paid in shares. Effective in 2022, we added a relative total shareholder return modifier to the performance share awards under which the number of shares ultimately granted is also impacted by our actual shareholder return relative to PFG’s S&P 500 Financial Sector Index peer group. The fair value of performance share awards is determined using a Monte Carlo simulation model. Whether the performance shares are earned depends upon the participant’s continued employment through the performance period (except in the case of specific types of terminations) and PFG’s performance against three-year goals set at the beginning of the performance period. Performance goals based on various PFG factors must be achieved for any of the performance shares to be earned. If the performance requirements are not met, the performance shares will be forfeited, no compensation cost will be recognized and any previously recognized compensation cost will be reversed. These awards have no maximum contractual term. Dividend equivalents are credited on performance shares outstanding as of the record date. These dividend equivalents are only paid on the shares released.
The weighted-average grant-date fair value of performance share awards granted during 2022, 2021 and 2020 was $66.62, $58.68 and $51.73, respectively.
As of December 31, 2022, we had $8.4 million of total unrecognized compensation cost related to nonvested performance share awards granted. The cost is expected to be recognized over a weighted-average service period of approximately 1.8 years.
Restricted Stock Units
Restricted stock units were granted to certain employees and agents under the 2021 Stock Incentive Plan and the 2014 Stock Incentive Plan. Restricted stock units are treated as equity awards and are paid in shares. Under these plans, awards have graded or cliff vesting over a three-year service period. When service for PFG ceases (except in the case of specific types of terminations), all vesting stops and unvested units are forfeited. These awards have no maximum contractual term. Dividend equivalents are credited on restricted stock units outstanding as of the record date. These dividend equivalents are only paid on the shares released.
The fair value of restricted stock units is determined based on the closing stock price of PFG common shares on the grant date. The weighted-average grant-date fair value of restricted stock units granted during 2022, 2021 and 2020 was $69.80, $59.38 and $49.33, respectively.
As of December 31, 2022, we had $32.8 million of total unrecognized compensation cost related to nonvested restricted stock unit awards granted under these plans. The cost is expected to be recognized over a weighted-average period of approximately 1.8 years.

Principal Life Insurance Company
Notes to Consolidated Financial Statements — (continued)
December 31, 2022
Employee Stock Purchase Plan
Under the Employee Stock Purchase Plan, participating employees have the opportunity to purchase shares of PFG common stock on a quarterly basis. Employees may purchase up to $25,000 in PFG stock value annually. Employees may purchase shares of our common stock at a price equal to 90% of the shares’ fair market value as of the end of the purchase period. Prior to 2022 employees were able to purchase shares of our common stock at a price equal to 85% of the shares’ fair market value as of the beginning or end of the purchase period, whichever was lower.
We recognize compensation expense for the fair value of the discount granted to employees participating in the employee stock purchase plan in the period of grant. Shares of the Employee Stock Purchase Plan are treated as an equity award. The weighted-average fair value of the discount on the stock purchased was $7.31, $15.64 and $11.33 during 2022, 2021 and 2020, respectively.

Schedule I — Summary of Investments — Other Than Investments in Related Parties
December 31, 2022
Type of Investment	Cost	Fair value	Amount as shown in the consolidated statement of financial position
	(in millions)
Fixed maturities, available-for-sale:
U.S Treasury securities and obligations of U.S government corporations and agencies	$1,964.6	$1,715.9	$1,715.9
States, municipalities and political subdivisions	7,280.1	6,168.3	6,168.3
Foreign governments	565.3	520.4	520.4
Public utilities	4,637.7	3,983.8	3,983.8
Redeemable preferred stock	157.5	128.1	128.1
All other corporate bonds	32,700.2	29,072.9	29,072.9
Residential mortgage-backed securities	2,362.1	2,170.9	2,170.9
Commercial mortgage-backed securities	5,529.7	4,827.5	4,827.5
Collateralized debt obligations	4,698.9	4,560.2	4,560.2
Other debt obligations	7,207.8	6,483.3	6,483.3
Total fixed maturities, available-for-sale	67,103.9	59,631.3	59,631.3
Fixed maturities, trading	634.0	634.0	634.0
Equity securities:
Banks, trust and insurance companies	38.2	38.2	38.2
Non-redeemable preferred stock	14.9	14.9	14.9
Total equity securities	53.1	53.1	53.1
Mortgage loans	19,722.4	XXXX	19,722.4
Real estate, net:
Other real estate	2,237.4	XXXX	2,237.4
Policy loans	770.2	XXXX	770.2
Other investments	3,261.3	XXXX	3,261.3
Total investments	$93,782.3	XXXX	$86,309.7

Schedule III — Supplementary Insurance Information
As of December 31, 2022 and 2021 and for each of the years ended December 31, 2022, 2021 and 2020
Segment	Deferred acquisition costs	Future policy benefits and claims	Contractholder and other policyholder funds
	(in millions)
2022:
Retirement and Income Solutions	$1,271.5	$28,322.9	$35,262.8
U.S. Insurance Solutions	3,407.9	12,128.2	7,943.3
Corporate	—	157.9	2.1
Total	$4,679.4	$40,609.0	$43,208.2
2021:
Retirement and Income Solutions	$819.4	$27,716.5	$35,941.4
U.S. Insurance Solutions	2,929.7	12,262.1	8,039.6
Corporate	—	163.0	2.3
Total	$3,749.1	$40,141.6	$43,983.3

Schedule III — Supplementary Insurance Information — (continued)
As of December 31, 2022 and 2021 and for each of the years ended December 31, 2022, 2021 and 2020
Segment	Premiums and other considerations	Net investment income(1)	Benefits, claims and settlement expenses	Amortization of deferred acquisition costs	Other operating expenses(1)
	(in millions)
2022:
Retirement and Income Solutions	$1,959.7	$2,252.3	$3,228.6	$134.2	$1,519.6
U.S. Insurance Solutions	3,306.7	560.2	2,421.1	249.2	1,019.0
Corporate	(2.1)	39.8	1.0	—	217.2
Total	$5,264.3	$2,852.3	$5,650.7	$383.4	$2,755.8
2021:
Retirement and Income Solutions	$1,883.6	$2,674.4	$3,450.1	$116.8	$1,383.0
U.S. Insurance Solutions	2,830.4	907.9	3,031.7	167.4	994.4
Corporate	—	51.4	0.8	—	83.0
Total	$4,714.0	$3,633.7	$6,482.6	$284.2	$2,460.4
2020:
Retirement and Income Solutions	$3,221.0	$2,457.6	$4,899.3	$82.2	$1,138.3
U.S. Insurance Solutions	2,659.8	842.0	2,937.2	304.7	932.9
Corporate	—	25.3	1.0	—	21.6
Total	$5,880.8	$3,324.9	$7,837.5	$386.9	$2,092.8

(1)
Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change by segment if different methods were applied.

Schedule IV — Reinsurance
As of December 31, 2022, 2021 and 2020 and for each of the years then ended
	Gross amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
	($ in millions)
2022:
Life insurance in force	$317,116.8	$222,711.4	$374,462.3	$468,867.7	79.9%
Premiums:
Life insurance and annuities	$2,824.1	$297.9	$503.5	$3,029.7	16.6%
Accident and health insurance	2,392.4	157.8	—	2,234.6	—%
Total	$5,216.5	$455.7	$503.5	$5,264.3	9.6%
2021:
Life insurance in force(1)	$299,318.1	$195,641.7	$367,764.8	$471,441.1	78.0%
Premiums:
Life insurance and annuities	$2,693.4	$494.3	$494.3	$2,693.4	18.4%
Accident and health insurance	2,176.3	155.7	—	2,020.6	—%
Total	$4,869.7	$650.0	$494.3	$4,714.0	10.5%
2020:
Life insurance in force(1)	$294,161.3	$183,067.9	$331,394.6	$442,488.0	74.9%
Premiums:
Life insurance and annuities	$4,013.8	$452.5	$439.5	$4,000.8	11.0%
Accident and health insurance	2,036.6	156.6	—	1,880.0	—%
Total	$6,050.4	$609.1	$439.5	$5,880.8	7.5%

(1)
We identified immaterial corrections related to life insurance in force amounts reported in 2021 and 2020, which were updated in the 2022 Schedule IV above.

Dealer Prospectus Delivery Obligations
All dealers that effect transactions in these securities are required to deliver a prospectus.

APPENDIX A
INDEX DISCLOSURES
S&P 500® PRICE RETURN INDEX (SPX)
The S&P 500® Price Return Index (“INDEX”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Principal Life Insurance Company (“Principal Life”). S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Principal Life. It is not possible to invest directly in an index. Principal Life’s are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Principal Life’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Principal Life’s Product(s) particularly or the ability of the INDEX to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Principal Life with respect to the INDEX is the licensing of the INDEX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The INDEX is determined, composed and calculated by S&P Dow Jones Indices without regard to Principal Life or Principal Life’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Principal Life or the owners of Principal Life’s Product(s) into consideration in determining, composing or calculating the INDEX. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Principal Life’s Product(s). There is no assurance that investment products based on the INDEX will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY Principal Life, OWNERS OF THE PRINCIPAL LIFE’S PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PRINCIPAL LIFE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
RUSSELL 2000® PRICE RETURN INDEX (RTY)
Principal® Strategic Outcomes has been developed solely by Principal Life Insurance Company. Principal® Strategic Outcomes is not in any way connected to or sponsored, endorsed, sold, or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.
All rights in the Russell 2000® (the “Index”) vest in the relevant LSE Group company which owns the Index. Russell® is a trademark of the relevant LSE Group company and is used by any other LSE Group company under license.
The Index is calculated by or on behalf of Frank Russell Company or its affiliate, agent, or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of reliance on or any error in the Index or (b) investment in or operation of Principal® Strategic Outcomes. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Principal® Strategic Outcomes or the suitability of the Index for the purpose to which it is being put by Principal Life Insurance Company.
MSCI EAFE PRICE RETURN INDEX (MXEA)
THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PRINCIPAL LIFE INSURANCE COMPANY (“ISSUER” OR “ISSUER OF THE PRODUCT”). NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO

EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
SG SMART CLIMATE INDEX
The SG Smart Climate Index is the exclusive property of SG Americas Securities, LLC (together with its affiliates, “SG”). “SG Americas Securities, LLC”, “SGAS”, “Société Générale”, “SG”, “Société Générale Indices”, “SGI”, “SG Smart Climate Index”, and “SG Climate Transition Risk Index” (collectively, the “SG Marks”) are trademarks or service marks of SG or have been licensed for use by SG from Entelligent, Inc. (together with its affiliates, “Entelligent”). SG has licensed use of the SG Marks to Principal Life Insurance Company (“Principal Life”) and sub-licensed the use of certain Entelligent marks (the “Entelligent Marks”) for use in a registered indexed annuity offered by Principal Life (the “Product”). SG is not acting, and has not been authorized to act, as an agent of Principal Life nor has SG in any way sponsored, promoted, solicited, negotiated, endorsed, offered, sold, issued, supported, structured or priced any Product or provided investment advice to Principal Life.
The SG Smart Climate Index has been licensed to Principal Life for the Principal Life’s benefit. SG makes no representation or warranty whatsoever, express or implied, to investors in or owners of the Product (or any person taking exposure to it) or any member of the public in any other circumstances (each a “Contract Owner”): (a) regarding the advisability of investing in securities or other financial or insurance products generally or in the Product particularly; or (b) the suitability or appropriateness of an exposure to the SG Smart Climate Index in seeking to achieve any particular objective. Contract Owners should seek independent financial, tax, accounting, insurance, legal, and other professional advice prior to making any investment in the Product or any other product linked to the SG Smart Climate Index. SG is not responsible for and does not have any obligation or liability in connection with the design, issuance, administration, actions of Principal Life, marketing, trading or performance of the Product. SG has not prepared any part of this prospectus and no statements made herein (including, without limitation, any disclosures relating to the SG Smart Climate Index) can be attributed to SG. Publication of the SG Smart Climate Index and the constituents thereof do not constitute an investment recommendation or advice in respect of the SG Smart Climate Index or any constituent thereof by SG and no person should rely upon it as such. SG does not act as an investment adviser or investment manager in respect of the SG Smart Climate Index or the Product and does not accept any fiduciary or other duties in relation to the SG Smart Climate Index, Principal Life, the Product or any Contract Owner.
The SG Smart Climate Index has been designed and is maintained and sponsored by SG without regard to Principal Life, the Product or any Contract Owner. The ability of Principal Life to make use of the SG Smart Climate Index may be terminated on short notice and it is the responsibility of Principal Life to provide for the consequences of that in the design of the Product. SG shall have no obligation to, and will not, take the needs of Principal Life or any Contract Owner into consideration in sponsoring, maintaining, determining, composing or calculating the SG Smart Climate Index or in any decision to cease doing so.
SG makes no representation or warranty whatsoever, whether express or implied, and hereby expressly disclaims all warranties (including, without limitation, those of merchantability or fitness for a particular purpose or use), with respect to the SG Smart Climate Index or any data included therein or relating thereto, and in particular disclaims any guarantee or warranty either as to the quality, accuracy, timeliness and/or completeness of the SG Smart Climate Index or any data included therein, the results obtained from the use of the SG Smart Climate Index and/or the calculation or composition of the SG Smart Climate Index, or calculations made with respect to the Product at any particular time on any particular date or otherwise. SG shall not be liable (whether in negligence or otherwise) to any person for any error or omission in the SG Smart Climate Index or in the calculation of the SG Smart Climate Index, and SG is under no obligation to advise any person of any error therein, or for any interruption in the calculation of the SG Smart Climate Index. SG shall not have any liability to any party for any act or failure to act in connection with the determination, adjustment or maintenance of the SG Smart Climate Index. Without limiting the foregoing, in no event shall SG have any liability for any direct damages, lost profits or any special, incidental, punitive, indirect or consequential damages, even if notified of the possibility of such damages.

SG may enter into derivative transactions or issue financial instruments linked to the SG Smart Climate Index and may independently issue or sponsor other indices or products that are similar to and may compete with the SG Smart Climate Index and the Product. SG may also transact in assets referenced in the SG Smart Climate Index (or in financial instruments such as derivatives that reference those assets). The roles of the different teams involved within SG in the design, maintenance or replication of the SG Smart Climate Index have been strictly defined. Where SG holds a product having the SG Smart Climate Index as its underlying and other positions exposing it to the SG Smart Climate Index for its own account, the replication of the SG Smart Climate Index is made in the same manner by a single team within SG, be it for the purpose of hedging the product held by external investors and consumers or for the purpose of the positions held by SG acting for its own account. SG may take positions in the market of the financial instruments or of other assets involved in the composition of the SG Smart Climate Index, including as liquidity provider. It is possible that these activities could have an effect (positive or negative) on the value of the SG Smart Climate Index and the Product.
No actual investment which allowed tracking of the performance of the SG Smart Climate Index was possible before September 7, 2022. Any hypothetical “back-tested” information provided is illustrative only and derived from proprietary models designed with the benefit of hindsight based on certain data (which may or may not correspond with the data that someone else would use to back-test the SG Smart Climate Index) and assumptions and estimates (not all of which may be specified herein and which are subject to change without notice). The results obtained from different models, assumptions, estimates and/or data may be materially different from the results presented by SG and such hypothetical “back-tested” information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the SG Smart Climate Index. SG expressly disclaims any responsibility for (i) the accuracy or completeness of the models, assumptions, estimates and data used in deriving the hypothetical “back-tested” information, (ii) any errors or omissions in computing or disseminating the hypothetical “back-tested” information, and (iii) any uses to which the hypothetical “back-tested” information may be put by any recipient of such information. Any back-tested information provided herein is intended for use only by professional financial advisers and institutional investors within the meaning of FINRA Rule 2210.
SG is under no obligation to continue compiling, calculating, maintaining or sponsoring the SG Smart Climate Index and may delegate or transfer to a third party some or all of its functions in relation to the SG Smart Climate Index. SG has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P”) to maintain and calculate the SG Smart Climate Index. The SG Smart Climate Index is not sponsored, promoted, sold, or supported in any other manner by S&P, nor does S&P offer any express or implicit guarantee or assurance either with regard to the results of using the SG Smart Climate Index and/or trademarks of the SG Smart Climate Index or the levels of the SG Smart Climate Index at any time or in any other respect.
The Product is not sponsored, endorsed, sold or promoted by Entelligent. Entelligent has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. Entelligent makes no representation or warranty, express or implied to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly, or the ability of the Licensed Intellectual Property to produce or to be used to produce a profit or otherwise constitute a separate investment program. Entelligent’s only relationship to the Product is in providing information to SG, which has created and is charged with calculating the SG Smart Climate Index. Entelligent is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product are to be converted into cash. Entelligent has no liability in connection with the administration, marketing or trading of the Product.
ENTELLIGENT DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF ANY INDEX OR INDEXES. ENTELLIGENT MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF AN INDEX. ENTELLIGENT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX

CREATED BY SG. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL ENTELLIGENT HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
EACH INVESTOR IN OR PURCHASER OF A PRODUCT ACKNOWLEDGES THAT: (I) THE LICENSED INTELLECTUAL PROPERTY MAY INCLUDE CERTAIN INFORMATION TAKEN FROM STOCK EXCHANGES AND OTHER SOURCES FROM AROUND THE WORLD; (II) ENTELLIGENT DOES NOT GUARANTEE THE SEQUENCE, ACCURACY, COMPLETENESS OR TIMELINESS OF THE LICENSED INTELLECTUAL PROPERTY; (III) THE PROVISION OF CERTAIN PARTS OF THE LICENSED INTELLECTUAL PROPERTY MAY BE SUBJECT TO THE TERMS AND CONDITIONS OF OTHER AGREEMENTS TO WHICH ENTELLIGENT IS A PARTY; (IV) NONE OF THE INFORMATION CONTAINED IN, NOR THE RESULTS THEREFROM, THE LICENSED INTELLECTUAL PROPERTY CONSTITUTES A SOLICITATION, OFFER, OPINION, OR RECOMMENDATION BY ENTELLIGENT TO BUY OR SELL ANY SECURITY, OR TO PROVIDE LEGAL, TAX, ACCOUNTING, OR INVESTMENT ADVICE OR SERVICES REGARDING THE PROFITABILITY OR SUITABILITY OF ANY SECURITY OR INVESTMENT; AND (V) NONE OF THE INFORMATION CONTAINED IN, NOR THE RESULTS THEREFROM, THE LICENSED INTELLECTUAL PROPERTY IS INTENDED FOR USE BY, OR DISTRIBUTION TO, ANY PERSON OR ENTITY IN ANY JURISDICTION OR COUNTRY WHERE SUCH USE OR DISTRIBUTION WOULD BE CONTRARY TO LAW OR REGULATION. ACCORDINGLY, ANYTHING TO THE CONTRARY HEREIN SET FORTH NOTWITHSTANDING, ENTELLIGENT, ITS AFFILIATES, SUPPLIERS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS, AND ASSIGNS SHALL NOT, DIRECTLY OR INDIRECTLY, BE LIABLE, IN ANY WAY, TO YOU OR ANY OTHER PERSON FOR ANY: (A) INACCURACIES OR ERRORS IN OR OMISSIONS FROM THE LICENSED INTELLECTUAL PROPERTY INCLUDING, BUT NOT LIMITED TO, QUOTES AND FINANCIAL DATA; (B) DELAYS, ERRORS, OR INTERRUPTIONS IN THE TRANSMISSION OR DELIVERY OF THE LICENSED INTELLECTUAL PROPERTY; OR (C) LOSS OR DAMAGE ARISING THEREFROM OR OCCASIONED THEREBY, OR BY ANY REASON OF NONPERFORMANCE.
Each of the above paragraphs is severable. If the contents of any such paragraph is held to be or becomes invalid or unenforceable in any respect in any jurisdiction, it shall have no effect in that respect, but without prejudice to the remainder of this notice.
Additional Information Regarding the SG Smart Climate Index Provided by the Company
Underlying SGI Index
The Index is composed of a single underlying index, the SG Climate Transition Risk Index (Bloomberg Ticker: SGIXCTR) (the “Underlying SGI Index”). The Underlying SGI Index is a weighted index comprised of 150 to 250 stocks selected from the S&P 500 Index. The Underlying SGI Index is a “gross total return” index, meaning that its return reflects the total return on an investment in the component stocks (including reinvestment of all dividends, interest, and other income), less the fixed replication costs described under “Performance Drags” below.
Stocks are selected and weighted for the Underlying SGI Index using the following three-step process:
•
Step One — ESG Exclusion Filters:   Starting with all the companies included in the S&P 500 Index, proprietary filters are applied to exclude companies that fail to pass certain ESG criteria. Based on these filters, the following companies may be excluded from the Underlying SGI Index:

•
Companies involved in major controversies (i.e., operations incidents, employee incidents, governance incidents) that have an impact on the environment and society, and associated business risks;

•
Companies involved in a range of products, services, or business activities that are generally viewed as being controversial (e.g., weapons, tobacco, alcohol, gambling, thermal coal, fossil fuel, genetically modified organisms); and

•
Companies breaching any U.N. Global Compact Principles, which set forth principles related to human rights, labor, environment, and anti-corruption.

•
Companies involved in a major controversy or controversial business activity may not always be excluded. The ESG exclusion filters take into account the degree of involvement. For example, oil companies with substantive investments in a clean energy future may not be excluded. However, companies involved in certain business activities beyond specific thresholds (e.g., 0% of revenues from sale of assault weapons, 5% revenues from extraction of thermal coal, 10% of revenues from sale of tobacco products), and any company in breach of a U.N Global Compact Principle, will be excluded.

•
Step Two — Climate Risk Scoring:   Each company remaining after step one is assigned a climate risk score. Climate risk scores are calculated using proprietary models that predict company profitability and share price performance under different climate scenarios in the future. Within each Global Industry Sector Classification, the companies are ranked by their respective climate risk scores, with the best scoring companies on the top and the worst scoring companies on the bottom. Companies ranked in the top half for each Global Industry Sector Classification are selected for inclusion in the Underlying SGI Index.

•
Step Three — Weighting:   Component stocks of companies with better climate risk scores receive higher weightings than those of companies with worse climate risk scores, subject to minimum and maximum weighting restrictions designed to limit sector bias and provide diversification.

The Underlying SGI Index is reconstituted using the three-step process described above on a quarterly basis. The selection and weighting of stocks for the Underlying SGI Index is fully systematic and rules-based.
Performance Drags
The performance of the Index reflects certain deductions, all of which serve to reduce Index Levels:
1.
The Index’s return reflects a negative performance adjustment equal to 1.50%, as an annualized percentage of Index Value, in the form of a “synthetic dividend.” It is applied daily and is intended to replicate the impact that an annual dividend of 1.50% would have on the Index Level. This “synthetic dividend” is not a dividend paid by the underlying component stocks and is not an amount payable to you. It only serves to reduce the performance of the Index.

2.
Assumed fixed replication costs are deducted from the performance of the Underlying SGI Index. These costs equal 0.50%, as an annualized percentage of the index level, and are deducted on a daily basis. These assumed costs are intended to represent the costs that would be incurred in connection with replicating the performance of the Underlying SGI Index.

3.
The performance of the Index reflects the return on an investment in the underlying component stocks through the use of borrowed funds. The assumed costs of borrowing are deducted from the Index Level. The assumed costs of borrowing are deducted on a daily basis and equal the current U.S. Federal Funds Rate as reported on Bloomberg. The U.S. Federal Funds Rate is the rate of interest that banks charge each other for short-term loans.

License
Use of the Index in connection with annuity contracts has been licensed to Principal. The licensing agreement has an initial term ending on or about [to be added by amendment], and thereafter automatically renews annually unless terminated by either party.
New Index
This Index and the Underlying SGI Index have limited performance histories, dating back to September 7, 2022 and April 2, 2022, respectively. There is less publicly available information about the Index and the Underlying SGI Index compared to more established market indexes. Inquiries regarding the Index or the Underlying SGI Index should be directed to our Administrative Office or your financial intermediary.

APPENDIX B
Equity Adjustment calculation
The Equity Adjustment is calculated as:
Derivative ValCur – (Derivative ValBeg * [1 – (Time Elapsed / Segment Term)])
Where:
• Derivative ValCur	is the value, calculated using the Black-Scholes formula, of a hypothetical basket of derivatives associated with the Index-Linked Segment Option on the date the Equity Adjustment is calculated.
• Derivative ValBeg	is the value, calculated using the Black-Scholes formula, of a hypothetical basket of derivatives associated with the Index-Linked Segment Option on the Segment Start Date.
• Time Elapsed	is the number of whole years elapsed between the Segment Start Date and the date the Equity Adjustment is calculated.
• Segment Term	is the Segment Term.
Parameters (such as interest rates, volatility, and dividends) used in the Black-Scholes formula to calculate the value of derivatives will be consistent with the most recently available market data for such parameters. These parameters are provided by an independent third-party and, if any of these parameters become unavailable for any reason, we will select a new parameter or provider at our sole discretion.
The hypothetical basket of derivatives used in the Equity Adjustment depends on the Segment Option selected and may include:
•
Buffer

•
Long ATM Call

•
Short OTM Call

•
Short OTM Put

•
Floor

•
Long ATM Call

•
Short OTM Call

•
Short ATM Put

•
Long OTM Put

The duration of each derivative is based on the Segment Term selected. The underlying index of each derivative is based on the Segment Option selected. The moneyness of each derivative depends on the structured payoff of the Segment Option. “Moneyness” is a term used to describe whether a contract is either in the money (ITM), out of the money (OTM) or at the money (ATM). The following is a brief description of ITM, OTM and ATM.
•
ITM — An option that is in-the-money, or ITM, has intrinsic value. A call option is ITM if the strike price is below the underlying security’s current trading price. A put option is ITM if the strike price is above the current price of the underlying security.

•
OTM — An option that is out-of-the-money, or OTM, has no intrinsic value. A call option is OTM if the strike price is above the underlying security’s current trading price. Put options are OTM if the strike price is lower than the current price of the underlying security.

•
ATM — An at-the-money, or ATM, option is a call or a put option that has a strike price about equal to the current price of the underlying security.

B-1

APPENDIX C
SEGMENT INTERIM VALUE EXAMPLES
FOR FULL SURRENDERS
The examples below will show how different values impact the amount available to you (Surrender Value) in a variety of market conditions and points in time. For purposes of the examples, in arriving at the Surrender Value, the Bond Adjustment and Surrender Charge assume a full Surrender. For examples on how partial withdrawals impact the values, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Negative Adjustments to Crediting Base. Each scenario below has an assumption for market conditions. The increase or decrease in the Index Value indicates changes based on Index performance, and the increase or decrease in the Bond Adjustment Index Value indicates the change in interest rate levels. Generally, when the Bond Adjustment Index Value increases the Bond Adjustment reduces the Surrender Value, and when the Bond Adjustment Index Value decreases the Bond Adjustment increases the Surrender Value.
There are two example sets below. All the examples use a 6-year 10% Buffer Segment Option with a 110% Participation Rate and no declared Cap Rate. The first example set shows how the combination of market conditions affects the Equity Adjustment and Bond Adjustment. The second example set shows how the amount of time remaining until the Segment End Date affects the Equity Adjustment and how the amount of time remaining until the end of the current Bond Adjustment period affects the Bond Adjustment. By including an Equity Adjustment, we are able to show how the increase or decrease of the Index Value impacts the Accumulated Value (Segment Interim Value). Similarly, by including the Bond Adjustment, we are able to show how the increase or decrease of the Bond Adjustment Index Value impacts the Surrender Value.
The following also apply to the examples:
•
An Equity Adjustment applies in these examples because the Surrenders occur in the middle of the Segment Term.

•
A Bond Adjustment also applies due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract.

•
The Bond Adjustment is applied to the entire Crediting Base because a full Surrender is assumed when calculating the Surrender Value. For examples on how partial withdrawals impact the values, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Negative Adjustments to Crediting Base.

•
For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.

•
For purposes of simplifying the examples, the Equity Adjustment percentage and the Bond Adjustment percentage are displayed to two decimal places in the example tables. However, the actual, non-rounded percentages were used to calculate the Equity Adjustment amount and Bond Adjustment amount throughout the examples.

•
The Months until Segment End Date represents the number of months until the end of the Segment Option in each example.

•
The Months until the end of the current Bond Adjustment period represents the number of months until the end of the current Bond Adjustment period in each example.

•
Since these examples use a 6-year Segment Option, the Months until Segment End Date and Months until the end of the current Bond Adjustment period will always equal each other for a given example.

Example Set 1
These examples are intended to demonstrate how different market conditions impact the Surrender Value for a Segment Option. The Months until Segment End Date and Months until end of current Bond Adjustment period are the same for each of these examples because these examples are focused on the change in market conditions. These examples demonstrate how the change in the Index Value impacts the Equity Adjustment and how the Equity Adjustment generally will not be the same as the change in the Index Value. For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.
Example	1	2	3
Change in Index Value	20% decrease	No change	20% increase
Change in Bond Adjustment Index Value	No change	No change	No change
Months until Segment End Date	63	63	63
Months until end of current Bond Adjustment period	63	63	63
Premium Payment	$10,000.00	$10,000.00	$10,000.00
Crediting Base	$10,000.00	$10,000.00	$10,000.00
Equity Adjustment percentage(1)	-18.54%	-0.68%	17.76%
Equity Adjustment Amount(2)	-$1,853.69(2a)	-$68.22(2b)	$1,775.67(2c)
Accumulated Value (Segment Interim Value)(3)	$8,146.31(3a)	$9,931.78(3b)	$11,775.67(3c)
Bond Adjustment percentage(4)	0.00%	0.00%	0.00%
Bond Adjustment Amount(5)	$0.00	$0.00	$0.00
Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment(6)	$8,146.31(6a)	$9,931.78(6b)	$11,775.67(6c)
Free Surrender Amount(7)	$1,000.00	$1,000.00	$1,000.00
Amount after Free Surrender Amount(8)	$7,146.31(8a)	$8,931.78(8b)	$10,775.67(8c)
Surrender Charge percentage(9)	8.00%	8.00%	8.00%
Surrender Charge(10)	$571.70(10a)	$714.54(10b)	$862.05(10c)
Surrender Value(11)	$7,574.61(11a)	$9,217.23(11b)	$10,913.61(11c)

(1)
The Equity Adjustment is the adjustment to the Crediting Base, expressed as a percentage, based on the change in the value of the hypothetical derivative assets which are designed to replicate credits provided by a Segment Option at the end of a Segment Term. The adjustment will generally be different than the Index performance at the time of withdrawal (since Segment Start Date). For purposes of simplifying the examples, the Equity Adjustment percentage has been rounded to two decimal places.

(2)
The Equity Adjustment Amount is the Equity Adjustment percentage multiplied by the Crediting Base.

(a)
For example 1, it is negative 18.54% multiplied by $10,000.00, which equals negative $1,853.69.

(b)
For example 2, it is negative 0.68% multiplied by $10,000.00, which equals negative $68.22.

(c)
For example 3, it is positive 17.76% multiplied by $10,000.00, which equals positive $1,775.67.

(3)
The Accumulated Value (Segment Interim Value) is the Crediting Base plus or minus the Equity Adjustment Amount.

(a)
For example 1, it is $10,000.00 minus $1,853.69, which equals $8,146.31.

(b)
For example 2, it is $10,000.00 minus $68.22, which equals $9,931.78.

(c)
For example 3, it is $10,000.00 plus $1,775.67, which equals $11,775.67.

(4)
For more on the Bond Adjustment, see 10. CONTRACT VALUES — Bond Adjustment. For purposes of simplifying the examples, the Bond Adjustment percentage has been rounded to two decimal places.

(5)
The Bond Adjustment Amount is the Bond Adjustment percentage multiplied by the Crediting Base. For all three of these examples, it is 0.00% multiplied by $10,000.00, which equals $0.00.

(6)
The Accumulated Value (Segment Interim Value) adjusted for the Bond Adjustment is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment Amount.

(a)
For example 1, it is $8,146.31 minus $0.00, which equals $8,146.31.

(b)
For example 2, it is $9,931.78 minus $0.00, which equals $9,931.78.

(c)
For example 3, it is $11,775.67 minus $0.00, which equals $11,775.67.

(7)
The Free Surrender Amount is the Premium Payment multiplied by the allowed Free Surrender percentage. For all three of these examples, it is $10,000.00 multiplied by 10%, which equals $1,000.00.

(8)
Amount after Free Surrender Amount is the Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment minus the Free Surrender Amount.

(a)
For example 1, it is $8,146.31 minus $1,000.00, which equals $7,146.31.

(b)
For example 2, it is $9,931.78 minus $1,000.00, which equals $8,931.78.

(c)
For example 3, it is $11,775.67 minus $1,000.00, which equals $10,775.67.

(9)
The Surrender Charge percentage is based on the current Contract Year. For all three of these examples, it is 8.00% because each example is in the first Contract Year.

(10)
The Surrender Charge is the Surrender Charge percentage multiplied by the Amount after Free Surrender Amount.

(a)
For example 1, it is 8.00% multiplied by $7,146.31, which equals $571.70.

(b)
For example 2, it is 8.00% multiplied by $8,931.78, which equals $714.54.

(c)
For example 3, it is 8.00% multiplied by $10,775.67, which equals $862.05.

(11)
The Surrender Value is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment minus the Surrender Charge.

(a)
For example 1, it is $8,146.31 minus $0.00 minus $571.70, which equals $7,574.61.

(b)
For example 2, it is $9,931.78 minus $0.00 minus $714.54, which equals $9,217.23.

(c)
For example 3, it is $11,775.67 plus $0.00 minus $862.05, which equals $10,913.61.

Example Set 2
These examples are intended to demonstrate how the time until the Segment End Date and the time until the end of the current Bond Adjustment period impact the Surrender Value for a Segment Option. These examples demonstrate how the time until the Segment End Date impacts the Equity Adjustment while keeping the change in the Index Value constant. Generally, the Equity Adjustment will get closer to the change in the Index Value as the Months until Segment End Date get closer to zero. These examples also show how the time until the end of the current Bond Adjustment period impacts the Bond Adjustment while keeping the change in the Bond Adjustment Index Value constant. Generally, the Bond Adjustment will approach zero as the Contract gets closer to the end of the current Bond Adjustment period. Generally, if the change in the Bond Adjustment Index Value is positive, it means interest rates have increased since the date when the current Bond Adjustment period started. Another item these examples demonstrate is how the Surrender Charge diminishes in future Contract Years. For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.
Example	4	5	6
Change in Index Value	10% increase	10% increase	10% increase
Change in Bond Adjustment Index Value	10% increase	10% increase	10% increase
Months until Segment End Date	63	36	9
Months until end of current Bond Adjustment period	63	36	9
Premium Payment	$10,000.00	$10,000.00	$10,000.00
Crediting Base	$10,000.00	$10,000.00	$10,000.00
Equity Adjustment percentage(1)	8.46%	12.03%	12.15%
Equity Adjustment Amount(2)	$846.16(2a)	$1,202.89(2b)	$1,214.51(2c)
Accumulated Value (Segment Interim Value)(3)	$10,846.16(3a)	$11,202.89(3b)	$11,214.51(3c)
Bond Adjustment percentage(4)	-1.02%	-0.59%	-0.15%
Bond Adjustment Amount(5)	-$102.31(5a)	-$58.59(5b)	-$14.68(5c)
Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment(6)	$10,743.85(6a)	$11,144.29(6b)	$11,199.83(6c)
Free Surrender Amount(7)	$1,000.00	$1,000.00	$1,000.00
Amount after Free Surrender Amount(8)	$9,743.85(8a)	$10,144.29(8b)	$10,199.83(8c)
Surrender Charge percentage(9)	8.00%(9a)	6.00%(9b)	4.00%(9c)
Surrender Charge(10)	$779.51(10a)	$608.66(10b)	$407.99(10c)
Surrender Value(11)	$9,964.34(11a)	$10,535.64(11b)	$10,791.84(11c)

(1)
The Equity Adjustment is the adjustment to the Crediting Base, expressed as a percentage, based on the change in the value of the hypothetical derivative assets which are designed to replicate credits provided by a Segment Option at the end of a Segment Term. The adjustment will generally be different than the Index performance at the time of withdrawal (since Segment Start Date). For purposes of simplifying the examples, the Equity Adjustment percentage has been rounded to two decimal places.

(2)
The Equity Adjustment Amount is the Equity Adjustment percentage multiplied by the Crediting Base.

(a)
For example 4, it is positive 8.46% multiplied by $10,000.00, which equals positive $846.16.

(b)
For example 5, it is positive 12.03% multiplied by $10,000.00, which equals positive $1,202.89.

(c)
For example 6, it is positive 12.15% multiplied by $10,000.00, which equals positive $1,214.51.

(3)
The Accumulated Value (Segment Interim Value) is the Crediting Base plus or minus the Equity Adjustment Amount.

(a)
For example 4, it is $10,000.00 plus $846.16, which equals $10,846.16.

(b)
For example 5, it is $10,000.00 plus $1,202.89, which equals $11,202.89.

(c)
For example 6, it is $10,000.00 plus $1,214.51, which equals $11,214.51.

(4)
For more on the Bond Adjustment, see 10. CONTRACT VALUES — Bond Adjustment. For purposes of simplifying the examples, the Bond Adjustment percentage has been rounded to two decimal places.

(5)
The Bond Adjustment Amount is the Bond Adjustment percentage multiplied by the Crediting Base.

(a)
For example 4, it is negative 1.02% multiplied by $10,000.00, which equals negative $102.31.

(b)
For example 5, it is negative 0.59% multiplied by $10,000.00, which equals negative $58.59.

(c)
For example 6, it is negative 0.15% multiplied by $10,000.00, which equals negative $14.68.

(6)
The Accumulated Value (Segment Interim Value) adjusted for the Bond Adjustment is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment Amount.

(a)
For example 4, it is $10,846.16 minus $102.31, which equals $10,743.85.

(b)
For example 5, it is $11,202.89 minus $58.59, which equals $11,144.29.

(c)
For example 6, it is $11,214.51 minus $14.68, which equals $11,199.83.

(7)
The Free Surrender Amount is the Premium Payment multiplied by the allowed Free Surrender percentage. For all three of these examples, it is $10,000.00 multiplied by 10%, which equals $1,000.00.

(8)
Amount after Free Surrender Amount is the Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment minus the Free Surrender Amount.

(a)
For example 4, it is $10,743.85 minus $1,000.00, which equals $9,743.85.

(b)
For example 5, it is $11,144.29 minus $1,000.00, which equals $10,144.29.

(c)
For example 6, it is $11,199.83 minus $1,000.00, which equals $10,199.83.

(9)
The Surrender Charge percentage is based on the current Contract Year.

(a)
For example 4, it is 8.00% because it is in the first Contract Year.

(b)
For example 5, it is 6.00% because it is in the fourth Contract Year.

(c)
For example 6, it is 4.00% because it is in the sixth Contract Year.

(10)
The Surrender Charge is the Surrender Charge percentage multiplied by the Amount after Free Surrender Amount.

(a)
For example 4, it is 8.00% multiplied by $9,743.85, which equals $779.51.

(b)
For example 5, it is 6.00% multiplied by $10,144.29, which equals $608.66.

(c)
For example 6, it is 4.00% multiplied by $10,199.83, which equals $407.99.

(11)
The Surrender Value is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment minus the Surrender Charge.

(a)
For example 4, it is $10,846.16 minus $102.31 minus $779.51, which equals $9,964.34.

(b)
For example 5, it is $11,202.89 minus $58.59 minus $608.66, which equals $10,535.64.

(c)
For example 6, it is $11,214.51 minus $14.68 minus $407.99, which equals $10,791.84.

Example Set 3
These examples are intended to demonstrate how the time until the Segment End Date and the time until the end of the current Bond Adjustment period impact the Surrender Value for a Segment Option. These examples demonstrate how the time until the Segment End Date impacts the Equity Adjustment while keeping the change in the Index Value constant. Generally, as the Months until Segment End Date get closer to zero, the Equity Adjustment Amount will get closer to what the Segment Credit amount will be on the Segment End Date. These examples also show how the time until the end of the current Bond Adjustment period impacts the Bond Adjustment while keeping the change in the Bond Adjustment Index Value constant. Generally, the Bond Adjustment will approach zero as the Contract gets closer to the end of the current Bond Adjustment period. Generally, if the change in the Bond Adjustment Index Value is negative, it means interest rates have decreased since the date when the current Bond Adjustment period started. Another item these examples demonstrate is how the Surrender Charge diminishes in future Contract Years. For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.
Example	7	8	9
Change in Index Value	10% decrease	10% decrease	10% decrease
Change in Bond Adjustment Index Value	10% decrease	10% decrease	10% decrease
Months until Segment End Date	63	36	9
Months until end of current Bond Adjustment period	63	36	9
Premium Payment	$10,000.00	$10,000.00	$10,000.00
Crediting Base	$10,000.00	$10,000.00	$10,000.00
Equity Adjustment percentage(1)	-9.68%	-6.13%	-4.57%
Equity Adjustment Amount(2)	-$967.57(2a)	-$613.28(2b)	-$456.69(2c)
Accumulated Value (Segment Interim Value)(3)	$9,032.43(3a)	$9,386.72(3b)	$9,543.31(3c)
Bond Adjustment percentage(4)	1.04%	0.59%	0.15%
Bond Adjustment Amount(5)	$103.57(5a)	$59.05(5b)	$14.73(5c)
Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment(6)	$9,136.00(6a)	$9,445.78(6b)	$9,558.05(6c)
Free Surrender Amount(7)	$1,000.00	$1,000.00	$1,000.00
Amount after Free Surrender Amount(8)	$8,136.00(8a)	$8,445.78(8b)	$8,558.05(8c)
Surrender Charge percentage(9)	8.00%(9a)	6.00%(9b)	4.00%(9c)
Surrender Charge(10)	$650.88(10a)	$506.75(10b)	$342.32(10c)
Surrender Value(11)	$8,485.12(11a)	$8,939.03(11b)	$9,215.72(11c)

(1)
The Equity Adjustment is the adjustment to the Crediting Base, expressed as a percentage, based on the change in the value of the hypothetical derivative assets which are designed to replicate credits provided by a Segment Option at the end of a Segment Term. The adjustment will generally be different than the Index performance at the time of withdrawal (since Segment Start Date). For purposes of simplifying the examples, the Equity Adjustment percentage has been rounded to two decimal places.

(2)
The Equity Adjustment Amount is the Equity Adjustment percentage multiplied by the Crediting Base.

(d)
For example 7, it is negative 9.68% multiplied by $10,000.00, which equals negative $967.57.

(e)
For example 8, it is negative 6.13% multiplied by $10,000.00, which equals negative $613.28.

(f)
For example 9, it is negative 4.57% multiplied by $10,000.00, which equals negative $456.69.

(3)
The Accumulated Value (Segment Interim Value) is the Crediting Base plus or minus the Equity Adjustment Amount.

(d)
For example 7, it is $10,000.00 minus $967.57, which equals $9,032.43.

(e)
For example 8, it is $10,000.00 minus $613.28, which equals $9,386.72.

(f)
For example 9, it is $10,000.00 minus $456.69, which equals $9,543.31.

(4)
For more on the Bond Adjustment, see 10. CONTRACT VALUES — Bond Adjustment. For purposes of simplifying the examples, the Bond Adjustment percentage has been rounded to two decimal places.

(5)
The Bond Adjustment Amount is the Bond Adjustment percentage multiplied by the Crediting Base.

(d)
For example 7, it is positive 1.04% multiplied by $10,000.00, which equals positive $103.57.

(e)
For example 8, it is positive 0.59% multiplied by $10,000.00, which equals positive $59.05.

(f)
For example 9, it is positive 0.15% multiplied by $10,000.00, which equals positive $14.73.

(6)
The Accumulated Value (Segment Interim Value) adjusted for the Bond Adjustment is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment Amount.

(d)
For example 7, it is $9,032.43 plus $103.57, which equals $9,136.00.

(e)
For example 8, it is $9,386.72 plus $59.05, which equals $9,445.78.

(f)
For example 9, it is $9,543.31 plus $14.73, which equals $9,558.05.

(7)
The Free Surrender Amount is the Premium Payment multiplied by the allowed Free Surrender percentage. For all three of these examples, it is $10,000.00 multiplied by 10%, which equals $1,000.00.

(8)
Amount after Free Surrender Amount is the Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment minus the Free Surrender Amount.

(d)
For example 7, it is $9,136.00 minus $1,000.00, which equals $8,136.00.

(e)
For example 8, it is $9,445.78 minus $1,000.00, which equals $8,445.78.

(f)
For example 9, it is $9,558.05 minus $1,000.00, which equals $8,558.05.

(9)
The Surrender Charge percentage is based on the current Contract Year.

(a)
For example 7, it is 8.00% because it is in the first Contract Year.

(b)
For example 8, it is 6.00% because it is in the fourth Contract Year.

(c)
For example 9, it is 4.00% because it is in the sixth Contract Year.

(10)
The Surrender Charge is the Surrender Charge percentage multiplied by the Amount after Free Surrender Amount.

(d)
For example 7, it is 8.00% multiplied by $8,136.00, which equals $650.88.

(e)
For example 8, it is 6.00% multiplied by $8,445.78, which equals $506.75.

(f)
For example 9, it is 4.00% multiplied by $8,558.05, which equals $342.32.

(11)
The Surrender Value is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment minus the Surrender Charge.

(d)
For example 7, it is $9,032.43 plus $102.31 minus $650.88, which equals $8,485.12.

(e)
For example 8, it is $9,386.72 plus $58.59 minus $506.75, which equals $8,939.03.

(f)
For example 9, it is $9,543.31 plus $14.68 minus $342.32, which equals $9,215.72.

APPENDIX D
STATE VARIATIONS
State	Benefit	Variation
Alaska	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Arizona	Free Look	If the Owner is age 65 or older at the date of application, the right to cancel period is 30 days.
California	Free Look	If the Owner is age 60 or above, the right to cancel period is 30 days. Upon exercising the Right to Cancel, the company will refund the contract value, including any contract fees, if applicable.
Connecticut	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 15 days.
District of Columbia	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 15 days.
Delaware	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Florida	Free Look	Your right to cancel period is 21 days and we will refund the cash surrender value.
Georgia	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 15 days.
Hawaii	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Idaho	Free Look	Your right to cancel period is 20 days and we refund the premium payment.
	Surrender	Surrender payments will be delayed no longer than six months from the date we receive your notice to surrender.
Illinois	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Indiana	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Kansas	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Kentucky	Free Look	Your right to cancel under the terms of the contract is 20 days.
Louisiana	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Maryland	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Massachusetts	Free Look	Your right to cancel period is 20 days and we refund the premium payment. If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Michigan	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 15 days.
Minnesota	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Notice of cancellation and return of the contract are effective on the date received by us or our agent.

State	Benefit	Variation
	Death Benefit	Will refund premium payment or accumulated value within 10 days of receiving cancellation notice. We will pay death benefit within two months.
Montana	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Nebraska	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Nevada	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
New Hampshire	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
North Carolina	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
North Dakota	Free Look	Your right to cancel period is 20 days.
Ohio	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Oklahoma	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Pennsylvania	Free Look
We will refund the Accumulated Value or Premium payment, whichever is greater.
If the contract is a replacement for an existing contract that was not issued to you by Principal Life Insurance Company, your right to cancel period is 20 days.
If the contract is a replacement for an existing contract that was issued to you by Principal Life Insurance Company, your right to cancel period is 45 days.

Rhode Island	Free Look	Your right to cancel period is 20 days and we will refund the premium paid.
Tennessee	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.
Texas	Free Look Separate Account
Your right to cancel period is 20 days.
The description of the Separate Account is modified for contracts issued in Texas. The Separate Account is a segregated account, established by Principal, in which we hold reserves for the Index-Linked Segment Option under the contract. The portion of the assets of the Separate Account equal to the reserves and other liabilities arising out of any other business we may conduct.

Utah	Free Look	We will refund the Accumulated Value or premium payment, whichever is greater. If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Virginia	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 15 days.
Vermont	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.

State	Benefit	Variation
Washington	Free Look
We will refund the market value of the assets purchased by its premium, less taxes and investment brokerage commissions (if any).
An additional 10% penalty shall be added to any premium refund due which is not paid within 30 days of return of the policy. If your contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.

Wisconsin	Free Look	If your contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.